As filed with the Securities and Exchange Commission on January 30, 2002
                                                      Registration No. 333-51240
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                 POST-EFFECTIVE
                                 AMENDMENT NO. 1
                                       TO
                                    FORM S-1
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                                HORIZON PCS, INC.
             (Exact name of registrant as specified in its charter)

                           -------------------------

         Delaware                               4812                             31-1707839
 (State of Incorporation)           (Primary Standard Industrial      (I.R.S. Employer Identification
                                    Classification Code Number)                   No.)

                           -------------------------

                               68 East Main Street
                          Chillicothe, Ohio 45601-0480
                                 (740) 772-8200
                        (Address, including zip code and
                           telephone number, including
                           area code, of registrant's
                          principal executive offices)

                           -------------------------

                              Mr. William A. McKell
                      President and Chief Executive Officer
                                Horizon PCS, Inc.
                               68 East Main Street
                          Chillicothe, Ohio 45601-0480
                                 (740) 772-8200
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                           -------------------------

                                   Copies To:
                          T. Clark Fitzgerald III, Esq.
                          Donald I. Hackney, Jr., Esq.
                            Arnall Golden Gregory LLP
                            2800 One Atlantic Center
                           1201 West Peachtree Street
                           Atlanta, Georgia 30309-3450
                                 (404) 873-8500

                           -------------------------


     Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

     If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [_]

                                 ---------------

Prospectus
January 30, 2002

                                     [LOGO]

                              CLASS A COMMON STOCK

                        WARRANTS TO PURCHASE COMMON STOCK


The Offering:

o This prospectus relates to the resale of up to 295,000 warrants to purchase shares of our class A common stock by the holders named under the heading "Warrant Holders" in this prospectus or in an accompanying supplement to this prospectus. We will not receive any proceeds from the sale of warrants in this offering.

o This prospectus also relates to the issuance and sale of 3,805,500 shares of our class A common stock which are initially issuable upon the exercise of the warrants.

o All of the warrants and shares of our class A common stock being registered may be offered and sold from time to time by the named holders.

Trading Market:

o There is no public market for the warrants or the shares of class A common stock to be issued upon exercise of the warrants.

o Sales in any of the following states may only be made through a broker-dealer registered in that state: Maryland, New Jersey, New York, or Texas.

o    Sales in the state of Tennessee are limited to accredited investors.

Risk Factors:

o See "Risk Factors" on page 5 of this prospectus for a discussion of risks that you should consider before purchasing the warrants and/or shares of class A common stock.

     Neither the SEC nor any state securities commission has determined whether this prospectus is truthful or complete, nor have they made, nor will they make, any determination as to whether anyone should buy these securities. Any representation to the contrary is a criminal offense.

                                TABLE OF CONTENTS

                                                                                               Page
Prospectus Summary...............................................................................1
Risk Factors.....................................................................................5
Forward-Looking Statements......................................................................18
Use of Proceeds.................................................................................19
Dividend Policy.................................................................................19
Capitalization..................................................................................19
Selected Consolidated Financial Data............................................................20
Management's Discussion and Analysis of Financial Condition and Results of Operations...........22
Business........................................................................................34
The Sprint PCS Agreements.......................................................................50
Management......................................................................................57
Principal Stockholders..........................................................................64
Certain Relationships and Related Transactions..................................................66
Regulation of the Wireless Telecommunications Industry..........................................72
Warrant Holders.................................................................................77
Description of Warrants.........................................................................87
Description of Capital Stock....................................................................91
Description of Our Indebtedness.................................................................95
Certain United States Federal Income Tax Considerations........................................104
Plan of Distribution...........................................................................110
Where You Can Find More Information............................................................113
Legal Matters..................................................................................114
Experts........................................................................................114
Index to Financial Statements..................................................................F-1

                               PROSPECTUS SUMMARY

     This summary highlights information that we believe is especially important concerning our business and this offering of warrants and class A common stock. It does not contain all of the information that may be important to your investment decision. You should read the entire prospectus, including "risk factors" and our financial statements and related notes, before deciding to invest in either the warrants or common stock.

                                   WHO WE ARE

Overview

     We are one of the largest Sprint PCS affiliates based on our exclusive right to market Sprint PCS products and services to a total population of over
10.2 million in portions of twelve contiguous states. A Sprint PCS affiliate is an entity that has agreed to act as Sprint PCS' exclusive agent to market its services in a particular area. Our markets are located between Sprint PCS' Chicago, New York and Raleigh/Durham markets and connect or are adjacent to 15 major Sprint PCS markets that have a total population of over 59 million. As a Sprint PCS affiliate, we market digital personal communications services, or PCS, under the Sprint and Sprint PCS brand names. We offer the same national pricing plans and use the same sales and marketing strategies and national distribution channels that have made Sprint PCS the fastest growing wireless company in the country.

     As of September 30, 2001, we had launched service in markets covering approximately 6.7 million residents, or 66% of the total population in our territory and had approximately 146,641 customers. According to our original business plan, our network, when completed, would have covered 6.9 million residents. We have decided to expand the coverage in our markets from 6.9 million to 7.9 million residents, increasing our planned coverage from 68% to 77% of the total population in our territory. We believe that our expanded network will be substantially complete by December 31, 2002. For the year ended December 31, 2000, we had revenues of $29.2 million and a loss from continuing operations of $40.2 million. For the nine months ended September 30, 2001, we had revenues of $79.2 million and a loss from continuing operations of $75.4 million.

     We became one of the five charter Sprint PCS affiliates in June 1998, when we were awarded our initial seven markets in Ohio, West Virginia and Kentucky with a total population of approximately 1.6 million. Since our initial territory grant, we have substantially expanded the size of our territory, as follows:

o in August 1999, Sprint PCS granted us additional markets in Virginia, West Virginia, Kentucky, Maryland, North Carolina and Tennessee with a total population of approximately 3.3 million;

o in May 2000, Sprint PCS granted us additional markets in Pennsylvania, New York, Ohio and New Jersey with a total population of approximately 2.9 million; and

o in June 2000, we completed the acquisition of Bright PCS, a Sprint PCS affiliate, adding markets in Indiana, Ohio and Michigan with a total population of approximately 2.4 million.

     Our territory includes significant market coverage in Indiana, Ohio, Pennsylvania, Tennessee, Virginia and West Virginia and selected markets in Kentucky, Maryland, Michigan, New Jersey, New York and North Carolina. Our markets are adjacent to or connect a number of major markets owned and operated by Sprint PCS, including Buffalo, Chicago, Cincinnati, Cleveland, Columbus, Detroit, Indianapolis, Knoxville, Lexington, New York, Philadelphia, Pittsburgh, Raleigh/Durham, Richmond and Washington, D.C. In addition, our territory contains more than 2,600 heavily traveled interstate miles, including over 460 miles of Interstate 80, a major east-west artery connecting New York to Chicago, and numerous other federal and major state highways. Our territory is also home to more than 60 four-year colleges and universities with a combined student population of over 240,000, as well as a number of smaller colleges and universities.

                                ---------------

     We are a Delaware corporation. Our principal executive offices are located at 68 East Main Street, Chillicothe, Ohio 45601-0480; and our telephone number is (740) 772-8200.

                      Summary Of The Terms Of The Warrants

Warrants Offered    295,000  warrants which will entitle the holders to purchase an  aggregate  of  3,805,500  shares  of our  class A common stock,  representing an aggregate of approximately 4% of our issued  and  outstanding  common  stock  on a fully  diluted basis,  assuming  exercise  of all  outstanding  options and
                    warrants  to  purchase   class  A  common  stock,   and  the
                    conversion into shares of common stock of the 28.3 million shares of convertible preferred stock.

Exercise Price      Each warrant entitles the holder to purchase 12.90 shares of our class A common stock at an exercise price of $5.88 per share, subject to adjustment as provided in the warrant agreement.

Exercise The warrants may be exercised at any time on or after October 1, 2001 and prior to October 1, 2010. Warrants that are not exercised by October 1, 2010 will expire.

Separation Date     The  warrants  were  separated  from the  units on March 27,
                    2000.

Offering Expense    We have agreed to bear specific  expenses in connection with the registration and sale of the warrants and underlying shares of class A common stock being offered by the selling holders.

                             SUMMARY FINANCIAL DATA

                       Summary Consolidated Financial Data

     On April 26, 2000, Horizon Telcom formed Horizon PCS and on June 27, 2000 transferred its 100% ownership of Horizon Personal Communications, Inc. to Horizon PCS in exchange for 53.8 million shares of Horizon PCS class B common stock, representing 100% of the outstanding shares of Horizon PCS. This transfer was accounted for in the financial statements as a reorganization of companies under common control in a manner similar to a pooling-of-interests. We have reflected the reorganization and the adjusted number of shares outstanding retroactively for all periods and we have presented the prior financial statements of Horizon Personal Communications, Inc. as those of Horizon PCS.

     The following tables present summary consolidated historical financial data for Horizon PCS for the three years ended December 31, 2000, which we derived from the audited consolidated financial statements of Horizon PCS, and unaudited consolidated historical financial data for the nine months ended September 30, 2000 and 2001 and as of September 30, 2001, which we derived from the unaudited interim consolidated financial statements of Horizon PCS. In the opinion of management, the unaudited consolidated financial statements were prepared on the same basis as the audited consolidated financial statements and include all normal and recurring adjustments and accruals necessary for a fair presentation of this information. Financial results for the nine months ended September 30, 2001 are not necessarily indicative of the results that may be expected for the full year.

                                                                                    Nine Months Ended
                                                 Year Ended December 31,              September 30,
                                         -------------------------------------  ------------------------
                                             1998         1999          2000        2000          2001
                                             (Dollars in thousands, except for per share and other data)
Statements of Operations Data:
Operating revenues:
  Subscriber revenues...............           $456       $3,665      $17,725      $10,887       $48,989
  Roaming revenues..................             18          642        8,408        3,752        25,645
  Equipment revenues................            309          600        3,061        1,745         4,595
                                         ----------   ----------    ---------   ----------    ----------
     Total revenues.................            783        4,907       29,194       16,384        79,229
                                         ----------   ----------    ---------   ----------    ----------
Operating expenses:
  Cost of service...................          4,404        8,204       27,452       16,230        67,164
  Cost of equipment.................            994        2,444        9,775        5,138         8,628
  Selling and marketing.............          1,440        3,475       18,027        8,536        31,162
  General and administrative expenses
     (exclusive of non-cash
     compensation expense shown
     below).........................          1,852        3,944       12,476        8,143        19,241
  Non-cash compensation expense.....             --          291          490          323         1,257
  Depreciation and amortization.....          1,748        2,685        6,134        3,467        12,980
                                         ----------   ----------    ---------   ----------    ----------
     Total operating expenses.......         10,438       21,043       74,354       41,837       140,432
                                         ----------   ----------    ---------   ----------    ----------
     Operating loss.................         (9,655)     (16,136)     (45,160)     (25,453)      (61,203)
  Interest expense, net.............           (838)      (1,529)     (10,318)      (3,561)      (18,674)
  Gain on sale of PCS assets........            --         1,388          --            --            --
  Gain (loss) on exchange of stock..            --            --       11,551       11,551          (400)
  Interest income and other, net....         (1,690)          52        4,804          973         4,846
                                         ----------   ----------    ---------   ----------    ----------
     Loss from continuing operations
       before income taxes..........        (12,183)     (16,225)     (39,123)     (16,490)      (75,431)
  Income tax benefit (expense)......          4,145        5,275       (1,076)      (2,844)           --
                                         ----------   ----------    ---------   ----------    ----------
     Loss from continuing operations         (8,038)     (10,950)     (40,199)     (19,334)      (75,431)
                                         ----------   ----------    ---------   ----------    ----------
  Preferred stock dividend..........             --           --       (2,782)          --        (8,170)
                                         ----------   ----------    ---------   ----------    ----------
     Loss from continuing operations
       available to common stockholders     $(8,038)    $(10,950)    $(42,981)    $(19,334)     $(83,601)
                                         ==========   ==========    =========   ==========    ==========

Other Data:
  Number of PCS subscribers(1)......          2,091       13,749       66,447       36,007       146,641
  Total population in our markets
     (millions).....................            1.6          4.9         10.2         10.2          10.2
  ARPU (including roaming)(2).......            $46          $64          $75          $71           $84
  ARPU (excluding roaming)(2).......             44           55           51           52            55

                                                                          As of September 30, 2001
                                                                        ------------------------------
                                                                                   Actual
                                                                        ------------------------------
                   Balance Sheet Data:
                     Cash and cash equivalents....................                $38,205
                     Restricted cash..............................                     --
                     Total property and equipment, net............                193,459
                     Total assets.................................                315,058
                     Total debt...................................                202,701
                     Total liabilities............................                243,644
                     Convertible preferred stock..................                142,589
                     Total stockholders' equity...................                (71,175)

----------------

(1)  Represents the number of PCS subscribers at the end of each period.

(2) Represents average monthly revenue per unit (subscriber). For more detail on how ARPU is computed, see "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Results of Operations."

                                  RISK FACTORS

     You should carefully consider the following risk factors in addition to the other information contained in this prospectus before purchasing the registered notes. The cautionary statements set forth below and elsewhere in this should be read in conjunction with accompanying forward-looking statements included under "Management's Discussion and Analysis of Financial Condition and Results of Operations," "Business" and elsewhere herein.

     We have not had any profitable years in the past five years, and we may not achieve or sustain operating profitability or positive cash flow from operating activities.

     We expect to incur significant operating losses and to generate significant negative cash flow from operating activities until 2003 while we continue to construct our network and grow our customer base. We have already incurred a total of approximately $160.5 million in net losses through September 30, 2001. Our operating profitability will depend upon many factors, including our ability to market our services, achieve our projected market penetration and manage customer turnover rates. If we do not achieve and maintain operating profitability and positive cash flow from operating activities on a timely basis, we may not be able to meet our debt service requirements.

     If we fail to complete the build-out of our network, Sprint PCS may terminate the Sprint PCS agreements, and we would no longer be able to offer Sprint PCS products and services from which we generate substantially all our revenues.

     Our long-term affiliation agreements with Sprint PCS, which we refer to as the Sprint PCS agreements, require us to build out and operate the portion of the Sprint PCS network located in our territory in accordance with Sprint PCS' technical and coverage requirements. The agreements also require that we provide minimum network coverage to the population within each of the markets which make up our territory by specified dates.

     We did not launch all of our Bright PCS markets by the date set forth in the Sprint PCS agreements. We were unable to obtain the required backhaul from local exchange carriers by that date. Sprint PCS agreed in writing that we are in compliance with the build-out requirements in these markets. We subsequently obtained the required backhaul services and launched these markets.

     Under our original Sprint PCS agreements, we were required to complete the build-out in several of our markets in Pennsylvania and New York by December 31, 2000. As of June 1, 2001, we and Sprint PCS agreed to an amendment of our build-out requirements, which extended the dates by which we were to launch coverage in several markets. The amended Sprint PCS agreement provides for monetary penalties to be paid by us if coverage is not launched by these specified contract dates. The amounts of the penalties range from $16,500 to $602,000 for each shortfall depending on the market and length of delay (up to 180 days) in launch, and in some cases, whether the shortfall relates to an initial launch in the market or completion of the remaining build-out. The penalties must be paid in cash, or if both Horizon PCS and Sprint PCS agree, in shares of Horizon PCS capital stock.

     Under the amended Sprint PCS agreement, portions of the New York, Sunbury, Williamsport, Oil City, Dubois, Erie, Meadville, Sharon, Olean, Jamestown, Scranton, State College, Stroudsburg, Allentown and Pottsville markets were required to be completed and launched by October 31, 2001. Although we have launched service in portions of each of these markets, we have not completed all of the build-out requirements. We have notified Sprint PCS that it is our position that the reasons for the delay constitute "force majeure" as described in the Sprint PCS agreements and that, consequently, no monetary penalties or other remedies would be applicable. The delay has been primarily caused due to delays in obtaining the required backhaul services from local exchange carriers and zoning and other approvals from governmental authorities. We currently estimate that the maximum aggregate monetary penalty to which we may be exposed is $2.9 million. If we fail to launch markets by more than 90 days after the extended deadlines and if our failure is ultimately determined to be for non-force majeure reasons, Sprint PCS would have the right to terminate our Sprint PCS agreements.

     Under the terms of our Sprint PCS agreements, we are required to provide additional coverage in specified markets by April 28, 2002.

     We will require additional expenditures of significant funds for the continued development, construction, testing, deployment and operation of our network. These activities are expected to place significant demands on our managerial, operational and financial resources. A failure to meet our build-out requirements for any of our markets, or to meet Sprint PCS' technical requirements, would constitute a breach of the Sprint PCS agreements that could lead to their termination if not cured within the applicable cure period. If Sprint PCS terminates these agreements, we will no longer be able to offer Sprint PCS products and services. See "The Sprint PCS Agreements."

     Our substantial indebtedness could adversely affect our financial health and prevent us from fulfilling our obligations under the notes.

     As of September 30, 2001, our total debt outstanding was $202.7 million, $50.0 million of which was borrowed under our senior secured credit facility and $152.7 million of which was represented by our senior discount notes (total debt outstanding of $171.7 million less a $19.0 million unrecognized discount associated with the warrants issued in connection with our senior discount notes offering). In December 2001, we issued $175.0 million in senior notes. In addition, we intend to borrow an additional $105.0 million under our senior secured credit facility by March 31, 2002.

     Our substantial debt will have a number of important consequences, including the following:

     o we may not have sufficient funds to pay interest on, and principal of, our debt;
     o we have to dedicate a substantial portion of any cash flow from operations to the payment of interest on, and principal of, our debt, which will reduce funds available for other purposes;
     o we may not be able to obtain additional financing for currently unanticipated capital requirements, capital expenditures, working capital requirements and other corporate purposes;
     o some borrowings likely will be at variable rates of interest, which will result in higher interest expense in the event of increases in market interest rates;
     o due to the liens on substantially all of our assets and the pledges of equity ownership of our subsidiaries that secure our senior secured credit facility, our lenders may control our assets upon a default;
     o our debt increases our vulnerability to general adverse economic and industry conditions;
     o our debt limits our flexibility in planning for, or reacting to, changes in our business and the industry in which we operate; and
     o our debt places us at a competitive disadvantage compared to our competitors that have less debt.

     To service our indebtedness, we will require a significant amount of cash. Our ability to generate cash depends on many factors beyond our control.

     Our ability to make payments on and to refinance our indebtedness, including the notes, and to fund our network build-out, anticipated operating losses and working capital requirements will depend on our ability to generate cash in the future. This, to a certain extent, is subject to general economic, financial, competitive, legislative, regulatory and other factors that are beyond our control.

     We cannot assure you that our business will generate sufficient cash flow from operations or that future borrowings will be available to us under our senior secured credit facility in an amount sufficient to enable us to pay our indebtedness, including the notes, or to fund our other liquidity needs. We may need to refinance all or a portion of our indebtedness, including the notes, on or before maturity. We cannot assure you that we will be able to refinance any of our indebtedness, including our senior secured credit facility and the notes, on commercially reasonable terms or at all.

     If we fail to pay our debt, our lenders may sell our loans to Sprint PCS giving Sprint PCS the rights of a creditor to foreclose on our assets.

     If the lenders accelerate the amounts due under our senior secured credit facility, Sprint PCS has the right to purchase our obligations under that facility and become a senior lender. To the extent Sprint PCS purchases these obligations, Sprint PCS' interests as a creditor could conflict with ours. Sprint PCS' rights as a senior lender would enable it to exercise rights with respect to our assets and Sprint PCS' continuing relationship in a manner not otherwise permitted under the Sprint PCS agreements.

     If Sprint PCS terminates the Sprint PCS agreements, the buy-out provisions of those agreements may diminish the valuation of our company.

     Provisions of the Sprint PCS agreements could affect our valuation and decrease our ability to raise additional capital. If Sprint PCS terminates these agreements, Sprint PCS may purchase our operating assets or capital stock for 80% of the entire business value. If the termination is due to our breach of the Sprint PCS agreements, the percent is reduced to 72% instead of 80%. Under our Sprint PCS agreements, the entire business value is generally the fair market value of our wireless business valued on a going concern basis as determined by an independent appraiser and assumes that we own the FCC licenses in our territory. In addition, Sprint PCS must approve any change of control of our ownership and consent to any assignment of the Sprint PCS agreements. Sprint PCS also has a right of first refusal if we decide to sell our operating assets in our Bright PCS markets. We are also subject to a number of restrictions on the transfer of our business including a prohibition on selling our company or our operating assets to a number of identified and yet to be identified competitors of Sprint PCS or Sprint. These and other restrictions in the Sprint PCS agreements may limit the marketability of and reduce the price a buyer may be willing to pay for our company or our business and may operate to reduce the entire business value of our company.

     The termination of our strategic affiliation with Sprint PCS or Sprint PCS' failure to perform its obligations under the Sprint PCS agreements would severely restrict our ability to conduct our business.

     Because Sprint PCS owns the FCC licenses which we use in our territory, our ability to offer Sprint PCS products and services on our network is dependent on the Sprint PCS agreements remaining in effect and not being terminated. Sprint PCS may terminate the Sprint PCS agreements for breach by us of any material terms. We also depend on Sprint PCS' ability to perform its obligations under the Sprint PCS agreements. The termination of the Sprint PCS agreements or the failure of Sprint PCS to perform its obligations under the Sprint PCS agreements would severely restrict our ability to conduct our wireless digital communications business.

     If Sprint PCS does not complete the construction of its nationwide PCS network, we may not be able to attract and retain customers, which would adversely affect our revenues.

     Sprint PCS' network may not provide nationwide coverage to the same extent as its competitors' networks, which could adversely affect our ability to attract and retain customers. Sprint PCS is creating a nationwide PCS network through its own construction efforts and those of its affiliates. Today, neither Sprint PCS nor any other PCS provider offers service in every area of the United States. Sprint PCS has entered into affiliation agreements similar to ours with companies in other territories pursuant to its nationwide PCS build-out strategy. Our business and results of operations depend on Sprint PCS' national network and, to a lesser extent, on the networks of its other affiliates. Sprint PCS and its affiliate program are subject, to varying degrees, to the economic, administrative, logistical, regulatory and other risks described in this prospectus. Sprint PCS' and its other affiliates' PCS operations may not be successful, which, in turn, could adversely affect our ability to generate revenues.

     We are dependent upon Sprint PCS' back office services and its third-party vendors' back office systems, and problems with these systems, or termination of these arrangements, could disrupt our business and possibly increase our costs.

     Because Sprint PCS now provides our back office systems, our operations could be disrupted if Sprint PCS is unable to maintain and expand its back office services, or to efficiently outsource those services and systems through third-party vendors. The rapid expansion of Sprint PCS' business will continue to pose a significant challenge to its internal support systems. Additionally, Sprint PCS has relied on third-party vendors for a significant number of important functions and components of its internal support systems and may continue to rely on these vendors in the future. We depend on Sprint PCS' willingness to continue to offer these services to us and to provide these services at competitive costs. The Sprint PCS agreements provide that, upon nine months' prior written notice, Sprint PCS may elect to terminate any of these services. If Sprint PCS terminates a service for which we have not developed a cost-effective alternative, our operating costs may increase beyond our expectations and restrict our ability to operate successfully.

     We depend on other telecommunications companies for some services which, if delayed, could delay our planned network build-out and delay our expected increases in customers and revenues.

     We depend on other telecommunications companies to provide facilities and transport to interconnect portions of our network and to connect our network with the landline telephone system. American Electric Power, Ameritech, AT&T, Verizon and Qwest are our primary suppliers of facilities and transport. Without these services, we could not offer Sprint PCS services to our customers in some areas. From time to time, we have experienced delays in obtaining facilities and transport from these companies, and in obtaining local telephone numbers for use by our customers, which are sometimes in short supply, and we may continue to experience delays and interruptions in the future. Delays in obtaining facilities and transport could delay our build-out plans and our business may suffer. Delays could also result in a breach of our Sprint PCS agreements, subjecting these agreements to potential termination by Sprint PCS.

     If we do not meet all of the conditions under our senior secured credit facility, we may not be able to draw down all of the funds under the facility and, as a result, we may not be able to complete the build-out of our network, which may result in the termination of the Sprint PCS agreements.

     Our senior secured credit facility provides for aggregate borrowings of $250.0 million of which $50.0 million was borrowed as of September 30, 2001. Availability of future borrowings will be subject to customary credit conditions at each funding date, including the following:

     o    the absence of any default or event of default;
     o    the continuing accuracy of all representations and warranties; and
     o    no material adverse change.

     If we do not meet these conditions at each funding date, our senior secured lenders may choose not to lend any or all of the remaining amounts, and if other sources of funds are not available, we may not be in a position to complete the build-out of our network. If we do not have sufficient funds to complete our network build-out, we may be in breach of the Sprint PCS agreements and in default under our senior secured credit facility.

     Material restrictions in our debt instruments may make it difficult to obtain additional financing or take other necessary actions to react to changes in our business.

     The indenture governing the notes contains various covenants that limit our ability to engage in a variety of transactions. In addition, the indenture governing our senior discount notes and the senior secured credit agreement both impose additional material operating and financial restrictions on us. These restrictions, subject to ordinary course of business exceptions, limit our ability to engage in some transactions, including the following:

     o    designated types of mergers or consolidations;
     o    paying dividends or other distributions to our stockholders;
     o    making investments;
     o    selling assets;
     o    repurchasing our common stock;
     o    changing lines of business;
     o    borrowing additional money; and
     o    transactions with affiliates.

     In addition, our senior secured credit facility requires us to maintain certain ratios, including:

     o    leverage ratios;
     o    an interest coverage ratio; and
     o    a fixed charges ratio,

     and to satisfy certain tests, including tests relating to:

     o    minimum covered population;
     o    minimum number of our PCS subscribers; and
     o    minimum total revenues.

     These restrictions could limit our ability to obtain debt financing, repurchase stock, refinance or pay principal or interest on our outstanding debt, consummate acquisitions for cash or debt or react to changes in our operating environment.

     An event of default under the senior secured credit facility may prohibit us and the guarantors of the notes from paying the notes or the guarantees of the notes.

     The terms of the convertible preferred stock may affect our financial results.

     The terms of the convertible preferred stock give the holders of the preferred stock the following principal rights:

     o to initially designate two members of our board of directors, subject to reduction based on future percentage ownership;
     o    to  approve  or   disapprove   fundamental   corporate   actions   and
          transactions;
     o to receive dividends in the form of additional shares of our convertible preferred stock, which may increase and accelerate upon a change in control; and
     o    to require us to redeem the convertible preferred stock in 2005.

     If we become subject to the repurchase right or change of control redemption requirements under the convertible preferred stock while our senior secured debt, our senior discount notes or the notes are outstanding, we will be required to seek the consent of the lenders under our senior secured debt and the holders of the senior discount notes and the holders of the notes to repurchase or redeem the convertible preferred stock, or attempt to refinance the senior secured debt, the senior discount notes and the notes. If we fail to obtain these consents, there will be an event of default under the terms governing our senior secured debt. In addition, if we do not repurchase or redeem the convertible preferred stock and the holders of the convertible preferred stock obtain a judgment against us, any judgment in excess of $5.0 million would constitute an event of default under the indentures governing the senior discount notes and the notes.

     If we breach our agreement with SBA Communications Corp., or it otherwise terminates its agreement with us, our right to provide wireless service from most of our cell sites will be lost.

     We lease cell sites from SBA Communications Corp. We rely on our contract with SBA to provide us with access to most of our cell sites and to the towers located on these sites. If SBA were to lose its underlying rights to these sites, our ability to provide wireless service from these sites would end, subject to our right to cure defaults by SBA. If SBA terminates our agreement as a result of our breach, we will lose our right to provide wireless services from most of our cell sites.

     We may have difficulty in obtaining infrastructure equipment and handsets, which could result in delays in our network build-out, disruption of service or loss of customers.

     If we cannot acquire the equipment required to build our network in a timely manner, we may be unable to provide wireless communications services comparable to those of our competitors or to meet the requirements of the Sprint PCS agreements. The demand for the equipment required to construct our network is considerable, and manufacturers of this equipment could have substantial order backlogs. Accordingly, the lead time for the delivery of this equipment may be longer than anticipated. In addition, the demand for specific types of handsets is strong and the manufacturers of those handsets may have to distribute their limited supply of products among their numerous customers. Some of our competitors purchase large quantities of communications equipment and may have established relationships with the manufacturers of this equipment. Consequently, they may receive priority in the delivery of this equipment. If we do not obtain equipment or handsets in a timely manner, we could suffer delays in the build-out of our network, disruptions in service and a reduction in customers.

     If the West Virginia PCS Alliance and Virginia PCS Alliance fail to provide their network to us in their markets, or if our network services agreement with the Alliances is otherwise terminated, we will lose the ability to use the Alliances' networks.

     West Virginia PCS Alliance and Virginia PCS Alliance, which we refer to as the Alliances, are two related independent PCS providers whose network is managed by NTELOS. Under our network services agreement, the Alliances provide us with the use of and access to key components of their network in most of our markets in Virginia and West Virginia. We directly compete with the Alliances in the markets where we use their network. If the Alliances fail to maintain the standards for their network as set forth in our network services agreement with them or otherwise fail to provide their network for our use, our ability to provide wireless services in these markets may be adversely affected, and we may not be able to provide seamless service for our customers. If we breach our obligations to the Alliances, or if the Alliances otherwise terminate the network services agreement, we will lose our right to use the Alliances' network to provide service in these markets. In that event, it is likely that we will be required to build our own network in those markets and incur the substantial costs associated with doing so. This agreement was amended in the third quarter of 2001 to provide for minimum monthly fees to be paid by us through December 31, 2003. Amount of future minimum payments is as follows:

         2002...............................        $   27,400,000
         2003...............................            38,600,000
                                                    --------------
                   Total....................        $   66,000,000
                                                    ==============

     Sprint PCS' vendor discounts may be discontinued, which could increase our equipment costs and require more capital than we had projected to build out our network.

     We intend to continue to purchase our infrastructure equipment under Sprint PCS' vendor agreements that include significant volume discounts. If Sprint PCS were unable to continue to obtain vendor discounts for its affiliates, the loss of vendor discounts could increase our equipment costs for our network build-out.

     Conflicts with Sprint PCS may not be resolved in our favor, which could restrict our ability to manage our business and provide Sprint PCS products and services, adversely affecting our relationships with our customers, increase our expenses or decrease our revenues.

     Under the Sprint PCS agreements, Sprint PCS has a substantial amount of control over the conduct of our business. Conflicts between us may arise, and as Sprint PCS owes us no duties except as set forth in the Sprint PCS agreements, these conflicts may not be resolved in our favor. The conflicts and their resolution may harm our business. For example:

     o Sprint PCS may price its national plans based on its own objectives and may set price levels and customer credit policies that may not be economically sufficient for our business;
     o Sprint PCS may increase the prices we pay for our back office services; and
     o Sprint or Sprint PCS may make decisions that adversely affect our use of the Sprint and Sprint PCS brand names, products or services.

     We may not be able to compete with larger, more established wireless providers who have resources to competitively price their products and services, which could impair our ability to attract and retain customers.

     Our ability to compete will depend in part on our ability to anticipate and respond to various competitive factors affecting the telecommunications industry, including new services that may be introduced, changes in consumer preferences, demographic trends, economic conditions and discount pricing strategies by competitors. In each market, we compete with two cellular providers that have had their infrastructure in place and have been operational for a number of years. They have significantly greater financial and technical resources than we do, could offer attractive pricing options and may have a wider variety of handset options. We expect that existing cellular providers will continue to upgrade their systems and provide expanded, digital services to compete with the Sprint PCS products and services that we offer. Many of these wireless providers generally require their customers to enter into long-term contracts, which may make it more difficult for us to attract customers away from them. Sprint PCS and its affiliates generally do not require their customers to enter into long-term contracts, which may make it easier for other wireless providers to attract Sprint PCS customers away from Sprint PCS and its affiliates. We will also compete with several PCS providers and other existing communications companies in our markets and expect to compete with new entrants as the Federal Communications Commission licenses additional spectrum to mobile services providers. A number of our cellular, PCS and other wireless competitors have access to more licensed spectrum than the amount licensed to Sprint PCS in most of our territory and therefore will be able to provide greater network call volume capacity than our network to the extent that network usage begins to reach or exceed the capacity of our licensed spectrum. Our inability to accommodate increases in call volume could result in more dropped or disconnected calls. In addition, any competitive difficulties that Sprint PCS may experience could also harm our competitive position and success.

     We may not be able to offer competitive roaming capability, which could impair our ability to attract and retain customers.

     We rely on agreements with competitors to provide automatic roaming capability to our PCS customers in many of the areas of the United States not covered by the Sprint PCS network, which primarily serves metropolitan areas. Some competitors may be able to offer coverage in areas not served by the Sprint PCS network or may be able to offer roaming rates that are lower than those offered by Sprint PCS and its affiliates. Some of our competitors are seeking to reduce access to their networks through actions pending with the FCC. Moreover, the standard for the dominant air interface upon which PCS customers roam is currently being considered for elimination by the FCC as part of a streamlining proceeding. If the FCC eliminates this standard, our Sprint PCS customers may have difficulty roaming in some markets.

     There is no uniform signal transmission technology and if we decide to use other technologies in the future, this decision could substantially increase our equipment expenditures to replace the technology used on our network.

     The wireless telecommunications industry is experiencing evolving industry standards. We have employed CDMA technology, which is the digital wireless communications technology selected by Sprint PCS for its network. CDMA may not provide the advantages expected by us and by Sprint PCS. In addition to CDMA, there are two other principal signal transmission technologies, time division multiple access, or TDMA, and global systems for mobile communications, or GSM. These three signal transmission technologies are not compatible with each other. If one of these technologies or another technology becomes the preferred industry standard, we may be at a competitive disadvantage and competitive pressures may require Sprint PCS to change its digital technology which, in turn, may require us to make changes at substantially increased costs.

     We may not receive as much Sprint PCS roaming revenue as we anticipate and our non-Sprint PCS roaming revenue is likely to be low.

     We are paid a fee from Sprint PCS or a Sprint PCS affiliate for every minute that a Sprint PCS subscriber based outside of our territory uses our network. Similarly, we pay a fee to Sprint PCS or a Sprint PCS affiliate for every minute that our customers use the Sprint PCS network outside our territory. Our customers may use the Sprint PCS network outside our territory more frequently than we anticipate, and Sprint PCS subscribers based outside our territory may use our network less frequently than we anticipate. The fee for each Sprint PCS roaming minute used was decreased from $0.20 per minute to $0.15 per minute as of June 1, 2001, and further decreased to $0.12 per minute on October 1, 2001, and will be changed in 2002 to "a fair and reasonable return," initially expected to be approximately $0.10 per minute. This change has not yet been documented, and may not represent the final arrangements. As a result, we may receive less Sprint PCS roaming revenue in the aggregate, than we previously anticipated or we may have to pay more Sprint PCS roaming fees in the aggregate than we anticipate. Furthermore, we do not expect to receive substantial non-Sprint PCS roaming revenue.

     If Sprint PCS customers are not able to roam instantaneously or efficiently onto other wireless networks, we may suffer a reduction in our revenues and number of customers.

     The Sprint PCS network operates at a different frequency and uses or may use a different signal transmission technology than many analog cellular and other digital systems. To access another provider's analog cellular, TDMA or GSM digital system when outside the territory served by the Sprint PCS network, a Sprint PCS customer is required to utilize a dual-band/dual-mode handset compatible with that provider's system. Generally, because dual-band/dual-mode handsets incorporate two radios rather than one, they are more expensive, larger and heavier than single-band/single-mode handsets. The Sprint PCS network does not allow for call hand-off between the Sprint PCS network and another wireless network, so a customer must end a call in progress on the Sprint PCS network and initiate a new call when outside the territory served by the Sprint PCS network. In addition, the quality of the service provided by a network provider during a roaming call may not approximate the quality of the service provided by Sprint PCS. The price of a roaming call may not be competitive with prices of other wireless companies for roaming calls, and Sprint PCS customers may not be able to use Sprint PCS advanced features, such as voicemail notification, while roaming. These roaming issues may cause us to suffer a reduction in our revenues and number of customers.

     Parts of our territories have limited licensed spectrum, which may adversely affect the quality of our service.

     In the majority of our markets, Sprint PCS has licenses covering 20 or 30 MHz of spectrum. However, Sprint PCS has licenses covering only 10 MHz in parts of our territory covering approximately 3.8 million residents out of a total population of over 10.2 million residents. In the future, as our customers in those areas increase in number, this limited licensed spectrum may not be able to accommodate increases in call volume and may lead to increased dropped calls and may limit our ability to offer enhanced services.

     Non-renewal or revocation by the FCC of the Sprint PCS licenses would significantly harm our business because we would no longer have the right to offer wireless service through our network.

     We are dependent on Sprint PCS' licenses, which are subject to renewal and revocation by the FCC. Sprint PCS' licenses in many of our territories will expire as early as 2005 but may be renewed for additional ten-year terms. There may be opposition to renewal of Sprint PCS' licenses upon their expiration and the Sprint PCS licenses may not be renewed. The FCC has adopted specific standards to apply to PCS license renewals. For example, if Sprint PCS does not demonstrate to the FCC that Sprint PCS has met the five-year construction requirements for each of its PCS licenses, it can lose those licenses. Failure to comply with these standards in our territory could cause the imposition of fines on Sprint PCS by the FCC or the revocation or forfeiture of the Sprint PCS licenses for our territory, which would prohibit us from providing service in our markets.

     We may need more capital than we currently anticipate to complete the build-out of our network, and a delay or failure to obtain additional capital could decrease our revenues.

     The completion of our network build-out will require substantial capital. Additional funds would be required in the event of:

     o    significant departures from our current business plan;
     o    unforeseen delays, cost overruns, unanticipated expenses; or
     o    regulatory, engineering design and other technological changes.

     For example, it is possible that we will need substantial funds if we find it necessary or desirable to overbuild the territory currently served through our arrangements with the Alliances. Due to our highly leveraged capital structure, additional financing may not be available or, if available, may not be obtained on a timely basis or on terms acceptable to us or within limitations permitted under our existing debt covenants. Failure to obtain additional financing, should the need for it develop, could result in the delay or abandonment of our development and expansion plans, and we may be unable to fund our ongoing operations.

     Because Sprint PCS has recently required us to upgrade our network to provide "third generation" technology, we will face additional capital expenses.

     The wireless industry is seeking to implement new "third generation," or "3G," technology. Sprint PCS has recently selected a version of 3G technology for its own networks and required us to upgrade our network to provide it. We currently estimate that this network upgrade will cost approximately $35 million, but actual costs could exceed this estimate. The current deadline for completion of our 3G upgrade generally is June 30, 2002. If we fail to meet the upgrade deadline, we will be in breach of our Sprint PCS agreements. If other wireless carriers implement their 3G upgrades on a more rapid timetable, or on a more cost efficient basis, or on a more advanced technology basis, we will likely suffer competitive disadvantages in our markets. While there are potential advantages with 3G technology, such as increased network capacity and additional capabilities for wireless data applications, the technology has not been proven in the marketplace and has the risks inherent in other technological innovations.

     Unauthorized use of our network and other types of fraud could disrupt our business and increase our costs.

     We will likely incur costs associated with the unauthorized use of our network, including administrative and capital costs associated with detecting, monitoring and reducing the incidence of fraud. Fraud impacts interconnection costs, capacity costs, administrative costs, fraud prevention costs and payments to other carriers for unbillable fraudulent roaming. Although we believe that we have a plan in place to implement appropriate controls to minimize the effect to us of fraudulent usage, we cannot assure you that we will be successful.

     Expanding our territory may have a material adverse effect on our business and reduce the value of our Class A common stock.

     As part of our business strategy, we may expand our territory through the grant of additional markets from Sprint PCS or through acquisitions of other Sprint PCS affiliates. We will evaluate strategic acquisitions and alliances principally relating to our current operations. These transactions may require the approval of Sprint PCS and commonly involve a number of risks, including:

     o    difficulty assimilating acquired operations and personnel;
     o    diversion of management attention;

     o    disruption of ongoing business;
     o    inability to retain key personnel;
     o inability to successfully incorporate acquired assets and rights into our service offerings;
     o inability to maintain uniform standards, controls, procedures and policies; and
     o    impairment of relationships with employees, customers or vendors.

     Failure to overcome these risks or any other problems encountered in these transactions could have a material adverse effect on our business. In connection with these transactions, we may also issue additional equity securities, incur additional debt or incur significant amortization expenses related to intangible assets.

     If the Sprint PCS agreements do not comply with FCC requirements, Sprint PCS may terminate the Sprint PCS agreements, which could result in our inability to provide service.

     The FCC requires that licensees like Sprint PCS maintain control of their licensed spectrum and not delegate control to third-party operators or managers like us. Although the Sprint PCS agreements reflect an arrangement that the parties believe meets the FCC requirements for licensee control of licensed spectrum, we cannot assure you that the FCC will agree with us. If the FCC were to determine that the Sprint PCS agreements need to be modified to increase the level of licensee control, we have agreed with Sprint PCS to use our best efforts to modify the Sprint PCS agreements to comply with applicable law. If we cannot agree with Sprint PCS to modify the Sprint PCS agreements, they may be terminated. If the Sprint PCS agreements are terminated, we would no longer be a part of the Sprint PCS network and we would have extreme difficulty in conducting our business.

     The Sprint PCS agreements and our restated certificate of incorporation include provisions that may discourage, delay or restrict any sale of our operating assets or common stock to the possible detriment of our stockholders.

     The Sprint PCS agreements restrict our ability to sell our operating assets and common stock. Generally, Sprint PCS must approve a change of control of our ownership and consent to any assignment of the Sprint PCS agreements. The Sprint PCS agreements also give Sprint PCS a right of first refusal if we decide to sell the operating assets of our Bright PCS markets to a third party. In addition, provisions of our restated certificate of incorporation could also operate to discourage, delay or make more difficult a change in control of our company. For example, our restated certificate of incorporation provides for:

     o two classes of common stock, with our class B common stock having ten votes per share;
     o    the issuance of preferred stock without stockholder approval; and
     o    a classified board, with each board member serving a three-year term.

     The restrictions in the Sprint PCS agreements and the provisions of our restated certificate of incorporation could discourage any sale of our operating assets or common stock. This could have a material adverse effect on the value of our common stock and could reduce the price of our company in the event of a sale. See "Description of Capital Stock."

     We will not be able to receive the tax benefit of future losses until we begin to generate taxable income.

     From our inception until September 2000, we were included in the consolidated federal income tax return of Horizon Telcom, Inc. which owns a majority of our outstanding common stock. Under the tax-sharing agreement with Horizon Telcom, Horizon Telcom filed a consolidated tax return and paid us an amount equal to the tax savings realized by Horizon Telcom as a result of our taxable operating losses being used to offset consolidated taxable income. As a result of the sale of convertible preferred stock in September 2000, we are no longer included in Horizon Telcom's consolidated tax return and, as a result, will no longer be able to recognize any tax benefits from our operating losses until we start to generate taxable income.

    Horizon Telcom will be able to control the outcome of significant matters presented to stockholders as a result of its ownership position, which could potentially impair our attractiveness as a takeover target.

     Horizon Telcom beneficially owns approximately 55.3% of our outstanding common stock on fully diluted basis. In addition, the shares held by Horizon Telcom are class B shares, which have ten votes per share. The class A shares have only one vote per share. As a result, Horizon Telcom holds approximately 81.3% of the voting power, on a fully diluted basis. Horizon Telcom will have the voting power to control the election of our board of directors and it will be able to cause amendments to our restated certificate of incorporation or our restated bylaws. Horizon Telcom also may be able to cause changes in our business without seeking the approval of any other party. These changes may not be to the advantage of our company or in the best interest of our other stockholders or the holders of our notes. For example, Horizon Telcom will have the power to prevent, delay or cause a change in control of our company and could take other actions that might be favorable to Horizon Telcom, but not necessarily to other stockholders. This may have the effect of delaying or preventing a change in control. In addition, Horizon Telcom is controlled by members of the McKell family, who collectively own approximately 60.6% of the economic and voting interests of Horizon Telcom. Therefore, the McKell family, acting as a group, may be able to exercise indirect control over us.

     We may face conflicts of interest with Horizon Telcom which may harm our business.

     Conflicts of interest may arise between us and Horizon Telcom, or its other affiliates, in areas relating to past, ongoing and future relationships, including:

     o    corporate opportunities;
     o    tax and intellectual property matters;
     o    potential acquisitions;
     o financing transactions, sales or other dispositions by Horizon Telcom of shares of our common stock held by it; and
     o the exercise by Horizon Telcom of its ability to control our management and affairs.

     Horizon Telcom controls approximately 81.3% of the voting power of our shares on a fully diluted basis. Horizon Telcom is engaged in a diverse range of telecommunications-related businesses, such as a local telephone services and Internet services, and these businesses may have interests that conflict or compete in some manner with our business. Horizon Telcom is under no obligation to share any future business opportunities available to it with us, unless Delaware law requires it to do so. Any conflicts that may arise between us and Horizon Telcom or any of its affiliates or any loss of corporate opportunity to Horizon Telcom that may otherwise be available to us may impact our financial condition or results of operations because these conflicts of interest or losses of corporate opportunities could result in a loss of customers and, therefore, business. Because Horizon Telcom will be able to control the outcome of most conflicts upon which stockholders could vote and because it will have the voting power to control our board of directors, conflicts may not be resolved in our favor.

     Present and future transactions with Horizon Telcom may be on terms which are not as favorable as could be obtained from third parties.

     In the past, we have entered into transactions with Horizon Telcom including the leasing of towers by Horizon Telcom to us and the advancing of cash to us to finance our operations. In addition, Horizon Services, a subsidiary of Horizon Telcom provides administrative services to us including finance functions, billing and collections, accounting services, computer access, customer relations and human resources. Although these transactions were on terms that we believe are fair, because Horizon Telcom currently owns 55.3% of our outstanding common stock on a fully diluted basis, third-parties with which we wish to enter into agreements or the market place in general may not perceive these transactions with Horizon Telcom to be fair. In addition, because Horizon Telcom has the power to control our board of directors, we may not be able to renew these agreements on terms favorable to us.

     We may experience a high rate of customer turnover, which would increase our costs of operations and reduce our revenue and prospects for growth.

     Our strategy to minimize customer turnover, commonly known as churn, may not be successful. Our average monthly churn for the nine months ended September 30, 2001, was approximately 2.1%. As a result of customer turnover, we lose the revenue attributable to these customers and increase the costs of establishing and growing our customer base. The PCS industry has experienced a higher rate of customer turnover as compared to cellular industry averages. The rate of customer turnover is affected by the following factors, several of which are not within our ability to address:

     o    extent of network coverage;
     o reliability issues such as blocked calls, dropped calls and handset problems;
     o    non-use of phones;
     o    change of employment;
     o the decision not to require our customers to sign contracts, unlike most cellular providers that do require contracts;
     o    a lack of affordability;
     o    price competition;
     o    Sprint PCS' customer credit policies;
     o    customer care concerns; and
     o    other competitive factors.

     A high rate of customer turnover could adversely affect our competitive position, results of operations and our costs of, or losses incurred in, obtaining new customers, especially because we subsidize some of the cost of the handsets purchased by our customers.

     Because the wireless industry has experienced higher customer additions and handset sales in the fourth calendar quarter as compared to the other three calendar quarters, a failure by us to acquire significantly more customers in the fourth quarter could have a disproportionate negative effect on our results of operations.

     The wireless industry is historically dependent on fourth calendar quarter results. Our overall results of operations could be significantly reduced if we have a worse than expected fourth calendar quarter for any reason, including the following:

     o    our inability to match or beat pricing plans offered by competitors;
     o our failure to adequately promote Sprint PCS' products, services and pricing plans;
     o    our inability to obtain an adequate supply or selection of handsets;
     o a downturn in the economy of some or all of the markets in our territory; or
     o    a poor holiday shopping season.

     Regulation by government agencies may increase our costs of providing service or require us to change our services, which could impair our financial performance.

     The licensing, construction, use, operation, sale and interconnection arrangements of wireless telecommunications systems are regulated to varying degrees by the FCC, the FAA, and, depending on the jurisdiction, state and local regulatory agencies and legislative bodies. Adverse decisions regarding these regulatory requirements could negatively impact our operations and our cost of doing business.

     Use of hand-held phones may pose health risks, real or perceived, which could result in the reduced use of our services or liability for personal injury claims.

     Media reports have suggested that radio frequency emissions from wireless handsets may be linked to various health problems, including cancer, and may interfere with various electronic medical devices, including hearing aids and pacemakers. Concerns over radio frequency emissions may discourage use of wireless handsets or expose us to potential litigation. Any resulting decrease in demand for our services, or costs of litigation and damage awards, could impair our ability to profitably operate our business.

     RISKS RELATING TO THIS OFFERING

     The warrants and the underlying common stock are not listed on a securities exchange nor is there any assurance that either will be listed, so you may be unable to sell your warrants or the underlying common stock at the price you desire at all.

     We cannot assure you that a liquid market will develop for the warrants or the underlying common stock, that you will be able to sell the warrants or the underlying common stock at a particular time, if at all, or that the prices that you receive when you sell will be favorable. Prior to this offering, there has been no public market for the warrants of the underlying common stock. The initial purchasers of the warrants are not obligated to make a market in the warrants, and if they do so, they may cease market-making at any time. In addition, any market-making activity will be subject to limits imposed by the Securities Act of 1933 and other regulations, and may be limited during the pendency of any shelf registration statement. We do not intend to apply (and are not obligated to apply) for listing of the warrants or the underlying common stock on any securities exchange or any automated quotation system. Therefore, we cannot assure you as to the liquidity of any trading market for the warrants or the underlying common stock. Future trading prices of the warrants or the underlying common stock will depend on many factors, including our operating performance and financial condition and the market for similar securities. See "Description of Warrants".

     Possible future sales of our class A common stock by Horizon Telcom and our management and other stockholders could cause the market price of our common stock to decrease.

     The shares of class B common stock held by Horizon Telcom and other stockholders can be converted at any time into class A common stock, which might then be sold into the public market. The occurrence of those sales, or the perception that they could occur, could materially and adversely affect our stock price and could impair our ability to raise capital through an offering of equity securities. The shares of class A common stock being sold in this offering will be freely transferable under the securities laws immediately after issuance. An additional 58.5 million shares of our common stock will be eligible for sale in the public market subject, in most cases, to holding period requirements and volume and other restrictions under federal securities laws. We have agreed to enter into registration rights agreements under which Sprint PCS, the former owners of Bright PCS, and holders of the convertible preferred stock may require us to register their shares. See "Description of Capital Stock."

     You may not receive a return on investment through dividend payments or upon the sale of shares.

     We do not anticipate paying any cash dividends on our common stock in the foreseeable future. Instead, we intend to retain future earnings to fund our growth. Therefore, you will not receive a return on any investment in our class A common stock through the payment of dividends and may not realize a return on your investment even if you sell shares. See "Dividend Policy."

                           FORWARD-LOOKING STATEMENTS

     This prospectus contains statements about future events and expectations, which are "forward-looking statements." Any statement in this prospectus that is not a statement of historical fact may be deemed to be a forward-looking statement. These statements include:

     o    estimates of current and future population for our markets;
     o    forecasts of growth in the number of consumers using PCS services;
     o statements regarding our plans for and costs of the build-out of our PCS network;
     o statements regarding our anticipated revenues, expense levels, liquidity and capital resources and projection of when we will launch commercial PCS service and achieve break-even operating cash flow; and
     o other statements, including statements containing words such as "anticipate," "believe," "plan," "estimate," "expect," "seek," "intend" and other similar words that signify forward-looking statements.

     These forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements. Specific factors that might cause such a difference include, but are not limited to:

     o    our dependence on our affiliation with Sprint PCS;
     o    the need to successfully complete the build-out of our network;
     o    our lack of operating history and anticipation of future losses;
     o    our dependence on Sprint PCS' back office services;
     o    potential fluctuations in our operating results;
     o    our potential need for additional capital;
     o our potential inability to expand our services and related products in the event of substantial increases in demand for these services and related products;
     o    our competition; and
     o    our ability to attract and retain skilled personnel.

     See additional discussions under "Risk Factors" beginning on page 5.

                                 USE OF PROCEEDS

     All of the warrants and common stock offered under this prospectus are being sold by the warrant holders. We will not receive any proceeds from the sale of the warrants or the class A common stock issued upon exercise of the warrants, other than the payment of the exercise price of the warrants. We intend to use the proceeds from the exercise of the warrants as additional working capital.

                                 DIVIDEND POLICY

     We intend to retain our future earnings, if any, to fund the development and growth of our business and, therefore, do not anticipate paying any cash dividends in the foreseeable future. Our future decisions concerning the payment of dividends on the common stock will depend upon our results of operations, financial condition and capital expenditure plans, as well as any other factors that the board of directors, in its sole discretion, may consider relevant. In addition, provisions of the senior secured credit agreement and indentures governing the senior discount notes and the senior notes restrict, and we anticipate our future indebtedness may restrict, our ability to pay dividends. In September 2000, we paid a dividend consisting of substantially all of the shares of our parent, Horizon Telcom, owned by us, to our stockholders.

                                 CAPITALIZATION

     The following table shows our cash and cash equivalents, long-term debt, stockholders' equity and capitalization as of September 30, 2001:

                                                                        As of September 30, 2001
                                                                     ------------------------------
                                                                                  Actual
                                                                              (In Thousands)
Cash and cash equivalents............................................          $    38,205
Long-term debt:
  Senior secured credit facility.....................................               50,000
  Senior discount notes..............................................              152,701
  Senior notes.......................................................                   --
Convertible preferred stock, 27,250,288 shares issued and
  outstanding........................................................              142,589
Stockholders' equity (deficit):
  Preferred stock, 10,000,000 shares authorized; no shares
     outstanding, at $0.0001 par value...............................                   --
  Class A common stock, par value $0.0001 per share,
     300,000,000 shares authorized; no shares outstanding............                   --
  Class B common stock, par value $0.0001 per share,
     75,000,000 shares authorized; 58,485,000 shares issued,
     58,471,934 outstanding..........................................                    6
  Treasury stock-- class B, 13,066 shares at $8.50 per
     share...........................................................                 (111)
  Accumulated other comprehensive loss...............................                 (679)
  Additional paid-in capital.........................................               91,852
  Deferred stock compensation........................................               (1,744)
  Retained deficit...................................................             (160,499)
                                                                     ----------------------------------
     Total stockholders' equity (deficit)............................              (71,175)
                                                                     ----------------------------------
          Total capitalization.......................................          $   274,115
                                                                     ==================================

                      SELECTED CONSOLIDATED FINANCIAL DATA

     On April 26, 2000, Horizon Telcom, Inc. formed Horizon PCS and on June 27, 2000 transferred its 100% ownership of Horizon Personal Communications, Inc. to Horizon PCS in exchange for 53.8 million shares of Horizon PCS class B common stock, representing 100% of the outstanding shares of Horizon PCS. This transfer was accounted for in the financial statements as a reorganization of companies under common control in a manner similar to a pooling-of-interests. We have reflected the reorganization and the adjusted number of shares outstanding retroactively and we have presented the prior financial statements of Horizon Personal Communications, Inc. as those of Horizon PCS.

     The following tables present selected consolidated historical financial data for Horizon PCS, as of and for the five years ended December 31, 2000, and selected unaudited consolidated historical financial data for the nine months ended September 30, 2000 and 2001 and as of September 30, 2001. We derived the statements of income and balance sheet data as of and for the periods ended December 31, 1997, 1998, 1999 and 2000 for Horizon PCS from the audited consolidated financial statements of Horizon PCS. We derived the financial data of all other periods from the unaudited consolidated financial statements of Horizon PCS. In the opinion of management, the unaudited consolidated financial statements have been prepared on the same basis as the audited consolidated financial statements and include all normal and recurring adjustments and accruals necessary for a fair presentation of such information. Financial results for the nine months ended September 30, 2001 are not necessarily indicative of the results that may be expected for the full year.

     The following information should be read together with "Capitalization," "Management's Discussion and Analysis of Financial Condition and Results of Operations," and the consolidated financial statements and notes included elsewhere in this prospectus.


                                                                                       Nine Months Ended
                                                 Year Ended December 31,                 September 30,
                                  ---------------------------------------------------  ---------------------
                                       1996   1997       1998       1999       2000       2000        2001
                                           (Dollars in thousands, except for per share and other data)
Statements of Income Data:
Operating revenues:
  Subscriber revenues........     $    --  $     26   $     456  $   3,665  $  17,725  $  10,887   $  48,989
  Roaming revenues...........          --        --          18        642      8,408      3,752      25,645
  Equipment revenues.........          --       138         309        600      3,061      1,745       4,595
                                  -------  --------   ---------  ---------  ---------  ---------   ---------
     Total revenues..........          --       164         783      4,907     29,194     16,384      79,229
                                  -------  --------   ---------  ---------  ---------  ---------   ---------
Operating expenses:
  Cost of service............          --       683       4,404      8,204     27,452     16,230      67,164
  Cost of equipment..........          --       422         994      2,444      9,775      5,138       8,628
  Selling and marketing......          --       992       1,440      3,475     18,027      8,536      31,162
  General and administrative
     expenses (exclusive of
     non-cash compensation
     expense)................         845     1,344       1,852      3,944     12,476      8,143      19,241
  Non-cash compensation expense        --        --          --        291        490        323       1,257
  Depreciation and amortization        13       419       1,748      2,685      6,134      3,467      12,980
                                  -------  --------   ---------  ---------  ---------  ---------   ---------
     Total operating expenses         858     3,860      10,438     21,043     74,354     41,837     140,432
                                  -------  --------   ---------  ---------  ---------  ---------   ---------
     Operating loss..........        (858)   (3,696)     (9,655)   (16,136)   (45,160)   (25,453)    (61,203)
  Interest expense, net......          --      (264)       (838)    (1,529)   (10,318)    (3,561)    (18,674)
  Gain on sale of PCS assets.          --        --          --      1,388         --         --          --
  Gain (loss) on exchange of
    stock....................          --        --          --         --     11,551     11,551        (400)
  Interest income and other, net       58       100      (1,690)        52      4,804        973       4,846
                                  -------  --------   ---------  ---------  ---------  ---------   ---------
     Loss from continuing
       operations before
       income taxes..........        (800)   (3,860)    (12,183)   (16,225)   (39,123)   (16,490)    (75,431)
  Income tax benefit (expense)        262     1,308       4,145      5,275     (1,076)    (2,844)         --
                                  -------  --------   ---------  ---------  ---------  ---------   ---------
     Loss from continuing
       operations............        (538)   (2,552)     (8,038)   (10,950)   (40,199)   (19,334)    (75,431)
                                  -------  --------   ---------  ---------  ---------  ---------   ---------
Preferred stock dividend.....          --        --          --         --     (2,782)        --      (8,170)
                                  -------  --------   ---------  ---------  ---------  ---------   ---------
     Loss from continuing
       operations available to
       common stockholders...     $  (538) $ (2,552)  $  (8,038) $ (10,950) $ (42,981) $ (19,334)  $ (83,601)
                                  =======  ========   =========  =========  =========  =========   =========


                                       20

                                                                                       Nine Months Ended
                                                 Year Ended December 31,                 September 30,
                                  ---------------------------------------------------  ---------------------
                                       1996   1997       1998       1999       2000       2000        2001
                                           (Dollars in thousands, except for per share and other data)

Statements of Income Data:
Number of PCS subscribers(1).          --       312       2,091     13,749     66,447     36,007     146,641
Total population in our markets
  (millions).................          --       0.1         1.6        4.9       10.2       10.2        10.2
ARPU (including roaming)(2)..          --        NM       $  46      $  64      $  75      $  71       $  84
ARPU (excluding roaming)(2)..          --        NM          44         55         51         52          55


                                                                                         Nine Months Ended
                                                 As of December 31,                        September 30,
                                  ---------------------------------------------------           2001
                                       1996   1997       1998       1999       2000    ---------------------
                                                             (In thousands)
Balance Sheet Data:
  Cash and cash equivalents.      $11,132  $    200  $       27  $     147  $ 191,417       $  38,205
  Total property and equipment,
     net.....................       1,435    14,996      17,880     22,894    109,702         193,459
  Total assets...............      25,102    33,328      26,862     32,879    385,061         315,058
  Total debt.................      10,116    16,611      21,180     24,590    185,283         202,701
  Total liabilities..........      25,045    29,094      24,919     35,042    238,300         243,644
  Convertible preferred stock          --        --          --         --    134,422         142,589
  Total stockholders' equity
     (deficit)...............          57     4,234       1,943     (2,163)    12,339         (71,175)

-----------------

(1)  Represents the number of PCS subscribers at the end of each period.

(2) Represents average monthly revenue per unit (subscriber). For more detail on how ARPU is computed, see "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Results of Operations."

                     MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                  FINANCIAL CONDITION AND RESULTS OF OPERATIONS

     The following discussion and analysis should be read in conjunction with the consolidated financial statements and the related notes included elsewhere in this prospectus. The discussion contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from the results anticipated in these forward-looking statements as a result of factors including, but not limited to, those under "Risk Factors" and elsewhere in this prospectus.

Overview

     As of September 30, 2001, we had launched service in markets covering approximately 6.7 million residents, or 66% of the total population in our territory and had approximately 146,641 customers. According to our original business plan, our network, when completed, would have covered 6.9 million residents. We have decided to expand the coverage in our markets from 6.9 million to 7.9 million residents increasing our planned coverage from 68% to 77% of the total population in our territory. We believe that our expanded network will be substantially complete by December 31, 2002.

     Sprint PCS has invested approximately $57.0 million to purchase the PCS licenses in our territory and has incurred additional expenses for microwave clearing. Under the Sprint PCS agreements, we manage our network on Sprint PCS' licensed spectrum and have the right to use the Sprint and Sprint PCS brand names.

Results of Operations

     Service revenues consist primarily of PCS subscriber revenues, Sprint PCS roaming revenues and non-Sprint PCS roaming revenues. PCS subscriber revenues consist primarily of monthly service fees and other charges billed to our customers for Sprint PCS service in our territory under a variety of service plans. We receive Sprint PCS roaming revenues at a per minute rate from Sprint PCS or another Sprint PCS affiliate when Sprint PCS subscribers based outside of our territory use our portion of the Sprint PCS network. Non-Sprint PCS roaming revenues include payments from wireless service providers, other than Sprint PCS, when those providers' subscribers roam on our network.

     We record 100% of PCS subscriber revenues from our customers, Sprint PCS roaming revenues from Sprint PCS subscribers based outside our markets and non-Sprint PCS roaming revenues. Sprint PCS retains 8% of all collected service revenues. Collected service revenues include PCS subscriber revenues and non-Sprint PCS roaming revenues, but exclude Sprint PCS roaming revenues and revenues from sales of equipment. We report the amounts retained by Sprint PCS as selling, general and administrative expenses.

     Equipment revenues consist of digital handsets and accessories sold to our customers. Certain of our equipment sales are made through independent distributors under agreements allowing rights of return on merchandise unsold by the distributors. We defer recognition of such sales until the merchandise is sold by the distributors.

     The following table sets forth a breakdown of our revenues by type.

                                                                             Nine Months Ended
                                        Year Ended December 31,                September 30,
                              -------------------------------------   ----------------------------
                                     1999                  2000            2000            2001
                              ------------------     --------------   --------------  ------------
                                                  (Dollars in thousands, except ARPU)
                                   Amount     %        Amount   %      Amount   %      Amount   %
Subscriber revenues......          $3,665    75%      $17,724  61%    $10,887  66%    $48,989  62%
Roaming revenues.........             642    13%        8,408  29%       3,752 23%      25,645 32%
Equipment revenues.......             600    12%        3,061  10%      1,745  11%      4,595   6%
                              -----------            --------         -------         -------
Total revenues...........          $4,907             $29,193         $16,384         $79,229
                              ===========            ========         =======         =======
ARPU (including roaming)(1)            64                  75              71              84
ARPU (excluding roaming)(1)            55                  51              52              55

--------------------

(1) ARPU, average revenue per unit, is an industry term that measures total PCS service revenues per month from our subscribers divided by the average number of digital subscribers for that month. ARPU (including roaming) is ARPU with Sprint PCS roaming and non-Sprint PCS roaming. ARPU (excluding roaming) excludes Sprint PCS roaming and non-Sprint PCS roaming.

     Nine Months Ended September 30, 2001 Compared to Nine Months Ended September 30, 2000

     Subscriber revenues. Subscriber revenues for the nine months ended September 30, 2001 were $49.0 million, compared to $10.9 million for the nine months ended September 30, 2000, an increase of $38.1 million. The growth in subscriber revenues is primarily the result of the growth in our customer base. We had 146,641 customers at September 30, 2001, compared to 36,007 at September 30, 2000. Our customer base has grown because we have launched additional markets and increased our sales force. ARPU excluding roaming increased for the nine months ended September 30, 2001 compared to the nine months ended September 30, 2000 to $55 from $52 primarily as a result of higher monthly fees and increased minutes of use by our customers.

     Roaming revenues. Roaming revenues increased from $3.8 million for the nine months ended September 30, 2000 to $25.6 million for the nine months ended September 30, 2001, an increase of $21.8 million. ARPU including roaming increased from $71 to $84 for the nine months ended September 30, 2000 and September 30, 2001, respectively. This increase primarily resulted from the continued build out of our network, including highways covering northwest Ohio, northern Indiana and Pennsylvania. We expect continued volume increases in Sprint PCS roaming revenues as we complete the remainder of our network build-out.

     On April 27, 2001, Sprint PCS and its affiliates announced an agreement on a new roaming rate structure, decreasing the per minute receivable and payable for roaming usage from its previous amount of $0.20 per minute to $0.15 per minute on June 1, 2001, $0.12 per minute on October 1, 2001, and a "fair and reasonable return" basis (approximately $0.10 per minute) effective as of January 1, 2002, and for the remainder of the term of the Sprint PCS agreements. This change has not yet been documented, and may not represent the final arrangement. We expect this decrease in the rate to reduce our overall revenue and expense per minute. We anticipate this rate reduction to be offset by volume increases resulting in greater overall roaming revenue and expense in the future.

     Equipment revenues. Equipment revenues consist of handsets and accessories sold to customers through our stores and through our direct sales force. Equipment revenues for the nine months ended September 30, 2001 were $4.6 million, compared to $1.7 million for the nine months ended September 30, 2000, an increase of $2.9 million. The increase in equipment revenues is the result of our increase in customers.

     Cost of services. Cost of services includes costs associated with operating our network, including site rent, utilities, engineering personnel, and other expenses related to operations. Cost of services also includes interconnection expenses, customer care, Sprint charges, Sprint PCS roaming fees and non-Sprint roaming fees. We pay Sprint PCS roaming fees to Sprint PCS when our customers use Sprint PCS' network outside of our territory. We pay non-Sprint PCS roaming fees to other wireless service providers when our customers use their networks. Also included in cost of services are costs incurred under our network services agreement with the Alliances. Horizon PCS recently negotiated an amendment to its agreement with the Alliances and a related amendment to its Sprint PCS agreements. Under the Alliances amendment, Horizon PCS is obligated to pay a fixed minimum monthly fee for a stated minimum period. Horizon PCS expects to incur lower overall fees under this new arrangement at expected usage levels.
The Alliances are also obligated to upgrade their networks to provide 3G technology. In connection with this amendment, the Alliances have agreed with Sprint PCS to modify their networks to cause Sprint PCS to be in compliance with the FCC's construction requirements for PCS networks. Horizon PCS would be responsible for completion of the network modifications if the Alliances fail to comply.

     Under our build-to-suit agreement with SBA, we receive certain site development fees for towers SBA constructs and leases to us. Each site development fee received is recorded as a deferred credit and is amortized over the term of the lease, thereby effectively reducing our tower lease expense.

     Cost of services for the nine months ended September 30, 2001 was $67.2 million, compared to $16.2 million for the nine months ended September 30, 2000, an increase of $51.0 million. This increase reflects the increase in Sprint PCS roaming fees, including long distance charges, of $20.2 million, the increase in costs incurred under our network services agreement with the Alliances of $9.5 million, the increase in network operations, including tower lease expense, circuit costs and payroll expense, of $12.3 million, increased customer care, activations, and billing expense of $7.0 million, and the increase in other variable expenses, including switching and national platform expenses, of $2.0 million.

     Cost of equipment. Cost of equipment includes the cost of handsets and accessories sold by us to our customers. Cost of equipment for the nine months ended September 30, 2001 was $8.6 million, compared to $5.1 million for the nine months ended September 30, 2000, an increase of $3.5 million. The increase in the cost of equipment is the result of the growth in our wireless customers, partially offset by the decreasing unit cost of the handsets. For competitive and marketing reasons, we have sold handsets to our customers below our cost and expect to continue to sell handsets at a price below our cost for the foreseeable future.

     Selling and marketing expenses. Selling and marketing expenses consist of costs associated with operating our 30 retail stores which were in operation during this period, including marketing, advertising, payroll, and sales commissions. Selling and marketing expense also includes commissions paid to national and local third party distribution channels and subsidies on handsets sold by third parties for which we do not record revenue. Selling and marketing expenses rose to $31.2 million for the nine months ended September 30, 2001, compared to $8.5 million for the same period in 2000, an increase of $22.7 million. This increase reflects the increase in the costs of operating our 30 retail stores, including marketing and advertising in our sales territory, of $13.8 million, the increase in subsidies on handsets sold by third parties of $6.6 million, and the increase in commissions paid to third parties of $2.3 million. We expect selling and marketing expense to increase in the aggregate as we expand our coverage and add customers.

     General and administrative expenses. General and administrative costs include the Sprint management fee, a provision for uncollectible accounts, and costs related to corporate support functions, including, costs associated with functions performed for us by Horizon Services under our services agreement. These include finance functions, accounting services, computer access and administration, executive, supervisory, consulting, customer relations, human resources and other administrative services. Horizon Services' costs for these functions are charged to us using a standard FCC cost allocation methodology. Under this methodology, all costs that can be specifically identified to us are directly charged to us, and all costs that are specifically identified to other subsidiaries of Horizon Telcom are charged to them. Costs incurred by Horizon Services that cannot be specifically identified to a company for which Horizon Services provides service are apportioned among the Horizon Telcom subsidiaries based on appropriate measures. Because of the economies of scale inherent in a centralized service company, we believe we are able to receive these services less expensively through this arrangement than if we provided them ourselves. General and administrative expenses for the nine months ended September 30, 2001 were $19.2 million compared to $8.1 million in 2000, an increase of $11.1 million. The increase reflects an increase in the provision for uncollectible accounts of $3.0 million, an increase in the Sprint PCS management fee of $3.2 million, increased professional fees, including non- recurring costs related to pursuing strategic business alternatives of $1.3 million, increased headcount and professional services at Horizon Services, needed to support our growth, of $1.6 million, and other general expenses, including property and franchise taxes, of $2.0 million.

     Non-cash compensation expense. For the nine months ended September 30, 2001 and 2000, we recorded stock-based compensation expense of approximately $1.3 million and $324,000, respectively. The $1.3 million includes $725,000 related to the distribution of 7,249 shares of Horizon Telcom stock to employees of Horizon PCS and $532,000 for certain stock options granted in November 1999. Stock-based compensation expense will continue to be recognized through the conclusion of the vesting period for these options in 2005. The annual non-cash compensation expense expected to be recognized for these stock options is approximately $709,000 in 2001, $681,000 in 2002, $622,000 in 2003, $193,000 in
2004, and $71,000 in 2005.

     Depreciation and amortization expense. Depreciation and amortization expenses increased by $9.5 million to a total of $13.0 million in 2001. The increase reflects the continuing construction of our network. Because our acquisition of Bright PCS was accounted for as a purchase transaction, amortization has increased as a result of amortizing the intangible assets.

     At September 30, 2000, we recorded an intangible asset of $13.4 million for the value of warrants we agreed to grant to Sprint PCS. The intangible asset will be amortized over the remaining term of the Sprint PCS management agreement resulting in $752,000 of amortization expense per year. Amortization expense for the nine months ended September 30, 2001 was approximately $564,000.

     Goodwill amortization will cease as of December 31, 2001 with the adoption of SFAS No. 142. The Company has not determined the financial impact the adoption of SFAS No. 142 will have on its financial position or results of operations.

     Gain (loss) on exchange of stock. On April 2, 2001, the Company distributed 7,249 shares of Horizon Telcom stock to employees of Horizon PCS. In conjunction with this transaction, the Company recognized a non-operating loss of approximately $400,000 representing the reduced fair market value of the stock at the time of the transaction compared to the original holding value of the investment. In 2000, the Company recognized a gain of approximately $11.6 million on Horizon Telcom stock used in the acquisition of Bright PCS.

     Interest income and other, net. Other income for the nine months ended September 30, 2001 was $4.8 million and consisted primarily of interest income. Interest income was generated from the short-term investment of cash proceeds from our private equity sales, senior discount notes and drawings under the senior secured credit facility, all completed on September 26, 2000. As capital expenditures are made to complete the build-out of our network, decreasing cash balances may result in lower daily interest income in the future.

     Interest expense, net. Interest expense for the nine months ended September 30, 2001 was $18.7 million, compared to $3.6 million in 2000, and consisted of interest on debt. Interest on our senior secured credit facility accrues at LIBOR plus our specified margin (approximately 6.9% at September 30, 2001). We accrue interest at a rate of 14% per annum on our senior discount notes through October 1, 2005 and will pay interest semi-annually in cash thereafter. Interest expense also includes the amortized amount of deferred financing fees related to our senior secured credit facility, our senior discount notes, and the amortization of the related warrants. At June 29, 2001, we agreed to several changes in the senior credit facility including a 0.25% increase in the annual interest rate. We expect our interest expense to increase in the future as we borrow under our senior credit facility to fund our network build out and operating losses.

     Income tax expense (benefit). Until September 26, 2000 we were included in the consolidated federal income tax return of Horizon Telcom. We provided for federal income taxes on a pro rata basis, consistent with a consolidated tax-sharing agreement. As a result of the sale of the convertible preferred stock on September 26, 2000, we will not be able to participate in the tax sharing agreement nor will we be able to recognize any net operating loss benefits until we start to generate taxable income. We did not record any income tax benefit for the nine months ended September 30, 2001 because of the uncertainty of generating future taxable income to be able to recognize current net operating losses.

     In 2000, we recorded an income tax expense from continuing operations, resulting primarily from the recognition by us of an excess loss account on the deconsolidation from the Horizon Telcom affiliated group, reduced by the benefit of the carryback net operating losses and an increase in the valuation allowance. In addition, we generated a tax of $4.3 million on a stock dividend of 10% of Horizon Telcom stock held by us to Horizon Telcom. The tax on the stock dividend was charged directly to equity and not recorded as an income tax expense.

     Loss from continuing operations. Our loss from continuing operations for the nine months ended September 30, 2001 was $75.4 million compared to $19.3 million for the nine months ended September 30, 2000. The increase in our loss reflects the continued expenses relative to launching our markets and building our customer base.

     Discontinued operations. In April 2000, we transferred our Internet, long distance and other businesses unrelated to the wireless operations to Horizon Technology, a separate subsidiary of Horizon Telcom, at net book value. Accordingly, the results of operations for these business units have been reported as discontinued operations in the prior period.

     Extraordinary loss. As a result of the September 26, 2000 financings, we retired long term debt payable to financial institutions. As a result of the debt extinguishments, we expensed the unamortized portion of the related financing costs, as well as fees associated with the debt extinguishments. These fees and expenses amounted to approximately $748,000 and are shown on the statement of operation net of a tax benefit of $262,000.

     Preferred stock dividend. Our convertible preferred stock pays a stock dividend at the rate of 7.5% per annum, payable semi-annually commencing May 1, 2001. For the nine months ended September 30, 2001, we accrued a stock dividend of $8.2 million. On May 1, 2001 we issued an additional 1,163,051 shares of preferred stock in payment of the stock dividends through April 30, 2001 and on November 1, 2001 we issued an additional 1,021,882 shares of preferred stock in payment of the stock dividends through October 31, 2001.

     Other comprehensive income (loss). In the first quarter of 2001, we entered into a two year interest rate swap effectively fixing $25.0 million of our term loan at a rate of 9.4%. In the third quarter of 2001, we entered into a two year interest rate swap effectively fixing the remaining $25.0 million of our term loan at 7.65%. We do not expect the effects of these swaps to have a material impact to interest expense for the remainder of 2001. Other comprehensive income may fluctuate based on changes in the fair value of the swap instrument. Other comprehensive loss of approximately $679,000 and an other expense of approximately $84,000 were recorded for the nine months ended September 30, 2001.

Year Ended December 31, 2000 Compared to Year Ended December 31, 1999

     Subscriber revenues. Subscriber revenues for the year ended December 31, 2000 were $17.7 million, compared to $3.7 million for the year ended December 31, 1999, an increase of $14.0 million. The growth in subscriber revenues is primarily the result of the growth in our customer base. We had 66,447 customers at December 31, 2000, compared to 13,749 at December 31, 1999. We believe our customer base has grown because we have launched additional markets, increased our sales force and are now marketing under the Sprint PCS brand rather than our own.

     Roaming revenues. Roaming revenues increased from $642,000 for the year ended December 31, 1999 to $8.4 million for the year ended December 31, 2000, an increase of $7.8 million. This increase primarily resulted from the launch of portions of our network covering two heavily traveled interstate highways in western Virginia in the fourth quarter of 1999, as well as our launch of our northwest Ohio and northern Indiana markets in the fourth quarter of 2000.

     ARPU excluding roaming and travel decreased from the year ended December 31, 1999 to the year ended December 31, 2000 primarily as a result of the change in the mix of the packages our subscribers have selected. Our subscribers have selected packages with lower monthly recurring charges made available to our subscribers as a result of our seasonal promotions. The decrease caused by the change in the mix of packages was partially offset by the increase in the charges to our subscribers for minute sensitive usage (long distance and overage) and the growth in our Sprint PCS roaming revenues. ARPU including roaming and travel increased in the year ended December 31, 1999 as compared to the same period in 2000, as a result of the increase in travel revenue from customers other than our own on our network.

     Equipment revenues. Equipment revenues consist of handsets and accessories sold to customers. Equipment revenues for the year ended December 31, 2000 were $3.1 million, compared to $600,000 for the year ended December 31, 1999, an increase of $2.5 million. The increase in equipment revenues is the result of our increase in customers.

     Cost of services. Cost of services for the year ended December 31, 2000 was $27.5 million, compared to $8.2 million for the year ended December 31, 1999, an increase of $19.3 million. This increase reflects the increase in roaming fees of $5.8 million, the increase in costs incurred under our network services agreement with the Alliances of $6.7 million, $1.5 million of additional costs for rent expense for the additional towers leased, additional customer care support of $2.7 million and $2.6 million of network operational and payroll expenses.

     Cost of equipment. Cost of equipment for the year ended December 31, 2000 was $9.8 million, compared to $2.4 million for the year ended December 31, 1999, an increase of $7.4 million. The increase in the cost of equipment is the result of the growth in our wireless customers (13,749 customers at December 31, 1999 compared to 66,447 at December 31, 2000), partially offset by the decreasing unit cost of the handsets. For competitive and marketing reasons, we have sold handsets to our customers below our cost and expect to continue to sell handsets at a price below our cost for the foreseeable future.

     Selling and marketing expenses. Selling and marketing expenses consist of costs associated with operating our 16 retail stores, including marketing, advertising, payroll, and sales commissions. Selling and marketing expense also includes commissions paid to national and local third party distribution channels and subsidies on handsets sold by third parties for which we do not record revenue. Selling and marketing expenses rose to $18.0 million for the year ended December 31, 2000, compared to $3.5 million for the same period in 1999, an increase of $14.5 million. This increase reflects the increase in the costs of operating our 16 retail stores of $7.7 million, the increase in subsidies on handsets sold by third parties of $4.0 million, and the increase in commissions paid to third parties of $2.8 million.

     General and administrative expenses. General and administrative expenses rose to $12.5 million for the year ended December 31, 2000, compared to $3.9 million for the same period in 1999, an increase of $8.6 million. This increase reflects the 8% fee paid to Sprint PCS on our increased collected service revenues (an increase of $1.2 million), increased headcount and professional services at Horizon Services needed to support our growth (an increase of $3.6 million), building and maintenance expenses (increase of $1.4 million), consulting, legal and bank fees (increase of $900,000), the provision for uncollectible accounts (increase of $1.0 million), and other general expenses (increase of $500,000).

     Non-cash compensation expense. For the years ended December 31, 2000 and 1999, we recorded stock-based compensation expense of $490,000 and $291,000, respectively, for certain stock options granted in November 1999. Stock-based compensation expense will continue to be recognized through the conclusion of the vesting period for these options in 2005. The annual non-cash compensation expense expected to be recognized is approximately $709,000 in 2001, $681,000 in 2002, $622,000 in 2003, $193,000 in 2004, and $71,000 in 2005.

     Depreciation and amortization expenses. Depreciation and amortization expenses increased by $3.4 million to a total of $6.1 million in 2000. The increase reflects the continuing construction of our network. Because our acquisition of Bright PCS was accounted for as a purchase transaction, amortization will increase as a result of amortizing the intangible assets.

     At September 30, 2000, we recorded an intangible asset of $13.4 million for the value of warrants we agreed to grant to Sprint. These warrants will be amortized over the remaining term of the Sprint PCS management agreement, resulting in $752,000 of amortization expense per year. Amortization expense for the year ended December 31, 2000 was approximately $188,000.

     Gain on exchange of stock. We transferred 40% of our Horizon Telcom stock to the former members of Bright PCS as part of the consideration for the acquisition of Bright PCS. This transaction resulted in a gain of $10.5 million. In addition, in September 2000, 10% of the 12% of the stock of Horizon Telcom was distributed to the shareholders in the form of a dividend. To the extent that the dividend was paid to shareholders other than the Parent, a non-cash gain of $1.0 million was recognized.

     Interest income and other, net. Other income (expense) in 2000 was $4.8 million and consisted primarily of interest income of approximately $4.2 million and dividend income of approximately $600,000. Interest income was generated from cash proceeds from our private equity sales, senior discount notes and drawings under the senior secured credit facility, all completed on September 26, 2000. The proceeds were invested in short term accounts waiting to be deployed. As capital expenditures are made to complete the build-out of our network, decreasing cash balances may result in lower daily interest income in the future.

     Interest expense, net. Interest expense for the year ended December 31, 2000 was $10.3 million, compared to $1.5 million in 1999, and consisted of interest on debt. The increase in interest expense is the result of our additional debt outstanding during the year ended December 31, 2000 compared to the same period in 1999. We incurred approximately $2.0 million from the senior secured credit facility entered into in September, 2000. Interest on our senior credit facility accrues at LIBOR plus our specified margin (approximately 10.6% at December 31, 2000). We accrue interest at a rate of 14% per annum on our senior discount notes through October 1, 2005 and will pay interest semi-annually in cash thereafter. Non-cash interest expense also included the amortized amount of deferred financing fees related to our senior secured credit facility, our senior discount notes, and the accretion of our warrants related to the senior discount notes. Total non-cash interest expense for the year ended December 31, 2000 was $6.5 million compared to $4,700 for the same period in 1999. In addition, the $13.0 million short-term convertible note issued to obtain funds used to purchase common stock of Horizon Telcom resulted in an increase in interest expense of $1.1 million. We expect our interest expense to increase in the future as we borrow under our senior secured credit facility to fund our network build-out and operating losses.

     Income tax expense (benefit). Until September 26, 2000 we were included in the consolidated federal income tax return of Horizon Telcom. We provided for federal income taxes on a pro rata basis, consistent with a consolidated tax-sharing agreement. As a result of the sale of the convertible preferred stock on September 26, 2000, we will not be able to participate in the tax sharing agreement nor will we be able to recognize any net operating loss benefits until we start to generate taxable income. Thus, we will file a separate federal income tax return for the short period after deconsolidation through December 31, 2000.

     In addition, we recorded an income tax expense from continuing operations of $1.1 million for the year. This expense was primarily a result of the recognition by us of an excess loss account on the deconsolidation from the Horizon Telcom affiliated group, reduced by the benefit of the carryback net operating losses and an increase in the valuation allowance.

     We generated a tax of $4.3 million on a stock dividend of 10% of Horizon Telcom stock held by us to Horizon Telcom. The tax on the stock dividend was charged directly to equity and not recorded as an income tax expense.

     Loss from continuing operations. Our loss from continuing operations for the year ended December 31, 2000 was $40.2 million compared to $11.0 million for the year ended December 31, 1999. The increase in our loss reflects the continued expenses related to launching our markets and building our customer base partially offset by the $11.6 million gain on exchange of stock.

     Discontinued operations. In April 2000, we transferred our Internet, long distance and other businesses unrelated to the wireless operations to United Communications, a separate subsidiary of Horizon Telcom, at net book value. Accordingly, the results of operations for these business units have been reported as discontinued operations in the current and prior periods. Income from discontinued operations, net of tax expense, was $141,000 for the year ended December 31, 2000 and $282,000 for the year ended December 31, 1999.

     Extraordinary loss. As a result of the September 26, 2000 financings described earlier, we retired long term debt payable to financial institutions. As a result of this debt extinguishment, we expensed the unamortized portion of the related financing costs as well as fees associated with the debt extinguishments. These fees and expenses amounted to $748,000 and are shown on the statement of operations net of a tax benefit of $262,000.

     Preferred stock dividend. Our convertible preferred stock pays a stock dividend at the rate of 7.5% per annum, payable semi-annually commencing April
30. For the year ended December 31, 2000, we recorded the accrual of a stock dividend payable in additional stock of $2.8 million.

Liquidity and Capital Resources

     Through September 26, 2000 we financed our operations through equity contributions from Horizon Telcom and through debt financing provided by the Rural Telephone Finance Cooperative (RTFC). As of December 31, 2000, we had received $21.2 million of equity contributions from Horizon Telcom consisting of $18.7 million in cash contributions and $2.5 million in property contributions. Horizon Telcom's equity contribution during 1999 consisted of a contribution of property of $2.5 million and $3.7 million in cash contributions. Of this amount, $2.0 million was funded by Horizon Telcom's sale of towers to SBA. The equity contributions for the year ended December 31, 2000 consisted of $1.4 million in cash contributions.

     On September 26, 2000, an investor group led by Apollo Management purchased $126.5 million of our convertible preferred stock in a private placement.
Concurrent with the closing, the holder of our $14.1 million short-term convertible note (including accrued interest of $1.1 million) converted it into the same convertible preferred stock purchased by the investor group. On September 26, 2000, we received $149.7 million from the issuance of $295.0 million of Senior Discount Notes due 2010. The senior discount notes accrete in value until October 1, 2005 at a rate of 14% compounded semi-annually. Also on September 26, 2000, we received $50.0 million as part of a $225.0 million senior secured credit facility led by First Union National Bank. The amount of the senior secured credit facility was increased to $250.0 million in November 2000.

     On June 29, 2001, the Company amended its senior secured credit agreement with the bank group. This modification amended and restated certain financial covenants, including EBITDA and revenue thresholds. The amendment also increased the base interest rate by 25 basis points to LIBOR plus 3.75% - 4.25%.

     On December 7, 2001, we received $169.8 million from the issuance of $175.0 million of 13 3/4% of senior notes due 2011. Interest on these notes is payable semi-annually.

     The senior discount notes were issued with aggregate principal amount sufficient to generate gross proceeds of $149.7 million. These notes do not require us to pay cash interest until the fifth year after they are issued, at which point we will pay semi-annual interest until maturity. The senior discount notes and the senior notes are general unsecured obligations. They are guaranteed by our existing and future domestic restricted subsidiaries. The guarantees are senior subordinated obligations of our existing and future domestic restricted subsidiaries. The rights of the holders of our senior discount notes and our senior notes to receive payments pursuant to the guarantees are subordinated in right of payment to the holders of our existing and future senior indebtedness, including our $250.0 million senior secured credit facility.

     Our $250.0 million senior secured credit facility consists of the following two loans:

     o a $155.0 million term loan, available in a $50.0 million tranche and a $105.0 million tranche, under which we may borrow to finance (i) the direct cost of the construction and operation of a regional digital wireless telecommunications network on the Sprint PCS system; (ii) transaction costs and expenses; and (iii) working capital and other general corporate purposes; and
     o a $95.0 million revolving credit facility, the proceeds of which may be used to fund working capital.

     The $50.0 million tranche was drawn on September 26, 2000. We are required, and we expect, to draw the remaining $105.0 million tranche by March 31, 2002. The term loans bear interest at various floating rates, which approximate one to six month LIBOR rates plus 3.75% - 4.25%, or approximately 6.3% - 6.9% at September 30, 2001.

     During the year ended December 31, 2000, we borrowed $13.0 million in the form of a short-term convertible note to purchase 19.78% of the outstanding capital stock of Horizon Telcom. The $14.1 million total of principal and accrued interest on this note was converted into 2.6 million shares of convertible preferred stock on September 26, 2000. In May 2000, we exchanged 31,912 shares of Horizon Telcom common stock, which we acquired in February 2000, along with 4.7 million newly issued shares of our class B common stock, for the remaining 74% ownership interest in Bright PCS which we did not previously own.

     Net cash used in operating activities was $5.6 million for the year ended December 31, 2000. This reflects the continuing use of cash for our operations, offset by a substantial increase in accounts payable and accrued liabilities. Net cash used in investing activities was $91.0 million for the year ended December 31, 2000. Our capital expenditures were $6.3 million for the year ended December 31, 1999 and $83.6 million for the year ended December 31, 2000. This reflects the continuing build-out of our network. Other investing expenditures were related to the acquisition of 19.78% of the outstanding common stock of Horizon Telcom for $11.8 million offset by the cash acquired in the acquisition of Bright PCS of $4.9 million. Net cash provided by financing activities for the year ended December 31, 2000 was $287.8 million consisting primarily of the proceeds from the offering of senior discount notes ($149.7 million), borrowings under our senior secured credit facility ($50.0 million), and the sale of convertible preferred stock ($126.5 million), less related fees.

     During 1999 and 2000, Horizon Telcom paid an aggregate of $5.2 million and $1.6 million, respectively, to us under our tax-sharing agreement with Horizon Telcom. As a result of the sale of the convertible preferred stock in September 2000, Horizon Telcom, for tax purposes, owns less than 80% of Horizon PCS. Therefore we will no longer be included in the consolidated tax return. As a result, we will not be able to participate in the tax-sharing agreement and will not receive further payments from Horizon Telcom.

     At September 30, 2001, we had cash and cash equivalents of $38.2 million and working capital of $24.3 million. At December 31, 2000, we had cash and cash equivalents of $191.4 million and working capital of $162.2 million. The decrease in cash and cash equivalents of $153.2 million is primarily attributable to funding our loss from continuing operations of $75.4 million (this loss includes certain non-cash charges) and funding our capital expenditures of $90.4 million for the nine months ended September 30, 2001.

     Net cash used in operating activities for the nine months ended September 30, 2001 was $64.5 million. This reflects the continuing use of cash for our operations to build our customer base, including but not limited to providing service in our markets and the costs of acquiring new customers. For the nine months ended September 30, 2001, our cost per gross additional customer was approximately $337. Increases to depreciation and other non-cash charges were offset by an increase in accounts receivable and decreases in accounts payable and other accrued liabilities.

     Net cash used in investing activities for the nine months ended September 30, 2001 was $87.5 million. Our capital expenditures for that period were $90.4 million, reflecting the continuing build-out of our network. At September 30, 2001, we operated approximately 529 cell sites in our network. This represents an addition of approximately 226 sites during 2001. In addition to the sites, we have increased the number of switching stations in our territory and have increased our number of retail stores from 16 at the end of 2000 to 30 at September 30, 2001. We will incur additional capital expenditures as we complete the build-out of our network, including adding approximately 20 more stores, completing additional cell sites, and expanding capacity at our switches as needed.

     Net cash used in financing activities for the nine months ended September 30, 2001 was $1.3 million consisting primarily of deferred financing fees. With the amendment to the senior secured credit facility on June 29, 2001, we paid a fee of $875,000 to the bank group. We expect to increase our borrowings in the future to fund our operating losses and to fund additional capital expenditures needed to complete the build-out of our network. At September 30, 2001, we had

$200.0 million available to be borrowed under our senior secured credit facility.

     We anticipate that our existing cash and available borrowings under our senior secured credit facility will be adequate to fund our expanded network build-out, anticipated operating losses and working capital requirements until we achieve positive earnings before interest, taxes, depreciation and amortization that we expect to achieve in the third quarter of 2003. The actual funds required to pursue the corporate opportunities described above may vary materially from these estimates, and additional funds may be required because of acquisitions, an expansion of our territory or network, unforeseen delays, cost overruns, unanticipated expenses, regulatory changes, engineering design changes and required technological upgrades and other technological risks. We cannot assure you that our business will generate sufficient cash flow from operations or that future borrowings will be available to us in an amount sufficient to enable us to fund our liquidity and working capital requirements and our pursuit of the corporate opportunities described above. See "Risk Factors."

Quantitative and Qualitative Disclosure About Market Risk

     We do not engage in commodity futures trading activities and do not enter into derivative financial instruments for trading or other speculative purposes. We also do not engage in transactions in foreign currencies that would expose us to market risk.

     In the normal course of business, our operations are exposed to interest rate risk on our senior secured credit facility. Our primary interest rate risk exposures relate to 1) the interest rate on our financing, 2) our ability to refinance our senior discount notes and the senior notes at maturity at market rates, and 3) the impact of interest rate movements on our ability to meet interest expense requirements and meet financial covenants under our debt instruments.

     We manage the interest rate risk on our outstanding long-term debt through the use of fixed and variable rate debt and interest rate swaps. In the first quarter of 2001, we entered into a two year interest rate swap effectively fixing $25.0 million of our term debt at a rate of 9.4%. In the third quarter of 2001, we entered into a two year interest rate swap effectively fixing the remaining $25.0 million of our term loan at 7.65%. As of September 30, 2001, the value of the interest rate swaps recorded as accumulated other comprehensive loss was $679,000. While we cannot predict our ability to refinance existing debt or the impact interest rate movements will have on our existing debt, we continue to evaluate our interest rate risk on an ongoing basis.

     As of September 30, 2001, we have entered into interest rate swaps to fix the interest rate on 100% of our variable long-term debt. Therefore, an increase in the base lending rate would have an immaterial effect on our annual earnings. However, our swap interest rates are currently greater than the market interest rates. Thus, our results from operations currently reflect a higher interest expense than had we not hedged our position. If we do not renew our swaps, or, if we do not hedge incremental borrowings under our senior secured credit facility, of which we have $200.0 million available at September 30, 2001, we will increase our interest rate risk which could have a material impact on our future earnings.

     The carrying value of the financial instruments approximates fair value.

Regulatory Developments

     See  "Regulation  of  the  Wireless  Telecommunications   Industry"  for  a
discussion of regulatory developments that could have a future impact on us.

Seasonality

     Our business is subject to seasonality because the wireless industry is heavily dependent on calendar fourth quarter results. Among other things, the industry relies on significantly higher customer additions and handset sales in the calendar fourth quarter as compared to the other three calendar quarters. A number of factors contribute to this trend, including:

     o The increasing use of retail distribution, which is more dependent upon the year-end holiday shopping season;
     o    The timing of new product and service announcements and introductions;
     o    Competitive pricing pressures; and
     o    Aggressive marketing and promotions.

Inflation

     We believe that inflation has not had, and will not have, a material adverse effect on our results of operations.

Effect of Recently Issued Accounting Pronouncements

     Accounting for derivative instrument and hedging activities. In June 1998, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards ("SFAS") No. 133, "Accounting for Derivative Instruments and Hedging Activities," which establishes accounting and reporting standards for derivative instruments and for hedging activities by requiring that all derivatives be recognized in the balance sheet and measured at fair value. As amended by Statement of Financial Accounting Standards No. 137 (SFAS 137), Accounting for Derivative Instruments and Hedging Activities -- Deferral of the Effective Date of FASB Statement No. 133, the provisions of SFAS 133 required adoption to all fiscal quarters of all fiscal years beginning after June 15, 2000. The adoption did not have a material effect on our consolidated results of operations, financial position, or cash flows.

     Revenue recognition in financial statements. In November of 1999, the Securities and Exchange Commission released Staff Accounting Bulletin Number 101 -- Revenue Recognition in Financial Statements. This bulletin became effective for us for the quarter ended June 30, 2000. This bulletin establishes more clearly defined revenue recognition criteria than previously existing accounting pronouncements, and specifically addresses revenue recognition requirements for nonrefundable fees, such as activation fees, collected by a company upon entering into an arrangement with a customer, such as an arrangement to provide telecommunications services. The adoption of this bulletin has not had a significant effect on our financial position or results of operations.

     Business combinations and goodwill. In July 2001, the Financial Accounting Standards Board issued SFAS No. 141, Business Combinations and SFAS No. 142, Goodwill and Other Intangible Assets. SFAS No. 141 addresses financial accounting and reporting for all business combinations and requires that all business combinations entered into subsequent to June 2001 be recorded under the purchase method. This statement also addresses financial accounting and reporting for goodwill and other intangible assets acquired in a business combination at acquisition. SFAS No. 142 addresses financial accounting and reporting for intangible assets acquired individually or with a group of other assets at acquisition. This statement also addresses financial accounting and reporting for goodwill and other intangible assets subsequent to their acquisition.

     These statements were adopted by us on January 1, 2002. Goodwill amortization ceased as of December 31, 2001, and we will be required to complete an impairment test of the remaining goodwill balance annually (more frequently if impairment indicators arise). We have not yet determined the financial impact the adoption of these pronouncements will have on our financial position or results of operations. As of September 30, 2001, we have goodwill of approximately $7.3 million related to the acquisition of Bright PCS in June 2000. As of the date of this prospectus, we have not completed the valuation for the impairment test.

     Asset  retirement  obligations.  In June,  2001,  the Financial  Accounting
Standards Board issued SFAS No. 143, Accounting for Asset Retirement Obligations. This statement addresses financial accounting and reporting for obligations associated with the retirement of tangible long-lived assets and the associated asset retirement costs. It applies to legal obligations associated with the retirement of long-lived assets that result from the acquisition, construction, development and (or) the normal operation of a long-lived asset.

We will adopt this statement effective January 1, 2003. We have not yet determined the financial impact the adoption will have on our financial position or results of operations.

     Accounting for impairment. In August, 2001, the Financial Accounting Standards Board issued SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets. SFAS No. 144 addresses financial accounting and reporting for the impairment of long-lived assets. The statement supersedes SFAS No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of, and the accounting and reporting provisions of APB Opinion No.
30. SFAS No. 144 removes goodwill from its scope, as goodwill will be addressed in the impairment test described above under SFAS No. 142. SFAS No. 144 also describes the cash flow estimation approach used in determining impairment. We adopted SFAS No. 144 on January 1, 2002. We have not yet determined the financial impact the adoption will have on our financial position or results of operations.

                                    BUSINESS

Overview

     We are one of the largest Sprint PCS affiliates based on our exclusive right to market Sprint PCS products and services to a total population of over
10.2 million in portions of twelve contiguous states. Our markets are located between Sprint PCS' Chicago, New York and Raleigh/Durham markets and connect or are adjacent to 15 major Sprint PCS markets that have a total population of over 59 million. As a Sprint PCS affiliate, we market digital personal communications services, or PCS, under the Sprint and Sprint PCS brand names.

Sprint PCS

     Sprint PCS, a wholly-owned subsidiary of Sprint, operates the largest 100% digital, 100% PCS wireless network in the United States. The digital technology that Sprint PCS uses is code division multiple access technology, referred to as CDMA. Sprint PCS has licenses to provide PCS service nationwide. Sprint PCS operates its PCS network in major metropolitan markets throughout the United States and has entered into agreements with affiliates, such as ourselves, to build out and manage networks in smaller metropolitan areas and along major highways.

     Sprint launched its first commercial PCS service in the United States in November 1995. By combining its brand name, national footprint, competitively priced plans, and extensive product offerings, Sprint PCS has experienced rapid customer growth. In the fourth quarter of 2001, Sprint PCS reported that it added over 1.1 million direct customers and 381,000 affiliate customers. As of December 31, 2001, Sprint PCS had more than 13.5 million direct customers and, together with its affiliates, provided service to 15.5 million customers on an all-digital network covering almost 285 million people.

Sprint PCS Subscriber Trends
(In thousands)

                                              1997                   1998                    1999
                                       -------------------  ----------------------  -----------------------
           Total Sprint PCS            Q1   Q2     Q3    Q4  Q1    Q2    Q3    Q4     Q1   Q2     Q3     Q4
             subscribers............   192  347   570   887 1,114 1,370 1,750 2,586 3,350 3,967 4,687 5,723

                                                              2000                          2001
                                                   -------------------------  ------------------------------
           Total Sprint PCS                         Q1     Q2    Q3     Q4      Q1      Q2     Q3      Q4
             subscribers.......................    6,554  7,437 8,352  9,543  10,355  11,198 12,441  13,555


     Statements in this prospectus regarding Sprint Corporation or Sprint PCS are derived from information contained in the periodic reports and other documents filed with the Securities and Exchange Commission by Sprint and Sprint PCS, or press releases issued by Sprint and Sprint PCS.

Competitive Strengths

     Strategic Relationship with Sprint PCS

     Our long-term strategic affiliation with Sprint PCS provides us with many business, operational and marketing advantages including the following:

     Sprint PCS' national brand name recognition and national advertising support. We have the exclusive right to use the Sprint and Sprint PCS brand names for the sale of Sprint PCS products and services in our territory. We benefit from the strength and the reputation of the Sprint and Sprint PCS brands. Sprint PCS' national advertising campaigns and developed marketing programs are provided to us at little or no additional cost under our Sprint PCS agreements. We offer the same strategic pricing plans, promotional campaigns and handset and accessory promotions as Sprint PCS, and have the ability to add pricing plans and marketing promotions that target local market needs.

     Established and available distribution channels. We benefit from immediate access to major national retailers under Sprint PCS' existing sales and distribution agreements and other national sales and distribution channels, including:

     o a sales and distribution agreement with RadioShack, which provides us with access to approximately 178 stores in our territory;
     o the sales and distribution agreements with other major national third-party retailers such as Best Buy, Circuit City, Kmart, Office Depot and Wal-Mart, which collectively provide us with access to approximately 277 additional retail outlets in our territory;
     o    Sprint PCS' national inbound  telemarketing sales force;
     o    Sprint PCS' national accounts sales team; and
     o    Sprint PCS' electronic commerce sales platform.

     Sprint PCS' nationwide digital PCS network. As of December 31, 2001, Sprint PCS, together with its affiliates, operated PCS systems providing service to nearly 285 million people nationwide, including all of the 50 largest metropolitan markets. Our network operates with Sprint PCS' national network and extends Sprint PCS' coverage into our markets, which we believe is important to Sprint PCS' national strategy. We believe our ability to provide our customers with access to Sprint PCS' nationwide network represents a competitive advantage over other national and regional providers of wireless services.

     Sprint PCS wireless web. Our network supports and markets the Sprint PCS Wireless Web. The Sprint PCS Wireless Web allows customers with data capable or web-browser enabled handsets to connect to the Internet and browse specially designed text-based web sites, including AOL, Yahoo!, Amazon.com, Bloomberg.com, CNN Interactive, MapQuest.com, Fox Sports, Ameritrade, InfoSpace.com and Weather.com. For more information on the Sprint PCS Wireless Web, see "-- Products and Services -- Access to the Sprint PCS Wireless Web." Sprint PCS' investment to upgrade its network to 3G is expected to result in up to a doubling of voice capacity nationwide and dramatically increased data speeds. The migration to 3G is also expected to provide better economics for Sprint PCS and its affiliates through improved spectrum efficiency.

     Sprint PCS' extensive research and development. We benefit from Sprint PCS' extensive research and development effort, which provides us with ongoing access to new technological products and enhanced service features without significant research and development expenditures of our own. We have prompt access to any developments produced by Sprint PCS for use in our network.

     Better equipment availability and pricing. We are able to acquire our network equipment, handsets and accessories more quickly and at a significantly lower cost than we would without our strategic relationship with Sprint PCS. We purchase our network equipment, handsets and accessories under Sprint PCS' vendor arrangements that provide for volume discounts. These discounts significantly reduce the overall capital required to build our network and significantly reduce our costs of handsets and accessories.

     Sprint PCS licenses and long-term commitments. We have the exclusive right to use Sprint PCS' licensed spectrum to provide Sprint PCS products and services in our territory. Sprint PCS has funded the purchase of the licenses covering our territory at a cost of approximately $57.0 million and has incurred additional expenses for microwave clearing. As a Sprint PCS affiliate, we did not have to fund the acquisition of these licenses, thereby reducing our start-up costs. The Sprint PCS agreements are for a total of 50 years, including an initial term of 20 years and three 10-year renewal terms. These agreements will automatically renew for the renewal period unless at least two years prior to the commencement of any renewal period either party notifies the other party that it does not wish to renew the agreement.

     Sprint PCS' back office services. When we initially launched our independent PCS operations, we provided our own back office services, such as customer services and billing services. In May 2000, we amended the Sprint PCS agreements so that Sprint PCS will provide these back office services to us. Beginning in June 2000, all new markets that we launch are under our new back office arrangement with Sprint PCS. We completed conversion of our existing customers to these services in June 2001. We expect the cost of these services will be at or below the cost of providing the services ourselves, due to anticipated rate reductions and Sprint PCS' ability to economically manage the support of new services. We also believe this arrangement will allow us to more quickly roll out new Sprint PCS products and services in our markets.

Other Competitive Strengths of Our Business

     In addition to the advantages provided by our strategic affiliation with Sprint PCS, we have the following additional competitive strengths:

     Attractive markets.  Our markets,  with a total population of approximately
10.2 million, are in areas with attractive demographics characteristics, including the following:

     o Fewer competitors in our markets compared to major metropolitan areas. We face fewer competitors in our markets than is the case in the surrounding urban markets. In addition, we were the first or second PCS provider in a majority of our 54 markets.
     o High volume of commuter and long-distance travel. Our territories include more than 2,600 interstate miles and numerous other federal and major state highways. We believe coverage along these highways will generate significant roaming revenues.
     o Significant overlap with Sprint PCS and Horizon Telcom local telephone service areas. Approximately 20% of the people in our territory are residents in Sprint Local Telephone Division markets. We believe that we can take advantage of Sprint PCS' local telephone customers' familiarity with Sprint PCS' brand and product quality when marketing our wireless service. Similarly, we benefit from local brand awareness of Horizon Telcom, the majority owner of Horizon PCS. Horizon Telcom provides local telephone service in our Chillicothe, Ohio market where we have a company record penetration of covered residents of 16%. The former owners of Bright PCS also offer local telephone service in northwestern Ohio, and we expect to benefit positively from their long-term relationships with their local telephone customers.
     o Large student population. There are over 240,000 students attending more than 60 four-year colleges and universities located in our territories, including Notre Dame, Penn State, Ohio University, the University of Virginia, Virginia Tech, and West Virginia University. There are also numerous other colleges and universities throughout our markets. We believe college students are among the heaviest users of wireless services.
     o Popular resorts and day-trip destinations. There are more than 25 ski resorts, three major NASCAR speedways, popular resorts, state parks, and other tourist destinations in our service areas.

     Potential for significant roaming revenue. We receive Sprint PCS roaming revenue from Sprint PCS subscribers based outside our territory who roam on our network. Our territory is adjacent to or connects 15 major markets owned and operated by Sprint PCS, including Buffalo, Chicago, Cincinnati, Cleveland, Columbus, Detroit, Indianapolis, Knoxville, Lexington, New York, Philadelphia, Pittsburgh, Raleigh/ Durham, Richmond and Washington, D.C. These markets include five of the ten largest metropolitan areas in the United States, which have a total population of approximately 59 million residents. Our territory also contains more than 2,600 interstate miles, as follows:

                                                                            Estimated Total Interstate Miles(1)
                                                                            -----------------------------------
                                                                               Between           In Our
                     Interstate            Major Destination Cities         Destinations        Territory
                       I-80/I-90         Chicago, IL to New York, NY              787               478
                            I-90         Cleveland, OH to Buffalo, NY             188               117
                            I-75         Detroit, MI to Cincinnati, OH            264                57
                            I-77         Cleveland, OH to Charlotte, NC           510               314
                            I-79         Erie, PA to Charleston, WV               337               234
                            I-81         Syracuse, NY to Knoxville, TN            790               419
                            I-64         Lexington, KY to Richmond, VA            473               350
                            I-69         Indianapolis, IN to Lansing, MI          241               106
                           I-476         Scranton, PA to Philadelphia, PA         124
                                         Other interstates                         --               519
                                                                               ------            ------
                                         Total                                  3,714             2,654
                                                                               ======            ======

    --------------

(1)  Source: Rand McNally.

     Our territory also includes numerous other federal and major state highways. The proximity of our markets to major Sprint PCS markets and the concentration of major interstates and highways in our territory create significant potential for roaming revenue.

     High-capacity, spectrum efficient network. We have built an all-digital PCS network that we believe is high-quality. We believe that our network design will allow our network to handle more customers with fewer dropped calls and better clarity than our competitors. In accordance with Sprint PCS' national plan, we are in the process of upgrading most of our network to 1XRTT, a 3G technology, by mid-year 2002. Because we believe that our CDMA technology is more efficient than GSM or TDMA, we believe that, unlike our GSM and TDMA competitors, we will not require additional spectrum in order to operate our 3G network. We believe that our early deployment of 3G technology will provide us with a competitive advantage in the market for wireless data services.

     A network build-out that covers approximately 66% of the total population in our territory at September 30, 2001. We are continuing to build our network and, upon completion of our network, we believe that we will cover approximately
7.9 million residents, or 77% of the total population in our territory. We believe that our network will be substantially complete by December 31, 2002. The Alliances have already completed the build-out of 12 of their 13 required markets and have begun to provide fill-in coverage in our Virginia and West Virginia markets. We have utilized third-party relationships to quickly build out our network. For instance, we used co-location opportunities to build our Kingsport, Tennessee market, which we launched in late August 2000. We actively managed the Bright PCS build-out using a build-to-suit approach which involves engaging a third-party to construct towers and lease them to us. This approach requires less capital than building our own towers. In addition, when Sprint PCS granted our new markets in Pennsylvania, New York, Ohio and New Jersey, we purchased 154 sites which were already under construction by Sprint PCS. Of the sites in these markets, 264 are currently on air for travel.

     Fully funded business plan. We are currently fully funded under our revised business plan, which includes completing the build-out of a network which will cover 7.9 million residents and operating 50 retail stores. We expect to achieve positive earnings before interest, taxes, depreciation and amortization in the third quarter of 2003. Our current projections of operating results are a function of a number of factors, many of which are beyond our control.

     Proven track record; strong management and sponsorship. We entered the wireless industry in 1997 to capitalize on the strong growth opportunities that we believed existed and launched independent PCS service before Sprint PCS was offering affiliation opportunities. To successfully offer service as an independent provider, we were required to finance, build and launch our initial markets without any of the benefits of affiliation. Because of our success as an independent PCS provider we were able to become a charter Sprint PCS affiliate. Since then we have expanded our territory from a total population of less than
1.0 million in 1998 to a total population of 10.2 million today. We have accomplished this by developing our relationship with the Alliances, investing in and subsequently acquiring Bright PCS, and establishing a strategic partnership with Sprint PCS.

     Our senior management has been crucial to our success. William A. McKell, Chairman of the Board, President and Chief Executive Officer, and Peter M. Holland, Chief Financial Officer, have been with Horizon since its inception and have between them 28 years of telecommunications experience.

     An investor group, led by Apollo Management, a leading financial sponsor, owns $142.6 million of our convertible preferred stock as of September 30, 2001.

Business Strategy

     We believe that the following elements of our business strategy will enable us to rapidly complete our network, distinguish our wireless service offerings from those of our competitors and compete successfully in the wireless communications marketplace:

     Taking full advantage of the benefits of our affiliation with Sprint PCS. The benefits of our affiliation with Sprint PCS include:

     o    Sprint PCS brand awareness and national marketing programs;
     o access to established Sprint PCS distribution channels and outlets, national marketing plans and marketing strategies;
     o    Sprint PCS nationwide  coverage;
     o availability of discount prices for network and subscriber equipment under Sprint PCS' vendor contracts;
     o    revenues from Sprint PCS subscribers traveling onto our network;
     o use of Sprint PCS' back office services including customer activation, billing and customer care; and
     o use of Sprint PCS' national network control center which is responsible for continually monitoring the performance of our network and providing rapid response for systems maintenance needs.

     Rapidly completing the expanded build-out of our network. We have successfully developed several key relationships which allow us to efficiently launch our markets. For the build-out in our Bright PCS markets and for fill-in coverage in our initial markets, we rely on our build-to-suit arrangements with SBA Communications Corporation. These arrangements allow us to minimize capital costs and take advantage of SBA's expertise in quickly completing the site acquisition process. For markets with a high concentration of existing towers or zoning challenges, we employ a co-location strategy. For our Virginia and West Virginia markets, we use our network services agreement with the Alliances to increase our coverage to our markets with a total population of 2.9 million. For our new markets in Pennsylvania, New York, Ohio and New Jersey, we purchased network assets currently under construction from Sprint PCS, enabling us to launch these markets much earlier than if we had to complete the entire build-out of these markets independently.

     Deploying a high-capacity, spectrum efficient network. We have built an all-digital PCS network that we believe is high-quality. Our strategy is to provide service to the largest communities in our markets and the interstates and primary roads connecting these communities to one another and to the adjacent major markets owned and operated by Sprint PCS. We believe that our network design, together with the use of digital CDMA technology, will allow our network to handle more customers with fewer dropped calls and better clarity than our competitors. We will also participate in Sprint PCS' nationwide roll-out of 3G services in the summer of 2002.

     Executing an integrated local marketing strategy. Our marketing strategy is to take full advantage of Sprint's and Sprint PCS' nationwide presence and brand names while at the same time establishing a strong local presence in each of our markets. We emphasize the improved clarity and quality, enhanced features and favorable pricing of Sprint PCS products and services and replicate the marketing strategies that have resulted in Sprint PCS becoming the fastest growing wireless service provider in the country. In addition, on the local level, we are or soon will be:

     o establishing a total of up to 50 Sprint PCS stores within our territory;
     o establishing local third-party sales and distribution relationships on an as-needed basis;
     o directing our media efforts at the community level by advertising in local publications and radio;
     o    sponsoring local and regional events; and
     o using the local telephone offices of Sprint and the former owners of Bright PCS that are located in our markets to offer our products and services.

     Continuing to explore opportunities to expand our territory and provide complementary products and services. Since the initial grant of our markets, we have significantly expanded the geographic scope of our territory through three separate transactions. We expect to continually evaluate ways to strategically expand our territory. Similarly, we expect to consider offering complementary products and services.

Markets

     Our territory covers 54 markets in parts of Indiana, Kentucky, Maryland, Michigan, New Jersey, New York, North Carolina, Ohio, Pennsylvania, Tennessee, Virginia, and West Virginia. Sprint PCS has launched service in 15 major metropolitan areas that are adjacent to our markets and have a combined total population of approximately 59 million. We believe that connecting or being adjacent to existing Sprint PCS markets is important to Sprint PCS' and our strategy to provide seamless, nationwide PCS service.

    The following chart identifies our markets:

                                          Sprint                    Estimated
                                           PCS           MHz of       Total
     Market                               Grant(1)      Spectrum   Population(2)
     ------                               --------      --------   -------------
     Fort Wayne, IN...................      Bright         10        689,200
     Kingsport (Tri-Cities), TN.......         2nd         20        689,100
     Scranton, PA.....................         3rd         30        664,700
     Roanoke, VA......................         2nd         10        645,200
     Charleston, WV...................         1st         20        492,700
     Huntington, WV...................         1st         20        369,700
     South Bend, IN...................      Bright         10        348,800
     Erie, PA.........................         3rd         10        280,200
     Elkhart, IN......................      Bright         10        256,900
     Lima, OH.........................      Bright         30        251,800
     Olean, NY........................         3rd         30        240,200
     Charlottesville, VA..............         2nd         30        218,600
     Clarksburg, WV...................         2nd         30        195,600
     Sunbury, PA......................         3rd         30        194,300
     Zanesville, OH...................         1st         20        187,200
     Kokomo, IN.......................      Bright         30        186,000
     Williamson, WV...................         2nd         20        183,900
     Parkersburg, WV..................         1st         20        182,000
     Jamestown, NY....................         3rd         30        180,100
     Bluefield, WV....................         2nd         20        176,200
     New York, NY (Partial)(3)........         3rd         30        169,673
     Beckley, WV......................         2nd         20        169,500
     Danville, VA.....................         2nd         10        168,600
     Williamsport, PA.................         3rd         30        161,200
     Benton Harbor, MI................      Bright         10        160,100
     Lynchburg, VA....................         2nd         10        160,100
     Cumberland, MD...................         2nd         10        159,000
     Findlay, OH......................      Bright         30        152,900
     Pottsville, PA...................         3rd         30        151,000
     State College, PA................         3rd         30        134,900
     Athens, OH.......................         1st         20        132,100
     Stroudsburg, PA..................         3rd         30        128,100
     Du Bois, PA......................         3rd         30        127,900
     Cincinnati, OH (Partial)(3)......         2nd         10        127,400
     Sharon, PA.......................         3rd         10        122,300
     Michigan City, IN (Partial)(3)...      Bright         10        109,900
     Marion, IN.......................      Bright         30        108,600
     Morgantown, WV...................         2nd         30        107,800
     Staunton, VA.....................         2nd         10        107,600
     Chillicothe, OH..................         1st       35 (4)      104,700
     Oil City, PA.....................         3rd         30        104,500

     Ashtabula, OH....................         3rd         10        103,500
     Portsmouth, OH...................         1st         20         93,800
     Martinsville, VA.................         2nd         10         90,400
     Meadville, PA....................         3rd         10         90,000
     Allentown, PA (Partial)(3).......         3rd         30         59,094
     Fairmont, WV.....................         2nd         30         56,800
     Knoxville, TN (Partial)(3).......         3rd         10         54,201
     Dayton, OH (Partial)(3)..........      Bright         10         41,065
     Logan, WV........................         2nd         10         40,900
     Canton, OH (Partial)(3)..........         2nd         10         36,215
     Toledo, OH (Partial)(3)..........      Bright         30         30,066
     Kalamazoo, MI (Partial)(3).......      Bright         30         20,009
     Battle Creek, MI (Partial)(3)....      Bright         30          8,980
                                                                  -------------
              Estimated total population                           10,225,303
                                                                  =============

    ----------

(1) Indicates the grant from Sprint PCS in which we received our respective markets. "Bright" indicates markets granted to Bright PCS in October 1999. The following summarizes our other grants:

                            1st:      June 1998
                            2nd:      August 1999
                            3rd:      May 2000

(2) Estimated total population is based on January 1, 1999 estimates compiled by Rand McNally Commercial Atlas & Marketing Guide, 2000 Edition.

(3) The estimated total population in these markets represents the population of the counties within the market granted to us in the Sprint PCS agreements, not the total population of that market.

(4)  Includes 15 MHz of spectrum owned directly by us.

Network Build-Out Plan

     Our network build-out strategy is to provide service to the largest communities in our markets and to cover interstates and primary roads connecting these communities to each other, and to the adjacent major markets owned and operated by Sprint PCS. We believe that our schedule for completing the build-out is achievable based on our prior experience in network build-out, the digital PCS technology we will use to build our PCS network and the established standards of Sprint PCS. We have designed our build-out to exceed the requirements of the Sprint PCS agreements.

     Our markets have a total population of approximately 10.2 million. As of September 30, 2001, we had launched service in markets covering approximately
6.7 million residents, or 66% of the total population in our territory and had approximately 146,641 customers. According to our original business plan, our network, when completed, would have covered 6.9 million residents. We have decided to expand the coverage in our markets from 6.9 million to 7.9 million residents, increasing our planned coverage from 68% to 77% of the total population of our territory. We believe that our expanded network will be substantially complete by December 31, 2002.

Network Build-Out Elements

     As part of our network build-out strategy, we entered into outsourcing relationships with the third parties described below to assist us in building out our network. We believe that these relationships result in a more timely, efficient and cost effective build-out process.

     Radio frequency design. We have engaged an outside design firm to provide radio frequency design, engineering and optimization services for our new markets. This firm assists us in determining the required number of cell sites to operate the network and identifies the general geographic areas in which each of the required cell sites will be located.

     Site acquisition, project management and construction. We use a combination of build-to-suit and co-location opportunities in the design and construction of our network. We consider these arrangements to be preferable to building our own towers.

     Build-to-suit arrangements are contractual relationships whereby a tower company constructs and owns a cell tower at a location that we approve and leases the cell tower to us for use in our network. Co-location is an arrangement whereby a wireless service provider, like us, is allowed to use another party's cell tower as part of its network. Generally we prefer build-to-suit opportunities because of the favorable development fees and leasing terms associated with our arrangement with SBA. Under our build-to-suit agreement, SBA acquires the site, builds the tower and leases it to us.

     In situations where we determine that build-to-suit is not appropriate, we use a co-location strategy. For sites where co-location leases are utilized, zoning, permitting and surveying approvals and licenses have already been secured, which minimizes our start-up costs and accelerates access to the markets.

     We expect that approximately 1,380 sites will be required to achieve our planned expanded coverage of the residents in our territory, including those provided to us through our network services agreement.

     Microwave relocation. At the time of the FCC's auction of PCS licenses, other third parties were using portions of the same frequency bandwidths for the operation of microwave facilities. The FCC has established procedures for PCS licensees to relocate these existing microwave paths, generally at the PCS licensee's expense. Sprint PCS relocates the microwave paths that use frequencies owned by Sprint PCS, and is analyzing these relocations as we continue the build-out of our network. Sprint PCS is also paying for a portion of the relocation costs. Sprint PCS has substantially completed the necessary relocation for the microwave paths in our markets.

     Switching. We currently use two switching centers in Chillicothe, Ohio and Ft. Wayne, Indiana to provide services to our network. We also utilize the Alliance's two switching centers under our network services agreement, and use a Sprint PCS switching center on an interim basis to more rapidly launch our markets in western Pennsylvania. A switching center serves several purposes, including routing calls, managing call handoff, managing access to the public telephone network and providing access to voice mail. We are constructing two additional switching centers, one in Johnson City, Tennessee and one in Erie, Pennsylvania, which we plan to complete in 2002. The new Nortel switch in Johnson City will replace the older Motorola switch in Chillicothe. We believe the capacity of three Nortel switching centers is adequate to accommodate our planned growth.

     Interconnection. Our network connects to the public telephone network through local exchange carriers. Through our Sprint PCS agreements, we benefit from Sprint PCS-negotiated interconnection agreements with local exchange carriers, which govern the terms of the relationship between telephone service carriers which interconnect in order to provide service between networks.

     Long distance and back haul. We use Sprint and other third-party providers for long distance services and for back haul services. Back haul services are the telecommunications services that other carriers provide to carry our voice traffic from our cell towers to our switching facilities. When we use Sprint, we receive the same preferred rates made available to Sprint PCS.

     Network monitoring. We use Sprint PCS' Network Operations Control Center to monitor continuously our owned and operated network. The Alliances operate a comparable network operations control center that provides network monitoring in our resale markets.

SBA Agreement

     Prior to August 1999, Horizon Telcom owned the cell site towers we used in our network. In August 1999, Horizon Telcom sold to SBA the towers we used in our network, and we subsequently entered into a long-term lease arrangement with SBA. We now pay a fixed amount per month, per cell site, to SBA for the right to use their towers in our markets. This fixed fee is subject to an annual percentage increase for each site beginning on the third anniversary of the date we began using the site. We believe that the rates we pay under this agreement are generally more favorable than average co-location rates available in our markets.

     In August 1999, we also entered into a build-to-suit agreement with SBA. Under this agreement, SBA acquires and develops the sites and installs the towers at locations approved by us. We receive a site development fee from SBA for tower sites which SBA constructs on our behalf. We have agreed to lease space on a number of existing SBA towers for which we pay a fixed amount per month, per cell site. For some of the leases, we receive a one year rent abatement on these sites. Rent expense for the leases which include abatement will be recognized on a straight-line basis over the life of the lease.

Motorola Product Supply Agreement

     In December 1999, we entered into a product supply agreement with Motorola for the purchase of the telecommunications products and services for our network. Motorola also provides installation services for our network equipment. We are using Motorola equipment for the build out of our markets in Pennsylvania, New York, Ohio and New Jersey. Since entering into the Sprint PCS agreements in June 1998, we have benefited from Sprint PCS' volume pricing arrangements with Motorola on our equipment purchases and expect to continue to benefit going forward.

Alliances Network Services Agreement

     The Alliances are two related independent PCS providers offering service under the NTELOS brand name. In August 1999, we entered into a network services agreement with the Alliances for 13 of our markets in Virginia and West Virginia. Under this agreement, we are entitled to use the Alliances' wireless network and equipment to provide services to our customers in these markets. The Alliances are required to maintain their network to Sprint PCS technical standards. We pay the Alliances a minimum monthly charge for a fixed number of minutes and a per minute of use charge for minutes in excess of the fixed number of minutes.

     We believe this arrangement eliminates or defers capital costs, and reduces network expenses while permitting a faster launch of service and preserving our capital for other uses. In addition, this arrangement gives us access to additional spectrum in markets where Sprint PCS has limited bandwidth and reduces our risk of technological obsolescence in these markets. We are subject to the risk that the Alliances will not satisfactorily build out, operate, maintain or upgrade their network. See "Risk Factors."

     As of September 30, 2001, the Alliances had deployed 458 cell sites within our markets in West Virginia and Virginia and had complied with their contractual build-out requirements to date. As of September 30, 2001, the Alliances provided coverage to 62% of the total population of 2.9 million in the markets covered by our network services agreement.

     In the event we terminate our agreement with the Alliances because of the Alliances' breach of the agreement, we have the right to continue to use the Alliances' network for up to 36 months after the termination at rates which reflect a significant discount from the standard pricing terms under our agreement. This is intended to enable us to continue to provide services to our customers while we build out our own network. In addition, after December 31, 2003, we have the right to overbuild the Alliances' markets, on a market-by-market basis, at any time for any reason.

Products and Services

     Our products and services mirror the service offerings of Sprint PCS and are designed to integrate seamlessly with the Sprint PCS nationwide network. Sprint PCS Wireless Services currently serve the majority of the nation's metropolitan areas, including more than 4,000 cities and communities, providing customers with affordable, reliable 100% digital, 100% PCS services. The Sprint PCS service package we offer includes the following:

     100% digital wireless mobility. Our primary service is wireless mobility coverage. Our PCS network is part of the largest 100% digital, 100% PCS network in the nation. We offer customers in our territory enhanced voice clarity, advanced features, and simple, affordable Sprint PCS pricing plans. These plans include free long distance and wireless airtime minutes for use throughout the Sprint PCS network at no additional charge. Our basic wireless service includes voice mail, caller ID, enhanced call waiting, three-way calling, call forwarding, distinctive ringing and call blocking.

     Nationwide service. Our customers are able to use Sprint PCS services in our markets and seamlessly throughout the Sprint PCS network. Dual-band/dual-mode handsets allow roaming on wireless networks where Sprint PCS is not available and with which Sprint PCS has roaming agreements. These handsets are designed to operate on analog and digital cellular networks, as well as on Sprint PCS' digital PCS networks.

     Advanced handsets. CDMA handsets offer up to three to five days of standby time and approximately two to four hours of talk time. We also offer dual-band/dual-mode handsets that allow customers to make and receive calls on both PCS and cellular frequency bands and both digital or analog technology. These handsets allow roaming on cellular networks where Sprint PCS digital service is not available. All handsets are equipped with preprogrammed features such as speed dial and last number redial, and are sold under the Sprint and Sprint PCS brand names.

     Extended battery life. CDMA handsets offer significantly extended battery life relative to earlier technologies, providing up to three to five days of standby battery life. Handsets operating on a digital system are capable of saving battery life while turned on but not in use, improving efficiency and extending the handset's use.

     Improved voice quality. We believe the Sprint PCS CDMA technology offers significantly improved voice quality compared to existing analog and TDMA networks, more powerful error correction, less susceptibility to call fading and enhanced interference rejection, all of which result in fewer dropped calls. See "-- CDMA Technology" for a discussion of the reasons CDMA technology offers improved voice quality.

     Privacy and security. Sprint PCS provides secure voice transmissions encoded into a digital format to prevent eavesdropping and unauthorized cloning of subscriber identification numbers.

     Easy activation. Customers can purchase a Sprint PCS handset off the shelf at a retail location and activate their service by calling customer service, which can program the handset over the air. We believe over-the-air activation will reduce the training requirements for salespersons at the retail locations.

     Customer care. When we initially launched our independent PCS operations, we provided our own "back office" services, such as customer services and billing services. In May 2000, we amended our Sprint PCS agreements so that Sprint PCS will provide the back office services to us. Our existing customers were transitioned to these services in June of 2001. By using Sprint PCS' established back office services, we believe that our operating costs will be reduced. By using Sprint PCS' services, we expect to more rapidly implement new products and services offered by Sprint PCS. Sprint PCS offers customer care 24 hours a day, seven days a week. Our customers can call the Sprint PCS toll-free customer care number from anywhere on the national Sprint PCS network by dialing *2.



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

     Access to the Sprint PCS Wireless Web. We support and market the Sprint PCS Wireless Web throughout our network. The Sprint PCS Wireless Web allows subscribers with data-capable handsets to connect their portable computers or personal digital assistants to the Internet. Sprint PCS subscribers with data-capable handsets also have the ability to receive periodic information updates such as stock prices, airline schedules, sports scores and weather reports directly on their handsets. Sprint PCS subscribers with web-browser enabled handsets have the ability to connect to and browse specially designed text-based Internet sites on an interactive basis. Sprint PCS has agreements with numerous Internet providers to provide services for the Sprint PCS Wireless Web. Sprint PCS offers Sprint PCS Wireless Web as an add-on to existing Sprint PCS' Free and Clear pricing plans. We began offering wireless web service in most of our markets in the fourth quarter of 2000.

     Clear Pay pricing plan. We offer Sprint PCS' "Clear Pay" pricing plan in our markets. The "Clear Pay" plan is a credit policy which is designed to enable potential subscribers who may not have a credit history that qualifies for standard Sprint PCS post-pay pricing plans to become subscribers, without having to pay high rates customarily associated with pre-paid plans or to provide a large deposit. We believe that the "Clear Pay" pricing plan allows us to obtain subscribers which we would not be able to otherwise obtain if we used standard post-pay credit policies.

     Other services. We believe that new features and services will be developed on the Sprint PCS nationwide network to take advantage of CDMA technology. As a leading wireless provider, Sprint PCS conducts ongoing research and development to produce innovative services that give Sprint PCS a competitive advantage. We intend to offer a portfolio of products and services developed by Sprint PCS to accommodate the growth in, and the unique requirements of, high speed data traffic and demand for video services. We plan to provide, when available, a number of applications for wireless data services including facsimile, Internet access, wireless local area networks and point-of-sale terminal connections.

Marketing Strategy

     Our marketing and sales strategy uses Sprint PCS' strategies and developed national distribution channels that have helped Sprint PCS generate rapid customer growth. We augment Sprint PCS' strategies with strategies tailored to our specific territory.

     Use of Sprint PCS' brand equity and marketing. We feature exclusively and prominently the nationally recognized Sprint and Sprint PCS brand names in our marketing effort. From the customers' point of view, they will use our PCS network and the Sprint PCS national network seamlessly as a unified national network. We are building on Sprint PCS' national distribution channels and advertising programs.

     Pricing. We believe our use of the Sprint PCS pricing strategy offers customers in our territory simple, easy-to-understand service plans. Sprint PCS' consumer pricing plans are typically structured with competitive monthly recurring charges and large local calling areas, service features such as voicemail, enhanced caller ID, call waiting and three-way calling and what we believe to be competitive per-minute rates. Lower per-minute rates relative to analog cellular providers are possible in part because the CDMA system that both we and Sprint PCS employ has greater capacity than current analog cellular systems, which we believe enables us to market high usage customer plans at lower prices. All of Sprint PCS' current national plans:

     o    include minutes in any Sprint PCS market with no roaming charges;
     o include several features that we believe are advantageous and convenient to customers and generally require no annual contracts or hidden charges;
     o offer a wide selection of phones to meet the needs of consumers and businesses; and
     o    provide a limited-time money back guarantee on Sprint PCS phones.

     In addition, Sprint PCS' national Free and Clear plans, which we believe offer simple, affordable plans for every consumer and business customer, include the option to choose free long distance calling from anywhere on its nationwide network, a package of off-peak minutes or Sprint PCS Wireless Web.



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

     Local focus. Our local focus enables us to supplement Sprint PCS' marketing strategies with our own strategies tailored to each of our specific markets. These include attracting local businesses to enhance our distribution and using local radio and newspaper advertising to sell our products and services in each of our launched markets. We have established a local sales force to execute our marketing strategy through company-owned Sprint PCS stores, and also employ a direct sales force targeted to business sales. In addition, Sprint PCS' existing agreements with national retailers provide us with access to over 332 retail locations in our territory. We also expect the former owners of Bright PCS to offer Sprint PCS products in their local telephone offices in northwestern Ohio. Sprint-owned local exchange carriers provide local telephone service to approximately 20% of the total population in our territory, which provides us with an additional distribution channel through which we can market to an established base of Sprint customers. Some of the Sprint local exchange markets have a store for Sprint customers to pay their bills, which we use to sell Sprint PCS products and services.

     Advertising and promotions. Sprint PCS uses national as well as regional television, radio, print, outdoor and other advertising campaigns to promote its products. We benefit from this national advertising in our territory at no additional cost to us.

     Sponsorships. Sprint PCS is a sponsor of numerous selected, broad-based national and regional events. These sponsorships provide Sprint PCS with brand name and product recognition in high profile events, provide a forum for sales and promotional events and enhance our promotional efforts in our territory.

     Bundling of services. We intend to take advantage of the complete array of communications services offered by bundling Sprint PCS services with other Sprint products, such as long distance and Internet access.

Sales and Distribution

     Our sales and distribution plan mirrors Sprint PCS' multiple channel sales and distribution plan. Key elements of our sales and distribution plan consist of the following:

     Sprint store within a RadioShack store. Sprint has an arrangement with RadioShack to install a "store within a store" for the sale of Sprint PCS service. RadioShack has approximately 178 stores in our territory.

     Other national and regional third party retail stores. We also benefit from the distribution agreements established by Sprint PCS with other national and regional retailers which currently include Best Buy, Circuit City, Kmart, Office Depot, The Good Guys, Dillards, The Sharper Image, Montgomery Ward, OfficeMax, Ritz Camera, Staples, Cord Camera, The Wiz, Wal-Mart and certain May Company department stores. At present, these retailers operate approximately 277 retail stores in our territory. We also believe that we benefit from stores located in major Sprint PCS markets near our markets because residents of our territory who buy PCS handsets at those stores become our subscribers.

     Sprint PCS stores. We currently own and operate 38 Sprint PCS stores. We plan to have up to 50 Sprint PCS stores in our territory by the end of 2002. These stores will be located in larger markets within our territory, which we believe will provide us with strong local presence and a high degree of visibility. Following the Sprint PCS model, these stores will be designed to facilitate retail sales, bill collection and customer service.

     Local telephone stores. We also offer Sprint PCS products and services through the Sprint Local Telephone Division retail centers in our service area and through local telephone service centers of former owners of Bright PCS and their affiliates located in our markets.

     National accounts and direct selling. We participate in Sprint PCS' national accounts program. Sprint PCS has a national accounts team which focuses on the corporate headquarters of Fortune 500 companies. Once a representative reaches an agreement with the corporate headquarters, we service the offices of that corporation located in our territory. Our direct sales force will target the employees of these corporations in our territory and cultivate other local business clients.

     Inbound telemarketing. Sprint PCS provides inbound telemarketing sales when customers call from our territory. As the exclusive provider of Sprint PCS products and services in our market, we use the national Sprint 1-800-480-4PCS number campaigns that generate call-in leads. These leads are then handled by Sprint PCS' inbound telemarketing group.

     Electronic commerce. Sprint PCS launched an Internet site in December 1998 which contains information on Sprint PCS products and services. A visitor to Sprint PCS' Internet site can order and pay for a handset and select a rate plan. Customers visiting the site can review the status of their account, including the number of minutes used in the current billing cycle. Customers in our territory who purchase products and services over the Sprint PCS Internet site are our customers.

CDMA Technology

     Sprint PCS' nationwide network and its affiliates' networks all use digital CDMA technology. CDMA technology is fundamental to accomplishing our business objective of providing high-volume, high-quality airtime at a low cost. We believe that CDMA provides important system performance benefits.

     Voice quality. We believe that CDMA systems offer less interference, more powerful error correction and less susceptibility to fading than analog systems. Using enhanced voice coding techniques, CDMA systems achieve voice quality that is comparable to that of the typical wireline telephone. This CDMA voice coding technology also filters out annoying background noise more effectively than existing wireline, analog cellular or other digital PCS phones.

     Capacity. CDMA technology allows a greater number of calls within one specific frequency and reuses the entire frequency spectrum in each cell. CDMA systems provide capacity gains of up to seven times over current analog systems and up to three times greater than TDMA and GSM systems. Additional capacity improvements are expected for CDMA networks over the next two years as new third generation standards are approved and implemented that will allow for high-speed data and an even greater increase in the voice traffic capacity.

     CDMA technology is designed to provide flexible or "soft" capacity that permits networks like ours to temporarily increase the number of telephone calls that can be handled within a cell. When capacity limitations in analog, TDMA and GSM systems are reached, additional callers in a given cell must be given a busy signal. Using CDMA technology, networks like ours can allow a small reduction in voice quality to provide temporary increases in capacity. This reduces blocked calls and increases the probability of a successful cell-to-cell hand-off.

     Soft hand-off. As a subscriber travels from one cell site to another cell site, the call must be "handed off" to the second site. CDMA systems transfer calls throughout the network using a technique referred to as a soft hand-off, which connects a mobile customer's call with a new cell site while maintaining a connection with the cell site currently in use. CDMA networks monitor the quality of the transmission received by both cell sites simultaneously to select a better transmission path and to ensure that the network does not disconnect the call in one cell until it is clearly established in a new one. As a result, fewer calls are dropped compared to analog, TDMA and GSM networks which use a "hard hand-off" and disconnect the call from the current cell site as it connects with a new one.

     Integrated services. CDMA systems permit us to offer advanced features, including voice mail, caller ID, enhanced call waiting, three-way calling, call forwarding and paging and text-messaging. These advanced features may also be offered by companies utilizing competing technologies.

     Privacy and security. One of the benefits of CDMA technology is that it combines a constantly changing coding scheme with a low power signal to enhance security and privacy. Vendors are currently developing additional encryption capabilities which we believe further enhance overall network security.



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

     Frequency planning. Frequency planning is the process used to analyze and test alternative patterns of frequency use within a wireless network to minimize interference between one call and another call and to maximize capacity. Currently, cellular service providers spend considerable money and time on frequency planning. Because TDMA and GSM based systems have frequency reuse constraints similar to present analog systems, frequency reuse planning for TDMA and GSM based systems is expected to be comparable to planning for the current analog systems. With CDMA technology, however, the same group of frequencies can be reused in every cell, substantially reducing the need for costly frequency reuse patterning and constant frequency plan management.

     Battery life. Due to their greater efficiency in power consumption, CDMA handsets will provide up to three to five days of standby time and approximately two to four hours of talk time availability. We believe this generally exceeds the battery life of handsets using alternative digital or analog technologies.

     Benefits of other technologies. While CDMA has the benefits discussed above, TDMA networks are generally less expensive when overlaying existing analog systems. In addition, the GSM technology standard, unlike CDMA, supports a more robust interoperability standard which more easily allows a network operator to use equipment from several different vendors in the same network. This, along with the fact that the GSM technology is currently more widely deployed throughout the world than CDMA, provides economies of scale for handset and equipment purchases. A standards process is also underway which will allow wireless handsets to support analog, TDMA and GSM technologies in a single unit. Currently, there are no plans to have CDMA handsets that support either the TDMA or GSM technologies.

     Third generation technology. In addition, wireless carriers are beginning to implement a new "third generation," or "3G," technology throughout the industry. The 3G technology is intended to increase networks' capacity for voice calls and enable better transmission of high speed data. Sprint PCS has selected a version of 3G technology, 1XRTT, for its own networks and required us to upgrade our network to provide it. We currently estimate that this network upgrade will cost approximately $35 million, but actual costs could exceed this estimate. To date, this technology has not been deployed on a commercial basis.

Competition

     Given the broad geographic coverage of our territory, the competition that we face from other wireless providers is fragmented. We compete, to varying degrees, with regional and national cellular, PCS and other wireless service providers. Currently, we believe that our strongest competition is from cellular providers, many of which have been operating in our markets and building their customer base for a number of years.

     Our largest single competitor is Verizon Wireless, which offers service in the majority of our markets. We also face significant competition from AT&T Wireless, which operates in conjunction with its affiliates in almost all of our markets. After Verizon and AT&T Wireless, our strongest competitors are regional wireless providers, ALLTEL, Centennial and NTELOS.

     The following table lists the material operational competitors known to us within our various geographic areas:

                                             Primary Operating        Type of
                                                Competitors           Service
                                             -----------------        ----------
     Geographic Area
     Ohio markets.........................   ALLTEL                   Cellular
                                             AT&T Wireless            Cellular
                                             Verizon Wireless         Cellular
                                             Nextel                   ESMR
     Indiana markets......................   Centennial               Cellular
                                             CenturyTel               Cellular
                                             Verizon Wireless         Cellular
                                             VoiceStream              PCS
                                             Nextel                   ESMR



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
     Pennsylvania and New York markets....   AT&T Wireless            Cellular
                                             Verizon Wireless         Cellular
                                             VoiceStream              PCS
                                             Nextel                   ESMR
     Virginia and West Virginia markets...   ALLTEL                   Cellular
                                             AT&T Wireless            Cellular
                                             Verizon Wireless         Cellular
                                             NTELOS                   PCS
                                             Triton PCS(1)            PCS
     Tennessee markets....................   ALLTEL                   Cellular
                                             Verizon Wireless         Cellular
                                             Cingular                 PCS
                                             Triton PCS(1)            PCS
                                             Nextel                   ESMR
    ----------

(1) Triton PCS is an AT&T Wireless affiliate offering AT&T Wireless and SunCom co-branded service.

     Our primary competitors offer a wireless service that is generally comparable to our PCS service. However, as a Sprint PCS affiliate, we believe we are positioned to successfully compete with all of these wireless providers due to the strength of the Sprint PCS brand name, distribution channels, and CDMA network. Verizon Wireless, in particular, lacks a single technology throughout all of its markets. We also believe that our primary competitors do not offer 100% digital technology.

     Nextel Communications, together with its affiliate Nextel Partners, has licenses to offer service in the vast majority of our markets and currently offers service to less than half of our planned covered residents. We believe Nextel's coverage in many of these markets is focused primarily on highway coverage as opposed to community coverage.

     Our ability to compete effectively with these other providers will depend on a number of factors, including the continued success of CDMA technology in providing better call clarity and quality as compared to analog cellular systems, Sprint PCS' competitive pricing with various options suiting individual customer's calling needs, the continued expansion and improvement of the Sprint PCS nationwide network, our extensive direct and indirect sales channels, our centralized Sprint PCS customer care systems, and our selection of handset options.

     Many of our competitors have access to more licensed spectrum than the 10 or 20MHz licensed to Sprint PCS in some of our markets. Many of our competitors also have established infrastructures, marketing programs and brand names. Many of our competitors may be able to offer coverage in areas not served by our network, or, because of their calling volumes or their affiliations with, or ownership of, other wireless providers, may be able to offer roaming rates that are lower than those offered by Sprint PCS. PCS operators compete with us in providing some or all of the services available through the Sprint PCS network and may provide services that we do not. Additionally, we expect that existing cellular providers will continue to upgrade their systems to provide digital wireless communication services competitive with Sprint PCS.

     We also face limited competition from "resellers" which provide wireless service to customers but do not hold FCC licenses or own facilities. Instead, the reseller buys blocks of wireless telephone numbers and capacity from a licensed carrier and resells service through its own distribution network to the public. Thus, a reseller is both a customer of a wireless licensee's services and also a competitor of that and other licensees. The FCC requires all cellular and PCS licensees to permit resale of carrier service to resellers. Although Sprint PCS is required to resell PCS in our markets, currently there is no reseller of Sprint PCS in our markets. Any reseller of Sprint PCS in our markets would be required to pay us for the use of our capacity and their use of the Sprint PCS service marks in our markets would be restricted to describing their handsets as operational on the Sprint PCS network.

     In addition, we compete with paging, dispatch and other mobile telecommunications companies in our markets. Potential users of PCS systems may find their communications needs satisfied by other current and developing technologies. One or two-way paging or beeper services that feature voice messaging and data display as well as tone-only service may be adequate for


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

potential customers who do not need immediate two-way voice communications.

     In the future, we expect to face increased competition from entities providing similar services using other communications technologies, including satellite-based telecommunications and fixed wireless providers. While few of these technologies and services are currently operational, others are being developed or may be developed in the future.

     Over the past several years the Federal Communications Commissions has auctioned and will continue to auction large amounts of wireless spectrum that could be used to compete with Sprint PCS service. Based upon increased competition, we anticipate that market prices for two-way wireless services generally will decline in the future. We will compete to attract and retain customers principally on the basis of:

     o the strength of the Sprint and Sprint PCS brand names, services and features;
     o    the location of our markets;
     o    the size of our territory;
     o    national network coverage and reliability;
     o    customer care; and
     o    pricing.

Intellectual Property

     "Sprint," the Sprint diamond design logo, "Sprint PCS," "Sprint Personal Communications Services," "The Clear Alternative to Cellular" and "Experience the Clear Alternative to Cellular Today" are service marks registered with the United States Patent and Trademark Office. These service marks are owned by Sprint. Pursuant to the trademark and service mark license agreements, we have the right to use, royalty-free, the Sprint and Sprint PCS brand names and the Sprint diamond design logo and other service marks of Sprint in connection with marketing, offering and providing licensed services to end-users and resellers, solely within our territory.

     Except in limited instances, Sprint PCS has agreed not to grant to any other person a right or license to provide or resell, or act as agent for any person offering, licensed services under the licensed marks in our market areas except as to Sprint PCS' marketing to national accounts and the limited right of resellers of Sprint PCS to sell their products and services in our market areas. In all other instances, Sprint PCS reserves for itself and its affiliates the right to use the licensed marks in providing its services, subject to its exclusivity obligations described above, whether within or without our territory.

     The trademark license agreements contain numerous restrictions with respect to the use and modification of any of the licensed marks. See "The Sprint PCS Agreements -- The Trademark and Service Mark License Agreements."

     This prospectus includes product names, trade names and trademarks of other companies. We do not have any rights with respect to these product names, trade names and trademarks.

Employees

     As of September 30, 2001, we employed 482 full-time employees, including 276 in sales and marketing, 10 in customer care, 144 technicians and 52 in executive, finance and administration. None of our employees are represented by a labor union. We believe we have good relations with our employees.

Properties

     Our principal executive offices are leased from a subsidiary of Horizon Telcom and are located at 68 E. Main Street, Chillicothe, Ohio 45601-0480, which is also the location of our first PCS store. We also lease 37 other retail


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

stores, 35 of which are open as of October 31, 2001. We believe our property is in good operating condition and is currently suitable and adequate for our business operations.

Legal Proceedings

     We are not aware of any pending legal proceedings against us which, individually or in the aggregate, if adversely determined, would have a material adverse effect on our financial condition or results of operations.

                            THE SPRINT PCS AGREEMENTS

     The following is a summary of the material terms and provisions of the Sprint PCS agreements. The summary applies to the Sprint PCS agreements for both Horizon Personal Communications and Bright PCS except where otherwise indicated. We have filed the Sprint PCS agreements as exhibits to our filings with the Securities and Exchange Commission. We urge you to review them carefully.

Overview of Sprint PCS Relationship and Agreements

     Under the Sprint PCS agreements, we exclusively market PCS services under the Sprint and Sprint PCS brand names in our markets. The Sprint PCS agreements require us to interface with the Sprint PCS wireless network by building our network to operate on PCS frequencies licensed to Sprint PCS in the 1900 MHz range. The Sprint PCS agreements also give us access to Sprint PCS' equipment discounts, roaming revenue from Sprint PCS customers traveling into our territory, and various other back office services. The Sprint PCS agreements provide strategic advantages, including avoiding the need to fund up-front spectrum acquisition costs and the costs of maintaining billing and other customer services infrastructure. The Sprint PCS agreements have initial terms of 20 years with three 10-year renewals which would lengthen the contracts to a total of 50 years. The Sprint PCS agreements will automatically renew for each additional 10-year term unless we or Sprint PCS provide the other with two years' prior written notice to terminate the Sprint PCS agreements.

     We have eight major agreements with Sprint and Sprint PCS (collectively, the "Sprint PCS Agreements"), consisting of one of each of the following for Horizon Personal Communications and one for Bright PCS:

     o    the management agreement;
     o    the services agreement;
     o    the trademark and service mark license agreement with Sprint; and
     o    the trademark and service mark license agreement with Sprint PCS.

The Management Agreement

     Under our Sprint PCS agreements, we have agreed to:

     o construct and manage a network in our territory in compliance with Sprint PCS' PCS licenses and the terms of the management agreement;
     o distribute, during the term of the management agreement, Sprint PCS products and services;
     o    conduct advertising and promotion activities in our territory; and
     o manage that portion of Sprint PCS' customer base assigned to our territory.

     Sprint PCS will monitor our network operations and has unconditional access to our network.

     Exclusivity. We are designated as the only person or entity that can manage or operate a PCS network for Sprint PCS in our territory. Sprint PCS is prohibited from owning, operating, building or managing another wireless mobility communications network in our territory while our management agreement is in place and no event has occurred that would permit the agreement to terminate. Sprint PCS is permitted under our agreement to make national sales to


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

companies in our territory, and as required by the FCC, to permit resale of the Sprint PCS products and services in our territory. We accrue the financial benefits of either of these activities.

     Network build-out. The management agreement specifies the terms of the Sprint PCS affiliation, including the required network build-out plan. We have agreed to operate our network to provide for a seamless handoff of a call initiated in our territory to a neighboring Sprint PCS network.

     We did not launch all of our Bright PCS markets by the date set forth in the Sprint PCS agreements. We were unable to obtain the required backhaul from local exchange carriers by that date, despite using commercially reasonable efforts. Sprint PCS agreed in writing that we are in compliance with the build-out requirements in these markets. We have subsequently obtained the required backhaul services and launched these markets.

     Under our original Sprint PCS agreements, we were required to complete the build-out in several of our markets in Pennsylvania and New York by December 31, 2000. As of June 1, 2001, we and Sprint PCS agreed to an amendment of our build-out requirements, which extended the date by which we were to launch coverage in several markets. The amended Sprint PCS agreement provides for monetary penalties to be paid by us if coverage is not launched by these specified contract dates. The amounts of the penalties range from $16,500 to $602,000 for each shortfall depending on the market and length of delay (up to 180 days) in launch, and in some cases, whether the shortfall relates to an initial launch in the market or completion of the remaining built-out. The penalties must be paid in cash, or if both Horizon PCS and Sprint PCS agree, in shares of Horizon PCS capital stock.

     Under the amended Sprint PCS agreement, portions of the New York, Sunbury, Williamsport, Oil City, Dubois, Erie, Meadville, Sharon, Olean, Jamestown, Scranton, State College, Stroudsburg, Allentown and Pottsville markets were required to be completed and launched by October 31, 2001. Although we have launched service in portions of each of these markets, we have not completed all of the build-out requirements. We have notified Sprint PCS that it is our position that the reasons for the delay constitute "force majeure" as described in the Sprint PCS agreements and that, consequently, no monetary penalties or other remedies would be applicable. The delay has been primarily caused due to delays in obtaining the required backhaul services from local exchange carriers and zoning and other approvals from governmental authorities. We currently estimate that the maximum aggregate monetary penalty to which we may be exposed is $2.9 million. If we fail to launch a market by more than 90 days after the extended deadlines and if our failure is ultimately determined to be for non-force majeure reasons, Sprint PCS would have the right to terminate our Sprint PCS agreements.

     Products and services. The management agreement identifies the products and services that we can offer in our territory. These services include Sprint PCS consumer and business products and services available as of the date of the agreements, or as modified by Sprint PCS. We are allowed to sell wireless products and services that are not Sprint PCS products and services if those additional products and services do not otherwise violate the terms of the agreement, cause distribution channel conflicts, materially impede the development of the Sprint PCS network, cause consumer confusion with Sprint PCS' products and services or violate the trademark lease agreements. We may cross-sell services such as Internet access, customer premise equipment, and prepaid phone cards with Sprint, Sprint PCS and other Sprint PCS affiliates. If we decide to use third parties to provide these services, we must give Sprint PCS an opportunity to provide the services on the same terms and conditions. We cannot offer wireless local loop services specifically designed for the competitive local exchange market in areas where Sprint owns the local exchange carrier unless we name the Sprint owned local exchange carrier as the exclusive distributor or Sprint PCS approves the terms and conditions. Subject to agreements existing before we became a Sprint PCS affiliate, we are required to use Sprint's long distance service which we can buy at wholesale rates.

     Service pricing. We must offer Sprint PCS subscriber pricing plans designated for regional or national offerings, including Sprint PCS' Free and Clear plans. We are permitted to establish our own local price plans for Sprint PCS' products and services offered only in our territory, subject to the terms of the agreement, consistency with Sprint PCS' regional and national pricing plans, regulatory requirements, capability and cost of implementing rate plans in Sprint PCS systems and Sprint PCS' approval.

     Fees. We are entitled to receive from Sprint PCS an amount equal to 92% of collected revenues under the Sprint PCS agreements. Collected revenues include revenue from Sprint PCS subscribers based in our territory, excluding outbound roaming, and inbound non-Sprint PCS roaming. Except in the case of taxes, we are entitled to 100% of the following revenues that are not considered collected revenues:

     o    outbound non-Sprint PCS roaming revenue;
     o    inbound and outbound Sprint PCS roaming fees;
     o proceeds from the sales of handsets and accessories through our distribution channels;
     o    proceeds  from sales not in the  ordinary  course of  business;  and
     o    amounts collected with respect to taxes.

     Roaming. Although many Sprint PCS subscribers will purchase a bundled pricing plan that allows roaming anywhere on the Sprint PCS' and affiliates' network without incremental roaming charges, we will earn roaming revenues from every minute that a Sprint PCS subscriber not based in our territory and any non-Sprint subscriber uses our network. We will earn revenues from Sprint PCS based on an established per-minute rate for Sprint PCS' or its affiliates' subscribers roaming in our territory. Similarly, we will pay for every minute our own subscribers use the Sprint PCS nationwide network outside our territory. The analog roaming rate onto a non-Sprint PCS provider's network is set under Sprint PCS' third-party roaming agreements.

     Advertising and promotions. Sprint PCS is responsible for all national advertising and promotion of the Sprint PCS products and services. We are responsible for advertising and promotion in our territory, including the pro rata cost of any promotion or advertising done by any third-party retailers in our territory pursuant to a national cooperative advertising agreement with Sprint. Sprint PCS' service area includes the urban markets around our territory. Sprint PCS will pay for advertising in these markets. Given the proximity of these markets to ours, we expect considerable spill-over from Sprint PCS' advertising in surrounding urban markets.

     Program requirements. We must comply with Sprint PCS' program requirements for technical standards, customer service standards, national and regional distribution and national accounts programs to the extent that Sprint PCS meets these requirements. Sprint PCS can adjust the program requirements from time to time. We have the right to appeal to Sprint PCS' management adjustments which could cause an unreasonable increase in cost to us if the adjustment: (1) causes us to incur a cost exceeding 5% of the sum of our equity plus our outstanding long-term debt, or (2) causes our long term operating expenses to increase by more than 5% (10% for Bright PCS) on a net present value basis. If Sprint PCS denies our appeal, we must then comply with the program adjustment, or Sprint PCS has the right to exercise the termination rights described below. There is no cross default provision between the Sprint PCS agreements for Horizon Personal Communications and the Sprint PCS agreements for Bright PCS.

     Non-competition. We may not offer Sprint PCS products and services outside our territory without the prior written approval of Sprint PCS. Within our territory we may offer, market or promote telecommunications products and services only under the Sprint PCS brands, our own brand, brands of related parties of ours or other products and services approved under the management agreement, except that no brand of a significant competitor of Sprint PCS or its related parties may be used for those products and services. To the extent we have or obtain licenses to provide PCS services outside our territory, we may not use the spectrum to offer Sprint PCS products and services without prior written consent from Sprint PCS.

     Termination of management agreement. The management agreement can be terminated as a result of:

     o    termination of Sprint PCS' PCS licenses;
     o    an uncured breach under the management agreement;

     o    bankruptcy of a party to the management agreement;
     o the management agreement not complying with any applicable law in any material respect;
     o the termination of either of the trademark and service mark license agreements; or
     o our failure to obtain the financing necessary for the build-out of our network and for our working capital needs.

     The termination or non-renewal of either of the management agreements triggers our rights and those of Sprint PCS, as described below.

     If we have the right to terminate the management agreement because of an event of termination caused by a Sprint PCS breach under the management agreement, we may generally:

     o require Sprint PCS to purchase all of our operating assets used in connection with our network for an amount equal to at least 80% of our Entire Business Value as defined below;
     o if Sprint PCS is the licensee for 20MHz or more of the spectrum on the date the management agreement was executed, require Sprint PCS to sell to us, subject to governmental approval, up to 10MHz of licensed spectrum for an amount equal to the greater of (1) the original cost to Sprint PCS of the license plus any microwave relocation costs paid by Sprint PCS or (2) 9% of our Entire Business Value; or
     o sue Sprint PCS for damages or submit the matter to arbitration and thereby not terminate the management agreement.

     If Sprint PCS has the right to terminate the management agreement because of an event of termination caused by us, Sprint PCS may generally:

     o require us to sell our operating assets to Sprint PCS for an amount equal to 72% of our Entire Business Value;
     o require us to purchase, subject to governmental approval, up to 10MHz of licensed spectrum for an amount equal to the greater of (1) the original cost to Sprint PCS of the license plus any microwave relocation costs paid by Sprint or (2) 10% of our Entire Business Value;
     o take any action as Sprint PCS deems necessary to cure our breach of the management agreement, including assuming responsibility for and operating our network; or
     o sue us for damages or submit the matter to arbitration and thereby not terminate the management agreement.

     Non-renewal. If Sprint PCS gives us timely notice that it does not intend to renew the management agreement, we may:

     o require Sprint PCS to purchase all of our operating assets used in connection with our network for an amount equal to 80% of our Entire Business Value; or
     o if Sprint PCS is the licensee for 20MHz or more of the spectrum on the date the management agreement was executed, require Sprint PCS to sell to us, subject to governmental approval, up to 10MHz of licensed spectrum for an amount equal to the greater of (1) the original cost to Sprint PCS of the license plus any microwave relocation costs paid by Sprint PCS or (2) 10% of our Entire Business Value.

     If we give Sprint PCS timely notice of non-renewal, or we both give notice of non-renewal, or the management agreement can be terminated for failure to comply with legal requirements or regulatory considerations, Sprint PCS may:

     o purchase all of our operating assets for an amount equal to 80% of our Entire Business Value; or
     o require us to purchase, subject to governmental approval, up to 10 MHz of licensed spectrum for an amount equal to the greater of (1) the original cost to Sprint PCS of the license plus any microwave relocation costs paid by Sprint PCS or (2) 10% of our Entire Business Value.

    Determination of entire business value. If the Entire Business Value is to be determined, we and Sprint PCS will each select one independent appraiser and the two appraisers will select a third appraiser. The three appraisers will determine the Entire Business Value on a going concern basis using the following guidelines:

     o the Entire Business Value is based on the price a willing buyer would pay a willing seller for the entire on-going business;
     o then-current customary means of valuing a wireless telecommunications business will be used;
     o the business is conducted under the Sprint and Sprint PCS brands and the Sprint PCS agreements;
     o that we own the spectrum and frequencies presently owned by Sprint PCS that we use and are subject to the Sprint PCS agreements; and
     o the valuation will not include any value for businesses not directly related to the Sprint PCS products and services, and these businesses will not be included in the sale.

     Indemnification. We have agreed to indemnify Sprint PCS and its directors, employees and agents, and related parties of Sprint PCS and their directors, employees and agents against any and all claims against any of these parties arising from our violation of any law, a breach by us of any representation, warranty or covenant contained in the management agreement or any other agreement between us and Sprint PCS, our ownership of the operating assets or the actions or the failure to act of anyone who is employed or hired by us in the performance of any work under the management agreement, except we will not indemnify Sprint PCS for any claims arising solely from their negligence or willful misconduct. Sprint PCS has agreed to indemnify us and our directors, employees and agents against all claims against any of these parties arising from Sprint PCS' violation of any law, from Sprint PCS' breach of any representation, warranty or covenant contained in the management agreement or any other agreement between Sprint PCS and us, or the actions or the failure to act of anyone who is employed or hired by Sprint PCS in the performance of any work under the management agreement except Sprint PCS will not indemnify us for any claims arising solely from our negligence or willful misconduct.

     Sprint PCS warrants. In connection with Sprint PCS' grant to us of our new markets in Pennsylvania, New York, Ohio and New Jersey, we agreed to grant to Sprint PCS warrants to acquire shares of class A common stock.

The Services Agreements

     The services agreements outline back office services provided by Sprint PCS and available to us at established rates. Sprint PCS can change any or all of the service rates one time in each twelve month period. Some of the available services include: billing, customer care, activation, credit checks, handset logistics, home locator record, voice mail, prepaid services, directory assistance, operator services, roaming fees, roaming clearinghouse fees, interconnect fees and inter-service area fees. Sprint PCS offers three packages of available services. Each package identifies which services must be purchased from Sprint PCS and which may be purchased from a vendor or provided in-house. Essentially, services such as billing, activation and customer care must either all be purchased from Sprint PCS or we may provide those services ourselves. When we signed our original Sprint PCS agreements, we elected to provide billing, activation and customer care services on our own. In connection with the May 2000 grant by Sprint PCS of additional markets to us, we agreed to change our arrangement under the services agreement, so that Sprint PCS will provide activation, billing and customer care. Accordingly, as of June 2001, we discontinued the use of our own activation, billing, and customer care capabilities. We now purchase those services from Sprint PCS. For our Bright PCS markets and our new markets in Pennsylvania, New York and New Jersey, we launched these markets using Sprint PCS billing and customer care services. Sprint PCS may contract with third parties to provide expertise and services identical or similar to those to be made available or provided to us. We have agreed not to use the services received under the services agreement in connection with any other business or outside our territory. We may discontinue use of any service upon three months' prior written notice. Sprint PCS may discontinue a service provided that Sprint PCS provides us with nine months' prior notice.

     We have agreed with Sprint PCS to indemnify each other as well as officers, directors, employees and other related parties and their officers, directors and employees for violations of law or the services agreement except for any liabilities resulting from the indemnitee's negligence or willful misconduct. The services agreement also provides that no party to the agreement will be liable to the other party for special, indirect, incidental, exemplary, consequential or punitive damages, or loss of profits arising from the relationship of the parties or the conduct of business under, or breach of, the services agreement except as may otherwise be required by the indemnification provisions. The services agreement automatically terminates upon termination of the management agreement and neither party may terminate the services agreement for any reason other than the termination of the management agreement.

The Trademark and Service Mark License Agreements

     We have non-transferable, royalty-free licenses to use the Sprint and Sprint PCS brand names and "diamond" symbol, and several other U.S. trademarks and service marks such as "The Clear Alternative to Cellular" and "Clear Across the Nation" on Sprint PCS products and services. We believe that the Sprint and Sprint PCS brand names and symbols enjoy a very high degree of awareness, providing us an immediate benefit in the market place. Our use of the licensed marks is subject to our adherence to quality standards determined by Sprint and Sprint PCS and use of the licensed marks in a manner which would not reflect adversely on the image of quality symbolized by the licensed marks. We have agreed to promptly notify Sprint and Sprint PCS of any infringement of any of the licensed marks within our territory of which we become aware and to provide assistance to Sprint and Sprint PCS in connection with Sprint's and Sprint PCS' enforcement of their respective rights. We have agreed with Sprint and Sprint PCS to indemnify each other for losses incurred in connection with a material breach of the trademark license agreements. In addition, we have agreed to indemnify Sprint and Sprint PCS from any loss suffered by reason of our use of the licensed marks or marketing, promotion, advertisement, distribution, lease or sale of any Sprint or Sprint PCS products and services other than losses arising solely out of our use of the licensed marks in compliance with the contractual guidelines.

     Sprint and Sprint PCS can terminate the trademark and service mark license agreements if we file for bankruptcy, materially breach the agreement or our management agreement is terminated. We can terminate the trademark and service mark license agreements upon Sprint's or Sprint PCS' abandonment of the licensed marks or if Sprint or Sprint PCS files for bankruptcy, or the management agreement is terminated.

Consent and Agreement for the Benefit of the Holders of the Senior Secured Credit Facility

     Sprint PCS entered into a consent and agreement for the benefit of the holders of the indebtedness under the senior secured credit facility. This agreement was acknowledged by us, and modified Sprint PCS' rights and remedies under our Sprint PCS agreements, for the benefit of the existing and future holders of indebtedness under our senior secured credit facility and any refinancing of the senior secured credit facility, which was a condition to the funding of any amounts under our senior secured credit facility.

     The senior secured consent principally provides for the following:

     o Sprint PCS' consent to the pledge of substantially all of our assets, including our rights in the Sprint PCS agreements;
     o Sprint PCS' consent to the pledge of all our equity interests in Horizon Personal Communications, Inc. and the pledge by Horizon Personal Communications, Inc. of all of its equity interests in each of its subsidiaries;
     o for redirection of payments due to us under our Sprint PCS agreements to the administrative agent during the continuation of our default under our senior secured credit facility;
     o for Sprint PCS to maintain 10 MHz of PCS spectrum in all of our markets until our senior secured credit facility is satisfied or our operating assets are sold after our default under our senior secured credit facility;
     o for Sprint PCS and the administrative agent to provide each other with notices of default by us under the Sprint PCS agreements and the senior secured credit facility, respectively; and

     o the ability to appoint interim replacements, including Sprint PCS or a designee of the administrative agent, to operate our portion of the Sprint PCS network under the Sprint PCS agreements after an acceleration of or event of default under our senior secured credit facility or an event of termination under the Sprint PCS agreements.

     Sprint PCS' right to purchase on acceleration of amounts outstanding under our senior secured credit facility. Subject to the requirements of applicable law, so long as our senior secured credit facility remains outstanding, Sprint PCS has the right to purchase our operating assets or pledged equity of our operating subsidiaries, upon its receipt of notice of an acceleration of our senior secured credit facility upon the following terms:

     o Sprint PCS elects to make such a purchase of our operating assets within a specified period;
     o the purchase price of our operating assets is the greater of an amount equal to 72% of our "entire business value" or the amount we owe under our senior secured credit facility;
     o if Sprint PCS has given notice of its intention to exercise the purchase right for our operating assets, then the administrative agent is prohibited from enforcing its security interest for a time period after the acceleration or until Sprint PCS rescinds its intention to purchase; and
     o if we receive a written offer within a time period after acceleration that is acceptable to us to purchase our operating assets or pledged equity of our operating subsidiaries after the acceleration, then Sprint PCS has the right to purchase our operating assets or pledged equity of our operating subsidiaries on terms at least as favorable to us as the offer we receive.

     Sale of operating assets to third parties. If Sprint PCS does not purchase our operating assets after an acceleration of the obligations under our senior secured credit facility, then the administrative agent will be able to sell the operating assets, subject to the requirements of applicable law, including the law relating to foreclosures of security interests. The administrative agent will have two options:

     o to sell the assets to an entity that meets the requirements to be our successor under the Sprint PCS agreements; or
     o to sell the assets to any other third-party (including competitors of Sprint PCS), principally subject to the condition that Sprint PCS does not have to accept the third party as a Sprint PCS affiliate and may terminate our Sprint PCS agreements.

                                   MANAGEMENT

Directors and Executive Officers

     The following are our directors and executive officers as of the date of this prospectus.

           Name                                        Age             Position
           ----                                        ----            --------
           William A. McKell.....................       41   Chairman of the Board, President and
                                                             Chief Executive Officer
           Peter M. Holland......................       36   Director, Chief Financial Officer
           Joseph E. Corbin......................       46   Vice President, Engineering and
                                                             Operations
           Joseph J. Watson......................       36   Vice President, Sales and Marketing
           Monesa S. Skocik......................       39   Vice President, External Affairs
           Robert A. Katz........................       34   Director
           Thomas McKell.........................       66   Director
           Phoebe H. McKell......................       55   Director
           Lonnie D. Pedersen....................       44   Director
           Eric L. Zinterhofer...................       30   Director

     William A. McKell has served as Chairman of the Board, President and Chief Executive Officer of Horizon PCS since its inception in April 2000 and has served as President, Chief Executive Officer and Chairman of the Board of Horizon Personal Communications since May 1996 and as President of Bright PCS since its formation in September 1999. Mr. McKell has 14 years of telecommunications experience. Mr. McKell served as Vice President of Network Services from January 1996 to April 1996 and Director of Network Services from August 1994 to December 1995 for The Chillicothe Telephone Company, a traditional local telephone company. Mr. McKell is the son of Thomas McKell. Mr. McKell is a graduate of Ohio Northern University.

     Peter M. Holland has served as the Chief Financial Officer of Horizon PCS since its inception in April 2000 and has served as the Chief Financial Officer of Horizon Personal Communications since November 1999. Mr. Holland has served as Vice President of Finance and Treasurer of Horizon Telcom since November 1999. Mr. Holland has been a member of the management committee of Bright PCS since its formation in September 1999. Mr. Holland has nearly 14 years of telecommunications experience. From May 1996 to December 1999, Mr. Holland was a principal and owner of The Pinnacle Group located in Langley, Washington. Pinnacle provides strategic, business planning and regulatory consulting services to independent wireless and wireline companies, including Horizon PCS. Prior to joining Pinnacle in May 1996, Mr. Holland was a manager in Nextel Communications Business Development and Corporate Strategy groups. Mr. Holland started his career in telecommunications with Ernst & Young's telecommunications consulting group and is a Certified Public Accountant. Mr. Holland received his Bachelors of Business Administration with an accounting concentration from Pacific Lutheran University.

     Joseph E. Corbin has served as Vice President, Engineering and Operations since June 2001. He previously served as Vice President of Technology of Horizon PCS from its inception in April 2000 and of Horizon Personal Communications since May 1996. He is responsible for the engineering, build-out and operations of our PCS network. Mr. Corbin also was Manager of Information Technology for The Chillicothe Telephone Company and then Horizon Services from January 1993 to April 2000 and has been in the telecommunications industry for 23 years including various management and technical positions at The Chillicothe Telephone Company.

     Joseph J. Watson has served as Vice President, Sales and Marketing, since August 2000. He served as Vice President of Business Development of Horizon PCS since its inception in April 2000 and of Horizon Personal Communications since August 1999. Mr. Watson is responsible for all of our sales and marketing efforts and regulatory matters. From May 1996 to August 1999, Mr. Watson held various senior management positions with Horizon Personal Communications, including the positions of Vice President of Administration, Director of Finance and General Manager -- Horizon Long Distance. Mr. Watson has been in the telecommunications industry for eight years including various management positions at The Chillicothe Telephone Company and sales positions at Cincinnati Bell Long Distance. Mr. Watson is a graduate of Ohio University's School of Telecommunications.

     Monesa S. Skocik has served as a Vice President of Horizon PCS since its inception in April 2000 and of Horizon Personal Communications since August 1999. Ms. Skocik has over four years of telecommunications experience. Ms. Skocik is responsible for our coordination, management and implementation of Sprint PCS new product launches, compliance monitoring and other corporate customer service functions. Since March 1997, Ms. Skocik held various positions with Horizon Personal Communications, including Vice President of Customer Operations, Director-Customer Service and Manager-Customer Care. From August
1995 to February 1997, Ms. Skocik was the Administrator for Riverside Professional Corporation, Inc., a physician medical facility, where she was responsible for all operational aspects of the practice. Ms. Skocik is a graduate of The Ohio State University and received a master's degree in Communications from Ohio University.

     Robert A. Katz was appointed a director of Horizon PCS in September 2000. Mr. Katz is a senior principal of Apollo Advisors, with which he has been associated since 1990, and which, together with affiliated investment managers, manages the Apollo investment funds, including Apollo Investment Fund IV, L.P. Mr. Katz is also a director of Aris Industries, Inc., Clark Retail Group, Inc., Quality Distribution, Inc., and Vail Resorts, Inc. Mr. Katz was appointed to the board pursuant to the terms of the Investors Rights and Voting Agreement entered into in connection with the sale of convertible preferred stock in September 2000. See "Certain Relationships and Related Transactions -- Issuance of Convertible Preferred Stock." Mr. Katz received a Bachelor of Science in Economics from the University of Pennsylvania.

     Thomas McKell has served as the President and a Director of Horizon Telcom since its inception in 1996 and of The Chillicothe Telephone Company since 1988. Mr. McKell has 46 years of telecommunications experience. Mr. McKell is the father of William A. McKell. Mr. McKell received a Bachelor of Science in Electrical Engineering.

     Phoebe H. McKell has served as the President of Horizon Services since its inception in 1996. Ms. McKell has 23 years of telecommunications experience. From 1989 to 1996, she was Director of Administration for The Chillicothe Telephone Company. Ms. McKell is the niece of Thomas McKell.

    Lonnie D. Pedersen has served as President of Telephone Service Company since 1993. Mr. Pedersen has 23 years of telecommunications experience. He began his career in the Air Force and has since held management positions in the independent telephone industry in Iowa and Ohio. Mr. Pedersen has served as President of the Rural Iowa Independent Telephone Association and is currently on the board of the Ohio Telecommunications Industry Association. He is also director and president of Com Net, a consortium of companies that provide Internet service (bright.net), long distance resale and other telecommunications services. Mr. Pedersen has served as a director of Minster Bank, a community bank based in Minster, Ohio since 1995. Mr. Pedersen was appointed to the board pursuant to the terms of our agreement to purchase the remaining 74% of Bright PCS. Prior to the Bright PCS acquisition, Mr. Pedersen was Vice President of Bright PCS and served as a member of the Bright PCS management committee. Mr. Pedersen received his Bachelor of Arts in business administration from Buena Vista University and has an associates degree in Technology from Fort Steilacoom Community College.

     Eric L. Zinterhofer was appointed a director of Horizon PCS in November 2001. Mr. Zinterhofer is a principal of Apollo Advisors, with which he has been associated since 1998, and which, together with affiliated investment managers, manages the Apollo investment funds, including Apollo Investment Fund IV, L.P. Prior to joining Apollo, he was a member of the corporate finance department at Morgan Stanley and Co. and the investment management group at J.P.Morgan. Mr. Zinterhofer also serves on the board of directors of Clark Retail Enterprises, Inc. Mr. Zinterhofer was appointed to the board pursuant to the terms of the Investors Rights and Voting Agreement entered into in connection with the sale of convertible preferred stock in September 2000. See "Certain Relationships and Related Transactions-- Issuance of Convertible Preferred Stock." Mr. Zinterhofer holds Bachelor of Arts degrees in Economics and European History from the University of Pennsylvania. He received his Masters in Business Administration from Harvard University.

Board of Directors

     There are presently seven members of the board of directors. Pursuant to Horizon PCS' Certificate of Incorporation, the board of directors is divided into three classes of directors -- Class I, Class II and Class III. Phoebe H. McKell and Eric Zinterhofer serve as Class I directors. Peter M. Holland and Thomas McKell serve as Class II directors. Robert A. Katz, William A. McKell and Lonnie Pedersen serve as Class III directors. Directors in each class will serve for a term of three years, or until their successors have been elected and qualified. Directors may be compensated at the discretion of the board of directors. Executive officers are ordinarily elected annually and serve at the discretion of the board of directors.

Board Committees

     We plan to have an audit committee which will be responsible for recommending to the board of directors the engagement of our independent auditors and reviewing with the independent auditors the scope and results of the audits, our internal accounting controls, audit practices and the professional services furnished by the independent auditors. The audit committee will consist of at least three members. The board of directors has not designated the members of the committee. Horizon will maintain at least two independent directors.

     We also plan to have a compensation committee which will be responsible for reviewing and approving all compensation arrangements for our officers, and will also be responsible for administering the stock option plan. The board of directors has not designated the members of the committee.

Compensation Committee Interlocks and Insider Participation

     For the years ended December 31, 2000 and 2001, the entire board of directors of Horizon Personal Communications, Inc. determined executive compensation. None of our executive officers served as a director or member of the compensation committee or other board committee performing equivalent functions of another corporation.

Limitation on Liability and Indemnification

     Our certificate of incorporation limits the liability of directors to the maximum extent permitted by Delaware law. Our certificate of incorporation provides that we shall indemnify our directors and executive officers and may indemnify our other officers and employees and agents and other agents to the fullest extent permitted by law. Our certificate of incorporation also permits us to secure insurance on behalf of any officer, director, employee or other agent for any liability arising out of actions in his or her official capacity.

     We have entered into agreements to indemnify our directors and officers in addition to indemnification provided for in our certificate of incorporation. These agreements indemnify our directors and officers for certain expenses, including attorneys' fees, judgments, fines and settlement amounts incurred by any of these persons in any action or proceeding, including any action by us or in our right, arising out of that person's services as a director or officer of ours, any subsidiary of ours, or any other company or enterprise to which the person provides services at our request. In addition, we have directors' and officers' insurance providing indemnification for certain of our directors, officers and employees for these types of liabilities. We believe that these provisions, agreements and insurance are necessary to attract and retain qualified directors and officers.

     At present, there is no pending litigation or proceeding involving any director, officer, employee or agent of ours where indemnification will be required or permitted. We are not aware of any threatened litigation or proceeding that might result in a claim for indemnification.

Director Compensation

     Currently, we do not compensate our directors. We do reimburse directors for their expenses incurred in connection with attending board meetings.

Executive Compensation

     The following table presents summary information with respect to the compensation paid to our Chief Executive Officer and each of our other executive officers whose salary and bonus exceeded $100,000 during the year ended December 31, 2000.

                                                                                   Long-Term
                                               Annual Compensation               Compensation
                                         --------------------------------         Securities            All Other
Name and Principal Position                       Salary($)      Bonus($)    Underlying Options(#)  Compensation($)
---------------------------                       -----------  -----------   ---------------------  ----------------
William A. McKell...........              2000    $  154,167   $  21,458                 --            $ 12,497(1)
  Chairman of the Board,                  1999       107,125       9,641          1,614,186               8,934(2)
  President and Chief Executive
  Officer
Peter M. Holland............              2000       150,000      20,625                 --              11,971(4)
  Chief Financial Officer(3)              1999            --          --          1,614,186                  --
Joseph E. Corbin............              2000       105,000      14,438                 --              20,254(5)
  Vice President, Engineering             1999        85,200       9,200            188,322              13,528(8)
  and Operations
Joseph J. Watson............              2000       105,000      14,438                 --              14,862(6)
  Vice President                          1999        76,240       7,668            188,322              12,825(9)
  Sales and Marketing
Monesa S. Skocik............              2000       105,000      14,438                 --              12,692(7)
  Vice President                          1999        65,750       6,850            188,322               3,024(10)
  External Affairs

--------------------

(1) Includes a yearly car allowance of $7,784 and a 401(k) contribution of $4,713.

(2) Includes a yearly car allowance of $7,428 and a 401(k) contribution of $1,506.

(3) Mr. Holland became Chief Financial Officer on November 17, 1999, but did not receive any compensation in 1999. See "Certain Transactions -- Consulting Agreement" for a discussion of consulting fees received by the Pinnacle Group, a company that was 50% owned by Mr. Holland. Pinnacle received consulting fees of $267,000 in 1999, $204,000 in 1998 and $419,000 in 1997.

(4) Includes yearly car allowance of $7,578 and a 401(k) contribution of $4,393.

(5) Includes yearly car allowance of $9,981 and a 401(k) contribution of $10,273.

(6) Includes yearly car allowance of $8,435 and a 401(k) contribution of $6,427.

(7) Includes yearly car allowance of $6,330 and a 401(k) contribution of $6,362.

(8) Includes yearly car allowance of $4,328 and a 401(k) contribution of $9,200.

(9) Includes yearly car allowance of $7,851 and a 401(k) contribution of $4,974.

(10) Includes a 401(k) contribution of $3,024.

     None of the named executive officers received stock options in 2000. The following table presents information with respect to the options to purchase class B common stock granted to directors and executive officers in 1999.


                                                     Option Grants In Fiscal Year 1999

                                                                                Potential Realizable Value at Assumed Annual
                                                                                   Rates of Appreciation for Option Term
                                    % of Total                           -----------------------------------------------------------
                      Number of     Options                                  Based on                 Based on an assumed value
                      Securities    Granted to                            exercise price                  of $5.39 per share
                      Underlying    Employees    Exercise                ------------------------  ---------------------------------
                      Options       in           Price     Expiration
 Name                 Granted(#)(1) Fiscal Year  ($/Sh)(2) Date(3)           5%($)       10%($)           5%($)         10%($)
 ----                 ------------- -----------  --------- ----------    ----------  ------------  -------------- ------------------
 William A. McKell.   1,614,186      38.46%      $0.1209   12/1/09       $  122,634  $  310,780    $13,976,982     $22,371,604
 Peter M. Holland..   1,614,186      38.46%      $0.1209   12/1/09       $  122,634  $  310,780    $13,976,982     $22,371,604
 Joseph E. Corbin..     188,322       4.49%      $0.1209   12/1/09       $   14,319  $   36,286    $ 1,630,648     $ 2,610,020
 Joseph J. Watson..     188,322       4.49%      $0.1209   12/1/09       $   14,319  $   36,286    $ 1,630,648     $ 2,610,020
 Monesa S. Skocik..     188,322       4.49%      $0.1209   12/1/09       $   14,319  $   36,286    $ 1,630,648     $ 2,610,020

----------------

(1) The options vest and become exercisable in six annual installments and have a term which expires ten years from the date of grant. In 2000 and 1999, we granted options to purchase a total of 116,971 shares of class A common stock and 4,196,884 shares of class B common stock, respectively.

(2) The exercise price was fixed at the fair market value as determined by the board of directors on the date of grant.

(3) Options are subject to earlier termination in the event of death, disability, retirement, or termination of employment.

     None of our named executive officers exercised stock options in the fiscal year ended December 31, 2000. The following table sets forth information concerning the number and value of unexercised options held by each of our named executive officers on December 31, 2000. There was no public market for our common stock as of December 31, 2000. Accordingly, the fair market value on December 31, 2000 is based on an average assumed value of $5.39 per share. This valuation at December 31, 2000 does not represent the actual value of our stock at December 31, 2000.


                                Aggregated Option Exercises In Fiscal Year 2000
                                         And Fiscal Year-End Option Values

                                                    Number of Securities          Value of Unexercised
                                                   Underlying Unexercised              In-The-Money
                                                   Options At Year End(#)         Options At Year End($)
                                                -------------------------------  ---------------------------
  Name                                            Exercisable    Unexercisable   Exercisable   Unexercisable
  ----                                          --------------  ---------------  ------------  -------------
  William A. McKell.....................            371,263        1,242,923    $  1,956,256   $  6,549,206
  Peter M. Holland......................            371,263        1,242,923    $  1,956,256   $  6,549,206
  Joseph E. Corbin......................             82,391          105,931    $    434,125   $    558,161
  Joseph J. Watson......................             82,391          105,931    $    434,125   $    558,161
  Monesa Skocik.........................             82,391          105,931    $    434,125   $    558,161


Employment Agreements

     We entered into employment agreements with Mr. McKell and Mr. Holland, Horizon PCS' Chief Executive Officer and Chief Financial Officer, respectively. The employment agreements provide for an annual base salary of $200,000 to Mr. McKell and $175,000 to Mr. Holland. In addition to their base salary, Mr. McKell and Mr. Holland are eligible to receive an annual bonus up to 40% of their base salary. In addition, Mr. McKell and Mr. Holland are eligible to participate in all of our employee benefit plans and policies.

     The employment agreements provide that Mr. McKell or Mr. Holland's employment may be terminated with or without cause, as defined in the agreement. If either Mr. McKell or Mr. Holland is terminated without cause, he is entitled to receive 24 months base salary, the vesting of all of his stock options on the date of termination, and 24 months of health and dental benefits. Under the employment agreements, both Mr. McKell and Mr. Holland have agreed to a restriction on their present and future employment. They have agreed not to compete in the business of wireless telecommunications either directly or indirectly within our markets while employed by us and for a period of twelve months after termination of employment.

2000 Stock Option Plan

     The 2000 Stock Option Plan has been adopted by our board of directors and stockholders. The option plan permits the granting of both incentive stock options and nonqualified stock options to employees. The aggregate number of shares of common stock that may be issued pursuant to options granted under the option plan is 7.5 million shares of class A common stock and 4,196,884 shares of class B common stock, subject to adjustments in the event of certain changes in the outstanding shares of common stock. On December 1, 1999, our subsidiary, Horizon Personal Communications, granted options to purchase 3,588,000 shares of its class B common stock with an exercise price of $0.1414 per share to 13 individuals under its 1999 Stock Option Plan. After we were incorporated, we issued options to replace those initial options, on the same economic terms adjusted for the fact that Horizon Personal Communications was our subsidiary. After taking into account the adjustment, we issued 4,196,884 substituted options at an exercise price of $0.1209. In November 2000, we granted options to purchase an additional 116,971 shares at an exercise price of $5.88 per share.

     The option plan will be administered by our board of directors or by a compensation committee appointed by our board of directors, which will be authorized, subject to the provisions of the option plan, to grant options and establish rules and regulations as it deems necessary for the proper administration of the option plan and to make whatever determinations and interpretations it deems necessary or advisable.

     An incentive option may not have an exercise price less than the fair market value of the common stock on the date of grant or an exercise period that exceeds ten years from the date of grant. In the case of option holders that own more than 10% of Horizon PCS' stock, the exercise price for an inactive option cannot be less than 110% of the fair market value of the common stock on the date of grant and the exercise period cannot exceed five years from the date of grant. Incentive options are also subject to other limitations which allow the option holder to qualify for favorable tax treatment. Nonqualified options may have an exercise price of less than, equal to or greater than the fair market value of the underlying common stock on the date of grant but are limited to an exercise period of no longer than ten years. However, we will not grant non-qualified options with an exercise price less than 85% of fair market value of the common stock on the date of the grant.

     The board of directors or the compensation committee will determine the persons to whom options will be granted and the terms, provisions, limitations and performance requirements of each option granted, and the exercise price of an option.

     An option will not be not transferable except by will or by the laws of descent or distribution or unless determined otherwise by our board of directors or the compensation committee.

     Unless previously exercised, a vested option granted under the option plan will terminate automatically:

o twelve months after the employee's termination of employment by reason of disability or death; and
o three months after an employee's termination of employment for reasons other than disability or death.

     The plan contains provisions that give the compensation committee or our board of directors or the acquiring entity's board of directors discretion to take specified actions if Horizon PCS is acquired, unless the individual option grants provide otherwise. Those actions can include the authorization to purchase option grants from plan participants, or make adjustments or modifications to outstanding options granted to protect and maintain the rights and interests of the plan participants or accelerate the vesting of outstanding options. To date, all individual option grants have provided that the options will accelerate and become fully exercisable upon an acquisition of Horizon PCS.

     Our board of directors has adopted a policy to the effect that, for at least one year from March 27, 2001, 3,000,000 of the shares authorized to be issued under the plan are subject to the condition that they must either be issued to non-promoter employees (as defined in the North American Securities Administration Association's statement of policy on options and warrants) or at an exercise price no less than $5.88 per share. The board also has undertaken not to grant options (other than under the 2000 Stock Option Plan) with a term of longer than 5 years until the class A common stock is listed on either the New York Stock Exchange, the American Stock Exchange, or the Nasdaq National Market.

                             PRINCIPAL STOCKHOLDERS

     The following table sets forth information regarding the beneficial ownership of our voting securities, as of December 31, 2001 by:

     o each person who, to our knowledge, is the beneficial owner of 5% or more of a class of our outstanding common stock;
     o    each of our directors;
     o    each of the executive officers; and
     o    all executive officers and directors as a group.

     Beneficial ownership is determined in accordance with Rule 13d-3 of the Securities Exchange Act. A person is deemed to be the beneficial owner of any shares of common stock if that person has or shares voting power or investment power with respect to the common stock, or has the right to acquire beneficial ownership at any time within 60 days of the date of the table. "Voting power" is the power to vote or direct the voting of shares and "investment power" is the power to dispose or direct the disposition of shares.

                                                     Class A                    Class B
                                                  Common Stock               Common Stock
                                           -------------------------  -------------------------  Percentage of Total Voting
Name and Address(1)                           Number       Percent       Number       Percent      Power (All Classes)(2)
-------------------                        ------------ ------------  ------------ ------------  ------------------------
Horizon Telcom.......................               --        --       53,806,200      92.0%             87.8%
Apollo Management VI, L.P.(3)........       22,863,502      80.9%              --        --               3.7%
Ares Management II L.P.(4)...........        2,591,968       9.2%              --        --                 *
First Union(5).......................        2,829,200      10.0%              --        --                 *
William A. McKell(6).................               --        --          706,206       1.2               1.1
Peter M. Holland(6)..................               --        --          706,206       1.2               1.1
Joseph E. Corbin(6)..................               --        --          117,701         *                 *
Joseph J. Watson(6)..................               --        --          117,701         *                 *
Monesa S. Skocik(6)..................               --        --          117,701         *                 *
Thomas McKell(7).....................               --        --       53,806,200      92.0%             87.8%
Phoebe H. McKell(6)..................               --        --           33,629         *                 *
Lonnie D. Pedersen(8)................               --        --        1,519,907       2.6%              2.5%
Robert A. Katz(9)....................               --        --               --        --                --
Eric L. Zinterhofer(9)...............               --        --               --        --                --
All Executive Officers and
  Directors as a Group (10
  persons)(9)(10)....................               --        --       57,125,252      94.8%             90.5%


---------------
      * Less than one percent.

     (1) The address for Horizon Telcom and each executive officer and director is 68 E. Main Street, Chillicothe, Ohio 45601-0480.

     (2) Holders of class A common stock are entitled to one vote per share and holders of class B common stock are entitled to ten votes per share. Holders of both classes of common stock will vote together as a single class on all matters presented for a vote, except as otherwise required by law. Each share of class B common stock is convertible into one share of class A common stock.

     (3) Represents 22,863,502 shares of common stock issuable upon the conversion of the convertible preferred stock. Assuming conversion of all the convertible preferred stock held by the Apollo stockholders, the shares of common stock would consist of 21,660,884 shares of common stock beneficially owned by Apollo Investment Fund IV, L.P., and 1,202,618 shares of common stock beneficially owned by Apollo Overseas Partners IV, L.P. Apollo Management IV, L.P. manages these two Apollo funds. The holders of the convertible preferred stock are entitled to one vote per share of convertible preferred stock. Messrs. Katz and Zinterhofer, directors of Horizon PCS and associated with Apollo Advisers IV, L.P., disclaim beneficial ownership of the shares held by the Apollo stockholders. The managing general partner of the Apollo funds is Apollo Advisors, a Delaware limited partnership, the general partner of which is Apollo Capital Management, Inc., a Delaware corporation. The address for the Apollo stockholders is 1301 Avenue of the Americas, 38th Floor, New York, NY 10019.

     (4) Includes 2,579,468 shares of common stock issuable upon the conversion of the convertible preferred stock. Assuming conversion of all the convertible preferred stock held by the Ares stockholders, the shares of common stock would consist of 1,289,734 shares of common stock beneficially owned by Ares Leveraged Investment Fund, L.P., and 1,289,734 shares of common stock beneficially owned by Ares Leveraged Investment Fund II, L.P. The holders of the convertible preferred stock are entitled to one vote per share of convertible preferred stock. The managing general partner of the Ares funds is Ares Management II, L.P., a Delaware corporation, which together with its affiliate investment manager, serves as investment manager of the Ares funds. Also includes warrants to purchase 12,500 shares held by each of these two funds which are not exercisable within 60 days of the date of this prospectus. The address for the Ares stockholders is 1999 Avenue of the Stars, Suite 1900, Los Angeles, California 90067.

     (5) Includes 2,829,200 shares issuable upon the assumed conversion of the convertible preferred stock. Each share of convertible preferred stock is convertible into one share of class A common stock. Each holder of convertible preferred stock is entitled to one vote per share. See "Description of Capital Stock -- Convertible Preferred Stock." First Union is an affiliate of one of the initial purchasers of the outstanding notes. See "Plan of Distribution." The address for First Union is 301 South College Street, Charlotte, North Carolina 28288.

     (6) Reflects shares of class B common stock issuable upon exercise of stock options that are presently exercisable or exercisable within 60 days of the date of this prospectus.

     (7) Includes 53,806,200 shares held by Horizon Telcom. Thomas McKell is the President of Horizon Telcom, and shares voting and investment power with regard to these shares. Mr. McKell disclaims beneficial ownership of these shares.

     (8) Includes 1,455,678 shares of class B common stock held by Telephone Service Company. Mr. Pedersen is the President of Telephone Service Company and shares voting and investment power with regard to these shares. Mr. Pedersen disclaims beneficial ownership of these shares.

     (9) Does not include shares held by Apollo. Each of Messrs. Katz and Zinterhofer, directors of Horizon PCS and principals of Apollo Advisors, L.P., disclaims beneficial ownership of the securities held by Apollo.

     (10) Includes  1,799,145  shares  of class B  common  stock  issuable  upon
          exercise  of  stock   options  that  are  presently   exercisable   or
          exercisable within 60 days of the date of this prospectus.



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


                  CERTAIN RELATIONSHPS AND RELATED TRANSACTIONS

Service Agreements With Horizon Telcom Subsidiaries

     The diagram below illustrates our relationship with certain of our affiliates and stockholders:


                                [graph omitted]


(1) The shareholders of Horizon Telcom include the members of the McKell family (60.6%), the former owners of Bright PCS (8.6%), and other individuals and trusts.

(2) The ownership percentages for Horizon PCS exclude options granted under our 2000 Stock Option Plan, the warrants issued to the initial purchasers of our senior discount notes and shares subject to the Sprint PCS warrants.

(3) This percentage includes the 48% of Bright PCS which we own indirectly through Horizon Personal Communications.

     Horizon Personal Communications and Bright PCS, our subsidiaries, have entered into service agreements with Horizon Services, Inc. and a separate services agreement with United Communications, Inc. Horizon Services and United Communications are both wholly-owned subsidiaries of Horizon Telcom.

     Under our agreement with Horizon Services, Horizon Services provides services to Horizon Personal Communications and Bright PCS including insurance functions, billing services, accounting services, computer access and other customer relations, human resources, and other administrative services that Horizon Personal Communications and Bright PCS would otherwise be required to undertake on their own. These agreements have a term of three years, with the right to renew the agreement for additional one-year terms each year thereafter. We have the right to terminate each agreement during its term by providing 90 days written notice to Horizon Services. Horizon Services may terminate the agreement prior to its expiration date only in the event that we breach our


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

obligations under the services agreement and we do not cure the breach within 90 days after we receive written notice of breach from Horizon Services. Horizon Services is entitled to the following compensation from Horizon Personal Communications for services provided:

     o    direct labor charges at cost; and
     o expenses and costs which are directly attributable to the activities covered by the agreement on a direct allocation basis.

     The agreement provides that Horizon Services' obligations do not relieve Horizon Personal Communications of any of their rights and obligations to their customers and to regulatory authorities having jurisdiction over them. Additionally, Horizon Services, upon request, is required to provide Horizon Personal Communications with access to Horizon Services' records with respect to the provision of services, and Horizon Services is also required to provide regular reports to Horizon Personal Communications, as it may request. Horizon Services received compensation from Horizon Personal Communications of approximately $330,000 in 1998, $815,000 in 1999, $4.4 million in 2000 and $4.7 million for the nine months ended September 30, 2001. As of September 30, 2001, Horizon Personal Communications, Inc. had a payable to Horizon Services of approximately $691,000. As of December 31, 2000, Horizon Personal Communications, Inc. had a prepaid balance with Horizon Services of $10,000 for these services. Horizon Services also provides administrative services to Bright PCS.

     Horizon Personal Communications, our subsidiary, entered into a services agreement with Horizon Technology, Inc., a wholly-owned subsidiary of Horizon Telcom. Under the services agreement, Horizon Personal Communications provided services to Horizon Technology including customer activation and deactivation, customer care support and other administrative services that Horizon Technology would otherwise have been required to undertake on its own. Under the agreement, Horizon Technology paid Horizon Personal Communications $4,000 each month of the term of the services agreement. This agreement was terminated in August 2001. Horizon Technology paid a total of $32,000 for the nine months ended September 30, 2001.

Consulting Agreement

     Mr. Holland, the Chief Financial Officer of Horizon PCS, was a principal and 50% owner of The Pinnacle Group which provided strategic, business planning and regulatory consulting services to Horizon Personal Communications. Pinnacle received consulting fees of approximately $419,000 in 1997, $204,000 in 1998, and $267,000 in 1999. Mr. Holland joined Horizon PCS in November 1999. Horizon PCS believes that the consulting fees paid to Pinnacle were on terms no less favorable to Horizon PCS than would have been obtained from a non-affiliate.

Sale of Assets to Affiliate

     On April 1, 2000, we transferred the assets and contractual rights that made up our Internet, long distance and other businesses unrelated to our wireless operations to Horizon Technology, a subsidiary of Horizon Telcom, for a purchase price of approximately $708,000. Horizon Technology paid the purchase price by delivering a promissory note with an interest rate equal to the applicable federal rate, which was 6.0%. Principal and interest on the note are payable in one payment due one year after the date of the purchase.

Office Lease

     Horizon PCS leases its principal office space, the space for one of our retail locations and the space for certain equipment from The Chillicothe Telephone Company, a wholly owned subsidiary of Horizon Telcom. The monthly rental payments under the lease are $10,000. Prior to signing the lease agreement in May 2000, Horizon PCS rented the office space from The Chillicothe Telephone Company under a month-to-month rental arrangement. Under this lease, Horizon PCS paid The Chillicothe Telephone Company $22,300, $22,300, $97,500 and $90,000 in 1998, 1999, 2000 and for the nine months ended September 30, 2001. We believe that the lease was made on terms no less favorable to Horizon PCS than would have been obtained from a non-affiliated third party. The lease term


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

expires in May 2005. Horizon PCS has the option to renew the lease for an additional two year period. It is the expectation of management that the lease will be renewed.

Lease of Cell Sites

     Prior to October 1999, we leased most of our cell sites from Horizon Telcom. In 1998 and 1999, we paid $1.3 million and $2.0 million, respectively, to Horizon Telcom under this lease. The lease was terminated in October 1999 when the leased assets were sold by Horizon Telcom to SBA.

Stock Dividend

     Prior to September 2000, we owned 46,988 shares of common stock of Horizon Telcom, representing approximately 12% of the total outstanding Horizon Telcom stock. In September 2000, we distributed 39,890 of these shares to the Horizon PCS stockholders as a dividend, retaining approximately 2% of the total outstanding Horizon Telcom stock. We made this distribution so that our existing stockholders could receive the full value of the distributed shares prior to the issuance of the convertible preferred stock. This distribution resulted in the recognition of a gain of $1.0 million. In April 2001, we distributed the remaining 2% of the Horizon Telcom stock that we owned to a group of officers and key employees in the form of a bonus. The officer group included each of the named executive officers. See "Management."

Tax Sharing Agreement

     In 1997, Horizon Personal Communications entered into a tax-sharing agreement with Horizon Telcom. This agreement provides that Horizon Telcom and its subsidiaries will file a consolidated tax return as long as they are eligible to do so, and that Horizon PCS will be paid for the amount of its taxable net operating losses used by Horizon Telcom to offset taxable income. For 1998 and 1999, Horizon Personal Communications had taxable net operating losses of $12.6 million and $16.5 million, respectively. For 2000, Horizon Personal Communications had taxable net income of $18.6 million. For the years ended December 31, 1999 and 2000, Horizon Telcom paid an aggregate of $5.2 million and $4.5 million, respectively, to Horizon PCS under the agreement. As of December 31, 1999, we had a receivable from Horizon Telcom for federal income taxes attributable to the benefit to be received by Horizon Telcom due to Horizon PCS' net losses of $2.6 million. Due to the sale of the convertible preferred stock in September 2000, we will no longer be included in the consolidated tax return of Horizon Telcom. This change in our tax status is referred to as a tax deconsolidation. The tax-sharing agreement provides that Horizon Telcom will indemnify Horizon PCS to the extent of any aggregate tax liability in excess of $11.5 million related to the tax deconsolidation and the dividend of the Horizon Telcom stock. For the year ended December 31, 2000 Horizon PCS paid $5.2 million to Horizon Telcom for taxes. As of December 31, 2000 we had a payable to the Parent of approximately $340,000 for federal income taxes attributable primarily to the tax liability for the tax deconsolidation and the dividend of the Horizon Telcom stock offset by the utilization of net operating losses.

Payable to Horizon Telcom

     At December 31, 1999, we had a payable to Horizon Telcom relating to cash advances received from Horizon Telcom's line of credit and the associated interest. The cash advances related to this payable were used to finance operations. The outstanding balance as of December 31, 1999 was $4.4 million. In June 2000, this balance was repaid with proceeds from the RTFC financing.

Policy Regarding Related Party Transactions

     We have established a policy that all future related party transactions (including transactions with Horizon Telcom and its affiliates) will be reviewed by the audit committee of our board of directors. Our policy is that all related party transactions will be on terms no less favorable to Horizon PCS than a similar transaction with unrelated parties, and must be approved by a majority of the directors, including a majority of the disinterested directors.



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

     Horizon believes that the terms of the related party transactions disclosed above were as favorable as those generally available from unaffiliated third parties. Each transaction was approved by the entire board of directors of Horizon PCS. However, at those times our board did not include at least two "disinterested directors," as defined by the North American Securities Administrators Association, and therefor lacked the required directors to ratify the transactions under their policy on such related party transactions. The board of directors has adopted a policy that all future material affiliated transactions and loans will be made or entered into on terms that are not less favorable to Horizon than those that can be obtained from unaffiliated third parties. In addition, all future material affiliated transactions and any forgiveness of loans must be approved by Horizon's independent directors who have no interest in the transactions and who have access, at Horizon's expense, to Horizon's counsel.

Issuance of Convertible Preferred Stock

     In September 2000, an investor group led by Apollo Management purchased approximately $126.5 million of our convertible preferred stock in a private placement. Prior to the investment this group had no relationship with Horizon PCS. This investment consisted of 9.2 million shares of Series A Convertible Preferred Stock, with an issue price of $5.88 per share, and 14.3 million shares of Series A-1 Convertible Preferred Stock, with an issue price of $5.07 per share. The convertible preferred stock is convertible into shares of our class A common stock (on a share-for-share basis subject to anti-dilution adjustments) at any time by the holders thereof. The convertible preferred stock also is convertible automatically upon the occurrence of a public offering of our common stock with aggregate gross proceeds of at least $65.0 million in which we receive a per share price that exceeds 1.75 multiplied by the conversion price of the convertible preferred stock or the consummation of a business combination transaction that results in a change in control of Horizon. See "Description of Capital Stock." Assuming full conversion of the $126.5 million of convertible preferred stock, the investor group or its successors will beneficially own approximately 27.7% of our outstanding class A and class B common stock on a combined basis, as if the convertible preferred stock had been converted, based on the number of outstanding shares of our common stock. This percentage represents approximately 3.8% of the combined voting power of our class A and class B common stock. These percentages do not give effect to the warrants to be issued to Sprint PCS, the warrants issued as part of the senior discount note offering and the options which have been granted under the 2000 stock option plan. For more information relating to the terms of the convertible preferred stock, including redemption rights and approval rights, see "Description of Capital Stock."

     Securities purchase agreement. The Securities Purchase Agreement between us and the investor group limits actions relating to our business, our capital stock and other aspects of our operations without the prior approval of the investor group. Among the types of actions that we cannot take are the following:

     o    the declaration or payment of dividends or distributions;
     o entering into business combination transactions, including mergers or consolidations;
     o amending the terms of our class B common stock or issue any new shares of our class B common stock, other than pursuant to the exercise of outstanding options;
     o engaging in any business other than the business we currently engage in;
     o entering into transactions with affiliates or making unpermitted payments to related parties under existing services agreements;
     o acquiring or disposing of assets or a business with an aggregate value in excess of $5.0 million;
     o    adopting a new employee option or incentive plan;
     o issuing or selling shares of our capital stock or the capital stock of our subsidiaries, other than in a public offering of our class A common stock, pursuant to an employee benefit plan or in connection with mergers and acquisitions;
     o    increasing the size of our board of directors;
     o    incurring any indebtedness for borrowed money;
     o subject to fiduciary duties, retaining or terminating senior executive officers including the chief executive officer and the chief financial officer; and
     o making capital expenditures, unless permitted by the senior secured credit facility.

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

     If we have not completed either (i) a public offering of our class A common stock in which we receive at least $50.0 million or (ii) a merger or consolidation with a publicly listed company that has a market capitalization of at least $100.0 million, in each case by September 26, 2005, the investor group may request that we repurchase all of their shares of convertible preferred stock at fair market value, as determined by three investment banking institutions. If the investor group requests that we repurchase their convertible preferred stock and we decline, we will be required to auction Horizon PCS. If no bona fide offer is received upon an auction, the repurchase right of the investor group expires. If, however, a bona fide offer is received upon the auction, we must sell Horizon PCS or the dividend rate on the convertible preferred stock will increase from 7.5% to 18.0% and we will be required to re-auction the company annually until the convertible preferred stock is repurchased or the repurchase right expires. Our new senior secured credit facility and the notes offered hereby prohibit us from repurchasing any convertible preferred stock.

     The approval rights of the investor group under the securities purchase agreement relating to its ownership of our convertible preferred stock will terminate upon the earlier to occur of (a) the closing of an underwritten public offering of our class A common stock in which we receive aggregate gross proceeds of at least $65.0 million and in which we receive a price per share that exceeds 1.75 multiplied by the conversion price of the convertible preferred stock (at which time the convertible preferred stock will convert into class A common stock), and (b) the date upon which no convertible preferred stock remains outstanding.

     Investors' rights and voting agreement. In connection with the purchase and sale of our convertible preferred stock, we entered into an Investors' Rights and Voting Agreement with the investor group and Horizon Telcom. This agreement principally provides for the following:

     o rights in favor of the investor group allowing it to participate in sales of our capital stock by Horizon Telcom;
     o rights in favor of Horizon Telcom requiring the investor group to sell all of their shares of Horizon PCS stock if Horizon Telcom accepts an offer to sell all of its shares of Horizon PCS stock;
     o rights in favor of Horizon Telcom requiring the investor group to sell all of our capital stock owned by them if Horizon Telcom accepts an offer to sell all of our capital stock owned by Horizon Telcom to a non-affiliated purchaser;
     o as long as the investor group beneficially owns at least 5% of our fully diluted common stock, the right of the investor group to designate at least one member of our board of directors;
     o as long as the investor group beneficially owns at least 12.5% of our fully diluted common stock, the right of the investor group to designate up to two members of our board of directors; and
     o as long as the investor group beneficially owns at least 5% of our fully diluted common stock, the requirement that Horizon Telcom vote all of our capital stock owned by it to ensure that the size of our board of directors is set and remains at seven directors unless the designee members of the investor group of our board of directors agree to an increase in the size of our board of directors.

     Under the terms of this agreement, we appointed Robert Katz and Eric Zinterhofer as Apollo's designees to our board of directors. See "Management."

     Registration rights agreement. We also entered into a registration rights agreement in connection with the purchase and sale of our convertible preferred stock in which we granted to holders of our convertible preferred stock the following registration rights:

     o demand registration rights that entitle them to require us to register, at our expense, the resale of their shares under the Securities Act; and
     o piggyback registration rights that entitle them to require us to include, at our expense, their shares in a registration of any of our equity securities for sale by us or by any of our other security holders, other than in connection with an initial public offering and other than pursuant to the registration of the warrants comprising part of the units or the warrants to be issued to Sprint PCS.



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

     Policy regarding preferred stock. All future issuances of preferred stock must be approved by a majority of Horizon's independent directors who do not have an interest in the transaction and who have access, at Horizon's expense, to Horizon's counsel.

Other Fees Paid To Stockholders

     An affiliate of Donaldson, Lufkin & Jenrette, now known as Credit Suisse First Boston, entered into an engagement letter with us in late July 2000 to act as placement agent for the placement of private equity. The commitment letter provided that the affiliate of Credit Suisse First Boston would be paid a fee upon the closing of our private equity offering. We paid the placement fee of $3.6 million on September 26, 2000. Credit Suisse First Boston and First Union Securities were also initial purchasers under our sale of units of warrants and senior discount notes in September 2000, for which they received approximately $5.2 million for performing these services. In September 2000, an affiliate of First Union Securities acted as sole lead arranger for our senior secured credit facility and received fees totaling $7.0 million for these services. Donaldson, Lufkin & Jenrette Securities Corporation, a predecessor of Credit Suisse First Boston, and First Union Securities also acted as the lead managers of our proposed initial public offering. In 2000, we entered into engagement letters with Credit Suisse First Boston and First Union Securities to act as our co-advisors in possible strategic transactions, for which they expected to receive fees customarily charged by investment bankers of international standing in similar transactions. We have paid a total of $300,000 in fees under this arrangement and expect to pay an additional $150,000. Credit Suisse First Boston, First Union Securities and two other firms acted as initial purchasers under our sale of senior notes in December 2001, for which they received approximately $5.3 million for performing these services.

             REGULATION OF THE WIRELESS TELECOMMUNICATIONS INDUSTRY

     The FCC regulates the licensing, construction, operation, acquisition and interconnection arrangements of wireless telecommunications systems in the United States. As an FCC licensee in our Chillicothe, Ohio market, and as an entity facilitating PCS operations on Sprint PCS spectrum under our Sprint PCS agreements, we must ensure that all of our operations comply with FCC requirements.

     The FCC has adopted, or is in the process of adopting, a series of rules, regulations and policies to, among other things:

     o    grant or deny licenses for PCS frequencies;
     o    grant or deny PCS license renewals;
     o    rule on assignments and/or transfers of control of PCS licenses;
     o govern the interconnection of PCS networks with the networks of other wireless and wireline carriers;
     o possibly facilitate the offering of a "calling party pays" service which would require that a party who calls a subscriber would pay for the call;
     o establish access and universal service funding provisions in an effort to raise funds to help defray the cost of providing telecommunications services to rural and other high-cost areas;
     o possibly permit commercial mobile radio service spectrum to be used for transmission of programming material targeted to a limited audience;
     o    impose fines and forfeitures for violations of any of the FCC's rules;
          and
     o    regulate the technical standards of PCS networks.

     The FCC currently prohibits a single entity from having a combined attributable interest of 20% or greater in broadband PCS, cellular, and specialized mobile radio service licenses totaling more than 55 MHz (the "spectrum cap") in any urban areas or rural areas. Interests held by passive institutional investors, small companies and rural telephone companies are not usually deemed attributable for purposes of this prohibition if these interests do not exceed 40%. The FCC will sunset the spectrum cap rule effective January 1, 2003. We cannot predict whether these actions will lead to more consolidation in the wireless telecommunication industry generally, or in any of our PCS service areas.

Transfers and Assignments of PCS Licenses

     The FCC must give prior approval to the assignment of, or transfers involving, substantial changes in ownership or control of a PCS license. Non-controlling interests in an entity that holds a PCS license or operates PCS networks generally may be bought or sold without prior FCC approval. In addition, a recent FCC order requires only post-consummation notification of certain pro forma assignments or transfers of control.

Conditions of PCS Licenses

     All PCS licenses are granted for ten-year terms conditioned upon timely compliance with the FCC's build-out requirements. Pursuant to the FCC's build-out requirements, all 30 MHz broadband PCS licensees must construct facilities that offer coverage to one-third of the population within five years and to two-thirds of the population within ten years, and all ten and fifteen MHz broadband PCS licensees must construct facilities that offer coverage to at least one-quarter of the population within five years or make a showing of "substantial service" within that five-year period. Failure to meet these buildout requirements can result in license cancellation without a hearing. Other rule violations could result in license revocations and/or monetary fines. The FCC also requires licensees to maintain a certain degree of control over their licenses. The Sprint PCS agreements reflect an arrangement that the parties believe meets the FCC requirements for licensee control of licensed spectrum. However, the FCC decides whether a licensee has maintained the requisite degree of control on a case-by-case basis, upon consideration of the "totality of circumstances." It is therefore difficult to predict in advance with absolute certainty whether a particular arrangement will pass FCC muster. If the FCC were to determine that our agreements with Sprint PCS need to be modified to increase the level of licensee control, the Sprint PCS agreements may be modified to cure any purported deficiency regarding licensee control of the licensed spectrum. However the business arrangement between the parties may have to be restructured.

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

PCS License Renewal

     PCS licensees can renew their licenses for additional ten-year terms. PCS renewal applications are not subject to auctions. However, under the FCC's rules, third parties may oppose renewal applications and/or file competing applications. If one or more competing applications are filed, a renewal application will be subject to a comparative renewal hearing. The FCC's rules afford PCS renewal applicants involved in comparative renewal hearings with a "renewal expectancy." The renewal expectancy is the most important comparative factor in a comparative renewal hearing and is applicable if the PCS renewal applicant has: (1) provided "substantial service" during its license term; and
(2) substantially complied with all applicable laws and FCC rules and policies. The FCC's rules define "substantial service" in this context as service that is sound, favorable and substantially above the level of mediocre service that might minimally warrant renewal.

Interconnection

     The FCC has the authority to order interconnection between commercial mobile radio service providers, a designation that includes us, and any other common carrier. The FCC has ordered traditional telephone companies to provide compensation to commercial mobile radio service providers for the termination of traffic. Using these new rules, we have negotiated interconnection agreements for the Sprint PCS network in our market area with the major regional Bell operating companies, GTE, Sprint and several smaller independent local exchange carriers. Interconnection agreements are negotiated on a state-wide basis. If an agreement cannot be reached, parties to interconnection negotiations can submit outstanding disputes to state authorities for arbitration. Negotiated interconnection agreements are subject to state approval. On July 18, 2000, the FCC adopted an order denying requests for mandatory interconnection between resellers' switches and commercial mobile radio providers' networks, and declining to impose general interconnection obligations between these networks.

Allocation of Additional PCS and Other Wireless Licenses

     The FCC from time to time re-auctions PCS licenses that it has re-claimed from other carriers, or PCS licenses that carriers have voluntarily returned to the agency. The FCC also periodically allocates and assigns new spectrum for the provision of wireless services. It is possible that such actions could create new competitors in our current PCS service areas, and we cannot predict the effect that such actions would have on our business.

Other FCC Requirements

     In June 1996, the FCC adopted rules that prohibit broadband PCS providers from unreasonably restricting or disallowing resale of their services or unreasonably discriminating against resellers. Resale obligations will automatically expire on November 24, 2002. The FCC recently decided that these prohibitions apply to services and not to equipment such as handsets, whether alone or in bundled packages.

     The FCC also adopted rules in June 1996 that require local exchange and most commercial mobile radio service providers, to program their networks to allow customers to change service providers without changing telephone numbers, which is referred to as service provider number portability. The FCC currently requires most commercial mobile radio carriers to implement nationwide roaming. Most commercial mobile radio service providers are required to implement nationwide roaming by November 24, 2002 as well. The FCC currently requires most commercial mobile radio service providers to be able to deliver calls from their networks to numbers anywhere in the country, and to contribute to the Local Number Portability Fund.

     The FCC has adopted rules permitting broadband PCS and other commercial mobile radio service providers to provide wireless local loop and other fixed services that would directly compete with the wireline services of local telephone companies. In June 1996, the FCC adopted rules requiring broadband PCS and other commercial mobile radio providers to implement enhanced emergency 911
(E911) automatic location identification (ALI) capabilities within 18 months after the effective date of the FCC's rules. Sprint's initial compliance with these rules occurred on or before October 1, 2001.

     Additional compliance deadlines include: (1) ensuring that 25% of its new mobile phones activated after July 31, 2002 are ALI capable; (2) ensuring that 50% of its new mobile phones activated after December 31, 2002 are ALI capable; and (3) ensuring that 95% of all of its customer mobile phones are ALI capable by December 31, 2005. Sprint PCS has met the October 1, 2001 deadline. Sprint PCS was also given more time in which to upgrade its E911 system software. Horizon's Chillicothe PCS system is currently exempt from E911 ALI requirements.

     On June 10, 1999, the FCC initiated a regulatory proceeding (the competitive networks proceeding) seeking comment from the public on a number of issues related to competitive access to multiple-tenant buildings, including the following:

     o the FCC's tentative conclusion that the Communications Act of 1934, as amended, requires utilities to permit telecommunications carriers access to rooftop and other rights-of-way in multiple tenant buildings under just, reasonable and nondiscriminatory rates, terms and conditions; and
     o whether building owners that make access available to a telecommunications carrier should be required to make access available to all other telecommunications carriers on a nondiscriminatory basis, and whether the FCC has the authority to impose such a requirement.

     On October 25, 2000, the FCC issued an order that addressed certain of the issues in the competitive networks proceeding, including:

     o prohibits carriers from entering into contracts that restrict owners of commercial office buildings from permitting access from competing carriers;
     o    clarifies the FCC's rules governing control of in-building wiring;
     o concludes that utilities that own conduits or rights-of-way within a building must give non-discretionary access thereto; and
     o concludes that parties with a direct or indirect ownership or leasehold interest in property, including building tenants, should have the ability to place antennas one meter or less in diameter used to receive or transmit any fixed wireless service in other areas.

     This proceeding could affect the availability and pricing of sites for our antennae and those of our competitors.

Communications Assistance for Law Enforcement Act

     The Communications Assistance for Law Enforcement Act, or CALEA, was enacted in 1994 to preserve electronic surveillance capabilities by law enforcement officials in the face of rapidly changing telecommunications technology. CALEA requires telecommunications carriers, including us, to modify their equipment, facilities, and services to allow for authorized electronic surveillance based on either industry or FCC standards. The FCC has adopted rules implementing this statute and has established various implementation deadlines. Like other wireless carriers, Sprint PCS has sought certain extensions of the deadlines, and these requests remain pending. We may be subjected to fines of as much as $10,000 per day if we are unable to comply with a surveillance request from law enforcement due to the lack of a required CALEA capability for which we or Sprint PCS have not sought or received an extension.

Other Federal Regulations

     Wireless systems must comply with FCC and FAA regulations regarding the siting, lighting and construction of transmitter towers and antennas. In addition, FCC environmental regulations may cause some cell site locations to become subject to regulation under the National Environmental Policy Act (NEPA). The FCC is required to implement this Act by requiring carriers to meet land use and radio frequency standards.

     In general, carriers are required to clear any tower or antenna structure proposals with the FAA if the structure will be 200 feet or more in height, or will be within 20,000 feet of an airport. Carriers must also ensure that antenna structures will comply with NEPA-related regulations protecting wilderness areas, wildlife preserves, endangered species habitats, Indian religious sites, flood plains, wetlands and historic places. In protecting historic places, carriers must comply with the requirements of the National Historic Preservation Act and the regulations of the National Council for Historic Preservation
(NCHP). This generally requires consultation with the appropriate "State Historic Preservation Officer" (SHPO) prior to each site construction. However, in March 2001, the FCC issued a programmatic agreement approved by the NCHP, which allows carriers to avoid SHPO approval and other time-consuming historic preservation measures, if the carrier proposes to use an existing tower, and satisfies certain other conditions.

    Carriers must comply with certain other FCC requirements:

     o    payment of annual regulatory user fees;
     o submission of FCC Form 499A and 499Q reports, providing the FCC with information needed to calculate universal service, local number portability and other contribution amounts owed by the carrier;
     o compliance with the FCC's 711 hearing-impaired access requirements by October 1, 2001;
     o compliance with the FCC's digital TTY (access for the deaf) requirements, including purchase of necessary software and equipment by December 31, 2001, implementation by June 30, 2002, and filing of quarterly progress reports during the interim;
     o    submission of an annual Form 395 employment  report;
     o    periodic filing of Form 602 ownership report; and
     o submission of other required reports, as applicable, including Form 502 Number Utilization and Forecast Report, Form 477 Local Competition and Broadband Reporting Worksheet, Form 478

     Slamming Complaint Report, International Traffic Data Report, and Annual Financial Report.

Review of Universal Service Requirements

     The FCC and the states are required to establish a universal service program to ensure that affordable, quality telecommunications services are available to all Americans. Sprint PCS is required to contribute to the federal universal service program as well as existing state programs. The FCC has determined that Sprint PCS' contribution to the federal universal service program is a variable percentage of "end-user telecommunications revenues." Although many states are likely to adopt a similar assessment methodology, the states are free to calculate telecommunications service provider contributions in any manner they choose as long as the process is not inconsistent with the FCC's rules. At the present time it is not possible to predict the extent of the Sprint PCS total federal and state universal service assessments or its ability to recover from the universal service fund.

Wireless Facilities Siting

     States and localities are allowed to apply zoning requirements to PCS facility and tower proposals, but are not permitted to regulate the placement of wireless facilities so as to prohibit the provision of wireless services or to discriminate among providers of these services. In addition, so long as a wireless system complies with the FCC's rules, states and localities are prohibited from using radio frequency health effects as a basis to regulate the placement, construction or operation of wireless facilities. The FCC is considering numerous requests for preemption of local actions affecting wireless facilities siting. The Federal courts have been inconsistent in deciding such disputes.

State Regulation of Wireless Service

     Section 332 of the Communications Act preempts states from regulating the rates and entry of commercial mobile radio providers, like us. However, states may attempt to regulate other aspects of our service provision. In addition, states may petition the FCC to regulate these providers and the FCC may grant a state's petition if the state demonstrates that (1) market conditions fail to protect subscribers from unjust and unreasonable rates or rates that are unjustly or unreasonably discriminatory, or (2) when commercial mobile radio is a replacement for landline telephone service within the state. To date, the FCC has granted no petition of this type. To the extent that we may provide fixed wireless service in the future, we may be subject to additional state regulation.

                                 WARRANT HOLDERS

     Below is information with respect to the number of warrants and shares of our common stock issuable upon exercise of the warrants owned by each of the warrant holders. The warrants are being registered to permit public secondary trading of the warrants and the shares of our common stock issued upon the exercise of the warrants, and the warrant holders may offer the warrants and shares of our common stock issued upon the exercise of the warrants for resale from time to time. See "Plan of Distribution."

     We have filed with the SEC a registration statement, of which this prospectus forms a part, with respect to the resale of the warrants and the issuance and resale of the shares of our common stock issued upon the exercise of the warrants from time to time, under Rule 415 under the Securities Act, in the over-the-counter market, in privately negotiated transactions, in underwritten offerings or by a combination of these methods for sale, and have agreed to use our best efforts to keep this registration statement effective until the date on which all of the warrants or shares of our common stock issued upon exercise of the warrants have been sold pursuant to this registration statement or the warrants have expired, though we are required to keep this registration statement effective so long as any affiliate of ours holds warrants or shares of our common stock issued upon exercise of the warrants.

     The warrants and the shares of our class A common stock issued upon the exercise of the warrants offered by this prospectus may be offered from time to time by the persons or entities named below:

                                                                  NUMBER OF WARRANTS OWNED
                                                PERCENTAGE OF     PRIOR TO THE OFFERING(1)
                                                 OUTSTANDING    ----------------------------   PERCENTAGE OF
                                                   CLASS A                  NUMBER OF SHARES    OUTSTANDING
                                                COMMON STOCK                 ISSUABLE UPON     COMMON STOCK
                                                 OWNED PRIOR    NUMBER OF     EXERCISE OF       OWNED AFTER
    NAME AND ADDRESS OF HOLDER                   TO OFFERING    WARRANTS        WARRANTS         OFFERING
    --------------------------                  -------------   ---------   ----------------   -------------

    Abbott Laboratories Annuity Retirement
      Fund....................................        *             160            2,064            --
      c/o The Putnam Advisory Company, Inc.
      One Post Office Square
      Boston, MA 02109
    AIM Capital U.S. High Yield Fund..........        *              20              258            --
      11 Greenway Plaza #100
      Houston, TX 77046-1173
    AIM High Yield.Fund.......................        *          27,480          354,492            --
      11 Greenway Plaza #100
      Houston, TX 77046-1173
    AIM VI High Yield Fund....................     1.3%             500            6,450            --
      11 Greenway Plaza #100
      Houston, TX 77046-1173
    AIM High Yield Fund II....................        *           2,000           25,800            --
      11 Greenway Plaza #100
      Houston, TX 77046-1173
    Apollo Advisors...........................        *          12,500          161,250            --
      2 Manhattanville Road, 1st Floor
      Purchase, NY  10577-2113
    Ares Leveraged Investment Fund, L.P.(7)...     4.6%          12,500          161,250          4.6%
      c/o Ares Management L.P.
      1999 Avenue of the Stars
      Suite 1900
      Los Angeles, CA 90067
    Ares Leveraged Investment Fund, II
      L.P.(7).................................     4.6%          12,500          161,250          4.6%
      c/o Ares Management II, L.P.
      1999 Avenue of the Stars
      Suite 1900
      Los Angeles, CA 90067
    Atlas Strategic Income Fund...............        *             200            2,580            --
      200 Clarendon Street
      Boston, MA  02116

                                                                  NUMBER OF WARRANTS OWNED
                                                                  PRIOR TO THE OFFERING(1)
                                                PERCENTAGE OF   ----------------------------   PERCENTAGE OF
                                                 OUTSTANDING                NUMBER OF SHARES    OUTSTANDING
                                                COMMON STOCK                 ISSUABLE UPON     COMMON STOCK
                                                 OWNED PRIOR    NUMBER OF     EXERCISE OF       OWNED AFTER
    NAME AND ADDRESS OF HOLDER                   TO OFFERING    WARRANTS        WARRANTS         OFFERING
    --------------------------                  -------------   ---------   ----------------   -------------

    AXP Variable Portfolio Extra Income Fund,
      a Series of AXP Variable Portfolio
      Income Series, Inc. ....................        *           5,325           68,693            --
         c/o AEFC
         50592 AXP Financial Center
         Minneapolis, MN 55474
    Bankers Trust Company(2)..................        *             905           11,675            --
      648 Grassmere Park Drive
      Nashville, TN 37211
    Banque Internationale A Luxembourg........        *             500            6,450            --
      Investment FDS Dept. & Global Cus.
      69 Roue D'Esch
      L-2953 Luxembourg
    Basil.....................................        *             300            3,870            --
      466 Lexington Avenue
      New York, NY  10017-3140
    Boston Safe Deposit and Trust
      Company(2)..............................        *             105           1,355             --
      c/o Mellon Bank, N.A.
      3 Mellon Bank Center, Room 3631
      Pittsburgh, PA 15259
    Brown Brothers Harriman & Co.(2)..........        *           1,570           20,253            --
      63 Wall Street, 8th Floor
      New York, NY 10005
    Building Laborer's Pension Fund...........        *             140            1,806            --
      3250 Euclid Avenue
      Cleveland, OH 44115
    Catholic Health Initiative................        *             120            1,548            --
      Chi Operating Investment Program
      61 Broadway, Suite 2330
      New York, NY  10006
    Chuo Mitsui T&B Co., Ltd..................        *             950           12,255            --
      Harumi Island Triton Square
      Office Tower X 17F
      1-8-10, Harumi, Chuo-Ku
      Tokyo 104-6017 Japan
    Citibank, N.A.(2).........................        *           3,750           48,375             --
      3800 Citicorp. Center
      Tampa, FL 33610
    City of New York Emp Ret Sys High Yield...        *             700            9,030            --
      466 Lexington Avenue
      New York, NY  10017-3140
    City of New York Police Pen FD High Yld...        *             500            6,450            --
      466 Lexington Avenue
      New York, NY  10017-3140
    City of NY Teacher's Retirement System....        *             700            9,030            --
      466 Lexington Avenue
      New York, NY  10017-3140
    Colonial High Yield Securities Fund,
      Variable Series.........................        *             145            1,871            --
      One Financial Center
      Boston, MA 02111
    Colonial Intermarket Income Fund..........        *             220            2,838            --
      One Financial Center
      Boston, MA 02111
    Colonial Intermediate High Income Fund....        *             665            8,579            --
      One Financial Center
      Boston, MA 02111
    Colonial Strategic Income Fund, Variable
      Series..................................        *             315            4,064            --
      One Financial Center
      Boston, MA 02111
    Coutts Limited High Yield Fund............        *             980           12,642            --
      One State Street
      New York, NY 10004

                                                                  NUMBER OF WARRANTS OWNED
                                                                  PRIOR TO THE OFFERING(1)
                                                PERCENTAGE OF   ----------------------------   PERCENTAGE OF
                                                 OUTSTANDING                NUMBER OF SHARES    OUTSTANDING
                                                COMMON STOCK                 ISSUABLE UPON     COMMON STOCK
                                                 OWNED PRIOR    NUMBER OF     EXERCISE OF       OWNED AFTER
    NAME AND ADDRESS OF HOLDER                   TO OFFERING    WARRANTS        WARRANTS         OFFERING
    --------------------------                  -------------   ---------   ----------------   -------------

    Credit Suisse First Boston Corporation(2).        *          19,655          253,495            --
      11 Madison Ave.
      New York, New York,  10010
    CSAM Invest Trust - US High Yield SRS.....        *             300            3,870            --
      466 Lexington Avenue
      New York, NY  10017-3140
    Deutsche Bank Alex Brown, Inc.(2).........        *             500            6,450            --
      1251 Avenue of America
      26th Floor
      New York, NY 10020
    Equity Telcom.............................        *             500            6,450            --
      1290 6th Avenue, 6th Floor
      New York, NY  10019
    Fidelity Advisor Series II................        *             740            9,546            --
      Fidelity Advisor Strategic Income Fund(3)
    Fidelity Management Trust Company.........        *           8,900          114,810            --
      on behalf of accounts managed by it(4)
      82 Devonshire Street, E20E
      Boston, MA 02109
    Fidelity School Street Trust..............        *             120            1,548            --
      Fidelity Strategic Income Fund(3)
    First Boston Corporation..................        *              30              387            --
      242 Trumbell Street
      P.O. Box 150449
      Hartford, CT 06115-0449
    First Citicorp Life Insurance Company.....        *              30              387            --
      242 Trumbell Street
      P.O. Box 150449
      Hartford, CT 06115-0449
    First Union Securities, Inc.(2)(3)........    10.3%             700            9,030         10.3%
      8739 Research Drive
      Charlotte, NC 28262
    FUNB -- Phila. Main(2)....................        *           4,100           52,890            --
      123 South Broad Street
      Philadelphia, PA 19109
    General Ret System of the City
      of Detroit..............................        *             300            3,870            --
      466 Lexington Avenue
      New York, NY  10017-3140
    Global Horizon Series:  Diversified Strategic
      Income Portfolio........................        *              25              323            --
      333 W. 34th Street, 2nd Floor
      New York, NY  10001
    Goldman Sachs High Yield
      Portfolio #5884 ........................        *           2,500           32,250            --
      c/o Goldman Sachs Asset Mgmt.
      32 Old Slip, 24th Floor
      New York, NY 10005
    Greenwich St. Series Fund:  Diversified
      Strategic Income Portfolio..............        *              40              516            --
      333 W. 34th Street, 2nd Floor
      New York, NY  10001
    GTE Service Corp. High Yield..............        *             950           12,255            --
      c/o One Mellon Bank Center
      AIM #151-0510
      Pittsburgh, PA  15259
    Guardian High Yield Bond Fund.............        *             670            8,643            --
      c/o Guardian Life Insurance Co. of
         America
      7 Hanover Square/20-D
      New York, NY 10004
    Guardian VC High Yield Bond Fund..........        *             330            4,257            --
      c/o Guardian Life Insurance Co. of
         America
      7 Hanover Square/20-D
      New York, NY 10004


                                                                  NUMBER OF WARRANTS OWNED
                                                                  PRIOR TO THE OFFERING(1)
                                                PERCENTAGE OF   ----------------------------   PERCENTAGE OF
                                                 OUTSTANDING                NUMBER OF SHARES    OUTSTANDING
                                                COMMON STOCK                 ISSUABLE UPON     COMMON STOCK
                                                 OWNED PRIOR    NUMBER OF     EXERCISE OF       OWNED AFTER
    NAME AND ADDRESS OF HOLDER                   TO OFFERING    WARRANTS        WARRANTS         OFFERING
    --------------------------                  -------------   ---------   ----------------   -------------

    Guardian Life Insurance Company...........        *           4,000           51,600            --
      c/o Guardian Life Insurance Co. of
         America
      7 Hanover Square/20-D
      New York, NY 10004
    High Income Opportunity Fund, Inc.........        *           1,155           14,900            --
      333 W. 34th Street, 2nd Floor
      New York, NY  10001
    High Yield Offshore Acct. #G461...........        *           1,250           16,125            --
      c/o Goldman Sachs & Co.
      32 Old Slip, 24th Floor
      New York, NY 10005
    High Yield Portfolio, a Series of Income
      Trust...................................        *          26,625          343,463            --
      c/o AEFC
      50592 AXP Financial Center
      Minneapolis, MN 55474
    JP Morgan Chase Bank/CCSG (2).............        *          11,700          150,930            --
      One Chase Manhattan Plaza
      New York, NY 10081
    Lazard Asset Management on behalf
      Of an advisory client...................        *           1,000           12,900            --
      30 Rockefeller Plaza
      New York, NY 10112
    Lazard Asset Management on behalf
      Of an advisory client...................        *           1,420           18,318            --
      30 Rockefeller Plaza
      New York, NY 10112
    Lazard High Yield Fund....................        *           1,730           22,317            --
      30 Rockefeller Plaza
      New York, NY 10112
    LB Series Fund, Inc.  - High Yield
      Portfolio                                       *           6,250           80,625            --
      625 4th Avenue South
      Minneapolis, MN 55415
    Legg Mason High Yield Fund
      c/o State Street                                *           1,900           24,510            --
      Custody Svcs. Dept. Q4NW
      P.O. Box 1713
      Boston, MA  02101
    Legg Mason Offshore High Yield
      c/o Mellon Trust Global.................        *           1,850           23,865            --
      SEC Svcs. - Client Svc. Div.
      One Cabot Road
      Medford, MA  02155


                                                                  NUMBER OF WARRANTS OWNED
                                                                  PRIOR TO THE OFFERING(1)
                                                PERCENTAGE OF   ----------------------------   PERCENTAGE OF
                                                 OUTSTANDING                NUMBER OF SHARES    OUTSTANDING
                                                COMMON STOCK                 ISSUABLE UPON     COMMON STOCK
                                                 OWNED PRIOR    NUMBER OF     EXERCISE OF       OWNED AFTER
    NAME AND ADDRESS OF HOLDER                   TO OFFERING    WARRANTS        WARRANTS         OFFERING
    --------------------------                  -------------   ---------   ----------------   -------------

    The Liberty Fund..........................        *              45              581            --
      One Financial Center
      Boston, MA 02111
    Liberty High Yield Securities Fund........        *           4,705           60,695            --
      One Financial Center
      Boston, MA 02111
    Liberty Strategic Income Fund.............        *           3,875           49,988            --
      One Financial Center
      Boston, MA 02111
    Lincoln National Global Asset.............        *              80            1,032            --
      Allocation Fund Inc.
      c/o Putnam Investment Management, Inc.
      One Post Office Square
      Boston, MA 02109
    Lutheran Brotherhood High Yield Fund......        *           3,750           48,375            --
      625 4th Avenue South
      Minneapolis, MN 55415
    Managed High Income Fund..................        *             695            8,966            --
      333 W. 34th Street, 2nd Floor
      New York, NY  10001
    Mason Street Funds, Inc. for the Asset
      Allocation Fund                                 *              50              645            --
      720 East Wisconsin Avenue
      Milwaukee, WI  53202-4797
    Mason Street Funds, Inc. for the High
      Yield Fund                                      *             550            7,095            --
      720 East Wisconsin Avenue
      Milwaukee, WI  53202-4797
    Mediolanum Top Managers Global HY
      Fund   .................................        *             500            6,450            --
      466 Lexington Avenue
      New York, NY  10017-3140
    Merrill Lynch, Pierce, Fenner & Smith,
      Inc.(2).................................        *           1,000           12,900            --
      101 Hudson Street - 9th Floor
      Corp. Actions Dept.
      Jersey City, NJ  07302-3997
    National City Bank(2).....................        *             160            2,064            --
      1400 West 150th Street
      Cleveland, OH 44135
    New York City Employees Retirement System         *           1,000           12,900            --
         c/o T. Rowe Price & Associates, Inc.
         Corporate Actions Team
         100 E. Pratt Street, 7th Floor
         Baltimore, MD 21202
    Nomura Corporate Research.................        *           3,100           39,990            --
      40 Wall Street
      New York,  NY


                                                                  NUMBER OF WARRANTS OWNED
                                                                  PRIOR TO THE OFFERING(1)
                                                PERCENTAGE OF   ----------------------------   PERCENTAGE OF
                                                 OUTSTANDING                NUMBER OF SHARES    OUTSTANDING
                                                COMMON STOCK                 ISSUABLE UPON     COMMON STOCK
                                                 OWNED PRIOR    NUMBER OF     EXERCISE OF       OWNED AFTER
    NAME AND ADDRESS OF HOLDER                   TO OFFERING    WARRANTS        WARRANTS         OFFERING
    --------------------------                  -------------   ---------   ----------------   -------------

    Northern Trust Company(2).................        *           2,000           25,800            --
      801 S. Canal C-IN, Corporate Park 287
      Chicago, IL 60607
    Northrop Corporation Employees Benefit
      Plans Master Trust ...................          *             270            3,483            --
         c/o The Putnam Advisory Company, LLC
         One Post Office Square
         Boston, MA 02109
    Northwestern Mutual Life Insurance Company
      For its Group Annuity Separate Account          *           2,400           30,960            --
      720 East Wisconsin Avenue
      Milwaukee, WI  53202-4797
    Northwestern Mutual Series Fund, Inc. for
      The High Yield Bond Portfolio                   *           2,000           25,800            --
      720 East Wisconsin Avenue
      Milwaukee, WI  53202-4797
    N.V. Pensioenverz DSM.....................        *             580            7,482            --
      c/o Bank of New York
      P.O. Box 178
      1000 AD Amsterdam
    Oppenheimer High Income Fund /VA..........        *           1,300           16,770            --
      498 7th Avenue, 10th Floor
      New York, NY 10018
    Oppenheimer Champion Income Fund..........        *           6,700           86,430            --
      498 7th Avenue, 10th Floor
      New York, NY 10018
    Oppenheimer Strategic Income Fund.........        *          11,000          141,900            --
      498 7th Avenue, 10th Floor
      New York, NY 10018
    Oppenheimer Multi-Sector Income Trust.....        *           1,000           12,900            --
      498 7th Avenue, 10th Floor
      New York, NY 10018
    Oppenheimer Strategic Bond Fund /VA.......        *           1,000           12,900            --
      498 7th Avenue, 10th Floor
      New York, NY 10018
    Oppenheimer High Yield Fund...............        *           6,300           81,270            --
      498 7th Avenue, 10th Floor
      New York, NY 10018
    Penn Series Funds, Inc. - High Yield
      Bond Fund...............................        *             350            4,515            --
         c/o T. Rowe Price & Associates, Inc.
         100 E. Pratt St., 7th Floor
         Baltimore, MD 21202
    Policemen & Firemen Retire Sys. -
      Detroit.................................        *             300            3,870            --
      466 Lexington Avenue
      New York, NY  10017-3140
    Primerica Life Insurance Company..........        *             180            2,322            --
      242 Trumbell Street
      P.O. Box 150449
      Hartford, CT 06115-0449
    Putnam Asset Allocation Funds(5)..........        *             340            4,386            --
      Conservative Portfolio
    Putnam Asset Allocation Funds(5)..........        *             700            9,030            --
      Growth Portfolio
    Putnam Convertible Opportunities and
      Income Trust(5).........................        *              90            1,161            --
    Putnam Diversified Income Trust(5)........        *           5,100           65,790            --


                                                                  NUMBER OF WARRANTS OWNED
                                                                  PRIOR TO THE OFFERING(1)
                                                PERCENTAGE OF   ----------------------------   PERCENTAGE OF
                                                 OUTSTANDING                NUMBER OF SHARES    OUTSTANDING
                                                COMMON STOCK                 ISSUABLE UPON     COMMON STOCK
                                                 OWNED PRIOR    NUMBER OF     EXERCISE OF       OWNED AFTER
    NAME AND ADDRESS OF HOLDER                   TO OFFERING    WARRANTS        WARRANTS         OFFERING
    --------------------------                  -------------   ---------   ----------------   -------------

    Putnam Funds Trust -- Putnam High Yield
      Trust II(5)..............................       *           3,600           46,440            --
    Putnam High Income Convertible and Bond
      Fund(5).................................        *             100            1,290            --
    Putnam High Yield Advantage Fund(5).......        *           4,790           61,791            --
    Putnam High Yield Fixed Income Fund,
      LLC(5)..................................        *             160            2,064            --
    Putnam High Yield Trust(5)................        *           5,550           71,595            --
    Putnam Managed High Yield Trust(5)........        *             200            2,580            --
    Putnam Master Income Trust(5).............        *             570            7,353            --
    Putnam Master Intermediate Income
      Trust(5)................................        *           1,050           13,545            --
    Putnam Premier Income Trust(5)............        *           1,450           18,705            --
    Putnam Strategic Income Fund(5)...........        *             270            3,483            --
    Putnam Variable Trust -- Putnam VT
      Diversified Income Fund(5)..............        *             920           11,868            --
    Putnam Variable Trust -- Putnam VT High
      Yield Fund (5)..........................        *           2,090           26,961            --
    Putnam Variable Trust -- Putnam VT Global
      Allocation Fund(5)......................        *             180            2,322            --
    Riyad Bank                                        *             245           31,605            --
      c/o Northern Trust Co.
      801 S. Canal C-IN
      Chicago, IL  60607
    Salomon Brothers Global Horizons Fund
      US High Yield Bond Fund: ................       *             110            1,419            --
      333 W. 34th Street, 2nd Floor
      New York, NY  10001
    Smith Barney Income Funds:  Smith Barney
      High Income Fund........................        *           2,440           31,476            --
      333 West 34th Street, 2nd Floor
      New York, NY 10001
    SEI Global - High Yield Income............        *             100            1,290            --
      466 Lexington Avenue
      New York, NY  10017-3140
    SEI Institutional Managed Trust...........        *           1,000           12,900            --
      466 Lexington Avenue
      New York, NY 10017-3140
    Smith Barney Income Funds:  Smith Barney
      Diversified Strategic Income Portfolio..        *           1,185           15,287            --
      333 West 34th Street, 2nd Floor
      New York, NY 10001
    State Street Bank and Trust Company(2)....        *          10,160          131,064            --
      1776 Heritage Drive
      North Quincy, MA 02171
    Strategic Global Fund
      High Yield Fixed Income (Putnam) Fund...        *             130            1,677            --
         c/o The Putnam Advisory Company, Inc.
         One Post Office Square
         Boston, MA 02109
    Strong High-Yield Bond Fund, a Series of
      Strong Income Funds, Inc. ..............        *           7,000           90,300            --
      100 Heritage Reserve
      Menomonee Falls, WI 53051


                                                                  NUMBER OF WARRANTS OWNED
                                                                  PRIOR TO THE OFFERING(1)
                                                PERCENTAGE OF   ----------------------------   PERCENTAGE OF
                                                 OUTSTANDING                NUMBER OF SHARES    OUTSTANDING
                                                COMMON STOCK                 ISSUABLE UPON     COMMON STOCK
                                                 OWNED PRIOR    NUMBER OF     EXERCISE OF       OWNED AFTER
    NAME AND ADDRESS OF HOLDER                   TO OFFERING    WARRANTS        WARRANTS         OFFERING
    --------------------------                  -------------   ---------   ----------------   -------------

    SunAmerica Series Trust High Yield Bond
      Portfolio... ...........................        *           2,000           25,800            --
      c/o SunAmerica Asset Management
      733 Third Avenue, Third Floor
      New York, NY 10017
    Sun Super.................................        *             250            3,225            --
      c/o Goldman Sachs Asset Mgmt.
      32 Old Slip
      24th Floor
      New York, NY 10005
    TPC Arbitrage.............................        *             500            6,450            --
      242 Trumbell Street
      P.O. Box 150449
      Hartford, CT 06115-0449
    T. Rowe Price High Yield Fund.............        *           9,150          118,035            --
      c/o T. Rowe Price and Associates, Inc.
      100 E. Pratt St., 7th Floor
      Baltimore, MD 21202
    Travelers High Yield Bond Trust...........        *             275            3,548            --
      242 Trumbell Street
      P.O. Box 150449
      Hartford, CT 06115-0449
    The Travelers Indemnity Company...........        *           1,770           22,833            --
      242 Trumbell Street
      P.O. Box 150449
      Hartford, CT 06115-0449
    The Travelers Insurance Company - Life....        *             818           10,552            --
      242 Trumbell Street
      P.O. Box 150449
      Hartford, CT 06115-0449
    The Travelers Insurance Company
      Separate Account TLAC...................        *             697            8,991            --
      242 Trumbell Street
      P.O. Box 150449
      Hartford, CT 06115-0449
    The Travelers Life & Annuity Company......        *              55              710            --
      242 Trumbell Street
      P.O. Box 150449
      Hartford, CT 06115-0449
    The Travelers Separate Account SAD4.......        *           1,675           21,608            --
      242 Trumbell Street
      P.O. Box 150449
      Hartford, CT 06115-0449
    Travelers Series Fund Inc. - Putnam
      Diversified Income Portfolio............        *             200            2,580            --
      c/o Putnam Investment Management, Inc.
      One Post Office Square
      Boston, MA 02109
    Travelers Series Funds Inc.:  Smith Barney
      High Income Portfolio ..................        *             350           4,515             --
      333 West 34th Street, 2nd Floor
      New York, NY 10001
    Variable Insurance Products Fund II.......        *           2,845           36,701            --
      Asset Manager Portfolio(3)
    Variable Insurance Products Fund II.......        *             545            7,031            --
      Asset Manager: Growth Portfolio(3)


                                                                  NUMBER OF WARRANTS OWNED
                                                                  PRIOR TO THE OFFERING(1)
                                                PERCENTAGE OF   ----------------------------   PERCENTAGE OF
                                                 OUTSTANDING                NUMBER OF SHARES    OUTSTANDING
                                                COMMON STOCK                 ISSUABLE UPON     COMMON STOCK
                                                 OWNED PRIOR    NUMBER OF     EXERCISE OF       OWNED AFTER
    NAME AND ADDRESS OF HOLDER                   TO OFFERING    WARRANTS        WARRANTS         OFFERING
    --------------------------                  -------------   ---------   ----------------   -------------

    WA Strategic  High Yield..................        *             900           11,610            --
      c/o State Street Bank & Trust Co.
      Master Trust Division, W3A
      P.O. Box 1992
      Boston, MA 02105-1992
    Wells Fargo & Co. Pension.................        *             620            7,998            --
      801 Nicollet Mall, Ste. 700
      Minneapolis, MN 55479
    Western Asset High Yield..................        *           1,355           17,480            --
      c/o State Street Bank & Trust Co.
      Custody Svcs. Dept. Q4NW
      P.O. Box 1713
      Boston, MA 02101
    XL Mid Ocean High Yield
      c/o Mellon Bank, N.A....................        *             970           12,513            --
      P.O. Box 30602
      Pittsburgh, PA 15230-4602

    ---------------
    * Less than 1%.

(1) This table includes ownership of warrants held by holders of record in addition to beneficial holders and includes a greater number of warrants and shares issuable upon exercise of warrants than are currently outstanding because the Company has been unable to date to identify which warrants have been reported to be held by both the record and beneficial holders.

(2) Does not include securities held as custodian for other warrant holders listed in this table.

(3) The entity is either an investment company or a portfolio of an investment company registered under Section 8 of the Investment Company Act of 1940, as amended, or a private investment account advised by Fidelity Management & Research Company ("FMR Co."). FMR Co. is a Massachusetts corporation and an investment advisor registered under Section 203 of the Investment Advisers Act of 1940, as amended, and provides investment advisory services to each of such Fidelity entities identified above, and to other registered investment companies and to certain other funds which are generally offered to a limited group of investors. FMR Co. is a wholly owned subsidiary of FMR Corp. ("FMR"), a Massachusetts corporation. The holdings are as of November 27, 2000. The address for this warrant holder is 82 Devonshire Street, E20E, Boston, MA 02109. The holdings are as of January 18, 2002.

(4) Shares indicated as owned by such entity are owned directly by various private investment accounts, primarily employee benefit plans for which Fidelity Management Trust Company ("FMTC") serves as trustee or managing agent. FMTC is a wholly owned subsidiary of FMR and a bank as defined in
     Section 3(a)(6) of the Securities Exchange Act of 1934, as amended. These holdings are as of January 18, 2002.

(5) The address for this warrant holder is c/o Putnam Investment Management, Inc., One Post Office Square, Boston, MA 02109.

(6) Van Kampen Asset Management Inc., as the warrant holder's investment advisor, has discretionary authority over the warrant holder's portfolio.

(7) This warrant holder does not directly own common stock. The percentage shown is based upon conversion of all of the convertible preferred stock into common stock. See "Principal Stockholders."

     None of the holders named above has, or since our inception April 2000 had, any position, office or other material relationship with us or any of our affiliates, except Donaldson, Lufkin & Jenrette Securities Corporation and one of its affiliates, and First Union and one of its affiliates, which are disclosed under the heading "Certain Transactions--Preferred Stock Issuances" and "--Other Fees Paid to Stockholders."

     Because the selling holders may, under this prospectus, offer all or some portion of the warrants or the class A common stock issued upon exercise of the warrants, no estimate can be given as to the number of the warrants or shares of class A common stock issued upon exercise of the warrants that will be held by the selling holders upon termination of any sales. In addition, the selling holders above may have sold, transferred or otherwise disposed of all or any portion of their warrants, since the date on which they provided the information regarding their warrants, in transactions exempt form the registration requirements of the Securities Act. See "Plan of Distribution."

     Only warrant holders identified above who beneficially own the securities set forth opposite each selling holder's name in the table above on the effective date of the registration statement of which this prospectus forms a part may sell those securities under the registration statement. Prior to any use of this prospectus in connection with an offering of the warrants and/or the shares of our common stock issued upon exercise of the warrants by any holder not identified above this prospectus will be supplemented to set forth the name and number of warrants and/or shares of our common stock beneficially owned by the selling securityholder intending to sell such warrants and/or shares of common stock, and the number of warrants and/or shares of common stock to be offered. The prospectus supplement will also disclose whether any selling securityholder selling in connection with the prospectus supplement has held any position or office with, been employed by or otherwise has had a material relationship with, us or any of our subsidiaries or affiliates during the three years prior to the date of the prospectus supplement if this information has not been disclosed in this prospectus.

                           DESCRIPTION OF WARRANTS

     Horizon PCS issued the warrants pursuant to a warrant agreement by and among itself, the Guarantors and Wells Fargo Bank Minnesota, National Association, as warrant agent as part of an offering of units. Pursuant to the units offering, we issued warrants to purchase 3,805,500 shares of class A common stock. The following description is a summary of the material provisions of the warrant agreement. We urge you to read the warrant agreement because it defines your rights as a holder of the warrants.

     GENERAL

     Each warrant, when exercised, will entitle the holder to receive 12.90 fully paid and non-assessable shares of Horizon PCS' class A common stock, at an exercise price of $5.88 per share, subject to adjustment. The number of warrant shares is subject to adjustment in the cases referred to below. The holders of the warrants would be entitled, in the aggregate, to purchase shares of Horizon PCS' class A common stock representing approximately 4% of the issued and outstanding shares of our class A and class B common stock on a fully diluted basis on the date hereof, assuming exercise of all outstanding warrants. The warrants will be exercisable at any time on or after October 1, 2001. Unless exercised, the warrants will automatically expire at 5:00 p.m. New York City time on October 1, 2010.

     The warrants may be exercised by surrendering the warrant certificates evidencing the warrants to be exercised with the accompanying form of election to purchase properly completed and executed, together with payment of the exercise price. Payment of the exercise price may be made at the holder's election:

     o by tendering notes having an aggregate accreted value, plus accrued and unpaid interest, if any, to the date of exercise equal to the exercise price; and
     o in cash in United States dollars by wire transfer or by certified or official bank check to the order of Horizon PCS.

     Upon surrender of the warrant certificate and payment of the exercise price, Horizon PCS will deliver or cause to be delivered, to or upon the written order of the holder, stock certificates representing the number of whole warrant shares to which the holder is entitled. If less than all of the warrants evidenced by a warrant certificate are to be exercised, a new warrant certificate will be issued for the remaining number of warrants. Holders of warrants will be able to exercise their warrants only if a registration statement relating to the warrant shares underlying the warrants is then in effect, or the exercise of their warrants is exempt from the registration requirements of the Securities Act, and the securities are qualified for sale or exempt from qualification under securities laws of the states in which the various holders of warrants or other persons to whom it is proposed that warrant shares be issued on exercise of the warrants reside.

     No fractional warrant shares will be issued upon exercise of the warrants. Horizon PCS will pay to the holder of the warrant at the time of exercise an amount in cash equal to the current market value of any fractional warrant shares less a corresponding fraction of the exercise price.

     The holders of the warrants will have no right to vote on matters submitted to the stockholders of Horizon PCS and will have no right to receive dividends. The holders of the warrants will not be entitled to share in the assets of Horizon PCS in the event of liquidation, dissolution or the winding up of Horizon PCS. If a bankruptcy or reorganization is commenced by or against Horizon PCS, a bankruptcy court may hold that unexercised warrants are executory contracts which may be subject to rejection by Horizon PCS with approval of the bankruptcy court. The holders of the warrants may, even if sufficient funds are available, receive nothing or a lesser amount as a result of any bankruptcy case than they would be entitled to if they had exercised their warrants prior to the commencement of the bankruptcy case.

     In the event of a taxable distribution to holders of Horizon PCS' class A common stock that results in an adjustment to the number of warrant shares or other consideration for which a warrant may be exercised, the holders of the warrants may, in certain circumstances, be deemed to have received a distribution subject to United States federal income tax as a dividend. See "United States Federal Income Tax Consequences -- Tax Treatment of the Warrants."

ADJUSTMENTS

     The number of warrant shares purchasable upon exercise of warrants will be subject to adjustment in circumstances occurring after the issue date including the following:

     o the payment by us of dividends and other distributions on our class A common stock in shares of our class A common stock or otherwise;
     o subdivision, combinations and reclassifications of our class A common stock;
     o the issuance to all holders of class A common stock of rights, options or warrants entitling them to subscribe for our class A common stock or securities convertible into, or exchangeable or exercisable for, our class A common stock at a price which is less than the then fair market value per share of our class A common stock;
     o distributions to all holders of our class A common stock of any of our assets or debt securities or any rights or warrants to purchase the debt securities, excluding those rights and warrants referred to in the preceding bullet point;
     o the issuance of shares of our class A common stock for consideration per share less than the then fair market value per share of our class A common stock at the time of issuance, excluding securities issued in transactions referred to in the first four bullet points above, or the bullet point below;
     o the issuance of securities convertible into or exchangeable for our class A common stock for a conversion or exchange price plus consideration received upon issuance less than the then fair market value per share of our class A common stock at the time of issuance of the convertible or exchangeable security, excluding securities issued in transactions referred to in the first four bullet points above; and
     o other events that could have the effect of depriving holders of the warrants of the benefit of all or a portion of the purchase rights evidenced by the warrants.

     No adjustment need be made for any of the foregoing transactions if holders of warrants are to participate in the transaction on a basis and with notice that the board of directors is determined to be fair and appropriate in light of the basis and notice and on which other holders of the class A common stock participate in the transaction. In addition, no adjustment need be made for the adoption of a plan being referred to as a shareholder's rights plan or the issuance of rights under this type of plan.

     "DISINTERESTED DIRECTOR" as used in this section means, in connection with any issuance of securities that gives rise to a determination of the fair market value thereof, each member of the board of directors of Horizon PCS who is not an officer, employee, director or other affiliate of the party to whom Horizon PCS is proposing to issue the securities giving rise to this determination.

     "FAIR MARKET VALUE" per security at any date of determination as used in this section shall be (1) in connection with a sale to a party that is not an affiliate of Horizon PCS in an arm's-length transaction (a "Non-Affiliate Sale"), the price per security at which the security is sold and (2) in connection with any sale to an affiliate of Horizon PCS, (a) the last price per security at which the security was sold in a Non-Affiliate Sale within the three-month period preceding the date of determination or (b) if clause (a) is not applicable, the fair market value of the security determined in good faith by (i) a majority of the board of directors of Horizon PCS, including a majority of the disinterested directors, and approved in a board resolution delivered to the warrant agent or (ii) a nationally recognized investment banking, appraisal or valuation firm, which is not an affiliate of Horizon PCS, in each case, taking into account, among all other factors deemed relevant by the board of directors or that investment banking, appraisal or valuation firm, the trading price and volume of the security on any national securities exchange or automated quotation system on which the security is traded.

     In the case of consolidations or mergers of Horizon PCS, or the sale of all or substantially all of the assets of Horizon PCS to another corporation, (1) each warrant will thereafter be exercisable for the right to receive the kind and amount of shares of stock or other securities or property to which the holder would have been entitled as a result of the consolidation, merger or sale had the warrants been exercised immediately prior to the transaction and (2) the person formed by or surviving the consolidation or merger, (if other than Horizon PCS) or to which the sale shall have been made will assume the obligations of Horizon PCS under the warrant agreement.

RESERVATION OF SHARES

     Horizon PCS has authorized and reserved for issuance and will at all times reserve and keep available the number of shares of its class A common stock as will be issuable upon the exercise of all outstanding warrants.

AMENDMENT

     From time to time, Horizon PCS and the warrant agent, without the consent of the holders of the warrants, may amend or supplement the warrant agreement to cure defects or inconsistencies or make any change that does not adversely affect the legal rights of any holder. Any amendment or supplement to the warrant agreement that adversely affects the legal rights of the holders of the warrants will require the written consent of the holders of a majority of the then outstanding warrants, excluding warrants held by Horizon PCS or any of its affiliates. The consent of each holder of the warrants affected will be required for any amendment pursuant to which the exercise price would be increased or the number of warrant shares purchasable upon exercise of warrants would be decreased, other than pursuant to adjustments provided in the warrant agreement.

REGISTRATION OF THE WARRANT SHARES

     We also are required, under the terms of the warrant agreement, to:

     o file a shelf registration statement by December 24, 2000 covering the resale of the warrants, the issuance of the class A common stock issuable upon exercise of the warrants and the resale of the class A common stock issuable upon exercise of the warrants;
     o use our reasonable best efforts to cause the shelf registration statement to be declared effective under the Securities Act by March 24, 2001; and
     o keep the shelf registration statement continuously effective until the date on which all of the warrants or shares of class A common stock issuable thereunder have been sold pursuant to the shelf registration statement or the warrants have expired.

This prospectus is a part of a shelf registration statement that is intended to satisfy these requirements. The registration statement was filed and declared effective prior to the applicable deadlines.

     We may suspend the effectiveness of any shelf registration statement or amendment, suspend the use of any prospectus and shall not be required to amend or supplement the shelf registration statement, any related prospectus or any document incorporated therein by reference other than an effective registration statement being used for an underwritten offering in the event that, and for periods not to exceed 60 consecutive days and no more than two times in any calendar year if:

     o an event or circumstance occurs and is continuing as a result of which the shelf registration statement, any related prospectus or any document incorporated therein by reference as then amended or supplemented or proposed to be filed would, in our good faith judgment, contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and either
     o we determine in our good faith judgment that the disclosure of the event at such time would have a material adverse effect on our business, operations, or prospects; or
     o the disclosure otherwise relates to a material business transaction or development which has not yet been publicly disclosed.

     Each holder of warrants or warrant shares that sells pursuant to the shelf registration statement generally will:

          (1) be required to be named as a selling securityholder in the related prospectus and to deliver a prospectus to the purchaser;

          (2) be subject to civil liability under the Securities Act in connection with such shares;

          (3) be bound by provisions of the warrant agreement which are applicable to that holder, including indemnification obligations; and

          (4) be required to deliver information to be used in connection with the shelf registration statement in order to have its warrant or warrant shares included in the shelf registration statement.

LIQUIDATED DAMAGES

     The warrant agreement provides that if we fail to meet the registration requirement described above, each failure will be a "Warrant Registration Default." Horizon PCS will be required to pay liquidated damages to each holder of a warrant which shall accrue from the first Warrant Registration Default.

     The liquidated damages paid to each holder of a warrant will be in an amount equal to $0.03 per week per warrant held by such holder for each week or portion thereof that the Warrant Registration Default continues for the first 90-day period immediately following the occurrence of that Warrant Registration Default. This amount will increase by an additional $0.02 per week per warrant with respect to each subsequent 90-day period, up to a maximum amount equal to $0.07 per week per warrant. The provision for liquidated damages will continue until that Warrant Registration Default has been cured. Horizon PCS will not be required to pay liquidated damages for more than one Warrant Registration Default at any given time.

     Liquidated damages accrued as of April 1 or October 1 of each year will be payable on such date. All accrued liquidated damages shall be paid by Horizon PCS to holders entitled to liquidated damages in accordance with the warrant agreement.




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                          DESCRIPTION OF CAPITAL STOCK

General

     The following summarizes all of the material terms and provisions of our capital stock. We have 560.0 million shares of authorized capital stock, including 300.0 million shares of class A common stock, par value $0.0001 per share, 75.0 million shares of class B common stock, par value $0.0001 per share, and 185.0 million shares of preferred stock. As of September 30, 2001, there were no shares of class A common stock, 58.5 million shares of class B common stock and 27.3 million shares of convertible preferred stock issued and outstanding, and an additional 148.0 million shares of preferred stock are reserved for issuance as dividends on the convertible preferred stock, if necessary. On November 1, 2001, we issued an additional 1,021,882 shares of convertible preferred stock in payment of the stock dividend through October 31, 2001.

Common Stock

     The holders of class A common stock are entitled to one vote for each share held of record on all matters submitted to a vote of stockholders and do not have any cumulative rights. The holders of class B common stock are entitled to ten votes for each share held of record on all matters submitted to a vote of stockholders and do not have any cumulative rights. All shares of class B common stock are convertible into class A common stock at any time, at the election of the holder. In addition, in the event that a holder of class B common stock attempts to transfer the stock in violation of the certificate of incorporation, that class B common stock will automatically convert into class A common stock. We will reserve and keep available out of our authorized but unissued shares of class A common stock the number of shares of class A common stock necessary to effect the conversion of all outstanding shares of class B common stock.

     Subject to the rights of the holders of any series of preferred stock, holders of common stock are entitled to receive dividends out of assets legally available therefore as may be declared by the board of directors. Other than the conversion rights of class B common stockholders described above, holders of shares of common stock have no preemptive, conversion, redemption, subscription or similar rights. If we liquidate, dissolve or wind up, the holders of shares of common stock are entitled to share ratably in proportion to the number of shares of common stock held in the assets which are legally available for distribution, if any, remaining after the payment or provisions for the payment of all debts and other liabilities and the payment and setting aside for payment of any preferential amount due to the holders of shares of any series of preferred stock. A consolidation, merger or reorganization of Horizon PCS with any other corporation, or a sale of all or substantially all of the assets of Horizon PCS is not considered a dissolution, liquidation or winding up of Horizon PCS.

Convertible Preferred Stock

     In September 2000, we sold $126.5 million of convertible preferred stock to an investor group led by Apollo Management. For a description of the terms of the documents governing the purchase of the convertible preferred stock, see "Certain Transactions -- Issuance of Convertible Preferred Stock." We also issued units of convertible preferred stock upon conversion of the $14.1 million short-term convertible note. The convertible preferred stock was issued as units consisting of 1.0000 share of Series A Convertible Preferred Stock and 1.5446 shares of Series A-1 Convertible Preferred Stock. Unless otherwise indicated, the summary of terms and provisions of the convertible preferred stock set forth below applies to both the Series A Convertible Preferred Stock and the Series A-1 Convertible Preferred Stock.

     Each series of the units has a term of eleven years from the initial closing date and will accrue dividends at a rate of 7.5% per annum (or 18.0% per annum, if Horizon PCS is in default under the terms and provisions of the convertible preferred stock), paid in additional shares of convertible preferred stock. These dividends will accrue daily whether or not we have earnings or profit, whether or not there are funds legally available for payment of these dividends and whether or not dividends are declared. Dividends shall accumulate and compound semi-annually. In addition to the 7.5% dividend, when and if our board of directors declares a dividend payable with respect to the then outstanding shares of our common stock, the holders of the convertible preferred



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stock shall be entitled to the amount of dividends per share as would be payable on the number of shares of our common stock into which the share of convertible preferred stock could then be converted. The convertible preferred stock ranks senior to both our class A and class B common stock with respect to dividends and distributions upon our liquidation, winding-up and dissolution. Each share of convertible preferred stock is convertible at the option of the holder at any time into one share of class A common stock, subject to anti-dilution adjustments. Each share of convertible preferred stock will be automatically converted into one share of class A common stock, subject to anti-dilution adjustments, upon the earliest to occur of:

          (a) a public offering of our common stock with aggregate gross proceeds of at least $65.0 million in which we receive a per share price that exceeds 1.75 multiplied by the conversion price of the convertible preferred stock; and

          (b) the consummation of merger, consolidation, sale of assets or other similar business combination transactions.

     The holders of the convertible preferred stock may redeem their shares (the holders' "put" right) upon changes of control, including a transaction pursuant to which Mr. William McKell ceases to hold his current position and a change in control of Horizon Telcom but excluding transactions with specified Sprint PCS affiliates, at 101% of their accrued liquidation preference, plus the unpaid dividends that would have been payable from the date of the change of control through September 26, 2005.

     If certain business combination transactions occur prior to September 26, 2005, and a portion of the consideration received by our shareholders in the transaction is consideration other than equity in the surviving entity, we will be obligated to pay a special dividend in shares of additional convertible preferred stock to holders of our convertible preferred stock.

     Holders of our convertible preferred stock are entitled to vote on all matters on an as-converted basis. In addition, the vote of at least a majority of the outstanding shares of convertible preferred stock, voting as a single class, shall be necessary for effecting or validating significant corporate actions specified in the certificate of incorporation.

     The convertible preferred stock is subject to optional redemption by us after the fifth year at its liquidation value plus accrued but unpaid dividends, plus a premium of 4.0%. If we have not completed either (i) a public offering of our class A common stock in which we receive at least $50.0 million or (ii) a merger or consolidation with a publicly listed company that has a market capitalization of at least $100.0 million, in each case by September 26, 2005, the investor group may request that we repurchase all of their shares of convertible preferred stock at fair market value, as determined by three investment banking institutions. See "Certain Transactions -- Issuance of Convertible Preferred Stock -- Securities Purchase Agreement."

Preferred Stock

     Under our certificate of incorporation, the board of directors is authorized, subject to limitations prescribed by law, without further stockholder approval, from time to time to issue up to an aggregate of 10.0 million additional shares of preferred stock. The preferred stock may be issued in one or more series. Each series may have different rights, preferences and designations and qualifications, limitations and restrictions that may be established by our board of directors without approval from the stockholders. These rights, designations and preferences include:

     o    number of shares to be issued;
     o    dividend rights;
     o    dividend rates;
     o right to convert the preferred shares into a different type of security;
     o    voting rights  attributable  to the preferred  shares;


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     o    right to set aside a certain amount of assets for payment  relating to the preferred  shares;  and
     o prices to be paid upon redemption of the preferred shares or a bankruptcy type event.

     If our board of directors decides to issue any preferred stock, it could have the effect of delaying or preventing another party from taking control of Horizon PCS which could have a depressive effect on the market price of Horizon PCS' common stock. This is because the terms could make it prohibitively expensive for any unwanted third party to make a bid for our shares. In addition, the issue of preferred stock could adversely affect the voting power of holders of common stock and the likelihood that they will receive dividend payments and payments upon liquidation. We have no present plans to issue any additional shares of preferred stock.

Sprint PCS Warrants

     In connection with Sprint PCS' grant to us of our markets in Pennsylvania, New York, Ohio and New Jersey in May 2000, we agreed to grant to Sprint PCS warrants to acquire shares of class A common stock at the earlier of (i) the date on which the Company closes an initial public offering, or (ii) July 31, 2003. These warrants become exercisable on January 1, 2003 in the case of an IPO. If these warrants are granted on July 31, 2003, they will be immediately exercisable. Under the terms of the warrant agreement, in the case of an IPO, Sprint PCS is entitled to receive 2,510,460 shares, which number shall be no more than 4.2% and no less than 3.0% of our equity securities outstanding immediately after the offering. The number of shares subject to the warrants will be adjusted, if necessary, to reflect these limits. The exercise price will be equal to the initial public offering price per share. If there has not been an IPO on or before July 31, 2003, the number of shares of common stock subject to the warrant will represent 3.0% of the "Private Valuation" of Horizon PCS (as determined by the appraisal process set forth in the agreement) and the exercise price will be the lower of per share private valuation as of July 31, 2003, or the price per share of the most recent negotiated private placement of our equity securities within the last twelve months. In either case, the exercise price is subject to anti-dilution adjustments after the issuance of the warrant. Sprint PCS will have registration rights for the shares subject to the warrants.

Unit Warrants

     As part of our units offering in September 2000, we issued warrants to purchase a total of 3,805,500 shares of class A common stock pursuant to a warrant agreement by and among Horizon PCS and Wells Fargo Bank Minnesota, National Association, as warrant agent.

     General. Each warrant,  when exercised,  will entitle the holder to receive
12.90 fully paid and non-assessable shares of Horizon PCS' class A common stock, at an exercise price of $5.88 per share, subject to adjustment. The number of warrant shares is subject to adjustment in the cases referred to below. The holders of the warrants would be entitled, in the aggregate, to purchase shares of Horizon PCS' class A common stock representing approximately 4% of the issued and outstanding shares of our class A and class B common stock on a fully diluted basis on the date hereof, assuming exercise of all outstanding warrants. The warrants will be exercisable at any time on or after October 1, 2001. Unless exercised, the warrants will automatically expire at 5:00 p.m. New York City time on October 1, 2010.

     The warrants may be exercised by surrendering the warrant certificates evidencing the warrants to be exercised with the accompanying form of election to purchase properly completed and executed, together with payment of the exercise price. Payment of the exercise price may be made at the holder's election:

     o by tendering notes having an aggregate accreted value, plus accrued and unpaid interest, if any, to the date of exercise equal to the exercise price; and
     o in cash in United States dollars by wire transfer or by certified or official bank check to the order of Horizon PCS.

     Upon surrender of the warrant certificate and payment of the exercise price, Horizon PCS will deliver or cause to be delivered, to or upon the written order of the holder, stock certificates representing the number of whole warrant shares to which the holder is entitled. If less than all of the warrants evidenced by a warrant certificate are to be exercised, a new warrant



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certificate  will be issued for the  remaining  number of  warrants.  Holders of warrants will be able to exercise their warrants only if a registration statement relating to the warrant shares underlying the warrants is then in effect, or the exercise of their warrants is exempt from the registration requirements of the Securities Act, and the securities are qualified for sale or exempt from qualification under securities laws of the states in which the various holders of warrants or other persons to whom it is proposed that warrant shares be issued on exercise of the warrants reside.

     Adjustments. The number of warrant shares purchasable upon exercise of warrants will be subject to adjustment in several circumstances.

     In the case of consolidations or mergers of Horizon PCS, or the sale of all or substantially all of the assets of Horizon PCS to another corporation, (1) each warrant will be exercisable for the right to receive the kind and amount of shares of stock or other securities or property to which the holder would have been entitled as a result of the consolidation, merger or sale had the warrants been exercised immediately prior to the transaction and (2) the person formed by or surviving any the consolidation or merger, (if other than Horizon PCS) or to which the sale shall have been made will assume the obligations of Horizon PCS under the warrant agreement.



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                         DESCRIPTION OF OUR INDEBTEDNESS

Senior Secured Credit Facility

     Our wholly owned subsidiaries, Horizon Personal Communications, Inc. and Bright Personal Communications Services, LLC, entered into a senior secured credit facility with a syndicate of banks led by First Union National Bank for a $250.0 million senior secured facility. This facility constitutes senior debt secured by a first priority security interest in substantially all of our assets. The senior secured credit agreement provides that we and all of our current and future subsidiaries will guarantee this senior secured credit facility.

     Amount and purpose. The senior secured credit facility provides for a:

     o    $95.0 million revolving credit commitment; and
     o $155.0 million term loan commitment consisting of a $105.0 million Term Loan A and $50.0 million Term Loan B.

     We may borrow up to an additional $50.0 million upon approval of the lenders so long as:

     o the additional facility has a final maturity date no earlier than March 31, 2009;
     o each lender under the credit agreement is offered the opportunity (but is not obligated) to issue a commitment for its pro rata share of the additional facility; and
     o the additional facility will constitute obligations under the senior secured loan agreement and will rank pari passu with the other obligations under the senior secured credit agreement.

     The proceeds of the term loan will be used to help finance:

     o the direct cost of the construction and operation of a regional digital wireless telecommunications network on the Sprint PCS system;
     o    repayment of some existing indebtedness;
     o    transaction costs and expenses; and
     o    working capital and other general corporate purposes.

     Conditions to borrowing. Each borrowing under the senior secured credit facility is subject to the conditions that the representations and warranties continue to be true and correct, and that there is no default or event of default under the loan documents and that the most current officer's compliance certificate shall have been delivered.

     Interest. Interest on the term loans accrues, at our option, either at:

     o    a rate based on London Interbank Offered Rate (LIBOR); or
     o an alternative base rate, which is the greatest of the prime rate as specified in the senior secured credit facility, or the federal funds rate plus 1/2%, plus the following margin percentages:

                                                               Alternate Base
                                              LIBOR Based          Rate
                                                 Loans             Loans
                                                 -----             -----
       Term loan A......................         3.75%             2.75%
       Term loan B......................         4.25%             3.25%
       Revolving credit loans...........         3.75%             2.75%

     After April 1, 2004 the margin percentage will be reduced to vary between 1.25% and 3.25% for alternate base rate loans and 2.25% and 4.25% for LIBOR-based loans depending on our ratio of debt to earnings before interest, taxes, depreciation, amortization plus other adjustments (EBITDA).

     If an event of default under the loan documents exists, interest on any amounts outstanding accrues at a rate per annum equal to 2.0% above the rate otherwise applicable.



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

     Commitment fees. The senior secured credit facility requires us to pay a quarterly commitment fee for the unused portion of the facility. The commitment fee varies between an annual rate of 0.75% and 1.375% of the unused commitments. We are also required to pay a separate agent's fee to the administrative agent.

     Scheduled payments and commitment reductions. The revolving commitment expires and all unpaid revolving loans become due on or about September 30, 2008. Generally, amounts repaid under the revolving credit facility may be reborrowed until expiration of the revolving credit commitment; provided that the revolving commitment shall be permanently reduced in eighteen quarterly installments commencing on June 30, 2004 as follows:

     o for the four quarters commencing with the fiscal quarter ending June 30, 2004, $2,375,000;
     o    for the following quarters five and six, $4,750,000;
     o    for the following quarters seven through fourteen, $5,937,500; and
     o    for the last four quarters, $7,125,000.

     The  Term  Loan  A  shall  amortize  in  eighteen  quarterly   installments
commencing on June 30, 2004 with the final installment due on or about September 30, 2008 as follows:

     o for the four quarters commencing with the calendar quarter ending June 30, 2004, $2,625,000;
     o    for the following quarters five and six, $5,250,000;
     o    for the following quarters seven through fourteen, $6,562,500; and
     o    for the last four quarters, $7,875,000.

     The Term Loan B shall amortize in twenty quarterly installments commencing on June 30, 2004 with the final installment due on or about March 31, 2009 as follows:

     o for the eighteen quarters commencing with the calendar quarter ending June 30, 2004, $125,000; and
     o    for the last two quarters, $23,875,000.

     Optional prepayments. We may voluntarily prepay any of the loans at any time. Generally, amounts repaid under the revolving credit facility may be reborrowed until expiration or reduction of the reducing credit facility as described above.

     Mandatory prepayments. We must make mandatory prepayments on the term loans and the revolving credit loans, and the loan commitments will be reduced, in an aggregate amount equal to:

     o    50.0% of excess cash flow in each fiscal year beginning in 2003;
     o 100.0% of the net proceeds of asset sales other than in the ordinary course of business, except if no event of default under the senior secured credit facility exists to the extent not otherwise reinvested in telecommunications assets within 180 days of the receipt of the proceeds;
     o 100.0% of the net cash proceeds of debt issuances, except for the issuance of the notes up to proceeds of $200.0 million and other permitted debt;
     o 50.0% of the net cash proceeds of specified issuances of equity securities, other than proceeds from the exercise of warrants issued in connection with the senior discount notes, proceeds from an initial public offering of our common stock and proceeds used to acquire additional telecommunications assets within 18 months of the receipt of the proceeds or used to redeem up to 35.0% of the outstanding principal amount of the notes in each case if no event of default under the senior secured credit facility exists; and
     o    100.0% of insurance proceeds not reinvested within 180 days.

     Collateral and guarantors. The senior secured credit facility is collateralized by a perfected security interest in substantially all of our and our subsidiaries' tangible and intangible current and future assets, including an assignment of our affiliate agreements with Sprint PCS and a pledge of all of the capital stock of our subsidiaries. We will guarantee the obligations under



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the senior  secured  credit  facility  and pledge the stock of Horizon  Personal
Communications, Inc.

     Covenants. The senior secured credit facility contains customary covenants, including covenants limiting indebtedness, liens, dividends and distributions on, and redemptions and repurchases of, capital stock and other similar payments with respect to capital stock, prepayments of and amendments to these high yield notes, and the acquisition and disposition of assets. The senior secured credit facility also requires that we comply with specified financial covenants during the term of the senior secured credit facility as follows:

     o For the period commencing with the date of closing of the senior secured credit facilities through March 31, 2004, a maximum ratio of total indebtedness to total capital, a maximum ratio of total senior indebtedness to total capital, minimum EBITDA (as defined in the senior secured credit facility), minimum total revenue, maximum capital expenditures, minimum number of subscribers, and coverage requirements for the population in our market areas.
     o For the period commencing with April 1, 2004, until termination of the senior secured credit facilities, a maximum total debt to EBITDA, a maximum senior debt to EBITDA, a minimum interest coverage ratio, a minimum fixed charge coverage ratio and maximum capital expenditures.

     We recently amended our senior secured credit facility. Pursuant to the amendment, our operating subsidiaries will be permitted to make distributions to us to make regularly scheduled payments of interest on the notes, so long as no default or event of default has occurred and is continuing under the senior secured credit facility; provided, however, that no such distributions will be permitted until the full depletion of the interest escrow for the notes. In addition, the restrictions on our ability to incur additional indebtedness were modified to permit the issuance of the outstanding notes. We also amended certain financial covenants under the senior secured credit facility.

     Events of default. Our senior secured credit facility provides for customary events of default, including non-payment, judgment defaults, breaches of covenants, making misleading or inaccurate representations and warranties, cross-defaults with other debt, changes in control, default under material contracts and affiliate agreements with Sprint PCS, and events of bankruptcy. Upon the existence of an event of default, our lenders may declare our obligations due and payable and terminate the revolving loan commitment.

     Dividends and distributions. The senior secured credit facility restricts our ability to pay dividends and make other cash distributions. This restriction will not prevent Horizon Personal Communications, Inc. or Bright Personal Communications Services, LLC from making dividends to us to service scheduled cash interest payments on the notes provided no event of default or event which, with the passage of time or the giving of notice or both, would constitute an event of default under the senior secured credit facility at the time of any dividend of this type or would result from that dividend.

     Consent and agreement. Sprint PCS entered into a consent and agreement for the benefit of the senior secured lenders. The terms of the consent and agreement are described under "The Sprint PCS Agreements."

Senior Discount Notes

     On September 26, 2000, we issued 295,000 units consisting of senior discount notes due October 1, 2010 and warrants to purchase 3,805,500 shares of our class A common stock, which yielded gross proceeds of $149.7 million. The senior discount notes were issued under an indenture, dated as of September 26, 2000, by and among us, Horizon Personal Communications, Inc. and Bright Personal Communications Services, LLC and Wells Fargo Bank Minnesota, National Association, as trustee. The senior discount notes:

     o mature on October 1, 2010 and are limited to an aggregate principal amount at maturity of $295.0 million;



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     o    are general, unsecured obligations of us, equal in light of payment to all of our senior debt and senior in right of payment to all of our subordinated debt;
     o accrue interest at a rate of 14% per annum, computed on a semi-annual basis, calculated from September 26, 2000, will not bear interest payable in cash prior to April 1, 2006, and will bear interest payable semi-annually in cash on each April 1 and October 1, beginning April 1, 2006; and are guaranteed by all of our current and future domestic subsidiaries on a senior subordinated basis.

     We may elect to redeem all or part of the senior discount notes at any time on or after October 1, 2005 and before maturity, at the following redemption prices:

                                                     Redemption Price
                                                       per $1,000 of
      Year Beginning                                 Principal Amount
      --------------                                 ----------------
      October 1, 2005.........................          $  1,070.00
      October 1, 2006.........................             1,046.67
      October 1, 2007.........................             1,023.33
      October 1, 2008 and thereafter..........             1,000.00

     In addition, on or before October 1, 2003, we may redeem up to 35% of the principal amount at maturity of senior discount notes issued under the indenture, at a redemption price equal to $1,140 for each $1,000 of accreted value of a senior discount note to the redemption date, with the net proceeds of one or more equity offerings. However, at least 65% of the aggregate principal amount at maturity of senior discount notes issued under the indenture must remain outstanding immediately after giving effect to the redemption.

     Our senior secured credit facility prohibits the purchase of outstanding notes before repayment of the borrowings under the credit facility.

     We paid fees to our initial purchasers of the senior discount notes and warrants of approximately $6.1 million which will be amortized as interest expense over the term of the financing using the effective interest method.

     The senior discount notes are guaranteed by our existing subsidiaries, Horizon Personal Communications, Inc. and Bright Personal Communications Services, LLC, and will be guaranteed by all of our future domestic restricted subsidiaries. The guarantees are general unsecured obligations. Each guarantor unconditionally guarantees, jointly and severally, on a senior subordinated basis, the full and punctual payment of principal of, and premium and liquidated damages, if any, and interest on the senior discount notes when due. All of our current subsidiaries are guarantors. If we create or acquire unrestricted subsidiaries and foreign restricted subsidiaries, these subsidiaries need not be guarantors. The ability of holders of our senior discount notes to receive payment on the guarantees is subordinated in right of payment to all senior debt, including all obligations under our new senior secured credit facility.

     Holders of the senior discount notes have the right to require us to repurchase all or part of the senior discount notes at a premium upon the occurrence of events constituting a change in control of Horizon. Any of these repurchases would be for cash at an aggregate price of 101% of the accreted value of the senior discount notes to be repurchased, if the repurchase were prior to October 1, 2005 or, if the repurchase were on or after October 1, 2005, at an aggregate price of 101% of the aggregate principal amount thereof plus accrued and unpaid interest thereon. Under the indenture governing the senior discount notes, a change of control includes:

     o sale or other disposition of substantially all of our and our subsidiaries' assets;
     o    our adoption of a plan of liquidation or dissolution;
     o consummation of a transaction in which any person or group, other than certain current stockholders or their affiliates, become the beneficial owner of more than 50% of our voting stock;
     o continuing directors ceasing to comprise a majority of our board of directors; and




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     o    a merger or  consolidation  of Horizon  in which our  voting  stock is converted into or exchanged for cash, securities or other property, unless our voting stock is converted into or exchanged for a majority of the outstanding shares of one of the other parties to the merger or consolidation.

     The indenture governing the senior discount notes contains covenants that principally limit our ability and the ability of our subsidiary and future subsidiaries to:

     o pay dividends, redeem capital stock or make other restricted payments or investments;
     o    incur additional indebtedness or issue preferred stock;
     o    create liens on assets;
     o    merge, consolidate or dispose of assets;
     o    dispose of less than all of the equity in a wholly owned subsidiary;
     o engage in any business other than PCS telecommunications and related or ancillary businesses;
     o    enter into transactions with affiliates; and
     o    enter into sale and leaseback transactions.

     Events of default under the senior discount notes include the following:

     o    default in the payment  when due of  interest  on the senior  discount notes;
     o default in payment when due of the principal of or premium, if any, on the senior discount notes;
     o our failure, or the failure of any of our subsidiaries, to comply with provisions of the senior discount notes indenture relating to change of control and with limitations on asset sales;
     o our failure, or the failure of any of our subsidiaries, to comply with any other provisions of the indenture or the pledge agreement relating to the senior discount notes;
     o our default, or default by any of our subsidiaries, with respect to other debt of $5.0 million or more, which default either is caused by failure to pay the principal or premium thereof or results in acceleration of the other debt;
     o    our failure,  or failure of any of our subsidiaries,  to pay within 60
          days  a  final  judgment   exceeding   $5.0  million;
     o a judicial determination rendering any of the guarantees unenforceable or a guarantor's denial or disaffirmance of its obligations under the guarantee;
     o    bankruptcy or  insolvency  of Horizon PCS or any of our  subsidiaries;
          and
     o the occurrence of any event that causes, subject to any applicable grace period, an event of termination under the Sprint PCS Agreements.

     In the case of an event of default arising from events of bankruptcy or insolvency, all outstanding senior discount notes would become due and payable immediately. If any other event of default occurs and is continuing, the trustee for the senior subordinated discount note holders or the holders of at least 25% in accreted value or principal amount, as the case may be, of the then outstanding senior discount notes may declare the notes to be due and payable immediately

Senior Notes

     On December 7, 2001, we issued $175.0 million in principal amount of senior notes due June 15, 2011. Horizon PCS issued the senior notes under an indenture dated as of December 7, 2001, among itself, the guarantors and Wells Fargo Bank Minnesota, National Association, as Trustee. The terms of the notes include those stated in the indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (the "Trust Indenture Act"). The indenture will be qualified as an indenture under the Trust Indenture Act. The notes will be secured in part for two years pursuant to a Pledge and Escrow Agreement among Horizon PCS, the Guarantors, the Trustee and Wells Fargo Bank Minnesota, National Association, as Escrow Agent (the "Pledge and Escrow Agreement").


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The senior notes:

     o mature on June 15, 2011 and are limited to an aggregate principal amount at maturity of $175.0 million;
     o are senior unsecured obligations of Horizon PCS, except to the extent of the security interest in the Escrow Account as described below under "--Interest Escrow";
     o are equal in right of payment to all existing and future unsecured senior indebtedness of Horizon PCS;
     o are senior in right of payment to all existing and future subordinated indebtedness of Horizon PCS;
     o accrue interest at a rate of 13 3/4 per annum, computed on a semi-annual basis, calculated from December 7, 2001, interest payable semi-annually in cash on each June 15 and October 15, beginning June 15, 2002; and
     o are guaranteed by all of our current and future domestic subsidiaries on a senior subordinated basis.

     We may elect to redeem all or part of the senior notes at any time on or after December 15, 2006 and before maturity, at the following redemption prices:

                                              REDEMPTION PRICE PER $1,000 OF
                YEAR BEGINNING                      PRINCIPAL AMOUNT
    --------------------------------------   -----------------------------------

    December 15, 2006.....................             $1,068.25
    December 15, 2007.....................              1,045.85
    December 15, 2008.....................              1,022.92
    December 15, 2009 and thereafter......              1,000.00


     In addition, any time prior to December 15, 2004, we may redeem up to 35% of the principal amount at maturity of senior notes issued under the indenture, at a redemption price equal to $1,137.50 for each $1,000 of accreted value of a senior note to the redemption date, with the net proceeds of one or more equity offerings. However, at least 65% of the aggregate principal amount of senior notes issued under the indenture must remain outstanding immediately after giving effect to the redemption.

     Our senior secured credit facility prohibits the purchase of outstanding notes before repayment of the borrowings under the credit facility.

     We paid fees to our initial purchasers of the senior notes of approximately $5.3 million which will be amortized as interest expense over the term of the financing using the effective interest method.

     You can find the definitions of many of the terms used in this description under the subheading "Certain Definitions." In this description, the words "Horizon PCS" and "we" refer only to Horizon PCS, Inc. and not to any of its subsidiaries.

The Guarantees

     The notes will be guaranteed by all of our existing and future Restricted Subsidiaries other than Foreign Subsidiaries.

     The Guarantees of these notes:

     o    will be general unsecured obligations of each Guarantor;
     o will be subordinated in right of payment to all existing and future Senior Debt of each Guarantor;



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     o    will be equal in right of payment with all future senior  subordinated
          Indebtedness of each Guarantor; and
     o will be senior in right of payment to all future subordinated Indebtedness of each Guarantor.

     As of the Issue Date, all of our Subsidiaries were "Restricted Subsidiaries." However, in the future, we will be permitted to designate Subsidiaries meeting particular requirements as "Unrestricted Subsidiaries." Unrestricted Subsidiaries will not be subject to many of the restrictive covenants in the indenture. Unrestricted Subsidiaries and Foreign Subsidiaries will not guarantee these Notes. The rights of holders of notes will be subordinated by operation of law to all existing and future Indebtedness and preferred stock of Horizon PCS' Subsidiaries that are not Guarantors.

Interest Escrow

     Horizon PCS' obligations under the notes will be secured in part for two years pending disbursement pursuant to the Pledge and Escrow Agreement by a pledge of the Escrow Account. Approximately $48.7 million was deposited in the Escrow Account and used to purchase a portfolio of Government Securities that was be pledged as security on the notes and the senior discount notes, and under the related indentures.

     The Pledge and Escrow Agreement provides for the grant by Horizon PCS to the Trustee of security interests in the Escrow Account for the equal and ratable benefit of the holders of the senior notes and the senior discount notes. The security interests are equally and ratably secure the payment and performance when due of the obligations of Horizon PCS under the Indenture governing the senior notes and under such notes and under the indenture governing the senior discount notes and under such senior discount notes, as provided in the Pledge and Escrow Agreement. The ability of such holders to realize upon such funds or securities may be subject to certain bankruptcy law limitations in the event of a bankruptcy of Horizon PCS.

     The Escrow Account contains an amount of Government Securities with a value equal to the total aggregate amount of the first four scheduled interest payments on the notes. Funds will be disbursed from the Escrow Account to pay interest on the notes. If at any time the Escrow Account contains Government Securities and/or cash having an aggregate value in excess of the remaining interest payments on the notes scheduled to occur on or prior to December 15, 2003, this excess Government Securities or funds may be released to Horizon PCS. All cash contained in the Escrow Account will continue to be invested in Government Securities pending release.

Repurchase at the Option of Holders

     Holders of the senior notes have the right to require us to repurchase all or part of the senior discount notes at a premium upon the occurrence of events constituting a change in control of Horizon. Any of these repurchases would be for cash at an aggregate price of 101% of the aggregate principal amount thereof plus accrued and unpaid interest and liquidated damages thereon. Under the indenture governing the senior notes, a change of control includes:

     o sale or other disposition of substantially all of our and our subsidiaries' assets;
     o    our adoption of a plan of liquidation or dissolution;
     o consummation of a transaction in which any person or group, other than certain current stockholders or their affiliates, become the beneficial owner of more than 50% of our voting stock;
     o continuing directors ceasing to comprise a majority of our board of directors; and
     o a merger or consolidation of Horizon in which our voting stock is converted into or exchanged for cash, securities or other property, unless our voting stock is converted into or exchanged for a majority of the outstanding shares of one of the other parties to the merger or consolidation.

     However, a change of control does not include a merger or consolidation of Horizon PCS with an affiliate of Sprint PCS if, after that transaction:




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     o    Standard & Poor's or Moody's have not downgraded  their ratings of the senior notes or given notice of a potential downgrading;
     o the beneficial owners of Horizon PCS prior to the transaction continue to be beneficial owners of at least 25% of the voting stock of Horizon PCS or its successor in the transaction.

Covenants

     The  indenture   governing  the  senior  notes   contains   covenants  that
principally limit our ability and the ability of our subsidiary and future subsidiaries to:

     o pay dividends, redeem capital stock or make other restricted payments or investments;
     o    incur additional indebtedness or issue preferred stock;
     o    create liens on assets;
     o    merge, consolidate or dispose of assets;
     o    dispose of less than all of the equity in a wholly owned subsidiary;
     o engage in any business other than PCS telecommunications and related or ancillary businesses;
     o    enter into transactions with affiliates; and
     o    enter into sale and leaseback transactions.

Events of Default

     Events of default under the senior notes include the following:

     o    default in the payment when due of interest on the senior notes;
     o default in payment when due of the principal of or premium, if any, on the senior notes;
     o our failure, or the failure of any of our subsidiaries, to comply with provisions of the senior notes indenture relating to change of control and with limitations on asset sales;
     o our failure, or the failure of any of our subsidiaries, to comply with any other provisions of the indenture or the pledge agreement relating to the senior notes;
     o our default, or default by any of our subsidiaries, with respect to other debt of $5.0 million or more, which default either is caused by failure to pay the principal or premium thereof or results in acceleration of the other debt;
     o our failure, or failure of any of our subsidiaries, to pay within 60 days a final judgment exceeding $5.0 million;
     o a judicial determination rendering any of the guarantees unenforceable or a guarantor's denial or disaffirmance of its obligations under the guarantee;
     o    bankruptcy or insolvency of Horizon or any of our subsidiaries; and
     o the occurrence of any event that causes, subject to any applicable grace period, an event of termination under the Sprint PCS Agreements.

     In the case of an event of default arising from events of bankruptcy or insolvency, all outstanding senior notes would become due and payable immediately. If any other event of default occurs and is continuing, the trustee for the senior note holders or the holders of at least 25% in accreted value or principal amount, as the case may be, of the then outstanding senior notes may declare the notes to be due and payable immediately.

Registration Rights

     We are required, under the terms of a registration rights agreement, to:

     o file an exchange offer registration statement on or before April 6, 2002 covering the exchange of the senior notes for registered notes;
     o use our best efforts to cause the exchange offer registration statement to be declared effective under the Securities Act on or before July 6, 2002;


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     o    use  our  best  efforts  to  cause  the  exchange  after  registration statement to be effective continuously;
     o keep the exchange offer open for a period of not less than 20 business days; and
     o cause the exchange offer to be consummated no later than the 30 business day after it is declared effective.

     We may also be required to file a shelf registration statement to register for public resale the notes held by any holder who may not otherwise participate in the exchange offer.

     If we fail to file the exchange offer or shelf registration statement, or fail to cause the exchange offer or shelf registration statement to become effective, or fail to consummate the exchange offer, in each case by the deadlines set forth above, a registration default shall be deemed to have occurred and we will be required to pay liquidated damages to each holder of the senior discount notes. The liquidated damages payable to each holder of the senior discount notes will be in an amount equal to $0.05 per week per $1,000 in principal amount of the senior discount notes held by that holder for each week or portion thereof that the registration default continues for the first 90-day period immediately following the occurrence of the registration default. This amount will increase by an additional $0.05 per week per $1,000 in principal amount of the notes with respect to each subsequent 90-day period, up to a maximum amount equal to $0.50 per $1,000 in principal amount of the senior discount notes. The provision for liquidated damages will continue until that registration default has been cured. We will not be required to pay liquidated damages for more than one registration default at any given time.





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             CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

     This general discussion of certain U.S. federal income and estate tax considerations with respect to the acquisition, ownership and disposition of a registered warrant, and of a share of common stock acquired upon exercise of a registered warrant, applies to you if you acquire a registered warrant in exchange for an original warrant and if you acquired the original warrant for cash on its original issuance at the issue price of the unit consisting of an original note and original warrants and if you hold the original warrant and the registered warrant and any common stock acquired on exercise of the registered warrant as capital assets within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended.

     This discussion is based upon the Internal Revenue Code, Treasury regulations, Internal Revenue Service rulings and pronouncements and judicial decisions now in effect, each of which is subject to change at any time by legislative, administrative, or judicial action, possibly with retroactive effect. The discussion does not discuss every aspect of U.S. federal income and estate taxation that may be relevant to a particular taxpayer in light of its personal circumstances or to persons who are otherwise subject to special tax treatment. For example, special rules not discussed here may apply to you if you are:

     o    a bank or a broker-dealer
     o    an insurance company;
     o    a pension or other employee benefit plan;
     o    a tax exempt organization or entity;
     o    a U.S. expatriate;
     o    a  trader  in  securities   that  elects   mark-to-market   accounting
          treatment;
     o a person holding registered warrants or common stock as a part of a hedging or conversion transaction or a straddle;
     o    a hybrid entity or an owner of interests therein; or
     o    a holder whose functional currency is not the U.S. dollar.

     In addition, this discussion does not address the effect of any applicable foreign, state, local or other tax laws. We have not sought and will not seek any rulings from the Internal Revenue Service concerning the tax consequences of the acquisition, ownership or disposition of a registered warrant or a share of common stock acquired on exercise of a registered warrant and, accordingly, we cannot assure you that the Internal Revenue Service will not successfully challenge the tax consequences described below. We urge you to consult your tax advisor with respect to the U.S. federal income and estate tax considerations relevant to holding and disposing of a registered warrant or a share of common stock as well as any tax considerations applicable under the laws of any foreign, state, local or other taxing jurisdiction.

     U.S. Holders

     If you are a "U.S. Holder," as defined below, this section applies to you. Otherwise, the section "Non-U.S. Holders" applies to you. You are a U.S. Holder if you are the beneficial owner of a registered warrant or share of common stock acquired on exercise of a registered warrant and you are:

     o a citizen or resident of the United States, including an individual deemed to be a resident alien under Section 7701(b) of the Code;
     o a corporation or partnership, including an entity treated as a corporation or partnership for U.S. federal income tax purposes, created or organized in the United States or under the laws of the United States or of any state thereof or the District of Columbia, unless, in the case of a partnership, Treasury regulations provide otherwise;
     o an estate whose income is includible in gross income for U.S. federal income tax purposes regardless of its source; or
     o a trust whose administration is subject to the primary supervision of a U.S. court and which has one or more U.S. persons who have the authority to control all substantial decisions of the trust.




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     Notwithstanding  the preceding  clause,  to the extent provided in Treasury regulations, certain trusts in existence on August 20, 1996, and treated as U.S. persons prior to that date that elect to continue to be treated as U.S. persons, shall also be considered U.S. persons.

     Tax Treatment of Registered Warrants. A U.S. Holder will recognize gain or loss upon a sale, redemption, lapse or other taxable disposition of a registered warrant in an amount equal to the difference between the sum of the amount of cash and the fair market value of any property received for the registered warrant and the U.S. Holder's tax basis in the registered warrant. A U.S. Holder's tax basis in a registered warrant will equal that portion of the issue price of a unit consisting of an original note and an original warrant that was allocated to the original warrant based upon the relative fair market values of the original note and the original warrants comprising the unit. Because the unit was issued for money, the "issue price" of the unit was the first price at which a substantial amount of the units was sold for money. For purposes of determining the issue price of the units, sales to bond houses, brokers, or similar persons or organizations acting in the capacity as underwriters, placement agents or wholesalers are ignored. Under Treasury regulations, we have allocated the issue price of the units between the original notes and the original warrants. That allocation will be binding on all holders of units, unless a holder explicitly discloses (on a form prescribed by the IRS and attached to the holder's timely-filed U.S. federal income tax return for the taxable year that includes the acquisition date of the unit) that its allocation of the issue price of a unit is different from the issuer's allocation. Our allocation is not, however, binding on the IRS. Based on our allocation, the initial tax basis of each original warrant was $68.50. The gain or loss upon a sale, redemption, lapse or other taxable disposition of a registered warrant will be capital gain or loss if the common stock to which the registered warrant relates would be a capital asset in the hands of the warrant holder and will be long-term capital gain or loss if the holding period for the registered warrant exceeds one year. If the registered warrants are not exercised and are allowed to expire, the warrants will be deemed to have been sold or exchanged on the expiration date resulting in a loss equal to the U.S. Holder's tax basis in the warrants. Any loss to the U.S. Holder will be a capital loss, and the classification of the loss as long-term or short-term will depend upon the date the warrants were acquired and the length of time the warrants were held. We will not recognize any gain or loss upon the termination, exercise or expiration of any registered warrants.

     No gain or loss will be recognized to a U.S. Holder of warrants on such holder's purchase of the common stock for cash upon exercise of the warrants (other than any gain or loss attributable to the receipt of cash in lieu of a fractional share of common stock upon exercise). The initial adjusted tax basis of the common stock so acquired would be equal to the adjusted tax basis of the exercised warrants plus the exercise price (less any cash received in lieu of a fractional share). For tax purposes, the holding period of the common stock acquired upon the exercise of the warrants will not include the holding period of the warrants. A U.S. Holder who exercises warrants without payment of cash pursuant to a cashless exercise will not recognize gain or loss upon such exercise, and a U.S. Holder's basis in the common stock received in the cashless exercise will equal such holder's basis in the warrants surrendered therefor. With respect to a cashless exercise of a warrant, a U.S. Holder may be able to take the position that the holding period of shares of common stock received in exchange for the surrender of one or more warrants includes the holding period of the warrants so surrrendered.

     An adjustment to the exercise price of the registered warrants, or the failure to make an adjustment, in certain circumstances, may result in a constructive distribution to the holders of the registered warrant that could be taxable as a dividend under Section 305 of the Code. In that event, a holder's tax basis in the registered warrant would increase by the amount of the dividend.

     Payments on Warrant Registration Default. We believe that if liquidated damages are in fact paid to holders of warrants because of a warrant registration default, the additional amounts so paid would be taxable to a U.S. Holder as ordinary income in accordance with such holder's method of accounting.

     Tax Treatment of Common Stock Acquired on Exercise of a Registered Warrant. Cash distributed on common stock will be treated as a dividend to the extent of our current and accumulated earnings and profits attributable to the distribution as determined under U.S. federal income tax principles. If the amount of a distribution exceeds our current and accumulated earnings and profits attributable to the distribution, the distribution next will be treated


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as a  nontaxable  return of capital and will be applied  against and reduce your adjusted tax basis in the common stock, but not below zero. If the distribution exceeds both our current and accumulated earnings and profits attributable to the distribution and your adjusted tax basis in your common stock, the excess will be treated as capital gain and will be either long-term or short-term capital gain depending on whether your holding period for that common stock is more than one year.

     Holders of common stock generally should be eligible for the 70% dividends-received deduction with respect to the portion of any distribution on the stock taxable as a dividend. However, corporate investors should consider certain provisions that may limit the availability of a dividends-received deduction, including but not limited to the holding period rules of section 246(c) of the Internal Revenue Code, the rules of section 246A that reduce the dividends-received deduction on dividends on certain debt-financed stock, and the rules in section 1059 of the Internal Revenue Code that reduce the basis of stock (and may require recognition of taxable gain) in respect of certain extraordinary dividends, as well as the effect of the dividends-received deduction on the determination of alternative minimum tax liability.

     If you sell or dispose of your common stock in a taxable transaction, you will recognize capital gain or loss equal to the difference between the sum of the cash and the fair market value of any property received and your tax basis in the common stock. A U.S. Holder's tax basis in shares of common stock acquired upon exercise of a registered warrant will be determined in the manner set forth in "--U.S. Holders--Tax Treatment of Registered Warrants" above. The gain or loss will be long-term capital gain or loss if your holding period for your stock exceeds one year. For corporate taxpayers, long-term capital gains are taxed at the same rate as ordinary income. For individual taxpayers, net capital gains--the excess of the taxpayer's net long-term capital gains over short-term capital losses--are subject to a maximum tax rate of 20%. The deductibility of capital losses is restricted and generally may be used only to reduce capital gains to the extent thereof.

     Information Reporting; Backup Withholding. We are required to furnish to record holders of common stock, other than corporations and other exempt holders, and to the Internal Revenue Service, information with respect to dividends paid on the common stock.

     Certain U.S. Holders may be subject to backup withholding at the rate of 31% with respect to dividends paid on common stock or with respect to proceeds received from a disposition of a registered warrant or a share of common stock. Generally, backup withholding applies only if:

     o the payee fails to furnish a correct taxpayer identification number to the payor in the manner required or fails to demonstrate that it otherwise qualifies for an exemption;
     o the Internal Revenue Service notifies the payor that the taxpayer identification number furnished by the payee is incorrect;
     o the payee has failed to report properly the receipt of a "reportable payment" on one or more occasions, and the Internal Revenue Service has notified the payor that withholding is required; or
     o the payee fails (in certain circumstances) to provide a certified statement, signed under penalties of perjury, that the taxpayer identification number furnished is the correct number and that the holder is not subject to backup withholding.

     Backup withholding is not an additional tax but, rather, is a method of tax collection. A U.S. Holder will be entitled to credit any amount withheld under the backup withholding rules against its actual tax liability, provided the required information is furnished to the Internal Revenue Service.

     Non-U.S. Holders

     The following discussion is limited to U.S. federal income and estate tax consequences relevant to a Non-U.S. Holder. As used herein, a "Non-U.S. Holder" is a beneficial owner of a registered warrant, or share of common stock acquired on exercise of a warrant, that, for U.S. federal income tax purposes, is

     o    a nonresident alien individual;
     o a corporation or partnership (or an entity treated as a corporation or partnership) created or organized in or under the law of a country (or a political subdivision thereof) other than the United States; or
     o a foreign estate or trust, which generally is an estate or trust that is not a U.S. Holder.

     For purposes of the withholding tax discussed below (other than backup withholding), a Non-U.S. Holder includes a nonresident fiduciary of an estate or trust. This discussion does not address tax consequences relevant to an expatriate or former long-term resident of the United States or to a person who holds a registered warrant or share of common stock through a partnership. A person who holds a registered warrant or share of common stock through a hybrid entity (that is, an entity that is fiscally transparent for U.S. federal income tax purposes but not for foreign tax purposes) may not be entitled to the benefits of a tax treaty. For example, a person who is a partner in a foreign partnership or beneficiary of a foreign trust or estate and who is subject to U.S. federal income tax because of his own status, for example, as a U.S. resident or a foreign person engaged in trade or business in the United States, may be subject to U.S. federal income tax even though the foreign partnership, trust or estate is not itself subject to U.S. federal income tax. For purposes of the following discussion, "U.S. trade or business income" of a Non-U.S. Holder generally means a dividend on common stock or gain on a sale, exchange or retirement of a registered warrant or share of common stock if the dividend or gain is (i) effectively connected with a trade or business conducted by the Non-U.S. Holder within the United States and (ii) in most cases of a resident of a country with which the United States has an income tax treaty, attributable to a permanent establishment (or fixed base) of the Non-U.S. Holder in the United States.

     Tax Treatment of Registered Warrants. The cash exercise of a registered warrant will not, and the cashless exercise of a registered warrant should not, be a taxable disposition of the registered warrant for the exercising Non-U.S. Holder, except with respect to cash, if any, received in lieu of a fractional share. The Internal Revenue Service may argue, however, that the surrender of one or more registered warrants in payment of the exercise price of another warrant upon a cashless exercise results in a taxable disposition to the exercising Non-U.S. Holder in an amount equal to the difference between the exercise price deemed paid and the tax basis in the registered warrants surrendered as a payment of the exercise price. In general, a Non-U.S. Holder will not be subject to U.S. federal income tax upon a taxable disposition of a registered warrant, except as described in "Certain U.S. Federal Tax Consequences--Non-U.S. Holders--Taxable Disposition of a Registered Warrant or Share of Common Stock" below.

     An adjustment to the exercise price of the registered warrants, or the failure to make an adjustment, in certain circumstances may result in a constructive distribution to the holders of the registered warrants that could be taxable as a dividend under Section 305 of the Code. In that event, a holder's tax basis in the registered warrant would increase by the amount of the dividend.

     Payments on warrant registration default. We believe that liquidated damages paid in the case of a warrant registration default will be characterized as ordinary income consistent with the discussion above under "--U.S. Holders--Tax Treatment of Registered Warrants--Payments on warrant registration default." A Non-U.S. Holder will be subject to a 30% U.S. withholding tax on such payments, unless such payments are income effectively connected with a United States trade or business of the Non-U.S. Holder, in which case such payments would be subject to U.S. federal income tax on a net basis (unless exempt pursuant to a tax treaty because such payments are not attributable to a U.S. permanent establishment maintained by the Non-U.S. Holder).

     Dividends on Common Stock. If a registered warrant is exercised, a Non-U.S. Holder of common stock generally will be subject to withholding of U.S. federal income tax on actual or deemed dividend distributions at a 30% rate or a lower rate that an applicable income tax treaty may specify. If a dividend were considered to be income effectively connected with a Non-U.S. Holder's conduct of a United States trade or business, the dividend would not be subject to this withholding but, as described below, would be subject to U.S. federal income tax on a net basis (unless exempt pursuant to a tax treaty because it is not attributable to a U.S. permanent establishment maintained by the Non-U.S. Holder). Non-U.S. Holders should consult their tax advisors on their entitlement to benefits under a relevant income tax treaty. For dividends paid after



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

December 31, 2000, a Non-U.S. Holder of common stock that claims the benefit of an income tax treaty rate generally will be required to satisfy applicable certification and other requirements. A Non-U.S. Holder of common stock that is eligible for a reduced rate of U.S. withholding tax under an income tax treaty may obtain a refund or credit of any excess amounts withheld by filing an appropriate claim for a refund with the IRS.

     Dividends that are U.S. trade or business income are generally subject to U.S. federal income tax on a net income basis at graduated rates in the same manner that a U.S. taxpayer is subject to tax and will be exempt from the withholding tax described above. In the case of a Non-U.S. Holder that is a corporation, U.S. trade or business income under circumstances also will be subject to an additional branch profits tax at a 30% rate (or, if applicable, a lower treaty rate). To claim an exemption from withholding because a dividend is U.S. trade or business income, a Non-U.S. Holder must satisfy applicable certification and other requirements.

     Taxable Disposition of a Registered Warrant or Share of Common Stock. Subject to the discussion below of backup withholding, you generally will not be subject to U.S. federal income tax on any gain recognized upon a sale, redemption, lapse or other taxable disposition of a registered warrant or upon a sale, exchange or other taxable disposition of our common stock. However, you will be subject to federal income tax on the gain if:

     o the gain is U.S. trade or business income (in which case, if you are a foreign corporation (or a foreign entity treated as a corporation), you may also be subject to the branch profits tax at a 30% rate (or, if applicable, a lower treaty rate));
     o you are a non-resident alien individual, you are present in the United States for 183 or more days in the taxable year of disposition and either (a) you have a "tax home" in the United States for U.S. federal income tax purposes or (b) the gain is attributable to an office or other fixed place of business you maintain in the United States; or
     o we are a "United States real property holding corporation" within the meaning of section 897(c) of the Internal Revenue Code, or we have been a United States real property holding corporation at any time during the shorter of the five year period ending on the date of your sale or other disposition and the period you have held the registered warrant or common stock that is sold or otherwise disposed of. We believe that we currently are not a United States real property holding corporation, and we do not anticipate becoming one. No assurance, however, can be provided that we will not become a United States real property holding corporation in the future.

     A Non-U.S. Holder's tax basis in a registered warrant will be equal to the portion of the holder's tax basis in a unit that is allocated to the note and the warrant as described in "Certain U.S. Federal Tax Consequences--U.S. Holders--Tax Treatment of Warrants" above. A Non-U.S. Holder's tax basis in shares of common stock acquired upon exercise of a warrant will be determined in the manner set forth in "--U.S. Holders--Tax Treatment of Warrants" above.

     Federal Estate Tax. In the case of an individual who is not a citizen of the United States and who is not domiciled in the United States at the time of death,

     o a warrant that is owned, or treated as owned, at the time of death may be subject to U.S. federal estate tax, except as an applicable estate tax treaty provides to the contrary; and
     o a share of our common stock will be subject to U.S. federal estate tax, except as an applicable estate tax treaty provides to the contrary.

     In the case of an individual who is not a citizen of the United States but who is domiciled in the United States at the time of death, a warrant and a share of our common stock will be subject to U.S. federal estate tax, regardless of whether the individual is not a resident of the United States, except as an applicable estate tax treaty provides to the contrary.



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

     Information Reporting; Backup Withholding. In the case of payments of dividends on shares of our common stock, we generally must report to the Internal Revenue Service the total amount of tax withheld from dividends distributed to Non-U.S. Holders. In addition, we must report annually to the Internal Revenue Service and to each Non-U.S. Holder the amount of dividends distributed to and the tax withheld with respect to such holder. Backup withholding generally will not apply to dividends distributed to Non-U.S. Holders that are subject to the 30% withholding tax discussed above or that are not so subject because a tax treaty applies that reduces or eliminates such withholding.

     Under temporary U.S. Treasury Department regulations, these information reporting and backup withholding requirements will apply, however, to the gross proceeds paid to a Non-U.S. Holder on the disposition of the registered warrants or shares of common stock by or through a United States office of a United States or foreign broker, unless the holder certifies to the broker under penalties of perjury as to its name, address and status as a foreign person or the holder otherwise establishes an exemption and provided that the broker does not have actual knowledge that the holder is a United States person or that the conditions of any other exemption are not in fact satisfied. Information reporting requirements, but not backup withholding, will also apply to a payment of the proceeds of a disposition of the registered warrants or shares of common stock by or through a foreign office of a United States broker or foreign brokers with certain types of relationships to the United States, unless such broker has documentary evidence in its file that the holder of the registered warrants or shares of common stock is not a United States person and such broker has no actual knowledge to the contrary or the holder otherwise establishes an exception. Neither information reporting nor backup withholding generally will apply to a payment of the proceeds of a disposition of the registered warrants or shares of common stock by or through a foreign office of a foreign broker that is not subject to the preceding sentence.

     The U.S. Treasury Department recently promulgated final regulations regarding the withholding and information reporting rules relating to Non-U.S. Holders discussed above. In general, the final regulations do not significantly alter the substantive withholding and information reporting requirements but rather unify current certification procedures and forms and clarify reliance standards. The final regulations are generally effective for payments made after December 31, 2000, subject to certain transition rules. Non-U.S. Holders should consult their own tax advisors with respect to the impact, if any, of the new final regulations.

     Any amounts withheld under the backup withholding rules from a payment to a Non-U.S. Holder will be allowed as a refund or as a credit against the Non-U.S. Holder's U.S. federal income tax liability, provided the requisite procedures are followed.



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                              PLAN OF DISTRIBUTION

     The selling securityholders, or their pledgees, donees, transferees, or any of their successors in interest selling shares received from a named selling securityholder as a gift, partnership distribution or other non-sale-related transfer after the date of this prospectus (all of whom may be selling securityholders), may sell the securities from time to time on any stock exchange or automated interdealer quotation system on which the securities are listed, in the over-the-counter market, in privately negotiated transactions or otherwise, at fixed prices that may be changed, at market prices prevailing at the time of sale, at prices related to prevailing market prices or at prices otherwise negotiated. The selling securityholders may sell the securities by one or more of the following methods, without limitation:

     (a) block trades in which the broker or dealer so engaged will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

     (b) purchases by a broker or dealer as principal and resale by the broker or dealer for its own account pursuant to this prospectus;

     (c) an exchange distribution in accordance with the rules of any stock exchange on which the securities are listed;

     (d) ordinary brokerage transactions and transactions in which the broker solicits purchases;

     (e)  privately negotiated transactions;

     (f)  short sales;

     (g) through the writing of options on the securities, whether or not the options are listed on an options exchange;

     (h)  through   the   distribution   of  the   securities   by  any  selling
          securityholder to its partners, members or stockholders;

     (i) one or more underwritten offerings on a firm commitment or best efforts basis; and

     (j)  any combination of any of these methods of sale.

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

     The selling securityholders may also transfer the securities by gift. We do not know of any arrangements by the selling securityholders for the sale of any of the securities.

     The selling securityholders may engage brokers and dealers, and any brokers or dealers may arrange for other brokers or dealers to participate in effecting sales of the securities. These brokers, dealers or underwriters may act as principals, or as an agent of a selling securityholder. Broker-dealers may agree with a selling securityholder to sell a specified number of the securities at a stipulated price per security. If the broker-dealer is unable to sell securities acting as agent for a selling securityholder, it may purchase as principal any unsold securities at the stipulated price. Broker-dealers who acquire securities as principals may thereafter resell the securities from time to time in transactions in any stock exchange or automated interdealer quotation system on which the securities are then listed, at prices and on terms then prevailing at the time of sale, at prices related to the then current market price or in negotiated transactions. Broker-dealers may use block transactions and sales to and through broker-dealers, including transactions of the nature described above. The selling securityholders may also sell the securities in accordance with Rule 144 under the Securities Act of 1933, as amended, rather than pursuant to this prospectus, regardless of whether the securities are covered by this prospectus.

     From time to time, one or more of the selling securityholders may pledge, hypothecate or grant a security interest in some or all of the securities owned by them. The pledgees, secured parties or persons to whom the securities have been hypothecated will, upon foreclosure in the event of default, be deemed to be selling securityholders. The number of a selling securityholder's securities offered under this prospectus will decrease as and when it takes such actions. The plan of distribution for that selling securityholder's securities will otherwise remain unchanged. In addition, a selling securityholder may, from time to time, sell the securities short, and, in those instances, this prospectus may be delivered in connection with the short sales and the securities offered under this prospectus may be used to cover short sales.

     To the extent required under the Securities Act of 1933, the aggregate amount of selling securityholders' securities being offered and the terms of the offering, the names of any agents, brokers, dealers or underwriters and any applicable commission with respect to a particular offer will be set forth in an accompanying prospectus supplement. Any underwriters, dealers, brokers or agents participating in the distribution of the securities may receive compensation in the form of underwriting discounts, concessions, commissions or fees from a selling securityholder and/or purchasers of selling securityholders' securities of securities, for whom they may act (which compensation as to a particular broker-dealer might be in excess of customary commissions).

     The selling securityholders and any underwriters, brokers, dealers or agents that participate in the distribution of the securities may be deemed to be "underwriters within the meaning of the Securities Act of 1933, and any discounts, concessions, commissions or fees received by them and any profit on the resale of the securities sold by them may be deemed to be underwriting discounts and commissions.

     A selling securityholder may enter into hedging transactions with broker-dealers and the broker-dealers may engage in short sales of the securities in the course of hedging the positions they assume with that selling securityholder, including, without limitation, in connection with distributions of the securities by those broker-dealers. A selling securityholder may enter into option or other transactions with broker-dealers that involve the delivery of the securities offered hereby to the broker-dealers, who may then resell or otherwise transfer those securities. A selling securityholder may also loan or pledge the securities offered hereby to a broker-dealer and the broker-dealer may sell the securities offered hereby so loaned or upon a default may sell or otherwise transfer the pledged securities offered hereby.

     The selling securityholders and other persons participating in the sale or distribution of the securities will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, including Regulation M. This regulation may limit the timing of purchases and sales of any of the securities by the selling securityholders and any other person. The anti-manipulation rules under the Securities Exchange Act of 1934 may apply to sales of securities in the market and to the activities of the selling securityholders and their affiliates. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of the securities to engage in market-making activities with respect to the particular securities being distributed for a period of up to five business days before the distribution. These restrictions may affect the marketability of the securities and the ability of any person or entity to engage in market-making activities with respect to the securities.

     We have agreed to indemnify in certain circumstances the selling securityholders and any brokers, dealers and agents who may be deemed to be underwriters, if any, of the securities covered by the registration statement, against certain liabilities, including liabilities unde r the Securities Action of 1933. The selling securityholders have agreed to indemnify us in certain circumstances against certain liabilities, including liabilities under the Securities Act of 1933, as amended.

     We will not receive any proceeds from sales of any securities by the selling securityholders.

     We cannot assure you that the selling securityholders will sell all or any portion of the securities offered hereby.

     We are required to keep this registration statement effective until the earlier of:

     (1)  October 1, 2010;

     (2)  the date on which all of the warrants shall have been exercised; or

     (3) the date on which all of the warrants or shares of our class A common stock issued upon exercise of the warrants can be sold without registration under the Securities Act of 1933 and without restriction as to the manner, timing or volume of any such sale.

     However, as long as any affiliate of ours holds warrants or shares of our class A common stock issued upon exercise of the warrants, we will be required to keep this registration statement effective.

     In order to comply with the applicable securities laws of particular states, if applicable, the warrants and shares of our class A common stock will be sold in the jurisdictions only through registered or licensed brokers or dealers. In addition, in particular states, the warrants and shares of our class A common stock may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

     The warrant holders and any broker-dealers or agents that participate with the warrant holders in the distribution of the warrants or the shares of our class A common stock issued upon the exercise of the warrants may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, and any commissions received by them and any profit on the resale of the warrants or the shares of our class A common stock issued upon the exercise of the warrants purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act of 1933.

     Each warrant holder will be subject to applicable provisions of the Securities Exchange Act of 1934 and the rules and regulations thereunder, which provisions may limit the timing of purchases and sales of shares of our common stock by the warrant holders.

     We will pay for all costs of the registration of the warrants, including, without limitation, SEC filing fees and expenses of compliance with state securities or "blue sky" laws; except that, the selling holders will pay all underwriting discounts and selling commissions, if any. We have agreed to indemnify the selling holders against particular civil liabilities, including some liabilities under the Securities Act of 1933, or we will compensate them for some of these liabilities incurred in connection therewith.

                       WHERE YOU CAN FIND MORE INFORMATION

     Horizon PCS, Inc. will, as a result of its registration of its senior discount notes, be subject to the periodic reporting and other informational requirements of the Exchange Act of 1934. We will file annual, quarterly and special reports and other information with the SEC. In addition, we have agreed pursuant to the warrant agreement, whether or not we are required to do so by the rules and regulations of the SEC, for so long as any warrants remain outstanding, to furnish to the Warrant Agent and the holders of the warrants and file with the SEC, unless the SEC will not accept such a filing, (i) all quarterly and annual financial information that would be required to be contained in a filing with the SEC on Forms 10-Q and 10-K if we were required to file such forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" and, with respect to the annual information only, a report thereon by our certified independent public accountants and (ii) all reports that would be required to be filed with the SEC on Form 8-K if we were required to file such reports. In addition, for so long as any of the outstanding notes or registered notes remain outstanding, we have agreed to make available to any prospective purchaser or beneficial owner of any of those securities in connection with any sale thereof the information required by Rule 144A(d)(4) under the Securities Act.

     We have filed a registration statement on Form S-1 with the SEC to register under the Securities Act the warrants and the common stock issuable upon exercise of the warrants. This prospectus constitutes a part of that registration statement. As allowed by the SEC's rules, this prospectus does not contain all the information set forth in the registration statement, certain parts of which have been omitted in accordance with the rules and regulations of the SEC. Please refer to the registration statement and related exhibits and schedules filed therewith for further information with respect to us and the warrants and common stock offered hereby. Statements contained herein concerning the provisions of any document are not necessarily complete and, in each instance, reference is made to the copy of such document filed as an exhibit to the registration statement or otherwise filed by us with the SEC and each such statement is qualified in its entirety by such reference.

     You may read and copy any document we file at the SEC's public reference rooms located at 450 5th Street, N.W., Washington, D.C. 20549, at 7 World Trade Center, Suite 1300, New York, New York 10048 and at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our SEC filings are also available to the public from commercial document retrieval services and at the web site maintained by the SEC at: http://www.sec.gov. This information is available without charge upon written or oral request to:

                                Horizon PCS, Inc.
                               68 East Main Street
                          Chillicothe, Ohio 45601-0480
                                 (740) 772-8200

     You should rely only on the information provided in this prospectus or any prospectus supplement. We have not authorized anyone else to provide you with different information. We may not make an offer of the warrants and common stock in any state where the offer is not permitted. The delivery of this prospectus does not, under any circumstances, mean that there has not been a change in our affairs since the date of this prospectus. It also does not mean that the information in this prospectus is correct after this date.

                                  LEGAL MATTERS

     Arnall Golden Gregory LLP, Atlanta, Georgia, will pass upon the validity of, and certain legal matters concerning, the warrants and class A common stock.

                                     EXPERTS

     The financial statements and schedule of Horizon PCS, Inc. as of December 31, 2000 and 1999, and for each of the three years in the period ended December 31, 2000, included in this prospectus and elsewhere in this registration statement, have been audited by Arthur Andersen, LLP, independent public accountants, as indicated in their report with respect thereto, and is included herein in reliance upon the authority of said firm as experts in giving said reports.

     The financial statements of Bright Personal Communications Services, LLC as of December 31, 1999 and for the period from inception (October 12, 1999) to December 31, 1999, included in this prospectus and elsewhere in this registration statement, have been audited by Arthur Andersen, LLP, independent public accountants, as indicated in their report with respect thereto, and is included herein in reliance upon the authority of said firm as experts in giving said reports.

                          INDEX TO FINANCIAL STATEMENTS

                                                                                    Page
Horizon PCS, Inc.
  Report of Independent Public Accountants..................................          F-2
  Consolidated Balance Sheets as of December 31, 2000 and 1999..............          F-3
  Consolidated Statements of Operations for the Years Ended
     December 31, 2000, 1999 and 1998.......................................          F-4
  Consolidated Statements of Changes in Stockholders' Equity
     (Deficit) for the Years Ended December 31, 2000, 1999 and 1998.........          F-5
  Consolidated Statements of Cash Flows for the Years Ended
     December 31, 2000, 1999 and 1998.......................................          F-6
  Notes to Consolidated Financial Statements, December 31,
     2000 and 1999 and for Each of the Three Years in the
     Period Ended December 31, 2000.........................................          F-8
  Financial Statement Schedule-- Valuation and Qualifying
     Accounts for the Years Ended December 31, 2000, 1999 and 1998..........         F-23
  Condensed Consolidated Balance Sheets as of September 30,
     2001 (Unaudited) and December 31, 2000.................................         F-24
  Condensed Consolidated Statements of Operations for the
     Nine Months Ended September 30, 2001 and 2000 (Unaudited)..............         F-25
  Condensed Consolidated Statements of Comprehensive Income
     (Loss) for the Nine Months Ended September 30, 2001
      and 2000 (Unaudited)..................................................         F-26
  Condensed Consolidated Statements of Cash Flows for the
     Nine Months Ended September 30, 2001 and 2000 (Unaudited)..............         F-27
  Notes to Interim Condensed Consolidated Financial
     Statements, September 30, 2001 (Unaudited).............................         F-28
Bright Personal Communications Services, LLC
  (A Development-Stage Company)
  Report of Independent Public Accountants..................................         F-34
  Balance Sheet as of December 31, 1999.....................................         F-35
  Statement of Operations for the Period from Inception
     (October 12, 1999) to December 31, 1999................................         F-36
  Statement of Members' Capital for the Period from
     Inception (October 12, 1999) to December 31, 1999......................         F-37
  Statement of Cash Flows for the Period from Inception
     (October 12, 1999) to December 31, 1999................................         F-38
  Notes to Financial Statements December 31, 1999...........................         F-39
  Condensed Balance Sheets as of March 31, 2000 (Unaudited)
     and December 31, 1999..................................................         F-43
  Condensed Statement of Operations for the Three Months
     Ended March 31, 2000 and for the Period from Inception
     (October 12, 1999) to March 31, 2000 (Unaudited).......................         F-44
  Condensed Statement of Members' Capital for the Period
     from Inception (October 12, 1999) to March 31, 2000 (Unaudited)........         F-45
  Condensed Statement of Cash Flows for the Three Months
     Ended March 31, 2000 and for the Period from Inception
     (October 12, 1999) to March 31, 2000 (Unaudited).......................         F-46
  Notes to Interim Condensed Financial Statements March 31,
     2000 (Unaudited).......................................................         F-47

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Shareholders of Horizon PCS, Inc.:

     We have audited the accompanying consolidated balance sheets of Horizon PCS, Inc. (a Delaware corporation) and Subsidiaries as of December 31, 2000 and 1999, and the related consolidated statements of operations, changes in stockholders' equity (deficit) and cash flows for each of the three years in the period ended December 31, 2000. These consolidated financial statements and the schedule referred to below are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements and schedule based on our audits.

     We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Horizon PCS, Inc. and Subsidiaries as of December 31, 2000 and 1999, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 2000 in conformity with accounting principles generally accepted in the United States.

     Our audit was made for the purpose of forming an opinion on the basic financial statements taken as a whole. The schedule listed in the index to financial statements is presented for purposes of additional analysis and is not part of the basic financial statements. This schedule has been subjected to the auditing procedures applied in our audit of the basic financial statements and, in our opinion, is fairly stated in all material respects in relation to the basic financial statements taken as a whole.




                                             /s/ ARTHUR ANDERSEN LLP

Columbus, Ohio
February 16, 2001

                                HORIZON PCS, INC.

                           CONSOLIDATED BALANCE SHEETS
                        As of December 31, 2000 and 1999

                                                                 December 31,      December 31,
                                                                     2000              1999
                                                               ----------------  ---------------
                                        ASSETS
CURRENT ASSETS:
  Cash and cash equivalents..................................  $   191,417,394   $       146,806
  Accounts receivable-- subscriber, less allowance for
    doubtful accounts of $901,000 and $370,700 at December
    31, 2000 and 1999, respectively..........................        3,259,634           416,131
  Interest receivable and other..............................        1,963,439           110,455
  Receivable from Parent.....................................               --         2,630,335
  Receivable from affiliate..................................          741,453                --
  Equipment inventory........................................        3,850,335         2,137,337
  Investments................................................        2,895,646                --
  Prepayments and other......................................        2,375,139            46,103
                                                               ---------------   ---------------
        Total current assets.................................      206,503,040         5,487,167
                                                               ---------------   ---------------
INVESTMENTS AND OTHER ASSETS:
  Investment in Parent.......................................        1,120,262                --
  Investments and other......................................          729,021         4,462,412
  Intangible assets..........................................       52,879,934                --
  Unamortized debt expense...................................       14,126,448            34,944
                                                               ---------------   ---------------
        Total investments and other assets...................       68,855,665         4,497,356
                                                               ---------------   ---------------
PROPERTY AND EQUIPMENT:
  In service.................................................       72,017,575        27,904,046
  Less- Accumulated depreciation.............................       (9,259,862)       (5,060,242)
                                                               ---------------   ---------------
        Property and equipment in service, net...............       62,757,713        22,843,804
  Construction work in progress..............................       46,944,132            50,429
                                                               ---------------   ---------------
        Total property and equipment.........................      109,701,845        22,894,233
                                                               ---------------   ---------------
        Total assets.........................................  $   385,060,550   $    32,878,756
                                                               ===============   ===============

                             LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
CURRENT LIABILITIES:
  Notes payable..............................................  $            --   $     1,032,000
  Accounts payable...........................................       12,065,021         1,063,416
  Accrued liabilities........................................       25,737,901         3,178,125
  Payable to Sprint PCS......................................        4,959,128                --
  Payable to Parent..........................................          427,747         4,355,292
  Payable to Affiliate.......................................        1,114,727           416,131
                                                               ---------------   ---------------
        Total current liabilities............................       44,304,524        10,044,964
                                                               ---------------   ---------------
DEFERRED CREDITS AND OTHER LONG-TERM LIABILITIES:
  Deferred gain on sale of towers............................          210,987                --
  Postretirement benefit obligation..........................        1,015,802           713,074
  Long-term debt.............................................      185,283,104        23,557,965
  Payable to affiliates......................................          192,334           726,042
  Deferred income............................................        7,293,281                --
                                                               ---------------   ---------------
        Total deferred credits and other long-term
                Liabilities................                        193,995,508        24,997,081
                                                               ---------------   ---------------
        Total liabilities....................................      238,300,032        35,042,045
                                                               ---------------   ---------------
COMMITMENTS AND CONTINGENCIES (Note 16)
CONVERTIBLE PREFERRED STOCK..................................      134,421,881                --
STOCKHOLDERS' EQUITY (DEFICIT):
  Preferred stock, 10,000,000 shares authorized,
    none issued or outstanding, at $0.0001 par value.........               --                --
  Common stock-- class A, 300,000,000 shares authorized,
    none issued or outstanding, at $0.0001 par value.........               --                --
  Common stock-- class B, 75,000,000 shares authorized,
    58,485,000 and 53,806,200 issued, 58,471,934 and
    53,806,200 outstanding at December 31, 2000 and 1999
    respectively, at $0.0001 par value.......................            5,849             5,381
  Treasury stock-- class B, 13,066 shares, at $8.50
        per Share............................................         (111,061)               --
  Additional paid-in capital.................................       91,617,653        21,916,312
  Deferred stock compensation................................       (2,275,444)       (1,803,723)
  Retained deficit...........................................      (76,898,360)      (22,281,259)
                                                               ---------------   ---------------
        Total stockholders' equity (deficit).................       12,338,637        (2,163,289)
                                                               ---------------   ---------------
        Total liabilities and stockholders' equity (deficit).  $   385,060,550   $    32,878,756
                                                               ===============   ===============

                  The accompanying notes are an integral part of these consolidated financial statements.

                                HORIZON PCS, INC.

                      CONSOLIDATED STATEMENTS OF OPERATIONS
              For the Years Ended December 31, 2000, 1999 and 1998

                                                                                         For the Years Ended December 31,
                                                                               ---------------------------------------------------
                                                                                     2000              1999              1998
                                                                               ----------------  ----------------  ---------------
OPERATING REVENUES:
  Subscriber revenues...................................................       $    17,724,816   $     3,664,530   $       455,701
  Roaming revenues......................................................             8,408,102           641,962            18,187
  Equipment revenues....................................................             3,061,021           600,451           308,933
                                                                                   -----------   ---------------   ---------------
         Total operating revenues.......................................            29,193,939         4,906,943           782,821
                                                                                   -----------   ---------------   ---------------
OPERATING EXPENSES:
  Cost of services (exclusive of item shown separately below)...........            27,452,383         8,203,598         4,404,282
  Cost of equipment.....................................................             9,774,881         2,444,322           993,994
  Selling and marketing.................................................            18,027,048         3,475,212         1,439,931
  General and administrative expenses (exclusive of item
    shown separately below).............................................            12,475,853         3,943,931         1,852,195
  Non-cash compensation expense.........................................               490,202           291,345                --
  Depreciation and amortization.........................................             6,134,458         2,684,644         1,748,209
                                                                                   -----------   ---------------   ---------------
         Total operating expenses.......................................            74,354,825        21,043,052        10,438,611
                                                                                   -----------   ---------------   ---------------
OPERATING LOSS..........................................................           (45,160,886)      (16,136,109)       (9,655,790)
                                                                                   -----------   ---------------   ---------------
  Loss on disposition of Personal Communication
    Licenses............................................................                    --                --        (1,716,535)
  Gain on exchange of stock.............................................            11,550,866                --                --
  Gain on sale of PCS assets............................................                    --         1,387,718                --
  Interest income and other, net........................................             4,803,820            52,421            26,761
  Interest expense, net.................................................           (10,317,473)       (1,529,157)         (838,095)
                                                                                   -----------   ---------------   ---------------
LOSS ON CONTINUING OPERATIONS BEFORE INCOME TAX EXPENSE
  (BENEFIT).............................................................           (39,123,673)      (16,225,127)      (12,183,659)
                                                                                   -----------   ---------------   ---------------
INCOME TAX EXPENSE (BENEFIT)............................................             1,075,711        (5,275,125)       (4,145,365)
                                                                                   -----------   ---------------   ---------------
LOSS ON CONTINUING OPERATIONS...........................................           (40,199,384)      (10,950,002)       (8,038,294)
                                                                                   -----------   ---------------   ---------------
DISCONTINUED OPERATIONS
  Income from discontinued operations, net of tax expense
    of $73,000, $145,000 and $27,000 for the years ended
    December 31, 2000, 1999 and 1998, respectively......................               141,245           282,331            52,624
                                                                                   -----------   ---------------   ---------------
LOSS BEFORE EXTRAORDINARY ITEM..........................................           (40,058,139)      (10,667,671)       (7,985,670)
EXTRAORDINARY LOSS, NET OF TAX BENEFIT OF $262,000......................              (486,323)               --                --
                                                                                   -----------   ---------------   ---------------
NET LOSS................................................................           (40,544,462)      (10,667,671)       (7,985,670)
                                                                                   -----------   ---------------   ---------------
PREFERRED STOCK DIVIDEND................................................            (2,782,048)               --                --
                                                                                   -----------   ---------------   ---------------
NET LOSS AVAILABLE TO COMMON STOCKHOLDERS...............................       $   (43,326,510)  $   (10,667,671)  $    (7,985,670)
                                                                                   ===========   ===============   ===============
Basic and diluted loss per share from continuing   operations...........       $         (0.76)  $         (0.20)  $         (0.15)
Basic and diluted income per share from discontinued operations.........                    --                --                --
Basic and diluted loss per share from extraordinary item................                 (0.01)               --                --
                                                                                   -----------   ---------------   ---------------
Basic and diluted loss per share available to common stockholders.......       $         (0.77)  $         (0.20)  $         (0.15)
                                                                                   ===========   ===============   ===============
Weighted average shares outstanding.....................................            56,177,948        53,806,200        53,806,200
                                                                                   ===========   ===============   ===============

                  The accompanying notes are an integral part of these consolidated financial statements.

                                HORIZON PCS, INC.

               CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS'
      EQUITY (DEFICIT) FOR THE YEARS ENDED DECEMBER 31, 2000, 1999 AND 1998

                                   Class A  Class B             Additional    Deferred                    Total
                         Preferred Common   Common   Treasury     Paid-in       Stock      Retained   Stockholders'
                           Stock    Stock    Stock     Stock      Capital   Compensation    Deficit   Equity (Deficit)
                           -----    -----    -----     -----      -------   ------------    -------   ----------------
Balance, December 31,
  1997................     $ --     $ --    $5,381  $      --  $7,856,851    $       --  $(3,627,918)  $ 4,234,314
  Equity contribution.       --       --        --         --   5,693,971            --           --     5,693,971
  Net loss............       --       --        --         --          --            --   (7,985,670)   (7,985,670)
                           ----     ----    ------  ---------  ----------    ----------  -----------   -----------
Balance, December 31,
  1998................       --       --     5,381         --  13,550,822            --  (11,613,588)    1,942,615
  Equity contribution.       --       --        --         --   6,270,422            --           --     6,270,422
  Deferred stock
    compensation......       --       --        --         --   2,095,068    (2,095,068)          --            --
  Stock option
    compensation
    expense...........       --       --        --         --          --       291,345           --       291,345
  Net loss............       --       --        --         --          --            --  (10,667,671)  (10,667,671)
                           ----     ----    ------  ---------  ----------    ----------  -----------   -----------
Balance, December 31,
  1999................       --       --     5,381         --  21,916,312    (1,803,723) (22,281,259)   (2,163,289)
  Equity contribution.       --       --        --         --   1,373,703            --           --     1,373,703
  Acquisition of BPCS.       --       --       468         --  33,999,532            --           --    34,000,000
  Issuance of warrants       --       --        --         --  33,600,647            --           --    33,600,647
  Stock issuance costs       --       --        --         --    (234,464)           --           --      (234,464)
  Acquisition of
    treasury stock....       --       --        --   (111,061)         --            --           --      (111,061)
  Deferred stock
    compensation......       --       --        --         --     961,923      (961,923)          --            --
  Stock option
    compensation
    expense...........       --       --        --         --          --       490,202           --       490,202
  Dividends...........       --       --        --         --          --            --   (7,033,773)   (7,033,773)
  Tax on dividend.....       --       --        --         --          --            --   (4,256,818)   (4,256,818)
  Net loss............       --       --        --         --          --            --  (40,544,462)  (40,544,462)
  Preferred dividend..       --       --        --         --          --            --   (2,782,048)   (2,782,048)
                           ----     ----    ------  ---------  ----------    ----------  -----------   -----------
Balance, December 31,
  2000................     $ --     $ --    $5,849  $(111,061) $91,617,653   $(2,275,444)$(76,898,360) $12,338,637
                           ====     ====    ======  =========  ===========   =========== ============  ===========

                  The accompanying notes are an integral part of these consolidated financial statements.

                                HORIZON PCS, INC.

                      CONSOLIDATED STATEMENTS OF CASH FLOWS
              For the Years Ended December 31, 2000, 1999 and 1998

                                                                                    For the Years Ended December 31,
                                                                          --------------------------------------------------
                                                                                2000              1999             1998
                                                                          ----------------  ---------------- ---------------
CASH FLOWS FROM OPERATING ACTIVITIES
  Net loss...........................................................     $   (40,544,462)  $   (10,667,671) $    (7,985,670)
                                                                          ----------------  ---------------  ---------------
Adjustments to reconcile net loss to net cash used in
  operating activities:
  Depreciation and amortization......................................           6,189,073         2,911,258        1,929,650
  Extraordinary loss.................................................             486,323                --               --
  Deferred Federal income taxes......................................                  --          (739,016)         202,914
  Non-cash compensation expense......................................             490,202           291,345               --
  Non-cash interest expense..........................................           5,635,498                --               --
  Non-cash gain on exchange of stock.................................         (11,550,866)               --               --
  Loss on disposition of Personal Communication Licenses.............                  --                --        1,716,535
  Uncollectible receivables..........................................           1,407,028           487,595           38,423
  Gain on sale of PCS assets.........................................                  --        (1,387,718)              --
  (Gain)/loss on disposal of fixed assets............................            (212,603)           (1,470)         114,907
  Change in:
    Accounts receivable..............................................          (6,075,589)         (701,923)         (52,254)
    Equipment inventory..............................................          (1,712,998)       (1,253,208)        (884,129)
    Prepayments and other............................................          (2,316,514)          (39,416)           3,000
    Deferred income..................................................           7,293,281                --               --
    Accounts payable.................................................           8,916,376         1,707,749       (8,726,707)
    Accrued liabilities..............................................          22,543,782           169,449          241,735
    Accrued interest.................................................             980,169            (5,185)         (53,823)
    Postretirement benefit obligation................................             302,728           172,021          117,024
  Change of intercompany payable to affiliates.......................           2,837,997         4,857,543          898,771
  Change in other assets and liabilities, net........................            (257,718)           11,261          442,601
                                                                          ---------------   ---------------  ---------------
         Total adjustments...........................................          34,956,169         6,480,285       (4,011,353)
                                                                          ---------------   ---------------  ---------------
         Net cash used in operating activities.......................          (5,588,293)       (4,187,386)     (11,997,023)
                                                                          ---------------   ---------------  ---------------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Capital expenditures, net..........................................         (83,629,782)       (6,253,133)      (7,823,722)
  Investment in Parent...............................................         (11,835,000)               --               --
  Investment in joint venture........................................          (1,032,000)       (2,068,000)              --
  Proceeds from the sale of fixed assets.............................             734,000         4,800,000               --
  Dividends received.................................................            (160,923)               --               --
  Cash acquired in acquisition of BPCS...............................           4,926,803                --               --
  Equity loss in investments, net....................................              28,555                --               --
                                                                          ---------------   ---------------  ---------------
         Net cash used in investing activities.......................         (90,968,347)       (3,521,133)      (7,823,722)
                                                                          ---------------   ---------------  ---------------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Convertible preferred stock........................................         126,500,000                --               --
  Cash dividends paid................................................             (18,309)               --               --
  Capital contributions..............................................           1,373,703         3,742,647        5,693,971
  Stock issuance costs...............................................          (9,161,242)               --               --
  Deferred financing fees............................................         (15,410,327)               --               --
  Intercompany advances (repayments) to Parent.......................          (3,927,545)        1,827,517               --
  Notes payable-- borrowings, net of repayments......................         188,470,948         2,258,646       13,953,712
                                                                          ---------------   ---------------  ---------------
         Net cash provided by financing activities...................         287,827,228         7,828,810       19,647,683
                                                                          ---------------   ---------------  ---------------
NET INCREASE / (DECREASE) IN CASH AND CASH EQUIVALENTS...............         191,270,588           120,291         (173,062)
CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR.........................             146,806            26,515          199,577
                                                                          ---------------   ---------------  ---------------
CASH AND CASH EQUIVALENTS, END OF YEAR...............................     $   191,417,394   $       146,806  $        26,515
                                                                          ===============   ===============  ===============
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
Cash paid during the year for:
  Interest, net of amounts capitalized...............................     $     2,579,986   $     1,529,631  $       832,910
  Income taxes.......................................................           5,174,949                --               --


                                HORIZON PCS, INC.

                      CONSOLIDATED STATEMENTS OF CASH FLOWS
              For the Years Ended December 31, 2000, 1999 and 1998
                                   (Continued)


Noncash Transactions:

     The purchase of Horizon Telcom, Inc. common stock (Note 5) was financed through a $13,000,000, one year, unsecured 13% senior subordinated promissory note to a third party lender. The lender converted 100% of the outstanding principal and unpaid interest into the Company's convertible preferred stock valued at $14,066,611 (Note 7).

     The proceeds from the issuance of the discount notes have been allocated to long-term debt and the value of the warrants ($20,245,000 or $5.32 per share) have been allocated to additional paid-in capital (Note 8).

     As of December 31, 2000, the Company had an interest bearing note receivable of approximately $700,000 from United Communications, Inc. (United), a wholly-owned subsidiary of the Parent (Note 13).

     The Company agreed to grant to Sprint PCS warrants to acquire 2,510,460 shares of class A common stock, valued at approximately $13,356,000, in exchange for the right to service PCS markets in additional areas. The warrants will be issued to Sprint at the earlier of an initial public offering of the Company's common stock or July 31, 2003 (Note 14).

     During 2000, the Company accrued $2,782,048 in preferred stock dividends to be distributed in the issuance of additional preferred stock in 2001.

     During 2000, 1999 and 1998, the Company incurred approximately $1,717,748, $118,900 and $731,000, respectively, of additional debt related to the purchase of Rural Telephone Finance Cooperative subordinated capital certificates (Note
5).

     During 1999, the Company received approximately $2,528,000 of net property from Horizon Telcom, Inc. which was recorded as a capital contribution.

     During 1999, the Company had outstanding notes payable totaling $1,032,000 related to the investment in joint venture.

     During   1998,   the  Company   returned   the  majority  of  its  personal
communications licenses to the FCC which eliminated the associated debt of approximately $10,116,000.

              The accompanying notes are an integral part of these
                       consolidated financial statements.

                                HORIZON PCS, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

          December 31, 2000 and 1999 and for Each of the Three Years in
                       the Period Ended December 31, 2000

(1)  Organization

     On April 26, 2000, Horizon Telcom, Inc. (the Parent) formed Horizon PCS, Inc. (the Company or HPCS). On June 27, 2000, Horizon Telcom, Inc. transferred its 100% ownership of Horizon Personal Communications, Inc. (HPC) to HPCS in exchange for 53,806,200 shares of stock of HPCS (as adjusted for the 1.1697-for-one stock split in the form of a stock dividend effective on September 8, 2000). This transfer was accounted for as a reorganization of companies under common control in a manner similar to a pooling-of-interests in the consolidated financial statements. Accordingly, the reorganization and the adjusted number of shares outstanding have been reflected retroactively and the prior financial statements of Horizon Personal Communications, Inc. are presented as those of HPCS. HPC will continue to exist and conduct business as a wholly-owned subsidiary of the Company.

     The accompanying consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries, including HPC and Bright Personal Communications Services, LLC, from the date of its acquisition in June 2000. All material intercompany transactions and balances have been eliminated.

(2)  Business Operations

     The Company provides  primarily wireless personal  communications  services
(PCS).

     In October 1996, the FCC conditionally granted the Company licenses to provide personal communications services in various parts of Ohio, West Virginia and Kentucky (a total of five licenses). The FCC financed the licenses. According to FCC rules, the licenses were conditional upon the full and timely payment of the licenses' cost. The licenses were subject to a requirement that the Company construct and operate facilities that offer coverage to a defined population within the relevant license areas within a defined period. The Company began the engineering and design phase in 1996 and began the construction of the personal communications network in early 1997. The Company began providing personal communications services in August 1997.

     In 1997, the FCC offered four options to certain PCS license holders to change the payment terms of the FCC financed debt. These options were:
continuing with the current installment plan (status quo); return half of the spectrum from any or all of the licenses in exchange for a proportionate reduction in debt (disaggregation); turning in all licenses in exchange for total debt forgiveness (amnesty); or prepay for as many licenses as the Company can afford at face value while returning other licenses in exchange for debt forgiveness (prepayment).

     During 1998, the Company elected to return all of the spectrum from four licenses and half of the spectrum from the fifth license. As a result of returning the spectrum to the FCC, the Company recognized a loss of approximately $1,700,000. The loss primarily represents write-off of capitalized license bid costs and certain spectrum clearance costs, as well as the write-down of the license retained by the Company to its recoverable value.

     In connection with the return of the spectrum, the Company entered into management agreements with Sprint PCS, the PCS group of Sprint Corporation, during 1998. These agreements provide the Company with the exclusive right to build, own, and manage a wireless voice and data services network in certain markets located in Ohio, West Virginia, Kentucky, Virginia, Tennessee, and Maryland under the Sprint PCS brand. HPCS is required to build-out the wireless network according to Sprint PCS specifications. The term of the agreements is 20 years with three successive 10-year renewal periods unless terminated by either party under provisions outlined in the management agreements. The management agreements commenced in June 1998, but payments of the management fee did not commence until HPCS converted to a fully branded Sprint PCS affiliate in October 1999. The management agreements included indemnification clauses between the Company and Sprint PCS to indemnify each party against claims arising from violations of laws or the management agreements, other than liabilities resulting from negligence or willful misconduct of the party seeking to be indemnified.

     In May 2000, the Company expanded its management agreement with Sprint PCS. This allows the Company to have the exclusive right to build, own and manage a wireless voice and data services network in markets located in Pennsylvania, New York, Ohio and New Jersey.

                               HORIZON PCS, INC.

     The Sprint PCS agreements require the Company to interface with the Sprint PCS wireless network by building the Company's network to operate on PCS frequencies licensed to Sprint PCS in the 1900 MHz range. Under the Sprint PCS agreements, HPCS has agreed to:

     o construct and manage a network in HPCS' territory in compliance with Sprint PCS' PCS licenses and the terms of the management agreement;

     o distribute, during the term of the management agreement, Sprint PCS products and services;

     o    conduct advertising and promotion activities in HPCS' territory; and

     o manage that portion of Sprint PCS' customer base assigned to HPCS' territory.

     The management agreement specifies the terms of the Sprint PCS affiliation, including the required network build-out plan. The Company has agreed to operate its network to provide for a seamless handoff of a call initiated in its territory to a neighboring Sprint PCS network. The Sprint PCS management agreements require the Company to complete specified portions of its markets by specified dates.

     The Company must comply with Sprint PCS' program requirements for technical standards, customer service standards, national and regional distribution and national accounts programs to the extent that Sprint PCS meets these requirements.

     A failure to meet the build-out requirements for any of HPCS' markets, or to meet Sprint PCS' technical requirements, would constitute a breach of the Sprint PCS agreements that could lead to their termination if not cured within a cure period of 30 to 180 days, depending on the nature of the breach. If Sprint PCS terminates these agreements, the Company will no longer be able to offer Sprint PCS products and services. Additionally, Sprint PCS may purchase the Company's operating assets or capital stock for 72% of the entire business value.

     Expense related to the management fees charged under the agreement was approximately $1,302,000 and $130,000 for the years ended December 31, 2000 and 1999, respectively. The management fee is determined as 8% of certain collected personal communications services revenues (Note 3).

(3)  Summary of Significant Accounting Policies

Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents

     Cash and cash equivalents include cash on hand, demand deposits, money market accounts, and investments in commercial paper with original maturities of three months or less.

Equipment Inventory

     Inventories consist of handsets and related accessories. Inventories are carried at the lower of cost (determined by the weighted average method) or market (replacement cost).

                               HORIZON PCS, INC.

Property and Equipment

     Property and equipment, including improvements that extend useful lives, are stated at original cost, while maintenance and repairs are charged to operations as incurred. Construction work in progress includes expenditures for the purchase of capital equipment, construction, and items such as direct payroll-related benefits and interest capitalized during construction. The Company capitalizes interest pursuant to SFAS No. 34, "Capitalization of Interest Cost." The Company capitalized interest of approximately $1,476,000, $21,000 and $416,000 for the years ended December 31, 2000, 1999 and 1998, respectively.

     The Company accounts for long-lived assets in accordance with the provisions of SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and Long-Lived Assets to be Disposed Of." SFAS No. 121 requires that long-lived assets and certain identifiable intangibles be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future undiscounted net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value, less costs to sell. At December 31, 2000 and 1999, the Company had no impaired assets.

Depreciation

     The Company provides for depreciation and amortization under the straight-line method based on the estimated service lives of the various classes of property. Estimated useful lives are as follows:

                                                                          Years
      Network Assets..............................................        5-15
      Furniture and office equipment..............................           5
      Computer equipment..........................................         3-5
      Vehicles....................................................           5

Debt Issuance Costs

     In connection with the issuance of long-term debt discussed in Note 8, the Company has incurred a total of $14,331,000 in deferred financing costs. These debt issuance costs are amortized using the effective interest method over the term of the underlying obligation, ranging from eight to ten years. For the years ended December 31, 2000, 1999 and 1998, $690,000, $5,000 and $5,000 of
amortization on debt issuance costs (including subsequently retired financings) was included in interest expense.

Revenue Recognition

     The Company sells handsets and accessories which are recorded at the time of the sale as equipment revenue. After the handset has been purchased, the subscriber purchases a service package which is recognized monthly as service is provided and is included as subscriber revenue. Roaming revenue is recorded when Sprint PCS subscribers, other Sprint PCS affiliate subscribers and non-Sprint PCS subscribers roam onto the Company's network.

     The accounting policy for the recognition of activation fee revenue is to record the revenue over the periods such revenue is earned in accordance with the current interpretations of SEC Staff Accounting Bulletin No. 101 (SAB 101), "Revenue Recognition in Financial Statements." Accordingly, activation fee revenue and direct customer activation expense has been deferred and will be recorded over the average life for those customers (36 months) that are assessed an activation fee. As of December 31, 2000, the Company has recognized approximately $47,000 of activation fee revenue and has deferred $393,000 of activation fee revenue and direct customer activation expense.

Advertising Costs

     Costs related to advertising and other promotional expenditures are expensed as incurred. Advertising and promotional costs totaled approximately $4,506,000, $1,165,000 and $565,000 for the years ended December 31, 2000, 1999 and 1998, respectively.

                               HORIZON PCS, INC.

Stock Based Compensation

     The Company accounts for compensation cost associated with its stock compensation plans for employees in accordance with APB Opinion No. 25, "Accounting for Stock Issued to Employees". The Company applies SFAS No. 123 "Accounting for Stock Based Compensation" (SFAS 123) and related interpretations, for options granted to non-employees.

Deferred Income

     During 2000, the Company received approximately $7,200,000 of site bonuses from SBA, which constructs towers leased by the Company. The Company has entered into ten year leases of these towers and therefore defers the site bonus over the life of the respective lease. The amortization of the site bonus is recorded as a reduction to lease expense. As of December 31, 2000, the Company had recorded approximately $320,000 as a reduction to lease expense.

Federal Income Taxes

    The Company accounts for income taxes pursuant to the requirements of SFAS No. 109, "Accounting for Income Taxes". Under SFAS No. 109, deferred tax assets and liabilities are determined based on differences between financial reporting and tax basis of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse. Deferred tax assets and liabilities are adjusted for future changes in tax rates.

Concentration of Credit Risk

     The Company maintains cash and cash equivalents in an account with a financial institution in excess of the amount insured by the Federal Deposit Insurance Corporation. The financial institution is one of the largest banks in the United States and management does not believe there is significant credit risk associated with deposits in excess of federally insured amounts.

     Further, the Company maintains accounts with nationally recognized investment managers. Such deposits are not insured by the Federal Deposit Insurance Corporation. Management does not believe there is significant credit risk associated with these uninsured deposits.

     Other financial instruments that potentially subject the Company to concentrations of credit risk consist primarily of accounts receivable. The risk is limited due to the number of customers comprising the Company's customer base.

Net Loss per Share

     The Company computes net loss per common share in accordance with SFAS No. 128, "Earnings per Share" and SEC Staff Accounting Bulletin No. 98. Basic and diluted loss per share from continuing operations is computed by dividing loss on continuing operations, less preferred stock dividends, for each period, by the weighted-average outstanding common shares. Basic and diluted net loss available to common stockholders per share of common stock is computed by dividing net loss available to common stockholders for each period by the weighted-average outstanding common shares. No conversion of common stock equivalents (options or convertible securities) has been assumed in the calculations since the effect would be antidilutive. As a result, the number of weighted-average outstanding common shares as well as the amount of net loss per share are the same for basic and diluted net loss per share calculations for all periods presented. There are three items that could potentially dilute basic earnings per share in the future. These items include the common stock options (Note 18), the stock purchase warrants (Notes 8 and 14) and the convertible preferred stock (Note 12). These items will be included in the fully diluted earnings per share calculation when dilutive.

New Accounting Pronouncements

     On July 8, 1999, the Financial Accounting Standards Board (FASB) issued SFAS No. 137, "Deferral of the Effective Date of SFAS 133." SFAS No. 137 defers the effective date of SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities," to all fiscal quarters of all fiscal years beginning after June 15, 2000. The adoption is not expected to have a material effect on the Company's consolidated results of operations, financial position, or cash flows.

                               HORIZON PCS, INC.

Reclassifications

     Certain prior year amounts have been reclassified to conform with the 2000 presentation.

(4)  Acquisitions

     During 1999 the Company entered into a joint venture agreement through the purchase of 25.6% of Bright Personal Communications Services, LLC (BPCS). The investment was accounted for under the equity method. The joint venture was established in October 1999 to provide personal communications services in Ohio, Indiana, and Michigan.

     On June 27, 2000, the Company acquired the remaining 74.4% of BPCS in exchange for 8% of the Company's class B common stock (4,678,800 shares valued at approximately $34,000,000) and approximately 40% of the Horizon Telcom, Inc. common stock owned by HPC (31,912 shares valued at $15,300,000) (Note 5).

     This acquisition was treated as a purchase for accounting purposes. The consolidated statement of operations includes the results of BPCS from June 28, 2000.

     In conjunction with this transaction, the Company also acquired the BPCS management agreement with Sprint PCS and, with it, the right to operate using Sprint PCS licenses in BPCS' markets. The Company has recognized an intangible asset totaling $33,000,000 related to this licensing agreement which will be amortized over 20 years, the initial term of the underlying management agreement. Amortization commenced in June 2000. Amortization expense for the year ended December 31, 2000 was $867,672.

     The purchase price, as preliminarily allocated, exceeds the fair market value of the net assets acquired by approximately $7,778,000. The resulting goodwill will be amortized on a straight-line basis over 20 years. Amortization commenced in June 2000. Amortization expense for the year ended December 31, 2000 was $197,685.

     The preliminary purchase price allocation of the fair value of assets acquired and liabilities assumed is summarized below:


      Working capital...................................       $    2,072,000
      Property and equipment............................            6,328,000
      Sprint PCS licenses...............................           33,000,000
      Goodwill..........................................            7,777,752
      Other assets......................................              122,000

     The following unaudited pro forma summary presents the net revenues, net loss and loss per share from the combination of the Company and BPCS, as if the acquisition had occurred at the beginning of the 2000 and 1999 fiscal years. The pro forma information is provided for information purposes only. It is based on historical information and does not necessarily reflect the actual results that would have occurred nor is it necessarily indicative of the future results of operations of the combined enterprise:

                                                     Year Ended December 31,
                                               ---------------------------------
                                                     2000             1999
                                               ---------------- ----------------
       Net revenue..........................   $    27,278,629  $     4,428,240
       Net loss.............................       (43,769,291)     (10,790,021)
       Basic and diluted loss per share.....             (0.78)           (0.20)

     Prior to acquisition, BPCS had not commenced revenue-generating operations and was paying a management fee to its investor, HPCS. The management fee recognized by HPCS in the period prior to the acquisition date is included in net revenue. In the pro forma disclosure above, this management fee revenue is fully eliminated.

(5)  Investments

     In February 2000, the Company purchased 78,900 shares of common stock of its parent, Horizon Telcom, Inc. from the Parent's largest unaffiliated shareholder for approximately $11,835,000. This represented approximately a 19.78% interest in Horizon Telcom, Inc. The Company exchanged 40% of the shares

                               HORIZON PCS, INC.

owned (31,912 shares) to the former members as consideration for the acquisition of BPCS (Note 4). This transaction resulted in a gain of $10,513,200 and reduced the ownership in Horizon Telcom, Inc. to 11.78%.

     On September 26, 2000, the Company distributed 10% of its 11.78% ownership of Horizon Telcom, Inc. in the form of a dividend, payable pro rata to the shareholders of record on September 26, 2000. This transaction resulted in a gain of $1,037,666, as part of the stock was distributed to owners other than the Parent. As a result of this dividend, the Company maintains less than 2% ownership in Horizon Telcom, Inc. which is accounted for under the cost method.

     As part of the term loan facility for the construction of the personal communications network (Note 8), the Company was required to purchase Rural Telephone Finance Cooperative's (RTFC, the lender) subordinated capital certificates with each draw on the loan. These certificates will be redeemed in 2001. The Company believes the carrying value of this investment approximates fair market value. As of December 31, 2000 and 1999, the Company held RTFC capital certificates of $2,895,646 and $1,177,898, respectively.

     As of December 31, 1999, the Company had an investment in BPCS of approximately $3,060,000. The Company bought out the other members during 2000 (Note 4).

(6)  Lines of Credit

     On September 26, 2000, the Company entered into a $95,000,000 line of credit that expires on September 30, 2008 as part of its senior secured credit facility agreement (Note 8). As of December 31, 2000 the Company had not borrowed on this line of credit. The Company pays an annual commitment fee of 1.375% of the unused line at the end of each quarter. The Company incurred $306,000 for the line of credit commitment fee for the year ended December 31, 2000.

     In May 2000, the Company entered into a $5,000,000 general corporate line of credit with a bank, the proceeds of which were used for financing of construction expenditures. Interest was at the bank's standard line of credit rate plus 100 basis points and was payable quarterly beginning in the first quarter after the initial advance. In September 2000, this line of credit was fully repaid and terminated with the proceeds from the financing described in
Note 8 below.

     In March 2000, the Company entered into a $5,000,000 interim revolving line of credit with a bank, the proceeds of which were used for general working capital purposes. Interest was at the bank's prevailing prime rate plus 150 basis points and was payable quarterly, beginning in the first quarter after the initial advance. In September 2000, this line of credit was fully repaid and terminated with the proceeds from the financing described in Note 8 below.

(7)  Short-Term Note Payable

     The Company's purchase of Horizon Telcom, Inc. common stock (Note 5) was financed through a $13,000,000, one year, unsecured 13% senior subordinated promissory note to a third party lender. The lender converted 100% of the outstanding principal and unpaid interest into the Company's convertible preferred stock on September 26, 2000, as part of the Company's financing activities (Note 8). The value converted into convertible preferred stock was $14,066,611 (Note 12).

(8)  Long-Term Debt

     On September 26, 2000, the Company received $149,680,050 from the issuance of $295,000,000 of senior discount notes due 2010. The notes accrete in value until October 1, 2005 at a rate of 14% compounded semi-annually. Cash interest on the notes will become payable on April 1 and October 1 of each year, beginning on April 1, 2006. The senior discount notes include warrants to purchase 3,805,500 shares of the Company's class A common stock. The warrants represent the right to purchase an aggregate of approximately 4.0% of the issued and outstanding common stock of the Company on a fully diluted basis, assuming the exercise of all outstanding options and warrants to purchase common stock and the conversion into shares of class A common stock of the convertible preferred stock (Note 12). The proceeds from the issuance of the discount notes was allocated to long-term debt and the value of the warrants ($20,245,000 or $5.32 per share) was allocated to additional paid-in capital. The fair value of the warrants was estimated on the date of the grant using the Black-Scholes option-pricing model with the following weighted average assumptions: expected yield of 0.0%, a risk free interest rate of 6.5%, expected life of 10 years (equal to the term of the warrants) and a volatility of 95%.

                               HORIZON PCS, INC.

     On September 26, 2000 and concurrent with the sale of the convertible preferred stock (Note 12) and the senior discount notes described above, the Company entered into a senior secured credit agreement with a financial institution to provide an aggregate commitment, subject to certain conditions, of up to $250,000,000 (including a $95,000,000 line of credit described in Note
6). The credit facility bears interest at various floating rates, which approximate one to six month LIBOR rates plus 3.5% -- 4.0% (approximately 9.7% -- 10.6% at December 31, 2000). At December 31, 2000, the outstanding balance on the senior secured credit agreement was $50,000,000. The Company pays a commitment fee of 1.375% on the unused portion of the $250,000,000 note. The Company incurred a total of $680,000 of commitment fee expense for the year ended December 31, 2000.

     In connection with the acquisition of BPCS, the Company assumed a ten-year secured term loan totaling $35,400,000. The note was collateralized by the equipment. In September 2000, this note was fully repaid and terminated with the proceeds from the financing described above.

     In May 2000, the Company entered into a $40,500,000 term loan facility with a financial institution to purchase certain PCS equipment to construct the Company's personal communications network. Maximum advances on the note totaled $38,475,000. This loan was secured by equipment, collateral assignments of the Company's tower lease (Note 16), and pledges of HPC stock and ownership interests in BPCS. In September 2000, this note was fully repaid and terminated with the proceeds from the financing described above.

     In August 1997, the Company entered into a term loan facility with a financial institution to purchase certain equipment to construct the Company's personal communications network. The note was collateralized by the same equipment. The Parent had unconditionally guaranteed the debt and had pledged a security interest in all of the outstanding shares of the Company. In addition, certain obligations under this loan had been guaranteed by a third party vendor. Maximum advances on the note totaled $23,557,965. As of December 31, 1999, the total outstanding balance was $23,557,965. In September 2000, this note was fully repaid and terminated with the proceeds from the financings described above.

     Scheduled maturities of long-term debt are as follows:

         Year                                                  Amount
         ----                                              --------------
         2001....................................        $            --
         2002....................................                     --
         2003....................................                     --
         2004....................................                375,000
         2005....................................                500,000
           Thereafter............................            184,408,104
                                                         ---------------
                                                             185,283,104
              Less: current maturities...........                     --
                                                         ---------------
                                                         $   185,283,104

     The senior discount notes and senior secured credit arrangements contain various financial covenants. Among other restrictions, the most restrictive covenants relate to maximum capital expenditures, minimum EBITDA requirements, maximum financial leverage ratios and minimum revenues. There are also limitations on restricted payments, asset sales, additional debt incurrence and equity issuance. As of December 31, 2000, the Company was in compliance with the covenants under each agreement.

     The components of long-term debt outstanding at December 31, 2000 and 1999 are as follows:

                                                        2000            1999
                                                   --------------  -------------
     Accreted senior discount notes.........       $  135,283,104  $          --
     Senior secured credit facility.........           50,000,000             --
     Term loan facility.....................                   --     23,557,965
                                                   --------------  -------------
               Total........................       $  185,283,104  $  23,557,965
                                                   ==============  =============

                               HORIZON PCS, INC.

(9) Federal Income Taxes

    The Company's Federal income tax expense (benefit) consists of:

                                               Year Ended December 31,
                                  ----------------------------------------------
                                       2000           1999            1998
                                  -------------  --------------   --------------
     Continuing Operations:
       Current..................  $   1,075,711  $  (4,536,109)   $  (4,348,279)
       Deferred.................             --       (739,016)         202,914
                                  -------------  -------------    -------------
                                      1,075,711     (5,275,125)      (4,145,365)
     Discontinued Operations:
       Current..................         72,762        145,444           27,111
       Deferred.................             --             --               --
                                  -------------  -------------    -------------
                                         72,762        145,444           27,111
     Extraordinary Loss:
       Current..................       (261,863)            --               --
       Deferred.................             --             --               --
                                  -------------  -------------    -------------
                                       (261,863)            --               --
                                  -------------  -------------    -------------
      Tax expense (benefit).....  $     886,610  $  (5,129,681)   $  (4,118,254)
                                  =============  =============    =============

     The effective income tax expense from continuing operations varies from the statutory rate as follows:


                                                                        Year Ended December 31,
                                                        ------------------------------------------------
                                                               2000             1999            1998
                                                        ----------------  --------------   -------------
     Tax at statutory rate applied to pretax book
       loss from continuing operations...............   $   (13,693,286)  $  (5,516,543)   $  (4,142,444)
     Increase (decrease) in tax from:
       Non-deductible goodwill amortization..........           302,968              --               --
       Tax on interest on warrants...................           177,210              --               --
       Non-deductible stock option compensation......           171,571              --               --
       Tax on excess loss account....................        11,463,395              --               --
       Change in valuation allowance.................         2,484,155         237,519               --
       Tax on rate difference........................           116,296              --               --
       Other, net....................................            53,402           3,899           (2,921)
                                                        ---------------   -------------    -------------
     Total tax expense (benefit) from
                 continuing operations...............   $     1,075,711   $  (5,275,125)   $  (4,145,365)
                                                        ===============   =============    =============

     Deferred  income  taxes  result  from  temporary  differences  between  the financial reporting and the tax basis amounts of existing assets and liabilities. The source of these differences and tax effect of each are as follows:

                                                                   2000            1999             1998
                                                              --------------  --------------   --------------
      Deferred income tax assets:
        Deferred Income-- site bonuses.....................    $   2,345,943   $          --    $          --
        Deferred Income-- activation fee...................          133,772              --               --
        Uncollectible accounts.............................           30,296         125,982           11,201
        Vacation...........................................          107,090          39,471           23,293
        Stock option compensation expense..................               --          99,057               --
        Pensions and other retirement benefits.............          251,664         152,082           89,981
        Net operating loss carryforward....................               --         903,292               --
        Interest expense on high yield notes...............        1,880,148              --               --
        Personal Communication Services Licenses and
           start up........................................          654,293         381,276          476,387
                                                               -------------   -------------    -------------
               Tottal deferred income tax assets...........    $   5,403,206   $   1,701,160    $     600,862
                                                               =============   =============    =============
      Deferred income tax liabilities:
        Property differences...............................    $  (2,413,137)  $  (1,211,132)   $  (1,060,200)
        Other..............................................         (367,453)       (252,509)        (279,678)
                                                               -------------   -------------    -------------
               Total deferred income tax liabilities.......    $  (2,780,590)  $  (1,463,641)   $  (1,339,878)
                                                               =============   =============    =============
             Deferred income taxes, net....................    $   2,622,616   $     237,519    $    (739,016)
             Less: valuation allowance.....................       (2,622,616)       (237,519)              --
                                                               -------------   -------------    -------------
                Total deferred income taxes, net...........    $          --   $          --    $    (739,016)
                                                               =============   =============    =============

                               HORIZON PCS, INC.

     Until September 26, 2000, HPCS was included in the consolidated federal income tax return of the Horizon Telcom affiliated group. HPCS provided for federal income taxes on a pro-rata basis, consistent with a consolidated tax sharing agreement. As a result of the sale of the convertible preferred stock, HPCS will not be able to participate in the tax sharing agreement nor the filing of a consolidated federal income tax return with the Horizon Telcom affiliated group. Thus, HPCS will file a separate federal income tax return for the period after deconsolidation through December 31, 2000.

     In addition, HPCS recorded an income tax expense of $886,610 for the year. This expense was primarily a result of the recognition by HPCS of an excess loss account on the deconsolidation from the Horizon Telcom affiliated group, reduced by the benefit of net operating losses and the increase in the valuation reserve.

     HPCS generated a tax of $4,256,818 on the stock dividend of 10% of Horizon Telcom stock held by HPCS to Horizon Telcom. The tax on the stock dividend was charged directly to equity and not recorded as an income tax expense.

     As a result of the Company's operating losses and its deconsolidation from the Horizon Telcom affiliated group for tax purposes, the Company does not expect to record future tax benefits of operating losses until such time its operations become profitable. The Company would not have recorded tax benefits of $5,129,681 and $4,118,254 in 1999 and 1998 respectively, had it not been eligible to participate in the consolidated federal income tax return of the Parent.


(10) Pension Plans and Other Postretirement Benefits

     Certain employees of HPCS participate in the Parent's pension and postretirement plans. The plans are maintained by the Parent, and the Company is charged for each plan based on its employee participation as a percentage of total participation in the respective plan. In December 1998, the Company adopted SFAS No. 132, "Employers' Disclosures about Pensions and Other Postretirement Benefits." This Statement revises employers' disclosures about pension and other postretirement benefit plans but does not change the measurement or recognition of costs associated with those plans. It standardizes the disclosure requirements, eliminates certain disclosures and requires additional information on changes in the benefit obligations and fair values of plan assets that will facilitate financial analysis. SFAS No. 132 supersedes the disclosure requirements of SFAS No. 87, "Employers' Accounting for Pensions" and SFAS No. 106, "Employers' Accounting for Postretirement Benefits Other Than Pensions."

     The Parent has two trusteed pension plans covering certain salaried and hourly employees. The Parent's funding policy is to be in compliance with the Employee Retirement Income Security Act guidelines. The plans' assets consist primarily of investments in common stocks, bonds, notes, cash equivalents and life insurance policies.

     The prepaid pension cost recorded in the accompanying balance sheets was approximately $146,000 and $98,000 as of December 31, 2000 and 1999, respectively. The pension credit recognized in the accompanying statements of income for 2000, 1999 and 1998 was approximately $48,000, $18,000 and $133,000, respectively.

     In addition, the Parent provides coverage of postretirement medical, prescription drug, telephone service, and life insurance benefits to eligible retirees whose status, at retirement from active employment, qualifies for postretirement benefits. Coverage of postretirement benefits is also provided to totally and permanently disabled active employees whose status, at disablement, qualified for postretirement benefits as a retiree from active employment (retired disabled). The Parent also provides coverage of postretirement dental and vision benefits to certain "enhanced" retirees. No future retirees will receive coverage of postretirement dental and vision benefits.

     Certain eligible retirees are required to contribute toward the cost of coverage under the postretirement health care and telephone service benefits plans. No contribution is required for coverage under the postretirement life insurance benefits plan. The cost of retirees' benefits paid by the Company in 2000, 1999 and 1998 was approximately $41,000, $35,000 and $58,000, respectively. Retiree benefits expense recognized by the Company pursuant to the requirements of SFAS No. 106 was approximately $303,000, $160,000 and $166,000 in 2000, 1999 and 1998, respectively. The accrued postretirement benefit obligation recorded in the accompanying consolidated balance sheets was $1,015,802 and $713,074 in 2000 and 1999, respectively.

                               HORIZON PCS, INC.

     The funding status of the Parent consolidated Plans as of December 31, 2000 and 1999 is as follows (in thousands):


                                                                       Pension Benefits             Other Benefits
                                                                  -------------------------   ----------------------
                                                                      2000          1999          2000         1999
                                                                  ------------  ------------  -----------  ---------
      Change in benefit obligation
      Benefit obligation, beginning of year..............         $  11,783     $  12,284     $   7,747    $   8,598
        Service cost.....................................               343           346           163          234
        Interest cost....................................             1,015           898           399          480
        Actuarial (gain) or loss.........................             1,426        (1,212)       (2,495)      (1,358)
        Benefits paid....................................              (620)         (533)         (190)        (207)
        Change in Plan Provisions........................               288            --            --           --
                                                                  ----------    ----------    ----------    ----------
      Benefit obligation, end of year....................            14,235        11,783         5,624        7,747
                                                                  ----------    ----------    ----------    ----------
      Change in plan assets
      Fair value of plan assets, beginning of
        year.............................................            18,146        18,432            --           --
        Actual return on plan assets.....................             1,839           190            --           --
        Employer contributions...........................                15            57           190          207
        Benefits paid....................................              (620)         (533)         (190)        (207)
                                                                  ----------    ----------    ----------    ----------
      Fair value of plan assets, end of year.............            19,380        18,146            --           --
                                                                  ----------    ----------    ----------    ----------
      Funded status......................................             5,145         6,363        (5,624)      (7,747)
      Unrecognized transition obligation.................               (35)          (35)        3,224        3,455
      Unrecognized prior service cost....................             1,136           921            --           --
      Unrecognized actuarial (gain) or loss..............            (2,213)       (3,636)       (2,318)          70
                                                                  ----------    ----------    ----------   ----------
      Prepaid (accrued) benefit cost.....................         $   4,033     $   3,613     $  (4,718)   $  (4,222)
                                                                  ==========    ==========    ==========   ==========

      Weighted average assumptions at December  31:
      Discount rate......................................                7.5%          8.0%        7.75%        6.75%
      Expected return on plan assets.....................               10.0          10.0           --           --
      Rate of compensation increase......................                4.0           4.5           --           --

     The assumed medical benefit cost trend rate used in measuring the accumulated postretirement benefit obligation was 7% in 2000, 1999 and 1998, declining gradually to 5% for the under age 65 retirees and their spouses and 6.5% in 2000, 1999 and 1998, declining gradually to 5% for the over age 65 retirees and their spouses. The assumed dental and vision benefit cost trend rates used in measuring the accumulated postretirement benefit obligation were 6% in 2000, 1999 and 1998, declining gradually to 5% for retirees and their spouses. The telephone service benefit cost trend rate for retirees and their spouses was estimated at 5% for all future years in 2000, 1999 and 1998.



                                                                Pension Benefits            Other Benefits
                                                         ----------------------------- -----------------------
                                                           2000      1999      1998      2000     1999    1998
                                                         --------  --------  --------  -------  ------- ------
                                                                             (In thousands)
       Components of net periodic benefit  cost
       Service cost................................      $    343  $    346  $    317  $  163    $ 234  $   259
       Interest cost...............................         1,015       898       838     399      480      541
       Expected return on plan assets..............        (1,785)   (1,812)   (1,560)     --       --       --
       Amortization of transition obligation.......            --        --        --     230      230      230
       Amortization of prior service cost..........            73        73        73      --       --       --
       Recognized net actuarial gain (loss)........           (50)     (154)     (132)   (128)      --       38
                                                         --------  --------  --------  ------    -----  -------
       Net periodic benefit cost...................      $   (404) $   (649) $   (464) $  664    $ 944  $ 1,068
                                                         ========  ========  ========  ======    =====  =======

     Assumed health care cost trend rates have a significant effect on the amounts reported for the health care plans. A one-percentage-point change in assumed health care cost trend rates would have the following effects (in thousands):


                                                                                   1-Percentage-    1-Percentage-
                                                                                  Point Increase   Point Decrease
                                                                                  --------------   --------------
        Effect on total of service and interest cost components.............          $  102         $  (81)
        Effect on postretirement benefit obligation.........................             881           (716)

     The Parent also has two defined contribution plans covering certain eligible salaried and hourly employees. HPCS employees were eligible to participate in the Parent's plans in 1999 and 1998. These plans provide for participants to defer up to 19% of their annual compensation as contributions to

                               HORIZON PCS, INC.

the plans. The Parent matches a participant's contributions equal to 25% of each participant's salary deferral up to a maximum of 1% of a participant's compensation. The Parent's contributions to these plans that benefited the Company were $3,282 and $5,685 for 1999 and 1998, respectively and are included in expense of the Company.

     In May 1999, the Company adopted a defined contribution plan covering certain eligible employees. The plan provides for participants to defer up to 15% of the annual compensation, as defined under the plan, as contributions to the plan. The Company has the option, at the direction of the Board of Directors, to make a matching contribution to the plan. A matching contribution of approximately $61,000 was made during 1999.

(11) Property and Equipment

     Property and equipment consists of the following:

                                                      2000            1999
                                                 --------------  --------------
     Network assets............................  $   52,242,150  $   15,509,876
     Computer equipment........................      14,551,304      10,626,566
     Furniture and office equipment............       3,562,444       1,377,693
     Vehicles..................................       1,661,677         389,911
                                                 --------------  --------------
               Total property and equipment....  $   72,017,575  $   27,904,046
                                                 ==============  ==============

     During 1999, the Company sold certain PCS equipment, including ancillary equipment and base stations, to an unrelated third party. The sale resulted in a gain of approximately $1,388,000, which is included in the Company's consolidated statement of operations, and represents the excess of cash proceeds over the historical net book value of the assets sold.

(12) Convertible Preferred Stock

     The Company has authorized 175,000,000 shares of convertible preferred stock at $0.0001 par value. On September 26, 2000, an investor group led by Apollo Management purchased $126,500,000 of convertible preferred stock (23,476,683 shares) in a private placement. Concurrent with the closing, holders of the $14,100,000 short-term convertible note converted the principal and unpaid interest into the same convertible preferred stock (2,610,554 shares) purchased by the investor group. The Company has the right, under certain circumstances, to redeem $80,300,000 of the convertible preferred stock on or before April 30, 2001 at 107% of the original issue price. Holders of the convertible preferred stock have the option to convert their shares (on a share for share basis) into class A common stock at any time. In addition, the convertible preferred stock converts automatically into shares upon the completion of a public offering of common class A stock meeting specified criteria or upon the occurrence of certain business combination transactions. The convertible preferred stock pays a 7.5% stock dividend semi-annually, commencing April 30, 2001. The dividends are payable in additional preferred stock.

     If the Company has not completed either (i) a public offering of its class A common stock in which the Company receives at least $50,000,000 or (ii) a merger or consolidation with a publicly listed company that has a market capitalization of at least $100,000,000, in each case by the fifth anniversary of the date that the Company issued the convertible preferred stock, the investor group may request that the Company repurchase all of their shares of convertible preferred stock at fair market value, as determined by three investment banking institutions. If the investor group requests that the Company repurchase their convertible preferred stock and the Company declines, the Company will be required to auction Horizon PCS. If no bona fide offer is received upon an auction, the repurchase right of the investor group expires. If, however, a bona fide offer is received upon the auction, the Company must sell Horizon PCS or the dividend rate on the convertible preferred stock will increase from 7.5% to 18.0% and the Company will be required to re-auction Horizon PCS annually until the convertible preferred stock is repurchased. The Company's new senior secured credit facility and the senior discount notes prohibit the Company from repurchasing any convertible preferred stock.

     Holders of the Company's convertible preferred stock are entitled to vote on all matters on an as-converted basis. In addition, the vote of at least a majority of the outstanding shares of convertible preferred stock, voting as a single class, shall be necessary for effecting or validating significant corporate actions specified in the certificate of incorporation.

     The Company has agreed that until the conversion of the preferred stock, the Company will adhere to certain restrictive covenants. Among other restrictions, the most significant covenants relate to capital expenditures and

                               HORIZON PCS, INC.

asset sales, restricted payments, additional debt incurrence, and equity issuance. As of December 31, 2000, the Company was in compliance with the covenants under the agreement.

(13) Discontinued Operations

     Effective April 1, 2000, the Company transferred its Internet, long distance and other businesses unrelated to its wireless operations to United Communications, Inc. (United), a wholly-owned subsidiary of the Parent. Accordingly, the results of operations for these business units have been reported as discontinued operations in the current and prior periods. As of December 31, 2000, the Company had an interest bearing note receivable of approximately $700,000 from United.

     Operating results for the years ended December 31, 2000, 1999 and 1998 for these businesses are as follows:

                                                                               Year Ended December 31,
                                                                   --------------------------------------------
                                                                        2000            1999           1998
                                                                   -------------   -------------  -------------
     Total revenue..........................................       $   1,046,313   $   3,463,566  $   2,278,734
     Operating income before income taxes...................             214,008         427,775        207,768
     Earnings before income taxes...........................             214,008         427,775         79,735
     Income tax expense.....................................             (72,763)       (145,444)       (27,111)
                                                                   -------------   -------------  -------------
     Net income from discontinued operations................       $     141,245   $     282,331  $      52,624
                                                                   =============   =============  =============

    Net assets of discontinued operations at December 31, 1999 were as follows:

                                                                  December 31, 1999
                                                                  -----------------
      Current assets........................................        $  308,779
      Property and equipment, net...........................           597,043
      Current liabilities...................................           (81,799)
                                                                    -----------
                Net assets-- discontinued operations........        $  824,023
                                                                    ===========

(14) Sprint Warrants

     The Company agreed to grant to Sprint PCS warrants to acquire 2,510,460 shares of class A common stock in exchange for the right to service PCS markets in additional areas. By September 30, 2000, Sprint had substantially completed its obligations under the agreement and the Company completed the required purchase of certain Sprint Assets. The Company valued the warrants and recorded an intangible asset of approximately $13,356,000 (based on a share price of $5.88 per share, valued using the Black-Scholes pricing model using an expected dividend yield of 0.0%, a risk-free interest rate of 6.5%, expected life of 10 years and a volatility of 95%). The intangible asset is being amortized over the remaining term of the Sprint PCS management agreement resulting in approximately $752,000 of amortization expense per year. Amortization expense for the year ended December 31, 2000 was approximately $188,000. The warrants will be issued to Sprint at the earlier of an initial public offering of the Company's common stock or July 31, 2003.

(15) Extraordinary Loss

     As a result of the September 26, 2000 financings described earlier, the Company retired long term debt payable to financial institutions. As a result of this debt extinguishment, the Company expensed the unamortized portion of the related financing costs as well as fees associated with the debt extinguishments. These fees and expenses amounted to approximately $748,000 and are shown on the consolidated statement of operations net of a tax benefit of approximately $262,000.

(16) Commitments and Contingencies

Operating Leases

     The Company leases office space and various equipment under several operating leases. In addition, the Company leased certain PCS equipment from the Parent. This lease was terminated during 1999. In October 1999, the Company signed a tower lease agreement with a third party whereby the Company will lease the towers for substantially all of the Company's cell sites. The tower leases are operating leases with a term of five to ten years with three consecutive five-year renewal option periods. In addition, the Company will receive a site

                               HORIZON PCS, INC.

development fee from the tower lessor for certain tower sites which the lessor constructs on behalf of the Company.

    Future minimum operating lease payments are as follows:

     Year                                                             Amount
     ----                                                         --------------
     2001..................................................       $    6,219,067
     2002..................................................            6,086,044
     2003..................................................            6,117,405
     2004..................................................            6,084,941
     2005..................................................            4,048,217
     Thereafter............................................           12,559,359
                                                                  --------------
     Future operating lease obligation.....................       $   41,115,033
                                                                  ==============

     Rental expense for all operating leases was approximately $3,056,000, $2,693,000 and $1,774,000 for years ended December 31, 2000, 1999 and 1998, respectively. Rental expense included above related to the PCS equipment leased from the Parent totaled approximately $1,975,000 and $1,337,000 for 1999 and 1998, respectively.

Construction Expenditures

     Construction expenditures in 2001 are estimated to be $125,600,000. The majority of the estimated expenditures are for the build-out of the Personal Communications Services Network.

Legal Matters

     The Company is party to legal claims arising in the normal course of business. Although the ultimate outcome of the claims cannot be ascertained at this time, it is the opinion of management that none of these matters, when resolved, will have a material adverse impact on the Company's results of operations, cash flows or financial condition.

Vendor Agreements

     In August 1999, the Company entered into a wholesale network services agreement with a third-party vendor. The initial term is through June 8, 2008 with four automatic ten-year renewals. The monthly billings under the agreement are based on usage. No minimum usage is required under the agreement.

(17) Common Stock

     Due to the reorganization discussed in Note 2, the Company has authorized 300,000,000 shares of class A common stock at $0.0001 par value. Additionally, the Company has authorized 75,000,000 shares of class B common stock at $0.0001 par value. As of December 31, 2000, the Company had issued 58,485,000 shares of class B stock. In June 2000, in conjunction with the BPCS purchase (Note 4), the Company received a distribution of its own stock from a former BPCS shareholder, valued at $111,061. The 13,066 shares of class B stock distributed by the former BPCS shareholder are held in treasury stock; 58,471,934 shares of class B stock remain outstanding.

     Each holder of class A common stock is entitled to one vote per share and each holder of class B common stock is entitled to ten votes per share. Both classes of common stock have equal dividend rights.

(18) Incentive Stock Plans

     In November 1999, the Company adopted the 1999 Stock Option Plan, which was amended in June 2000 and renamed the 2000 Stock Option Plan (the Plan). The Plan is intended to provide officers and other employees of the Company and any of its related corporations with opportunities to purchase stock pursuant to the grant of options (incentive stock options). Additionally, the Plan is intended to provide directors, officers and employees of, and service providers to, the Company and any of its related corporations with opportunities to purchase stock pursuant to the grant of options (nonqualified stock options).

                               HORIZON PCS, INC.

     The Company may grant options for up to 7,500,000 shares of class A common stock and 4,196,884 shares of class B common stock. On November 17, 1999, the Company issued 4,196,884 options related to class B common stock at an exercise price of $0.12 per share. During 2000, the Company issued 116,971 options related to class A common stock at an exercise price of $5.88 per share. The maximum term of the options is ten years. Options vest based on the terms of each individual agreement over four to six years from issuance.

     The Company applies APB Opinion 25, and related Interpretations in accounting for this plan with respect to employees. The Company applies SFAS No. 123 and related Interpretations in accounting for stock options granted to nonemployees. Pursuant to this, the Company will recognize approximately $3,057,000 in compensation expense over the period of the options (through
2005). The accompanying consolidated financial statements reflect a non-cash compensation charge of approximately $490,000 and $291,000 for the years ended December 31, 2000 and 1999, respectively.

    Had compensation cost for the Company's Plan with respect to employees been determined based on the fair value at the grant dates for awards under the Plan consistent with the method of SFAS No. 123, the Company's net loss available for common shareholders and losses per common share would have been increased to the pro forma amounts indicated below:

                                                     2000             1999
                                               ---------------- ----------------
    Net Loss
      As reported............................. $   (43,326,510) $   (10,667,671)
      Pro Forma...............................     (44,020,378)     (10,749,411)
    Basic and diluted loss per share
      As reported............................. $         (0.77) $         (0.20)
      Pro Forma...............................           (0.78)           (0.20)

     For the purpose of the SFAS No. 123 disclosure, the fair value of each option grant is estimated on the date of grant using the Black-Scholes option pricing model with an assumption of a risk-free interest rate of 6.5% for 1999 options and 5.5% for 2000 options, an expected life equal to the term of the options and a volatility of 95%.

     A summary of the status of the Company's Plan as of December 31, 2000 and changes during the year ended on that date is presented below:

                                                                     Weighted-
                                                                      Average
                                                       Shares     Exercise Price
                                                     ----------   --------------
     Outstanding at beginning of year...............  4,196,884       $ 0.12
       Granted......................................    116,971         5.88
       Exercised....................................         --           --
       Forfeited....................................         --           --
                                                      ---------       ------
     Outstanding at end of year.....................  4,313,855       $ 0.28
     Options exercisable at year-end................  1,166,250
     Weighted-average fair value of
        options granted during the year.............  $    4.75

(19) Disclosures About Fair Value of Financial Instruments

     Statement of Financial Accounting Standards No. 107 (SFAS No. 107) requires disclosure of the fair value of all financial instruments. For purposes of this disclosure, the fair value of a financial instrument is the amount at which the instrument could be exchanged in a current transaction between willing parties, other than in a forced or liquidation sale. Fair value may be based on quoted market prices for the same or similar financial instruments or on valuation techniques such as the present value of estimated future cash flows using a discount rate commensurate with the risks involved.

     The estimates of fair value required under SFAS No. 107 require the application of broad assumptions and estimates. Accordingly, any actual exchange of such financial instruments could occur at values significantly different from the amounts disclosed. As cash and temporary cash investments, current receivables, current payables, and certain other short-term financial instruments are all short term in nature, their carrying amount approximates fair value. Long term debt approximates fair value.

                               HORIZON PCS, INC.

(20) Related Parties

     The Company has non-interest bearing receivables from and payables to affiliated companies (other subsidiaries of the Parent) related to advances made to and received from or for services received from these affiliated companies. The Company had a receivable from the Parent at December 31, 1999 for Federal income taxes attributable to the benefit to be received by the Parent due to the Company's net loss. As a result of the sale of convertible preferred stock (Note 8 and 12), the Company will not be able to participate in the tax sharing agreement. At December 31, 2000, the Company has a net payable to the Parent for Federal income taxes. At December 31, 2000, the Company also has a payable to the Parent relating to cash advances received from the Parent's line of credit and the associated interest. This payable was substantially repaid during 2000. The balances due to/from related parties as of December 31, 2000 and 1999 are as follows:

                                                 December 31,   December 31,
                                                     2000           1999
                                                -------------  -------------
      Receivable from Parent................    $          --  $   2,630,335
      Receivable from affiliate.............          741,453             --
      Payable to Parent.....................          427,747      4,355,292
      Payable to affiliates.................        1,307,061      1,142,173

     During 2000, 1999 and 1998 affiliated companies provided the Company management, supervision and administrative services including financial services, regulatory services, human resource services and other administrative and support services. The cost of these management services excluding amounts allocated to discontinued operations, for the years ended December 31, 2000, 1999, and 1998 was approximately $4,444,000, $815,000, and $330,000, respectively.

(21) Subsequent Event

     On February 22, 2001, the Company decided to distribute the remaining shares of Horizon Telcom stock (7,249 shares with a book value of $1,120,262) to employees of Horizon PCS.

                                HORIZON PCS, INC.

                          FINANCIAL STATEMENT SCHEDULE

                        VALUATION AND QUALIFYING ACCOUNTS

                                                       Balance at    Charged
                                                       Beginning       to                     Balance at
Description                                            of Period     Expense   Deductions   End of Period
-----------                                            ---------     -------   ----------   -------------
                                                                         (In thousands)
Year Ended December 31, 1998:
  Allowance for doubtful accounts receivable.........    $   20      $    38    $   (25)(1)      $   33
                                                         =====      ========   =========        =======
Year Ended December 31, 1999:
  Allowance for doubtful accounts receivable.........    $   33      $   488    $  (150)(1)      $  371
                                                         =====      ========   =========        =======
Year Ended December 31, 2000:
  Allowance for doubtful accounts receivable.........    $  371      $ 1,382    $  (852)(1)      $  901
                                                         =====      ========   =========        =======

----------

(1) Represent amounts written off during the period less recoveries of amounts previously written off.

                                HORIZON PCS, INC.

                      CONDENSED CONSOLIDATED BALANCE SHEETS
                 As of September 30, 2001 and December 31, 2000

                                                                                          September 30,     December 31,
                                                                                              2001              2000
                                                                                       -----------------  ---------------
                                                                                           (Unaudited)
                                   ASSETS
CURRENT ASSETS:
  Cash and cash equivalents......................................................      $     38,205,004   $   191,417,394
  Accounts receivable-- subscriber, less allowance for doubtful accounts  of
    $943,000 and $901,000 at September 30, 2001 and December 31, 2000, respectively          10,302,927         3,259,634
  Interest receivable, prepayments and other.....................................             1,339,551         4,338,578
  Receivable from affiliate......................................................                    --           741,453
  Equipment inventory............................................................             3,569,423         3,850,335
  Short-term investments.........................................................                    --         2,895,646
                                                                                       ----------------   ---------------
         Total current assets....................................................            53,416,905       206,503,040
                                                                                       ----------------   ---------------
INVESTMENTS AND OTHER ASSETS:
  Investment in Parent...........................................................                    --         1,120,262
  Intangible assets, net.........................................................            50,743,769        52,879,934
  Unamortized debt expense and other.............................................            17,438,200        14,855,469
                                                                                       ----------------   ---------------
         Total investments and other assets......................................            68,181,969        68,855,665
                                                                                       ----------------   ---------------
PROPERTY AND EQUIPMENT:
  In service.....................................................................           154,569,691        72,017,575
  Less-- Accumulated depreciation................................................           (20,095,260)       (9,259,862)
                                                                                       ----------------   ---------------
         Property and equipment in service, net..................................           134,474,431        62,757,713
  Construction work in progress..................................................            58,984,470        46,944,132
                                                                                       ----------------   ---------------
         Total property and equipment............................................           193,458,901       109,701,845
                                                                                       ----------------   ---------------
         Total assets............................................................      $    315,057,775   $   385,060,550
                                                                                       ================   ===============

                  LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
CURRENT LIABILITIES:
  Accounts payable and accrued liabilities.......................................      $     28,073,645   $    42,762,050
  Payable to Parent..............................................................               338,142           427,747
  Payable to affiliates..........................................................               719,477         1,114,727
                                                                                       ----------------   ---------------
         Total current liabilities...............................................            29,131,264        44,304,524
                                                                                       ----------------   ---------------
DEFERRED CREDITS AND OTHER LONG-TERM LIABILITIES:
  Long-term debt.................................................................           202,701,070       185,283,104
  Deferred income and other liabilities..........................................            11,811,646         8,712,404
                                                                                       ----------------   ---------------
         Total deferred credits and other long-term liabilities..................           214,512,716       193,995,508
                                                                                       ----------------   ---------------
         Total liabilities.......................................................           243,643,980       238,300,032
                                                                                       ----------------   ---------------
COMMITMENTS AND CONTINGENCIES
CONVERTIBLE PREFERRED STOCK......................................................           142,588,842       134,421,881
STOCKHOLDERS' EQUITY (DEFICIT):
  Preferred stock, 10,000,000 shares authorized, none issued
    or outstanding, at $0.0001 par value.........................................                    --                --
  Common stock-- class A, 300,000,000 shares authorized,
    none issued or outstanding, at $0.0001 par value.............................                    --                --
  Common stock-- class B, 75,000,000 shares authorized,
    58,485,000 issued, 58,471,934 outstanding at September
    30, 2001 and December 31, 2000, at $0.0001 par value.........................                 5,849             5,849
  Treasury stock-- class B, 13,066 shares, at $8.50 per share....................              (111,061)         (111,061)
  Accumulated other comprehensive income (loss)..................................              (679,181)               --
  Additional paid-in capital.....................................................            91,852,117        91,617,653
  Deferred stock compensation....................................................            (1,743,733)       (2,275,444)
  Retained deficit...............................................................          (160,499,038)      (76,898,360)
                                                                                       ----------------   ---------------
         Total stockholders' equity (deficit)....................................           (71,175,047)       12,338,637
                                                                                       ----------------   ---------------
         Total liabilities and stockholders' equity (deficit)....................      $    315,057,775   $   385,060,550
                                                                                       ================   ===============

              The accompanying notes are an integral part of these
                  condensed consolidated financial statements.


                                HORIZON PCS, INC.

                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
       For the Nine Months Ended September 30, 2001 and September 30, 2000

                                                                                             For the Nine Months Ended
                                                                                                   September 30,
                                                                                        ----------------------------------
                                                                                              2001               2000
                                                                                        ----------------   ---------------
                                                                                                     (Unaudited)
OPERATING REVENUES:
    Subscriber revenues..............................................................   $    48,988,849    $    10,887,364
    Roaming revenues.................................................................        25,645,305          3,751,911
    Equipment revenues...............................................................         4,595,019          1,744,875
                                                                                        ---------------    ---------------
         Total operating revenues....................................................        79,229,173         16,384,150
                                                                                        ---------------    ---------------
OPERATING EXPENSES:
    Cost of services (exclusive of item shown separately below)......................        67,164,170         16,229,777
    Cost of equipment................................................................         8,628,244          5,138,209
    Selling and Marketing............................................................        31,162,496          8,536,082
    General and Administrative expenses (exclusive of item
       shown separately below).......................................................        19,240,851          8,142,731
    Non-cash compensation expense....................................................         1,256,611            323,666
    Depreciation and amortization....................................................        12,980,231          3,466,854
                                                                                        ---------------    ---------------
         Total operating expenses....................................................       140,432,603         41,837,319
                                                                                        ---------------    ---------------
OPERATING LOSS.......................................................................       (61,203,430)       (25,453,169)
    Gain (Loss) on exchange of stock.................................................          (399,673)        11,550,866
    Interest income and other, net...................................................         4,846,253            973,554
    Interest expense, net............................................................       (18,674,198)        (3,561,389)
                                                                                        ---------------    ---------------
LOSS ON CONTINUING OPERATIONS BEFORE INCOME TAX EXPENSE..............................       (75,431,048)       (16,490,138)
INCOME TAX EXPENSE...................................................................                --          2,844,275
                                                                                        ---------------    ---------------
LOSS ON CONTINUING OPERATIONS........................................................       (75,431,048)       (19,334,413)
DISCONTINUED OPERATIONS
    Income from discontinued operations, net of tax expense
       of $72,763 for the nine months ended September 30, 2000.......................                --            141,245
                                                                                        ---------------    ---------------
LOSS BEFORE EXTRAORDINARY ITEM.......................................................       (75,431,048)       (19,193,168)
EXTRAORDINARY LOSS, NET OF TAX BENEFIT OF $262,000...................................                --           (486,323)
                                                                                        ---------------    ---------------
NET LOSS.............................................................................       (75,431,048)       (19,679,491)
                                                                                        ---------------    ---------------
PREFERRED STOCK DIVIDEND.............................................................        (8,169,630)                --
                                                                                        ---------------    ---------------
NET LOSS AVAILABLE TO COMMON
  STOCKHOLDERS.......................................................................   $   (83,600,678)   $   (19,679,491)
                                                                                        ===============    ===============
BASIC AND DILUTED LOSS PER SHARE:
Basic and diluted loss per share from continuing operations..........................   $         (1.43)   $         (0.35)
Basic and diluted income per share from discontinued operations......................                --                 --
Basic and diluted loss per share from extraordinary item.............................                --              (0.01)
                                                                                        ---------------    ---------------
Net loss.............................................................................   $         (1.43)   $         (0.36)
                                                                                        ===============    ===============
Weighted average shares outstanding..................................................        58,471,934         55,417,787
                                                                                        ===============    ===============

              The accompanying notes are an integral part of these
                  condensed consolidated financial statements.

                                HORIZON PCS, INC.

                      CONDENSED CONSOLIDATED STATEMENTS OF
                           COMPREHENSIVE INCOME (LOSS)
       For the Nine Months Ended September 30, 2001 and September 30, 2000

                                                                             Nine Months Ended
                                                                               September 30,
                                                                    ----------------------------------
                                                                          2001              2000
                                                                    ----------------  ----------------
                                                                                (Unaudited)
Net loss available to common stockholders...................        $   (83,600,678)  $   (19,679,491)
Other Comprehensive Loss:
  Net unrealized loss on derivative instruments.............               (679,181)               --
                                                                    ---------------   ---------------
Total Comprehensive Income (Loss)...........................        $   (84,279,859)  $   (19,679,491)
                                                                    ===============   ===============



              The accompanying notes are an integral part of these
                  condensed consolidated financial statements.

                                HORIZON PCS, INC.

          CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS For the Nine
                    Months Ended September 30, 2001 and 2000

                                                                                           Nine Months Ended September 30,
                                                                                        ------------------------------------
                                                                                               2001               2000
                                                                                        -----------------   ----------------
                                                                                                     (Unaudited)
      NET CASH FLOWS USED IN OPERATING ACTIVITIES
        Net Loss....................................................................    $    (75,431,048)    $  (19,679,491)
        Adjustments to reconcile net loss to net cash provided by
           (used in) operating activities, net of effect of acquisition:
           Depreciation and amortization............................................          12,980,231          3,521,469
           Non-cash interest expense................................................          13,804,012            775,540
           Non-cash compensation expense............................................           1,256,611            323,666
           Other non-cash expense...................................................             234,464            809,566
           (Gain) Loss on exchange of stock.........................................             399,673        (11,550,866)
           Extraordinary Loss.......................................................                  --            486,323
           Loss on disposal of fixed assets.........................................                  --           (268,089)
           Uncollectible receivables................................................           3,780,912            793,893
           Change in assets, (increase) decrease:
             Accounts Receivable....................................................         (10,824,205)        (2,497,782)
             Equipment inventory, at cost...........................................             280,912         (1,173,432)
             Interest, prepayments and other........................................           2,999,026           (225,953)
           Change in liabilities, increase (decrease):
             Accounts Payable, net..................................................         (10,370,954)           816,185
             Accrued liabilities....................................................          (3,964,560)        19,774,939
             Accrued interest.......................................................            (352,891)            72,917
             Postretirement benefit obligation......................................             156,753            326,275
           Change in intercompany payable (receivable)..............................             153,869          8,888,182
           Change in other assets and liabilities, net..............................             411,398            169,210
                                                                                        ----------------     --------------
                Total adjustments...................................................          10,945,251         21,042,043
                                                                                        ----------------     --------------
             Net cash provided by (used in) operating activities....................         (64,485,797)         1,362,552
                                                                                        ----------------     --------------
      CASH FLOWS FROM INVESTING ACTIVITIES:
        Capital expenditures, net...................................................         (90,350,650)       (49,809,628)
        Investment in Parent........................................................                  --        (11,835,000)
        Dividend received...........................................................              (4,311)                --
        Proceeds from the sale of fixed assets......................................                  --            702,000
        Notes payable for investment in joint venture-- repayments..................                  --         (1,032,000)
        Proceeds from return of investments in RTFC subordinated
           capital certificates.....................................................           2,895,646                 --
        Cash acquired in acquisition of BPCS........................................                  --          4,926,803
        Equity in investments, net..................................................                  --             28,555
                                                                                        ----------------     --------------
             Net cash used in investing activities..................................         (87,459,315)       (57,019,270)
                                                                                        ----------------     --------------
      CASH FLOWS FROM FINANCING ACTIVITIES:
        Capital contributions.......................................................                  --          1,310,462
        Repurchase of class B common stock..........................................                  --           (111,061)
        Dividends paid..............................................................                  --            (18,309)
        Intercompany advances.......................................................             (89,605)        (4,307,269)
        Convertible preferred stock.................................................                  --        126,500,000
        Stock issuance costs........................................................                  --         (7,009,822)
        Deferred financing fees and other...........................................          (1,177,673)       (14,630,843)
        Notes payable-- borrowings..................................................                  --        189,539,942
                                                                                        ----------------     --------------
             Net cash provided by (used in) financing activities....................          (1,267,278)       291,273,100
                                                                                        ----------------     --------------
      NET INCREASE/(DECREASE) IN CASH AND CASH EQUIVALENTS..........................        (153,212,390)       235,616,382
      CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD................................         191,417,394            146,806
                                                                                        ----------------     --------------
      CASH AND CASH EQUIVALENTS, END OF PERIOD......................................    $     38,205,004     $  235,763,188
                                                                                        ================     ==============

              The accompanying notes are an integral part of these
                  condensed consolidated financial statements.

                                HORIZON PCS, INC.

                     NOTES TO INTERIM CONDENSED CONSOLIDATED
                              FINANCIAL STATEMENTS
                         September 30, 2001 (Unaudited)

(1)  General

     The results of operations for the interim periods shown are not necessarily indicative of the results to be expected for the fiscal year. In the opinion of management, the information contained herein reflects all adjustments necessary to make a fair statement of the results for the three and nine months ended September 30, 2001 and 2000. All such adjustments are of a normal recurring nature.

(2)  Organization and Business Operations

     On April 26, 2000, Horizon Telcom, Inc. (the Parent) formed Horizon PCS, Inc. (the Company or HPCS). The Company primarily provides wireless personal communications services (PCS). The Company entered into management agreements with Sprint PCS, the PCS group of Sprint Corporation, during 1998 and 1999. These agreements, as amended, provide the Company with the exclusive right to build, own, and manage a wireless voice and data services network in markets located in Ohio, West Virginia, Kentucky, Virginia, Tennessee, Indiana, Maryland, Pennsylvania, New York and New Jersey under the Sprint PCS brand. HPCS is required to build out the wireless network according to Sprint PCS specifications. The term of the agreements is 20 years with three successive 10-year renewal periods unless terminated by either party under provisions outlined in the management agreements. The management agreements commenced in June 1998, but payments of the management fee did not commence until HPCS converted to a fully branded Sprint PCS network partner in October 1999. The management agreements include indemnification clauses between the Company and Sprint PCS to indemnify each party against claims arising from violations of laws or the management agreements, other than liabilities resulting from negligence or willful misconduct of the party seeking to be indemnified.

     On June 27, 2000, Horizon Telcom, Inc. transferred its 100% ownership of Horizon Personal Communications, Inc. (HPC) to HPCS in exchange for 53,806,200 shares of stock of HPCS (as adjusted for the 1.1697-for-one stock split in the form of a stock dividend effective on September 8, 2000). This transfer was accounted for as a reorganization of companies under common control in a manner similar to a pooling-of-interests in the consolidated financial statements. Accordingly, the reorganization and the adjusted number of shares outstanding have been reflected retroactively and the prior financial statements of Horizon Personal Communications, Inc. are presented as those of HPCS. Since that date, HPC conducts its business as a wholly-owned subsidiary of the Company.

(3)  Summary of Significant Accounting Policies

     Note 2 to the Notes to the Consolidated Financial Statements in the Company's December 31, 2000 Financial Statements summarizes the Company's significant accounting policies.

Basis of Presentation

    The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with the rules and regulations of the Securities and Exchange Commission (SEC). Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to such rules and regulations. These statements include the accounts of the Company and its wholly-owned subsidiaries, including HPC and Bright Personal Communications Services, LLC (Bright), from the date of its acquisition in June 2000. All material intercompany transactions and balances have been eliminated.

Revenue Recognition

    The Company sells handsets and accessories which are recorded at the time of the sale as equipment revenue. At the time the handset is purchased, the subscriber purchases a service package which is recognized monthly as service is provided and is included as subscriber revenue. Roaming revenue is recorded when Sprint PCS subscribers, other Sprint PCS affiliate subscribers and non-Sprint PCS subscribers roam onto the Company's network.

                                HORIZON PCS, INC.

                     NOTES TO INTERIM CONDENSED CONSOLIDATED
                              FINANCIAL STATEMENTS
                  September 30, 2001 (Unaudited) - (Continued)

     The accounting policy for the recognition of activation fee revenue is to record the revenue over the periods such revenue is earned in accordance with the current interpretations of SEC Staff Accounting Bulletin No. 101 (SAB 101), Revenue Recognition in Financial Statements. Accordingly, activation fee revenue and direct customer activation expense has been deferred and will be recorded over the average life for those customers (36 months) that are assessed an activation fee.

Net Income (Loss) per Share

     The Company computes net income (loss) per common share in accordance with SFAS No. 128, Earnings per Share and SEC Staff Accounting Bulletin No. 98. Basic and diluted loss per share from continuing operations is computed by dividing loss on continuing operations, less preferred stock dividends (the numerator), for each period, by the weighted-average outstanding common shares (the denominator).

     Basic and diluted net loss available to common stockholders per share of common stock is computed by dividing net loss available to common stockholders for each period by the weighted-average outstanding common shares. No conversion of common stock equivalents (options or convertible securities) has been assumed in the calculations since the effect would be antidilutive. As a result, the number of weighted-average outstanding common shares as well as the amount of net loss per share are the same for basic and diluted net loss per share calculations for all periods presented. There are three items that could potentially dilute basic earnings per share in the future. These items include the common stock options, the stock purchase warrants and the convertible preferred stock. These items will be included in the fully diluted earnings per share calculation when dilutive.

Financial Instruments

     The Company's policies do not permit the use of derivative financial instruments for speculative purposes. The Company uses interest rate swaps to manage interest rate risk. The net amount paid or received on interest rate swaps is recognized as an adjustment to interest expense.

     Horizon PCS has adopted FASB Statement No. 133, Accounting for Derivative Instruments and Hedging Activities (SFAS No. 133), as amended by SFAS No. 138, Accounting for Derivative Instruments and Certain Hedging Activities. The statement established accounting and reporting standards for derivative instruments and hedging activities that require an entity to recognize all derivatives as an asset or liability measured at fair value. Depending on the intended use of the derivative, changes in its fair value will be reported in the period of change as either a component of earnings or a component of other comprehensive income. Pursuant to the derivative criteria established by SFAS No. 133, an item with exposure to variability in expected future cash flows that is attributable to a particular risk is considered a cash flow hedge. The exposure may be associated with an existing recognized asset or liability such as future interest payments on variable-rate debt.

     During the first quarter of 2001, Horizon PCS entered into an interest rate swap on one half ($25,000,000) of the current outstanding debt ($50,000,000) borrowed under the senior secured credit facilities. During the third quarter, Horizon PCS entered into an interest rate swap on the remaining $25,000,000. The swaps have been designated as a hedge of a portion of the future variable interest cash flows expected to be paid under these facilities. The Company recorded an unrealized loss of approximately $326,000 and $679,000, in other comprehensive loss, for the three and nine months ended September 30, 2001, respectively. The Company also recognized other expense of approximately $7,000 and $84,000 for the three and nine months ended September 30, 2001, related to the decline in effectiveness of the hedge.

Recent Accounting Pronouncements

     In July 2001, the Financial Accounting Standards Board issued SFAS No. 141, Business Combinations and SFAS No. 142, Goodwill and Other Intangible Assets. SFAS No. 141 addresses financial accounting and reporting for all business combinations and requires that all business combinations entered into subsequent to June 2001 be recorded under the purchase method. This statement also addresses financial accounting and reporting for goodwill and other intangible assets acquired in a business combination at acquisition. SFAS No. 142 addresses financial accounting and reporting for intangible assets acquired individually or with a group of other assets at acquisition. This statement also addresses financial accounting and reporting for goodwill and other intangible assets subsequent to their acquisition.

                                HORIZON PCS, INC.

                     NOTES TO INTERIM CONDENSED CONSOLIDATED
                              FINANCIAL STATEMENTS
                  September 30, 2001 (Unaudited) - (Continued)


     These statements will be adopted by the Company on January 1, 2002. Goodwill amortization will cease as of December 31, 2001 and the Company will be required to complete an impairment test of the remaining goodwill balance annually (more frequently if impairment indicators arise). The Company has not yet determined the financial impact the adoption of these pronouncements will have on its financial position or results of operations. As of September 30, 2001, Horizon PCS has goodwill of approximately $7,288,000 related to the acquisition of Bright PCS in June 2000. The valuation of this goodwill would be subject to an impairment test at the date of adoption.

     In June 2001, the Financial Accounting Standards Board issued SFAS No. 143, Accounting for Asset Retirement Obligations. This statement addresses financial accounting and reporting for obligations associated with the retirements of tangible long-lived assets and the associated asset retirement costs. It applies to legal obligations associated with the retirement of long-lived assets that result from the acquisition, construction, development and (or) the normal operation of a long-lived asset. The Company will adopt this statement effective January 1, 2003. The Company has not yet determined the financial impact the adoption will have on its financial position or results of operations.

     In August 2001, the Financial Accounting Standards Board issued SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets. SFAS No. 144 addresses financial accounting and reporting for the impairment of long-lived assets. The statement supersedes SFAS No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of, and the accounting and reporting provisions of APB Opinion No. 30. SFAS No. 144 removes goodwill from its scope, as goodwill is addressed in the impairment test described above under SFAS No. 142. SFAS No. 144 also describes the cash flow estimation approach used in determining impairment. The Company will adopt SFAS No. 144 on January 1, 2002. The Company has not yet determined the financial impact the adoption will have on its financial position or results of operations.

Reclassifications

     Certain prior year amounts have been reclassified to conform with the 2001 presentation.

(4) Acquisitions

     During 1999 the Company entered into a joint venture agreement through the purchase of 25.6% of Bright Personal Communications Services, LLC (BPCS). The investment was accounted for under the equity method. The joint venture was established in October 1999 to provide personal communications services in Ohio, Indiana, and Michigan as a Sprint PCS network partner.

     On June 27, 2000, the Company acquired the remaining 74.4% of BPCS in exchange for 8% of the Company's class B common stock (4,678,800 shares valued at approximately $34,000,000) and approximately 40% of the Horizon Telcom, Inc. common stock owned by HPC (31,912 shares valued at $15,300,000).

     This acquisition was treated as a purchase for accounting purposes. The consolidated statement of operations includes the results of BPCS from June 28, 2000.

     In conjunction with this transaction, the Company also acquired the BPCS management agreement with Sprint PCS and, with it, the right to operate using Sprint PCS licenses in BPCS' markets. The Company has recognized an intangible asset totaling $33,000,000 related to the management agreement which will be amortized over 20 years, the initial term of the underlying management agreement. Amortization commenced in June 2000. Amortization expense for the three and nine months ended September 30, 2001 is approximately $427,000 and $1,280,000; amortization expense for the three and nine months ended September 30, 2000 is $427,000 and $441,000, respectively.

     The purchase price exceeds the fair market value of the net assets acquired by approximately $7,778,000. The resulting goodwill is being amortized on a straight-line basis over 20 years. Amortization commenced in June 2000. Amortization expense for the three and nine months ended September 30, 2001 was approximately $97,000 and $292,000; amortization expense for the three and nine months ended September 30, 2000 is $99,000 and $100,000 (see Note 3).

                                HORIZON PCS, INC.

                     NOTES TO INTERIM CONDENSED CONSOLIDATED
                              FINANCIAL STATEMENTS
                  September 30, 2001 (Unaudited) - (Continued)


     The purchase price allocation of the fair value of the BPCS assets acquired and liabilities assumed is summarized below:


      Working capital..........................       $    2,072,000
      Property and equipment...................            6,328,000
      Sprint PCS licenses......................           33,000,000
      Goodwill.................................            7,777,752
      Other assets.............................              122,000

    The following unaudited pro forma summary presents the net revenues, net loss and loss per share from the combination of the Company and BPCS, as if the acquisition had occurred at the beginning of the 2000 fiscal year. The pro forma information is provided for information purposes only. It is based on historical information and does not necessarily reflect the actual results that would have occurred nor is it necessarily indicative of the future results of operations of the combined enterprise:

                                                        Nine Months Ended
                                                       September 30, 2000
                                                       ------------------
       Net revenue..............................         $   15,877,033
       Net loss.................................            (20,765,066)
       Basic and diluted loss per share.........                  (0.37)

     Prior to acquisition, BPCS had not commenced revenue-generating operations and was paying a management fee to HPCS. The management fee recognized by HPCS in the period prior to the acquisition date is included in net revenue in the accompanying statement of operations. In the pro forma disclosure above, this management fee revenue is fully eliminated.

(5)  Discontinued Operations

     Effective April 1, 2000, the Company transferred its Internet, long distance and other businesses unrelated to its wireless operations to Horizon Technology, a wholly-owned subsidiary of the Parent. Accordingly, the results of operations for these business units have been reported as discontinued operations in the prior period.

     Operating results for the nine months ended September 30, 2000 for these businesses are as follows:

                                                          Nine Months Ended
                                                          September 30, 2000
                                                          ------------------
        Total revenue.............................          $  1,046,313
        Operating income before income taxes......               214,008
        Earnings before income taxes..............               214,008
        Income tax expense........................               (72,763)
                                                            ------------
        Net income from discontinued operations...          $    141,245
                                                            ============

(6)  Long-term Debt

     On June 29, 2001, the Company amended its senior secured credit agreement with the bank group. This modification amended and restated certain covenants, including EBITDA and revenue thresholds. The amendment also increased the base interest rate by 25 basis points to LIBOR plus 3.75% - 4.25%. The Company paid an amendment fee of $875,000 to the bank group in June 2001, which is being amortized over the remaining life of the senior secured credit agreement.

(7)  Commitments and Contingencies

Operating Leases

     The Company leases office space and various equipment under several operating leases. In October 1999, the Company signed a tower lease agreement with a third party whereby the Company will lease the towers for substantially all of the Company's cell sites. The tower leases are operating leases with a term of five to ten years with three consecutive five-year renewal option periods. In addition, the Company will receive a site development fee from the tower lessor for certain tower sites which the lessor constructs on behalf of the Company. Such fees are deferred and amortized over the life of the related lease.

                                HORIZON PCS, INC.

                     NOTES TO INTERIM CONDENSED CONSOLIDATED
                              FINANCIAL STATEMENTS
                  September 30, 2001 (Unaudited) - (Continued)



Construction Expenditures

     Construction expenditures in 2001 are estimated to be $130,000,000. The majority of the estimated expenditures are for the build-out of the PCS Network.

Legal Matters

     The Company is party to legal claims arising in the normal course of business. Although the ultimate outcome of the claims cannot be ascertained at this time, it is the opinion of management that none of these matters, when resolved, will have a material adverse impact on the Company's results of operations, cash flows or financial condition.

Vendor Agreements

     In August 1999, the Company entered into a wholesale network services agreement with a third-party vendor. The initial term is through June 8, 2008 with four automatic ten-year renewals. This agreement was amended in the third quarter of 2001. Under the amended agreement, Horizon PCS is obligated to pay fixed minimum monthly fees until December, 2003, at a lower rate per minute than the prior agreement. Usage in excess of the monthly minute allowance is charged at a set rate per minute. The aggregate amount of future minimum payments at September 30, 2001 is as follows:

     2001...................................      $    5,100,000
     2002...................................          27,400,000
     2003...................................          38,600,000
                                                  --------------
          Total.............................      $   71,100,000
                                                  ==============

     Under the amendment, the vendor is obligated to make certain upgrades to their network (3G technology) and the vendor agrees with Sprint PCS to modify their network to cause Sprint PCS to be in compliance with the FCC's construction requirements for PCS networks. Horizon PCS is responsible for completion of the network modification if the vendor fails to comply.

Guarantees

     The  senior  discount  notes  are  guaranteed  by  the  Company's  existing subsidiaries, Horizon Personal Communications, Inc. and Bright Personal Communications Services, LLC, and will be guaranteed by the Company's future domestic restricted subsidiaries. The Company has no independent assets or operations apart from its subsidiaries. The guarantees are general unsecured obligations. Each guarantor unconditionally guarantees, jointly and severally, on a senior subordinated basis, the full and punctual payment of principal premium and liquidated damages, if any, and interest on the senior discount notes when due. If the Company creates or acquires unrestricted subsidiaries and foreign restricted subsidiaries, these subsidiaries need not be guarantors. The ability of holders of the senior discount notes to receive payment on the guarantees is subordinated in right of payment to all senior debt, including all obligations under the Company's senior secured credit facility.

(8)  Related Parties

     The Company has non-interest bearing receivables from and payables to affiliated companies (other subsidiaries of the Parent) related to advances made to and received from or for services received from these affiliated companies. At September 30, 2001 and December 31, 2000, the Company has a payable to the Parent for Federal income taxes. The balances due to/from related parties as of September 30, 2001 and December 31, 2000 are as follows:

                                                    September 30,   December 31,
                                                        2001            2000
                                                    -------------  -------------
    Receivable from affiliate...............        $       --   $     741,453
    Payable to Parent.......................           338,142         427,747
    Payable to affiliates...................           719,477       1,307,061

                                HORIZON PCS, INC.

                     NOTES TO INTERIM CONDENSED CONSOLIDATED
                              FINANCIAL STATEMENTS
                  September 30, 2001 (Unaudited) - (Continued)



     During 2001 and 2000 affiliated companies provided the Company management, supervision and administrative services including financial services, regulatory services, human resource services and other administrative and support services. The cost of these management services was approximately as follows:

                                                        2001           2000
                                                   -------------  --------------
     Nine months ended September 30.........      $   4,735,000  $  3,094,000

(9)  Subsequent Event

     In December 2001, the Company issued $175,000,000 in principal amount of senior notes due in June 2011. The notes accrue interest at a rate of 13 3/4% annually and are guaranteed by all of the Company's subsidiaries. The proceeds will be used to expand the coverage in our markets to include an additional 1 million residents and to pursue other corporate opportunities.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Board of Managers and Members of
BRIGHT PERSONAL COMMUNICATIONS SERVICES, LLC:

     We  have  audited  the  accompanying   balance  sheet  of  BRIGHT  PERSONAL
COMMUNICATIONS   SERVICES,  LLC  (an  Ohio  limited  liability  company  in  the development stage) as of December 31, 1999 and the related statements of operations, members' capital and cash flows for the period from inception (October 12, 1999) to December 31, 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

     We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of BRIGHT PERSONAL COMMUNICATIONS SERVICES, LLC as of December 31, 1999 and the results of its operations and its cash flows for the period from inception (October 12, 1999) to December 31, 1999 in conformity with accounting principles generally accepted in the United States.


                                       /s/ ARTHUR ANDERSEN LLP

Columbus, Ohio
March 2, 2000

                  BRIGHT PERSONAL COMMUNICATIONS SERVICES, LLC
                          (A DEVELOPMENT-STAGE COMPANY)

                                  BALANCE SHEET
                             As of December 31, 1999

                        ASSETS
   CURRENT ASSETS
     Cash and cash equivalents............................     $    8,365,769
     Receivables..........................................             61,949
     Notes receivable from members........................          2,958,665
     Prepayments and other................................             34,902
                                                               --------------
             Total current assets.........................         11,421,285
                                                               --------------
     DEFERRED CHARGES AND OTHER ASSETS
     Deferred financing costs.............................             77,880
                                                               --------------
             Total deferred charges and other assets......             77,880
                                                               --------------
   PROPERTY AND EQUIPMENT
     Construction work in progress........................            511,415
                                                               --------------
             Total property and equipment.................            511,415
                                                               --------------
             Total assets.................................     $   12,010,580
                                                               ==============

                     LIABILITIES AND MEMBERS' CAPITAL

     Accounts payable.....................................     $       46,150
                                                               --------------
             Total liabilities............................             46,150
                                                               --------------
   Members' Capital
     Capital contributions (12,130 voting units issued and
        outstanding)......................................         12,130,000
     Deficit accumulated during the development stage.....           (165,570)
                                                               --------------
             Total members' capital.......................         11,964,430
                                                               --------------
             Total liabilities and members' capital.......     $   12,010,580
                                                               ==============


              The accompanying notes to financial statements are an
                      integral part of this balance sheet.

                  BRIGHT PERSONAL COMMUNICATIONS SERVICES, LLC
                          (A DEVELOPMENT-STAGE COMPANY)

                             STATEMENT OF OPERATIONS
      For the Period from Inception (October 12, 1999) to December 31, 1999



  OPERATING REVENUES
    Personal Communications Service revenue.........      $         --
                                                          ------------
            Total operating revenues................                --
                                                          ------------
  PREOPERATING EXPENSES
    Preoperating expenses...........................           253,254
                                                          ------------
            Total preoperating expenses.............           253,354
                                                          ------------
  PREOPERATING LOSS.................................          (253,254)
                                                          ------------
  NONOPERATING INCOME
    Interest income.................................            87,684
                                                          ------------
            Total nonoperating income...............            87,684
                                                          ------------
  NET LOSS..........................................      $   (165,570)
                                                          ============





              The accompanying notes to financial statements are an
                   integral part of this financial statement.

                  BRIGHT PERSONAL COMMUNICATIONS SERVICES, LLC
                          (A DEVELOPMENT-STAGE COMPANY)

                          STATEMENT OF MEMBERS' CAPITAL
      For the Period from Inception (October 12, 1999) to December 31, 1999


                                                                                        Deficit
                                                                                      Accumulated
                                                          Voting                      During the
                                                           Units         Capital      Development
                                                          Issued      Contributions      Stage             Total
                                                          ------   --------------    -------------   ---------------
   BALANCE, October 12, 1999........................          --   $           --    $         --    $           --
     Units issued...................................      12,130       12,130,000              --        12,130,000
     Net loss.......................................          --               --        (165,570)         (165,570)
                                                         -------   --------------    -------------    --------------
   BALANCE, December 31, 1999.......................      12,130   $   12,130,000    $   (165,570)   $   11,964,430
                                                         =======   ==============    =============    ==============





              The accompanying notes to financial statements are an
                   integral part of this financial statement.

                  BRIGHT PERSONAL COMMUNICATIONS SERVICES, LLC
                          (A DEVELOPMENT STAGE COMPANY)

                             STATEMENT OF CASH FLOWS
      For the Period from Inception (October 12, 1999) to December 31, 1999


CASH FLOWS FROM PREOPERATING ACTIVITIES:
  Net loss.................................................................       $    (165,570)
                                                                                  -------------
  Adjustments to reconcile net loss to net cash used in preoperating activities: Changes in certain assets and liabilities:
       Increase in receivables.............................................             (61,949)
       Increase in prepayments and other...................................             (34,902)
       Increase in accounts payable........................................              46,150
                                                                                  -------------
          Cash flows used in preoperating activities.......................            (216,271)
                                                                                  -------------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchases of property and equipment, net.................................            (477,800)
                                                                                  -------------
          Cash flows used in investing activities..........................            (477,800)
                                                                                  -------------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Members' equity contributions............................................           9,137,720
  Deferred financing fees..................................................             (77,880)
                                                                                  -------------
          Cash flows provided by financing activities......................           9,059,840
                                                                                  -------------
NET INCREASE IN CASH AND CASH EQUIVALENTS..................................           8,365,769
CASH AND CASH EQUIVALENTS, beginning of period.............................                  --
                                                                                  -------------
CASH AND CASH EQUIVALENTS, end of period...................................       $   8,365,769
                                                                                  =============


Noncash Transactions

A  member  received  voting  units  in  exchange  for  property   purchased  and
contributed to the Company totaling approximately $33,600.

As of December 31, 1999, the Company had outstanding notes receivable from members totaling $2,958,665 relating to initial capital contributions.


              The accompanying notes to financial statements are an
                   integral part of this financial statement.

                  BRIGHT PERSONAL COMMUNICATIONS SERVICES, LLC
                          (A DEVELOPMENT-STAGE COMPANY)

                          Notes to Financial Statements
                                December 31, 1999

(1)  Organization and Risks of Development-Stage Enterprises

     Bright Personal Communications Services, LLC (the Company or BPCS) was formed as an Ohio limited liability company on October 12, 1999. The Company is in the development stage and its principal business activity will be to provide personal communications services (PCS).

     The Company has two classes of member units, voting and nonvoting. As of December 31, 1999, 12,130 voting units at a stated value of $1,000 per unit were issued to twenty-two members. Members holding nonvoting units have no rights to vote or consent on any matter that requires a vote or consent by members. As of December 31, 1999, no nonvoting units have been issued.

     Profits, losses and cash flows are allocated to members based on ownership percentage, as set forth in the Operating Agreement between the Company and its members (the "Operating Agreement").

     The Company entered into a Management Agreement with Sprint PCS, the PCS group of Sprint Corporation (the "Management Agreement"). Under this agreement, the Company will be given the exclusive right to build, own and manage a wireless voice and data services network in markets located in Ohio, Michigan and Indiana under the Sprint PCS brand. BPCS is required to build out the wireless network according to Sprint PCS specifications. The Company will be charged a fee under this agreement based on a percentage of collected revenue. The term of the Management Agreement is 20 years with three successive 10-year renewal periods. The Management Agreement is subject to a requirement that the Company construct and operate facilities that offer coverage to a defined population as well as maintain specific operational and performance standards. The Company began the engineering and design phase in 1999 and expects to complete the construction of the personal communications network in 2000.

     The Company entered into a Services Agreement with Horizon Personal Communications, Inc., one of its members, during 1999. Pursuant to the Services Agreement, this member provides management and administrative services to the Company for a fee of $25,000 per month plus a percentage of monthly gross service revenue. The Company also agreed to compensate this member for certain services provided in connection with the normal operations of the Company, including use of the member's network, customer activation, customer care and billing. Based on the Services Agreement, payment is to be made either in cash or reflected as a capital contribution resulting in the issuance of additional voting units.

     The Company has yet to generate revenue from providing services and has no assurance of future revenues. Further, during the period required to build its network, the Company will require additional funds. The success of the Company's future operations is primarily dependent upon its ability to obtain adequate financing and secure appropriate tower sites and to build-out its PCS network and conduct future operations. Thus, the inability to obtain adequate financing or delays and unanticipated costs in obtaining sites and completing construction could significantly affect the Company's ability to conduct future operations.

(2)  Summary of Significant Accounting Policies

Basis of Presentation and Use of Estimates

     The Company uses the accrual basis of accounting. The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents

     For purposes of the statement of cash flows, the Company considers all highly liquid investments with maturities of three months or less to be cash equivalents. Included as a cash equivalent is $8,012,928 of commercial paper.

                  BRIGHT PERSONAL COMMUNICATIONS SERVICES, LLC
                          (A DEVELOPMENT-STAGE COMPANY)
                          Notes to Financial Statements
                         December 31, 1999 - (Continued)

Property and Equipment

     Property and equipment is stated at original cost. Included in the cost of construction for the Company will be items such as direct payroll-related benefits and interest capitalized during construction.

Depreciation

     The Company will provide for depreciation under the straight-line method using rates based on the estimated service lives of the various classes of property.

     Estimated useful lives will be as follows:

                                                                 Years
                                                                 -----
      Network assets.....................................        5-15
      Furniture and office equipment.....................           5
      Computer equipment.................................         3-5
      Vehicles...........................................           5

Revenue Recognition

     The Company sells handsets and accessories which are recorded at the time of the sale as equipment revenue. After the handset has been purchased, the subscriber purchases a service package which is recognized monthly as service is provided and is included as service revenue. These two items are not commingled and sold as one.

     Under the management agreement, a management fee calculated as 8% of collected personal communications service revenues from Sprint PCS subscribers based in the Company's territory, excluding outbound roaming, and from non-Sprint PCS subscribers who roam onto the Company's network, will be accrued as services are provided and remitted to Sprint PCS and recorded as selling, general and administrative expense. The management fee is for the use of Sprint PCS's licenses and trademarks. Revenues generated from the sale of handsets and accessories, inbound and outbound Sprint PCS roaming fees, and from roaming services provided to Sprint PCS customers who are not based in the Company's territory are not subject to the 8% affiliation fee. The Company will recognize revenues on personal communications handsets and accessories at the time of the sale. We do not add additional charges for the Sprint management fee and we are not billing any revenues on behalf of Sprint.

Income Taxes

     The Company is organized as a limited partnership for Federal income tax purposes. Consequently, the Company is not taxable as an entity under the Internal Revenue Code. Therefore, no provision for Federal or State income taxes has been provided. Revenues and expenses recognized by the Company for tax reporting purposes are allocated to the individual equity members based on the Operating Agreement, for inclusion in their individual income tax returns.

Concentration of Credit Risk

     Financial   instruments   that   potentially   subject   the   Company   to
concentrations of credit risk consist principally of notes receivable. All notes receivable amounts were fully collected by February 2000.

Issued Accounting Pronouncements

     In June 1998, the Financial Accounting Standards Board ("FASB") issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities" ("SFAS 133"), which establishes accounting and reporting standards for derivative instruments and for hedging activities by requiring that all derivatives be recognized in the balance sheet and measured at fair value. SFAS 137, issued August 1999, postpones the mandatory effective date of SFAS 133 for one year to January 1, 2001. The Company has not determined the effects of this change on its financial position or results of operations.

                  BRIGHT PERSONAL COMMUNICATIONS SERVICES, LLC
                          (A DEVELOPMENT-STAGE COMPANY)
                          Notes to Financial Statements
                         December 31, 1999 - (Continued)


(3)  Operating Leases

     The Company leases a storefront under an operating lease. Rental expense for this operating lease was $4,214 for the period from inception (October 12, 1999) to December 31, 1999. Future minimum operating lease payments are as follows:

     Year                                                    Amount
     ----                                                 -----------
     2000...........................................      $    39,589
     2001...........................................           44,484
     2002...........................................           45,818
     2003...........................................           47,193
     2004...........................................           44,558
     Thereafter.....................................               --
                                                          -----------
     Future operating lease obligation..............      $   221,642
                                                          ===========

(4)  Unit Option Plan

     The Operating Agreement provides for the issuance of nonvoting member units pursuant to the Unit Option Plan (the Plan). The Plan provides for options to be granted to any employee, member or manager of the Company as determined by the Management Committee. The aggregate number of nonvoting units available for issue under the Plan equals 10% of the total number of voting units committed as of September 15, 1999 (1,198 units). If any option granted under the Plan expires or is terminated for any reason without being exercised, the units subject to the options will become available for granting under the Plan. As of December 31, 1999, no options have been granted.

(5)  Disclosures About Fair Value of Financial Instruments

     The carrying amounts of current assets and current liabilities approximate their fair market value because of the immediate or short-term maturity of these financial instruments.

(6)  Construction Expenditures

     Construction expenditures in 2000 are estimated to be $27,000,000. The majority of the estimated expenditures are for the build-out of the personal communications services network (Note 1). The Company expects to finance construction primarily through the use of the members' equity contributions and external financing.

(7)  Financing Arrangements

     In December 1999, the Company signed a letter of commitment with a financial institution to finance the purchase of certain equipment for the construction the Company's personal communications network. The note is expected to be a 10-year secured term loan in the amount of $35,400,000. The note will be collateralized by the equipment. As of December 31, 1999, the Company had incurred approximately $78,000 in financing fees, which are included in deferred charges on the accompanying balance sheet.

(8)  Related Parties

     Expense related to management services provided pursuant to the Services Agreement for the period from inception (October 12, 1999) to December 31, 1999 totaled $75,000.

     The Company has non-interest bearing receivables from several members relating to the initial capital contributions. The initial capital contribution, based on the Operating Agreement, is payable in six equal monthly installments beginning in September 1999 and ending in February 2000. At December 31, 1999, the outstanding balance was $2,958,665. These amounts were fully collected in February 2000.

                  BRIGHT PERSONAL COMMUNICATIONS SERVICES, LLC
                          (A DEVELOPMENT-STAGE COMPANY)
                          Notes to Financial Statements
                         December 31, 1999 - (Continued)



(9)  Limitation of Liability

     Pursuant to the Operating Agreement, each member's liability is limited to those liabilities attributable to such member's gross negligence, fraudulent conduct, willful misconduct or bad faith or to a continuing material breach of the Operating Agreement. In addition, members are not liable for the debts, obligations or liabilities of the other members.

                  BRIGHT PERSONAL COMMUNICATIONS SERVICES, LLC
                          (A DEVELOPMENT-STAGE COMPANY)

                            CONDENSED BALANCE SHEETS
                   As of March 31, 2000 and December 31, 1999

                                                                                              March 31,     December 31,
                                                                                                2000            1999
                                                                                          --------------- --------------
                                                                                             (Unaudited)
                                               ASSETS
         CURRENT ASSETS
           Cash and cash equivalents..................................................    $    9,377,190  $    8,365,769
           Receivables................................................................            61,458          61,949
           Notes receivable from members..............................................                --       2,958,665
           Prepayments and other......................................................            29,775          34,902
                                                                                          --------------  --------------
                   Total current assets...............................................         9,468,423      11,421,285
                                                                                          --------------  --------------
         DEFERRED CHARGES AND OTHER ASSETS
           Deferred financing costs...................................................            77,880          77,880
                                                                                          --------------  --------------
                   Total deferred charges and other assets............................            77,880          77,880
                                                                                          --------------  --------------
         PROPERTY AND EQUIPMENT
           In service.................................................................             4,000              --
           Less-- Accumulated depreciation............................................               (67)             --
                                                                                          --------------  --------------
              Property and equipment, net.............................................             3,933              --
           Construction work in progress..............................................         2,856,215         511,415
                                                                                          --------------  --------------
                   Total property and equipment, net..................................         2,860,148         511,415
                                                                                          --------------  --------------
                   Total assets.......................................................    $   12,406,451  $   12,010,580
                                                                                          ==============  ==============
                                  LIABILITIES AND MEMBERS' CAPITAL
           Accounts payable...........................................................    $      459,193  $       46,150
                                                                                          --------------  --------------
                   Total liabilities..................................................           459,193          46,150
                                                                                          --------------  --------------
         Members' Capital
           Capital contributions (12,130 voting units issued and
              outstanding)............................................................        12,130,000      12,130,000
           Deficit accumulated during the development stage...........................          (182,742)       (165,570)
                                                                                          --------------  --------------
                   Total members' capital.............................................        11,947,258      11,964,430
                                                                                          --------------  --------------
                   Total liabilities and members' capital.............................    $   12,406,451  $   12,010,580
                                                                                          ==============  ==============


              The accompanying notes to financial statements are an
                     integral part of these balance sheets.

                  BRIGHT PERSONAL COMMUNICATIONS SERVICES, LLC
                          (A DEVELOPMENT-STAGE COMPANY)

                        CONDENSED STATEMENT OF OPERATIONS
          For the Three Months Ended March 31, 2000 and For the Period
               from Inception (October 12, 1999) to March 31, 2000

                                                                                             For the Period
                                                                           For the Three     from Inception
                                                                            Months Ended   (October 12, 1999)
                                                                           March 31, 2000   to March 31, 2000
                                                                           --------------   -----------------
                                                                                      (Unaudited)
       OPERATING REVENUES
         Personal Communications Service revenue...................         $        --       $        --
                                                                            -----------       -----------
                 Total operating revenues..........................                  --                --
                                                                            -----------       -----------
       PREOPERATING EXPENSES
         Preoperating expenses.....................................             161,795           415,049
                                                                            -----------       -----------
                 Total preoperating expenses.......................             161,795           415,049
                                                                            -----------       -----------
       PREOPERATING LOSS...........................................            (161,795)         (415,049)
                                                                            -----------       -----------
       NONOPERATING INCOME
         Interest income...........................................             144,623           232,307
                                                                            -----------       -----------
                 Total nonoperating income.........................             144,623           232,307
                                                                            -----------       -----------
       NET LOSS....................................................         $   (17,172)      $  (182,742)
                                                                            ===========       ===========




              The accompanying notes to financial statements are an
                   integral part of this financial statement.

                  BRIGHT PERSONAL COMMUNICATIONS SERVICES, LLC
                          (A DEVELOPMENT-STAGE COMPANY)

           CONDENSED STATEMENT OF MEMBERS' CAPITAL For the Period from
                 Inception (October 12, 1999) to March 31, 2000


                                                                                              Deficit
                                                                                            Accumulated
                                                              Voting                        During the
                                                               Units         Capital        Development
                                                              Issued      Contributions        Stage              Total
                                                              ------     --------------    -------------    ---------------
             BALANCE, October 12, 1999...................         --     $           --    $         --     $           --
               Units issued..............................     12,130         12,130,000              --         12,130,000
               Net loss..................................         --                 --        (165,570)          (165,570)
                                                             -------     --------------    -------------    ---------------
             BALANCE, December 31, 1999..................     12,130     $   12,130,000    $   (165,570)    $   11,964,430
               Net loss (unaudited)......................         --                 --         (17,172)           (17,172)
                                                             -------     --------------    -------------    ---------------
             BALANCE, March 31, 2000 (unaudited).........     12,130     $   12,130,000    $   (182,742)    $   11,947,258
                                                             =======     ==============    =============    ===============



              The accompanying notes to financial statements are an
                   integral part of this financial statement.

                  BRIGHT PERSONAL COMMUNICATIONS SERVICES, LLC
                          (A DEVELOPMENT-STAGE COMPANY)

                        CONDENSED STATEMENT OF CASH FLOWS
          For the Three Months Ended March 31, 2000 and For the Period
               from Inception (October 12, 1999) to March 31, 2000

                                                                                                       For the Period
                                                                                      For the Three    from Inception
                                                                                      Months Ended   (October 12, 1999)
                                                                                     March 31, 2000   to March 31, 2000
                                                                                     --------------   -----------------
                                                                                                (Unaudited)
        NET CASH FLOWS PROVIDED BY PREOPERATING ACTIVITIES......................     $     401,556     $     185,285
                                                                                     -------------     -------------
        CASH FLOWS FROM INVESTING ACTIVITIES:
          Purchases of property and equipment, net..............................        (2,348,800)       (2,826,600)
                                                                                     -------------     -------------
                  Cash flows used in investing activities.......................        (2,348,800)       (2,826,600)
                                                                                     -------------     -------------
        CASH FLOWS FROM FINANCING ACTIVITIES:
          Members' equity contributions.........................................                --         9,137,720
          Collection of notes receivable relating to members' equity
             contributions......................................................         2,958,665         2,958,665
          Deferred financing fees...............................................                --           (77,880)
                                                                                     -------------     -------------
                  Cash flows provided by financing activities...................         2,958,665        12,018,505
                                                                                     -------------     -------------
        NET INCREASE IN CASH AND CASH EQUIVALENTS...............................         1,011,421         9,377,190
        CASH AND CASH EQUIVALENTS, beginning of period..........................         8,365,769                --
                                                                                     -------------     -------------
        CASH AND CASH EQUIVALENTS, end of period................................     $   9,377,190     $   9,377,190
                                                                                     =============     =============




              The accompanying notes to financial statements are an
                   integral part of this financial statement.

                  BRIGHT PERSONAL COMMUNICATIONS SERVICES, LLC
                          (A DEVELOPMENT-STAGE COMPANY)

                 NOTES TO INTERIM CONDENSED FINANCIAL STATEMENTS
                                 March 31, 2000
                                   (Unaudited)

(1)  General

     The results of operations for the interim period shown are not necessarily indicative of the results to be expected for the fiscal year. In the opinion of Management, the information contained herein reflects all adjustments necessary to make a fair statement of the results for the three months ended March 31, 2000. All such adjustments are of a normal recurring nature. The financial statements also reflect the results of operations, cash flows and members' capital from inception (October 12, 1999) through March 31, 2000.

(2)  Organization and Risks of Development-Stage Enterprises

     Bright Personal Communications Services, LLC (the "Company" or "BPCS") was formed as an Ohio limited liability company on October 12, 1999. The Company is in the development stage and its principal business activity will be to provide personal communications services ("PCS").

     The Company has two classes of member units, voting and nonvoting. As of March 31, 2000 and December 31, 1999, 12,130 voting units at a stated value of $1,000 per unit were issued to twenty-two members. Members holding nonvoting units have no rights to vote or consent on any matter that requires a vote or consent by members. As of March 31, 2000, no nonvoting units have been issued.

     Profits, losses and cash flows are allocated to members based on ownership percentage, as set forth in the Operating Agreement between the Company and its members (the "Operating Agreement").

     The Company entered into a Management Agreement with Sprint PCS, the PCS group of Sprint Corporation (the "Management Agreement"). Under this agreement, the Company will be given the exclusive right to build, own and manage a wireless voice and data services network in markets located in Ohio, Michigan and Indiana, under the Sprint PCS brand. BPCS is required to build out the wireless network according to Sprint PCS specifications. The Company will be charged a fee under this agreement based on a percentage of collected revenue. The term of the Management Agreement is 20 years with three successive 10-year renewal periods. The Management Agreement is subject to a requirement that the Company construct and operate facilities that offer coverage to a defined population as well as maintain specific operational and performance standards. The Company began the engineering and design phase in 1999 and expects to complete the construction of the personal communications network in 2000.

     The Company entered into a Services Agreement with one of its members during 1999. Pursuant to the Services Agreement, this member provides management and administrative services to the Company for a fee of $25,000 per month plus a percentage of monthly gross service revenue. The Company also agreed to compensate this member for certain services provided in connection with the normal operations of the Company, including use of the member's network, customer activation, customer care and billing. Based on the Services Agreement, payment is to be made either in cash or reflected as a capital contribution resulting in the issuance of additional voting units.

     The Company has yet to generate revenue from providing services and has no assurance of future revenues. Further, during the period required to build its network, the Company will require additional funds. The success of the Company's future operations is primarily dependent upon its ability to obtain adequate financing and secure appropriate tower sites and to build-out its PCS network and conduct future operations. Thus, the inability to obtain adequate financing or delays and unanticipated costs in obtaining sites and completing construction could significantly affect the Company's ability to conduct future operations.

(3)  Summary of Significant Accounting Policies

     Note 2 to the Notes to Financial  Statements in the Company's  December 31,
1999  Financial  Statements  summarize  the  Company's  significant   accounting
policies.

                  BRIGHT PERSONAL COMMUNICATIONS SERVICES, LLC
                          (A DEVELOPMENT-STAGE COMPANY)

                 NOTES TO INTERIM CONDENSED FINANCIAL STATEMENTS
                                 March 31, 2000
                            (Unaudited) - (Continued)

(4)  Income Taxes

     The Company is organized as a limited partnership for Federal income tax purposes. Consequently, the Company is not taxable as an entity under the Internal Revenue Code. Therefore, no provision for Federal or State income taxes has been provided. Revenues and expenses recognized by the Company for tax reporting purposes are allocated to the individual equity members based on the Operating Agreement, for inclusion in their individual income tax returns.

(5)  Commitments and Contingencies

Construction Expenditures

     Construction expenditures in 2000 are estimated to be $35,400,000. The majority of the estimated expenditures are for the build-out of the personal communications services network. The Company expects to finance construction primarily through the use of the members' equity contributions and external financing.

(6)  Unit Option Plan

     The Operating Agreement provides for the issuance of nonvoting member units pursuant to the Unit Option Plan (the Plan). The Plan provides for options to be granted to any employee, member or manager of the Company as determined by the Management Committee. The aggregate number of nonvoting units available for issue under the Plan equals 10% of the total number of voting units committed as of September 15, 1999 (1,198 units). If any option granted under the Plan expires or is terminated for any reason without being exercised, the units subject to the options will become available for granting under the Plan. As of March 31, 2000, no options have been granted.

(7)  Financing Arrangements

     In December 1999, the Company signed a letter of commitment with a financial institution to finance the purchase of certain equipment for the construction the Company's personal communications network. The note is expected to be a 10-year secured term loan in the amount of $35,400,000. The note will be collateralized by the equipment. As of December 31, 1999, the Company had incurred approximately $78,000 in financing fees, which are included in deferred charges on the accompanying balance sheet. As discussed in Note 10, the loan agreement was finalized in May 2000.

(8)  Related Parties

     Expense related to management services provided pursuant to the Services Agreement for the three months ended March 31, 2000 totaled $75,000. In addition, as of March 31, 2000, the Company paid approximately $179,000 to a member related to its network build-out.

     The Company had non-interest bearing receivables from several members relating to the initial capital contributions. The initial capital contribution, based on the Operating Agreement, was payable in six equal monthly installments beginning in September 1999 and ending in February 2000. At December 31, 1999, the outstanding balance was $2,958,665. These amounts were fully collected by February 2000.

(9)  Limitation of Liability

     Pursuant to the Operating Agreement, each member's liability is limited to those liabilities attributable to such member's gross negligence, fraudulent conduct, willful misconduct or bad faith or to a continuing material breach of the Operating Agreement. In addition, members are not liable for the debts, obligations or liabilities of the other members.

                  BRIGHT PERSONAL COMMUNICATIONS SERVICES, LLC
                          (A DEVELOPMENT-STAGE COMPANY)

                 NOTES TO INTERIM CONDENSED FINANCIAL STATEMENTS
                                 March 31, 2000
                            (Unaudited) - (Continued)


(10) Subsequent Events

     In April 2000, certain of the members owning 74.4% of the Company entered into an agreement to exchange their ownership of the Company for an 8% ownership of Horizon PCS, Inc. ("HPCS") and an 8% ownership of Horizon Telcom, Inc. (HPCS' parent). Prior to this transaction, Horizon PCS, through its wholly-owned subsidiary Horizon Personal Communications, Inc., owned the remaining 25.6% of the Company. After this transaction, HPCS, with Horizon Personal Communications, Inc., owns 100% of the Company.

     In May 2000, the Company finalized a loan agreement with a financial institution for a 10-year secured term loan in the amount of $35,407,000. Interest is at the financial institution's variable rate plus 100 basis points and will be payable quarterly. Quarterly principal payments begin in 2004 at a fixed percentage of the outstanding balance and continue through 2009.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The following table sets forth the various expenses and costs (other than underwriting discounts and commissions) expected to be incurred in connection with the issuance and distribution of the securities to be registered. All of the amounts shown are estimated except for the Securities and Exchange Commission registration fee.

Securities and Exchange Commission registration fee.......           $  5,908
Printing and engraving expenses...........................             50,000
Legal fees and expenses...................................             50,000
Accounting fees and expenses..............................             25,000
"Blue Sky" fees and expenses..............................             25,000
Transfer agent and registrar fees.........................              5,000
Miscellaneous expenses....................................              9,092
                                                                   -------------
         Total............................................         $  170,000
                                                                   =============
-------------------------


ITEM 14.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     The Certificate of Incorporation of Horizon PCS, Inc. ("Horizon PCS") provides that the liability of the directors of Horizon PCS to Horizon PCS or any of its stockholders for monetary damages arising from acts or omissions occurring in their capacity as directors shall be limited to the fullest extent permitted by the laws of Delaware or any other applicable law. This limitation does not apply with respect to any action in which a director would be liable under Section 174 of the General Corporation Law of the State of Delaware nor does it apply with respect to any liability in which a director:

     -    breached his duty of loyalty to Horizon PCS or its stockholders;

     - did not act in good faith or, in failing to act, did not act in good faith;

     - acted in a manner involving intentional misconduct or a knowing violation of law or, in failing to act, shall have acted in a manner involving intentional misconduct or a knowing violation of law; or

     -    derived an improper personal benefit.

     Horizon PCS' Certificate of Incorporation provides that Horizon PCS shall indemnify its directors, officers and employees and former directors, officers and employees to the fullest extent permitted by the laws of Delaware or any other applicable law. Pursuant to the provisions of Section 145 of the General Corporation Law of the State of Delaware, Horizon PCS has the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of Horizon PCS) by reason of the fact that he is or was a director, officer, employee or agent of Horizon PCS, against any and all expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding. The power to indemnify applies only if such person acted in good faith and in a manner he reasonably believed to be in the best interest, or not opposed to the best interest, of Horizon PCS and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

     The power to indemnify applies to actions brought by or in the right of Horizon PCS as well, but only to the extent or defense and settlement expenses and not to any satisfaction of a judgment or settlement of the claim itself and with the further limitation that in such actions no indemnification shall be made in the event of any adjudication of negligence or misconduct unless the court, in its discretion, believes that in light of all the circumstances indemnification should apply.

     The statute further specifically provides that the indemnification authorized thereby shall not be deemed exclusive of any other rights to which any such officer or director may be entitled under any bylaws, agreements, vote of stockholders or disinterested directors, or otherwise.

     Horizon PCS has directors' and officers' liability insurance covering its directors and officers.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling Horizon PCS pursuant to the foregoing provisions, Horizon PCS has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

ITEM 15.  RECENT SALES OF UNREGISTERED SECURITIES

     During the last three years, the Registrant has sold or issued the following unregistered securities:

     (1) On April 25, 2000, in connection with the incorporation of the Registrant, the Registrant issued one share of its class B common stock to Horizon Telcom, Inc. ("Horizon Telcom") in return for the payment of $100.

     (2) On June 27, 2000, in connection with the initial capitalization of the Registrant, the Registrant issued 53,806,200 shares of its class B common stock to Horizon Telcom in return for Horizon Telcom's contribution to the Registrant of all the issued and outstanding capital stock of Horizon Personal Communications, Inc.

     (3) On June 27, 2000, in connection with the initial capitalization of the Registrant, the Registrant issued an aggregate of 4,678,800 shares of its class B common stock to the former non-Horizon members of Bright Personal Communication Services, LLC ("Bright PCS"), in return for the contribution by the former members of approximately 70% of their ownership interest in Bright PCS.

     (4) On June 27, 2000, the Registrant granted incentive stock options to purchase 3,874,047 shares of the Registrant's class B common stock at an exercise price of $0.1209 per share, and nonqualified options to purchase 322,837 shares of its class B common stock, at an exercise price of $0.1209 per share. These options were granted in replacement of stock options which had been granted by Horizon Personal Communications, Inc. on November 16, 1999, prior to the incorporation of the Registrant as a holding company for Horizon Personal Communications, Inc. and Bright PCS.

     (5) In connection with Sprint PCS' grant of the Registrant's new markets on May 19, 2000, the Registrant agreed to grant a warrant to Sprint PCS to acquire 2,510,460 shares of the Registrant's class A common stock at an exercise price equal to the initial public offering price per share. The warrant will expire on the 3rd anniversary of the completion of this offering.

     (6) On February 15, 2000, Horizon Personal Communications, Inc. borrowed $13 million from First Union Investors, Inc. in connection with Horizon Personal Communication, Inc.'s purchase of shares of the outstanding common stock of Horizon Telcom. In connection with the loan transaction, the Registrant and First Union Investors, Inc., agreed that, upon the completion of certain types of offerings, the outstanding principal amount, and accrued interest thereon, under the note to First Union Investors, Inc. would be converted into shares of the same class of the Registrant's capital stock as that issued in the offering. In September 2000, the First Union note was converted into convertible preferred stock as part of the transaction described in item (8) below.

     (7) On  September  8, 2000,  the  Registrant  effected a 1.1697 for 1 stock
dividend  of  its  issued  and  outstanding   Class  B  common  stock  and  made
corresponding adjustments to the outstanding options and warrants.

     (8) On September 26, 2000, the registrant issued 26,087,237 shares of its convertible preferred stock at a weighted average purchase price of $5.39 per share (consisting of 10,252,239 shares of Series A Preferred Stock at $5.88 per share and 15,834,998 shares of Series A-1 Preferred Stock at $5.07 per share). The purchasers of the preferred stock and the amount purchased are listed in the table below.

                                                        Number of Shares
                                                 -------------------------------
Name of Purchaser                                  Series A         Series A-1
-----------------------------------------------  ---------------  --------------
Apollo Investment Fund IV, L.P..................     7,854,719        12,132,161
Apollo Overseas Partners IV, L.P................       436,097           673,582
Ares Leveraged Investment Fund, L.P.............       467,687           722,375
Ares Leveraged Investment Fund II, L.P..........       467,687           722,375
First Union Capital Partners, L.P...............     1,026,049         1,584,505

     First Union received its convertible preferred stock upon conversion of the note described in item (6) above.

     (9) On September 26, 2000, the registrant issued 295,000 units ("Units") consisting of $295,000,000 principal amount of 14% Senior Discount Notes due 2010 and warrants to purchase 3,805,500 shares of class A common stock at an exercise price of $5.88 per share. The initial purchasers of the Units and the amount purchased are listed in the table below.


Initial Purchasers                                            Number of Units
------------------                                            ---------------
Donaldson, Lufkin & Jenrette Securities Corporation.......           206,500
First Union Securities, Inc...............................            88,500

                  Total...................................           295,000

     The initial purchasers subsequently resold the Units to the warrant holders listed at "Warrant Holders" in the prospectus, in reliance upon Rule 144A of the Securities Act.

     (10) On December 7, 2001, the registrant issued $175,000,000 in principal amount of 13 3/4% Senior Notes due 2011. The initial purchasers of these notes are listed in the table below.

    Initial Purchasers                                        Number of Units
    ------------------                                        ---------------
    Credit Suisse First Boston Corporation................       $87,500,000
    First Union Securities, Inc...........................        52,500,000
    Bear, Stearns & Co. Inc...............................        17,500,000
    Lehman Brothers Inc...................................        17,500,000
                                                              --------------
         Total    ........................................      $175,000,000
                                                              ==============

     Exemption from the registration provisions of the Securities Act for the transaction described in paragraph 7 above was claimed on the basis that such transaction did not constitute an "offer," "offer to sell," "sale," or "offer to buy" under Section 5 of the Securities Act. Exemption from the registration provisions of the Securities Act for the other transactions described above was claimed under Section 4(2) of the Securities Act and the rules and regulations promulgated thereunder on the basis that such transactions did not involve any public offering, the purchasers were sophisticated with access to the kind of information registration would provide and that such purchasers acquired such securities without a view towards distribution thereof. In addition, exemption from the registration provisions of the Securities Act for the transactions described in paragraph 4 was claimed under Section 3(b) of the Securities Act on the basis that such securities were sold pursuant to a written compensatory benefit plan or pursuant to a written contract relating to compensation and not for capital raising purposes under Rule 701 of the Securities Act, and exemption from the registration provisions of the Securities Act for the transactions described in paragraphs 8, 9 and 10 above was claimed under Rule 144A of the Securities Act.

ITEM 16.  EXHIBITS AND FINANCIAL STATEMENTS


                                INDEX TO EXHIBITS


         Exhibit
         Number                            Description
         ------                            -----------

          1.1*      Purchase  Agreement dated September 18, 2000 between Horizon
                    PCS,  Inc.  and  Donaldson,  Lufkin  &  Jenrette  Securities
                    Corporation and First Union Securities, Inc.
          2.1**(1)  Asset Purchase Agreement, dated May 19, 2000, by and between
                    Sprint PCS, Inc. and Horizon Personal Communications, Inc.
          2.2**(1)  Contribution and Exchange Agreement,  as amended,  dated May
                    4, 2000, by and among Horizon Personal Communications, Inc.,
                    Horizon  Telcom,  Inc.,  the  Registrant  and those  persons listed on the  attachment to the  Contribution  and Exchange
                    Agreement.
          3.1**     Amended and  Restated of  Certificate  of  Incorporation  of
                    Horizon PCS.
          3.2**     Bylaws of Horizon PCS.
          4.1**     Specimen Common Stock Certificate.
          4.2*      Indenture  dated as of September  26, 2000  between  Horizon
                    PCS, Inc. , Horizon Personal  Communications,  Inc.,  Bright
                    Personal   Communications,   Inc.   and  Wells   Fargo  Bank
                    Minnesota, National Association.
          4.3*      A/B  Exchange  Registration  Rights  Agreement  made  as  of
                    September  26,  2000 by and  among  Horizon  PCS,  Inc.  and
                    Donaldson,  Lufkin &  Jenrette  Securities  Corporation  and
                    First Union Securities, Inc.
          4.4*      Form of Registered Note (included in Exhibit 4.2).
          4.5*      Note Guarantee of Horizon Personal Communications, Inc.
          4.6*      Note Guarantee of Bright Personal  Communications  Services,
                    LLC
          5.1*      Opinion of Arnall Golden & Gregory,  LLP regarding  legality of the common stock being issued.
          10.1*     Form of Employment  Agreement,  dated September 26, 2000, by and between Registrant and William A. McKell.
          10.2*     Form of Employment  Agreement,  dated September 26, 2000, by and between Registrant and Peter M. Holland.
          10.3**+   Sprint PCS Management  Agreement  between  Sprint  Spectrum,
                    L.P., SprintCom,  Inc. and Horizon Personal  Communications,
                    Inc., dated June 8, 1998.
          10.3.1**  Letter  Agreement,   dated  July  3,  2000,  between  Sprint
                    Spectrum,   L.P.,  SprintCom,   Inc.  and  Horizon  Personal
                    Communications,  Inc.
          10.3.2    Addendum VI to Sprint PCS Management  Agreement  between the
                    Registrant  and Sprint  PCS,  Inc.  (incorporated  herein by reference  to the  Registrant's  Current  Report on Form 8-K filed on August 24, 2001).
          10.3.3+   Addendum V to Sprint PCS  Management  Agreement  between the
                    Registrant  and Sprint  PCS,  Inc.  (incorporated  herein by reference to Exhibit 10.3.1 to the Registration Statement on
                    Form 10/A of Horizon Telcom, Inc. (File No. 000-32617)).
          10.4**+   Sprint PCS Services  Agreement  between Sprint Spectrum L.P.
                    and Horizon  Personal  Communications,  Inc.,  dated June 8,
                    1998.
          10.5**    Sprint Trademark and Service Mark License  Agreement between
                    Sprint  Communications  Company,  L.P. and Horizon  Personal
                    Communications, Inc., dated June 8, 1998.
          10.6**    Sprint Spectrum Trademark and Service Mark License Agreement
                    between   Sprint   Spectrum   L.P.   and  Horizon   Personal
                    Communications, Inc., dated June 8, 1998.
          10.7**+   Sprint PCS Management  Agreement between  Wirelessco,  L.P.,
                    SprintCom,  Inc., Sprint Spectrum,  L.P. and Bright Personal
                    Communications Services, LLC, dated October 13, 1999.
          10.8**+   Sprint PCS Services Agreement between Sprint Spectrum,  L.P.
                    and Bright  Personal  Communications  Services,  LLC,  dated
                    October 13, 1999.
          10.9**    Sprint Trademark and Service Mark License  Agreement between
                    Sprint  Communications  Company,  L.P.  and Bright  Personal
                    Communications Services, LLC, dated October 13, 1999.
          10.10**   Sprint Spectrum Trademark and Service Mark License Agreement
                    between   Sprint   Spectrum,   L.P.   and  Bright   Personal
                    Communications Services, LLC, dated October 13, 1999.

         Exhibit
         Number                            Description
         ------                            -----------

          10.11**   Loan   Agreement   by   and   between    Horizon    Personal
                    Communications,    Inc.   and   Rural   Telephone    Finance
                    Cooperative, dated August 29, 1997.
          10.12**   Horizon Telcom Guaranty, dated August 29, 1997.
          10.13**   Loan    Agreement,    by   and   between   Bright   Personal
                    Communications  Services,  LLC and Rural  Telephone  Finance
                    Corporation, dated April 28, 2000.
          10.14**   Loan  Agreement  dated May 31, 2000 by and  between  Horizon
                    Personal  Communications,  Inc. and Rural Telephone  Finance
                    Cooperative.
          10.15**   Amendment to Loan Agreement dated as of June 27, 2000 by and between  Horizon  Personal  Communications,  Inc.  and Rural
                    Telephone Finance Cooperative.
          10.16**   Horizon Telcom Guaranty dated June 27, 2000.
          10.17**   Commitment letter from First Union National Bank with regard to $235 million loan to the Registrant.
          10.18**   Registration  Rights Agreement,  dated June 27, 2000, by and among  the  Registrant  and  those  persons  listed  on  the attachment to the Contribution and Exchange Agreement.
          10.19**+  Network Services  Agreement by and between West Virginia PCS
                    Alliance,  L.C.,  Virginia  PCS  Alliance,  L.C. and Horizon
                    Personal Communications, Inc., dated August 12, 1999.
          10.19.1+  Amendment  to Network  Services  Agreement  by and among the
                    Registrant,  West Virginia PCS  Alliance,  L.C. and Virginia
                    PCS Alliance,  L.C. (incorporated herein by reference to the
                    Registrant's  Current Report on Form 8-K filed on August 24,
                    2001).
          10.20**   Assignment  and  Agreement by and between  SprintCom,  Inc.,
                    Horizon  Personal  Communications,  Inc.,  West Virginia PCS
                    Alliance, L.C. and Virginia PCS Alliance, L.C., dated August
                    12, 1999.
          10.21+    PCS CDMA Product  Supply  Contract by and between  Motorola,
                    Inc. and Horizon Personal Communications, Inc.
          10.22**   Bridge  Note  Purchase  Agreement  by  and  between  Horizon
                    Personal  Communications,  Inc.  and First Union  Investors,
                    Inc., dated February 15, 2000.
          10.23**   13%  Senior   Subordinated   Promissory  Note  from  Horizon
                    Personal  Communications,  Inc.  to First  Union  Investors,
                    Inc., dated February 15, 2000.
          10.24**   Conversion  Agreement,   by  and  between  Horizon  Personal
                    Communications  and  First  Union  Investors,   Inc.,  dated
                    February 15, 2000.
          10.25**   Form of Horizon PCS, Inc. 2000 Stock Option Plan.
          10.26**+  Site  Development  Agreement by and between Horizon Personal
                    Communications,  Inc. and SBA Towers, Inc., dated August 17,
                    1999.
          10.27**+  Master Site  Agreement  by and between SBA Towers,  Inc. and
                    Horizon Personal Communications, Inc., dated July 1999.
          10.28**+  Master  Design  Build   Agreement  by  and  between  Horizon
                    Personal  Communications,  Inc. and SBA Towers,  Inc., dated
                    August 17, 1999.
          10.29**+  Master Site  Agreement  by and between SBA Towers,  Inc. and
                    Bright Personal Communications  Services, LLC, dated October
                    1, 1999.
          10.30**+  Master Design Build Agreement by and between Bright Personal
                    Communications  Services,  LLC and SBA Towers,  Inc.,  dated
                    October 1, 1999.
          10.31**   Services  Agreement,  dated  May 1,  2000,  between  Horizon
                    Personal Communication, Inc. and Horizon Services, Inc.
          10.32**   Lease  Agreement,  dated  May 1,  2000  between  Chillicothe
                    Telephone Company and Horizon Personal Communications, Inc.
          10.33**   Services  Agreement,  dated  May  1,  2000  between  Horizon
                    Personal  Communications,  Inc.  and United  Communications,
                    Inc.
          10.34**   Form of Indemnification Agreement.
          10.35**   Amended and Restated Tax Allocation  Agreement  dated May 1,
                    2000  by  and  among  Horizon  Telcom,   Inc.,   Chillicothe
                    Telephone Company,  Horizon Personal  Communications,  Inc.,
                    United  Communications,  Inc.,  Horizon Services,  Inc., and
                    Horizon PCS, Inc.
          10.35.1*  First  Amendment to the Amended and Restated Tax  Allocation
                    Agreement dated as of September 26, 2000 by and among Horizon Telcom, Inc., Chillicothe Telephone Company, Horizon
                    Personal Communications,  Inc., United Communications, Inc.,
                    Horizon Services, Inc., and Horizon PCS, Inc.

         Exhibit
         Number                            Description
         ------                            -----------

          10.36**   Form of Lock-up Agreement.
          10.37*    Securities  Purchase  Agreement  dated September 26, 2000 by and among Horizon PCS, Inc. Apollo Investment Fund IV, L.P.,
                    Apollo Overseas Partners IV, L.P., Ares Leveraged Investment
                    Fund,  L.P.,  Ares  Leveraged  Investment  Fund II, L.P. and
                    First Union Capital Partners, LLC.
          10.38*    Investors  Rights and Voting  Agreement  dated September 26,
                    2000 by and among Horizon PCS, Inc.  Apollo  Investment Fund
                    IV, L.P.,  Apollo Overseas Partners IV, L.P., Ares Leveraged
                    Investment  Fund,  L.P., Ares Leveraged  Investment Fund II,
                    L.P. and First Union Capital Partners, LLC.
          10.39*    Registration  Rights  Agreement  dated September 26, 2000 by and among Horizon PCS, Inc. Apollo Investment Fund IV, L.P.,
                    Apollo Overseas Partners IV, L.P., Ares Leveraged Investment
                    Fund,  L.P.,  Ares  Leveraged  Investment  Fund II, L.P. and
                    First Union Capital Partners, LLC.
          10.40*    Credit  Agreement,  dated as of September  26, 2000,  by and among  Horizon  Personal  Communications,  Inc.,  and Bright
                    Personal  Communications  Services,  LLC,  Horizon PCS, Inc.
                    (the "Parent") and certain  Subsidiaries of the Parent,  the several banks and other  financial  institutions as may from time to time become parties to this  Agreement,  First Union
                    National  Bank,  as   Administrative   Agent,   Westdeutsche
                    Landesbank  Girozentrale,  as Syndication Agent and Arranger
                    and Fortis Capital Corp., as Documentation Agent.
          10.40.1** First  Amendment to Credit  Agreement and  Assignment  dated
                    November   20,   2000,   by  and  among   Horizon   Personal
                    Communications,  Inc.  and  Bright  Personal  Communications
                    Services,  LLC, Horizon PCS, Inc. (the "Parent") and certain subsidiaries of the Parent,  Existing Lenders,  New Lenders,
                    First  Union   National  Bank,  as   Administrative   agent,
                    Westdeutsche Landesbank  Girozentrale,  as Syndication Agent
                    and  Arranger and Fortis  Capital  Corp.,  as  Documentation
                    Agent.
          10.40.2   Second Amendment to Credit  Agreement and Assignment,  dated
                    June 29, 2001, by and among Horizon Personal Communications,
                    Inc.  and  Bright  Personal  Communications  Services,  LLC,
                    Horizon PCS, Inc. (the "Parent") and certain Subsidiaries of the  Parent,  Existing  Lenders,  New  Lenders,  First Union
                    National  Bank,  as   Administrative   Agent,   Westdeutsche
                    Landesbank Girozentrale,  as Syndication Agent and Arranger,
                    and   Fortis   Capital   Corp.,   as   Documentation   Agent
                    (incorporated   herein  by  reference  to  the  Registrant's
                    Current Report on Form 8-K filed on July 3, 2001).
          10.40.3   Third  Amendment to Credit  Agreement and Waiver dated as of
                    November   26,   2001   by  and   among   Horizon   Personal
                    Communications,  Inc.,  and Bright  Personal  Communications
                    Services,  LLC, Horizon PCS, Inc. (the "Parent") and certain
                    Subsidiaries  of the  Parent,  the  several  banks and other financial  institutions  as may  from  time to  time  become parties to the  Agreement,  First Union  National  Bank,  as
                    Administrative Agent,  Westdeutsche Landesbank Girozentrale,
                    as Syndication  Agent and Arranger and Fortis Capital Corp.,
                    as Documentation Agent (incorporated by reference to Exhibit
                    10.40.3 filed with the  Registrant's  Current Report on Form
                    8-K filed on November 28, 2001).
          10.41*    Warrant  Agreement  dated as of  September  26, 2000 between
                    Horizon PCS, Inc. and Wells Fargo Bank  Minnesota,  National
                    Association.
          10.42*    Warrant  Registration  Rights Agreement made as of September
                    26,  2000 by and among  Horizon  PCS,  Inc.  and  Donaldson,
                    Lufkin & Jenrette  Securities  Corporation  and First  Union
                    Securities, Inc.
          10.43***  Pledge and Escrow  Agreement  dated  December 7, 2001 by and among  Horizon PCS,  Inc.,  Bright  Personal  Communications
                    Services,   LLC,   Wells  Fargo  and   Minnesota,   National
                    Association, as Escrow Agent.
          10.44***  Registration  Rights Agreement dated December 7, 2001 by and among Horizon PCS, Inc.,  Horizon  Personal  Communications,
                    Inc.,  Bright  Personal  Communications  Services,  LLC, and
                    Credit   Suisse  First  Boston   Corporation,   First  Union
                    Securities,  Inc.,  Bear,  Stearns & Co.,  Inc.  and  Lehman
                    Brothers, Inc.

         Exhibit
         Number                            Description
         ------                            -----------

          10.45***  Indenture  dated  December 7, 2001 by and among Horizon PCS,
                    Inc., as Issuer, Horizon Personal Communications,  Inc., and
                    Bright Personal Communications Services, LLC, as Guarantors,
                    and Wells Fargo Bank  Minnesota,  National  Association,  as
                    Trustee.
          10.46***  Purchase  Agreement  dated December 4, 2001 between  Horizon
                    PCS, Inc.,  Horizon Personal  Communications,  Inc.,  Bright
                    Personal  Communications  Services,  LLC, and Credit  Suisse
                    First  Boston  Corporation,  First Union  Securities,  Inc.,
                    Bear, Stearns & Co., Inc., Lehman Brothers, Inc.
          21.1**    Subsidiaries of Horizon.
          23.1***   Consent of Arthur Andersen, LLP.
          23.2      Consent of Arnall Golden & Gregory,  LLP (contained in legal opinion filed as Exhibit 5.1).
          24.1*     Powers of Attorney (set forth on the signature page hereto).

          -----------------
          *         previously filed
          **        incorporated   by  reference  to  the  same  exhibit  number
                    previously filed with the Registration Statement on Form S-1 of the Registrant (File No. 333-37516).
          ***       filed herewith.

          (1) In accordance with Item 601(b)(2) of Regulation S-K, the schedules have been omitted and a list briefly describing the schedules is at the end of the Exhibit. The Registrant will furnish supplementally a copy of any omitted schedule to the commission upon request.

          + The Registrant has requested confidential treatment for certain portions of this exhibit pursuant to Rule 406 of the Securities Act of 1933, as amended.

         (b)  Financial Statement Schedules:

The following is the schedule filed as a part of the registration statement - -
Schedule II - Valuation and Qualifying Accounts.

ITEM 17.  UNDERTAKINGS

    The undersigned registrant hereby undertakes that:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

          (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement.

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

     (2) For the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (4) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by Horizon PCS, Inc. pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

     (5) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new Registration Statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Post-Effective Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chillicothe, State of Ohio, on the 30th day of January, 2002.

                             HORIZON PCS, INC.


                             By:      /s/ William A. McKell
                                -----------------------------------------------
                                      William A. McKell
                                      Chairman of the Board, President, and
                                      Chief Executive Officer

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration Statement has been signed by the following person in the capacities and on the dates indicated.



              Name                                   Title                                     Date
              ----                                   -----                                     ----

     /s/  William A. McKell                 Chairman of the Board, President             January 30, 2002
------------------------------------        and Chief Executive Officer
         William A. McKell                  (Principal Executive Officer)

     /s/  Peter M. Holland                  Chief Financial Officer; Director            January 30, 2002
------------------------------------        (Principal Financial and
        Peter M. Holland                    Accounting Officer)

     *                                      Director                                     January 30, 2002
------------------------------------
         Thomas McKell

     *                                      Director                                     January 30, 2002
------------------------------------
         Phoebe H. McKell

     *                                      Director                                     January 30, 2002
------------------------------------
         Lonnie D. Pedersen

     *                                      Director                                     January 30, 2002
------------------------------------
         Robert A. Katz

     /s/ Eric L. Zinterhofer                Director                                     January 30, 2002
------------------------------------
         Eric L. Zinterhofer

        *By:  /s/ Peter M. Holland
------------------------------------
         Peter M. Holland
         Attorney-in-Fact


                                POWER OF ATTORNEY

     KNOW ALL BY THESE PRESENTS, that each of the undersigned officers and directors of Horizon PCS, Inc. hereby constitutes and appoints William A. McKell and Peter M. Holland, his or her true and lawful attorney-in-fact and agent, with full power of substitution, for him or her and on his or her behalf and in his or her name, place and stead, in any and all capacities, to sign, execute and file any and all documents relating to this Registration Statement, including any and all amendments, exhibits and supplements thereto and including any Registration Statement filed pursuant to Rule 462(b) of the Securities Act of 1933, with any regulatory authority, granting unto said attorney full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as he himself or she herself might or could do if personally present, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute, may lawfully do or cause to be done.


                              /s/  Eric L. Zinterhofer
                              --------------------------------------------
                                   Eric L. Zinterhofer

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